As filed with the Securities and Exchange Commission on December 28, 2011

Registration No. 333-177177

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KENNEDY-WILSON, INC.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	6500	95-4364537
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

(310) 887-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. McMorrow

Chief Executive Officer

Kennedy-Wilson, Inc.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

(310) 887-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Julian T.H. Kleindorfer

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 485-1234

Fax: (213) 891-8763

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrants (as Guarantors of 8.750% Senior Notes due 2019)

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
Kennedy-Wilson Holdings, Inc.	DE	26-0508760	6531-04	97016 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy-Wilson Properties, Ltd.	DE	95-4697159	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy-Wilson Property Services, Inc.	DE	95-4812579	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy-Wilson Property Services, II, Inc.	DE	20-3693493	6531-06	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy Wilson Property Services III, L.P.	DE	26-1558520	6531-06	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy-Wilson Property Equity, Inc.	DE	95-4812580	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy-Wilson Property Equity II, Inc.	DE	20-3812712	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy-Wilson Property Special Equity, Inc.	DE	95-4812583	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy-Wilson Property Special Equity II, Inc.	DE	20-3693618	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy Wilson Property Special Equity III, LLC	DE	26-1558607	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
K-W Properties	CA	95-4492564	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy Wilson Property Services III GP, LLC	DE	26-3806726	6531-06	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW BASGF II Manager, LLC	DE	20-5523327	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KWF Investors I, LLC	DE	27-3337920	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KWF Investors II, LLC	DE	27-3788594	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KWF Investors III, LLC	DE	27-4110400	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
KWF Manager I, LLC	DE	27-3337771	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KWF Manager II, LLC	DE	27-3788479	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KWF Manager III, LLC	DE	27-4110811	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy Wilson Overseas Investments, Inc.	DE	20-2715619	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Fairways 340 Corp.	DE	20-4169707	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW-Richmond, LLC	DE	26-2852263	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
SG KW Venture I Manager LLC	DE	27-1366657	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW Loan Partners I LLC	DE	27-1944476	6162-01	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW Loan Partners II LLC	CA	27-2450209	6162-01	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW Summer House Manager, LLC	DE	27-2502491	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW Montclair, LLC	DE	26-2942185	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW Blossom Hill Manager, LLC	DE	26-3330309	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW Serenade Manager, LLC	DE	27-3271987	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
K-W Santiago Inc.	CA	95-4704530	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW Redmond Manager, LLC	DE	26-2773678	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Dillingham Ranch Aina LLC	DE	20-4635382	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
68-540 Farrington, LLC	DE	20-4879846	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW Dillingham Aina LLC	DE	20-4788802	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
Kennedy Wilson Fund Management Group, LLC	CA	20-8342380	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy-Wilson International	CA	95-3379144	6521-18	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy-Wilson Tech, Ltd.	CA	95-4725845	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KWP Financial I	CA	95-4506679	6162-01	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy-Wilson Properties, LTD	IL	36-2709910	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy Wilson Auction Group Inc.	CA	26-0808460	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KWF Manager IV, LLC	DE	45-1836132	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KWF Manager V, LLC	DE	45-2477455	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW Ireland, LLC	DE	45-1840083	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
Kennedy Wilson Property Equity IV, LLC	DE	45-2147199	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW Residential Group, Inc.	DE	45-2718656	6531-06	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KWF Fund IV – Kohanaiki, LLC	DE	45-2718657	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KW Telstar Partners, LLC	DE	45-2718658	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KWF Investors IV, LLC	DE	45-837186	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
KWF Investors V, LLC	DE	45-477357	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

The information in this preliminary prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 28, 2011

PRELIMINARY PROSPECTUS

$250,000,000

Kennedy-Wilson, Inc.

Exchange Offer for

8.750% Senior Notes due 2019

We are offering to exchange up to $250,000,000 of our new 8.750% Senior Notes due 2019, which are wholly and unconditionally guaranteed by Kennedy-Wilson Holdings, Inc., the parent company of Kennedy-Wilson, Inc., and certain subsidiaries of Kennedy-Wilson, Inc. (the “exchange notes”), which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of our outstanding 8.750% Senior Notes due 2019, which are wholly and unconditionally guaranteed by Kennedy-Wilson Holdings, Inc., the parent company of Kennedy-Wilson, Inc., and certain subsidiaries of Kennedy-Wilson, Inc., (the “outstanding notes”). We are offering to exchange the exchange notes for the outstanding notes to satisfy our obligations contained in the registration rights agreement that we entered into when the outstanding notes were sold pursuant to Rule 144A and Regulation S under the Securities Act.

The Exchange Offer

•

We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable, except in limited circumstances as described below.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , , unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•

The terms of the exchange notes to be issued in the exchange offer are identical in all material respects to the outstanding notes, except that the exchange notes will be freely tradable, except in limited circumstances described below.

Resales of the Exchange Notes

•

The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on any securities exchange or market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the related indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we currently do not anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 19 for a discussion of certain risks that you should consider before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus available to any broker-dealer for use in connection with such resale. See “Plan of Distribution.”

If you are our affiliate or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, you cannot rely on the applicable interpretations of the Securities and Exchange Commission and you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             ,         .

You should rely only on the information contained or incorporated by reference in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or the exchange offer that is not contained in or incorporated by reference into this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the outstanding notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page and that any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.

As used in this prospectus, references to “our company,” “we,” “us” and “our” and similar expressions refer to Kennedy-Wilson Holdings, Inc., and its consolidated subsidiaries, including Kennedy-Wilson, Inc., the issuer of the notes, unless otherwise stated or the context otherwise requires. However, in the “Prospectus Summary—The Exchange Offer,” “Prospectus Summary—The Exchange Notes,” the “Description of the Notes” and “The Exchange Offer” sections of this prospectus, references to “we,” “us” and “our” and similar expressions refer only to Kennedy-Wilson, Inc. and not to its subsidiaries or Kennedy-Wilson Holdings, Inc.

i

WHERE YOU CAN FIND MORE INFORMATION

Kennedy-Wilson Holdings, Inc., Kennedy-Wilson, Inc. and certain subsidiaries of Kennedy-Wilson, Inc., have filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 under the Securities Act with respect to the notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

Kennedy-Wilson Holdings, Inc. is subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files periodic reports, proxy statements and other information with the SEC. Materials that it files with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov, from which interested persons can electronically access reports, proxy statements and other information relating to SEC registrants, including our company. Kennedy-Wilson Holdings, Inc.’s common stock is listed on the New York Stock Exchange and reports, proxy statements and other information that it provides to the New York Stock Exchange can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our Internet website at http://www.kennedywilson.com contains information concerning us. On the Investor Relations page of that website, we provide access to all of Kennedy-Wilson Holdings, Inc.’s SEC filings free of charge, as soon as reasonably practicable after filing with the SEC. The information at our Internet website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows certain issuers, including our company, to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus but are filed separately with the SEC. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any information furnished rather than filed on any Current Report on Form 8-K or Form 8-K/A:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 14, 2011 (File No. 001-33824);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC on May 9, 2011 (File No. 001-33824);

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as filed with the SEC on August 9, 2011 (File No. 001-33824);

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, as filed with the SEC on November 7, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on March 28, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on April 7, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on April 13, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on June 1, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on June 21, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on June 24, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on June 29, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on August 4, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on August 19, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on October 20, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on October 24, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on November 16, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on December 6, 2011 (File No. 001-33824);

•	Our Current Report on Form 8-K filed with the SEC on December 9, 2011 (File No. 001-33824); and

•	any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete the exchange offer for the notes or terminate the exchange offer.

See “Where You Can Find More Information” above for further information concerning how to obtain copies of these SEC filings.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference into this prospectus. Requests for copies of any such document should be directed to the Secretary, Kennedy-Wilson Holdings, Inc., 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212, phone: (310) 887-6400.

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN                     ,                 , WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER.

PROSPECTUS SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus and is not complete and does not contain all of the information that you should consider before tendering your notes in the exchange offer. To understand all of the terms of the exchange offer and for a more complete understanding of our business, you should read this summary together with the entire prospectus, including the documents incorporated by reference in this prospectus. References to EBITDA, Adjusted EBITDA and other financial terms shall have the meanings set forth on page 17 under “Prospectus Summary—Summary Historical Consolidated Financial Data.” EBITDA and Adjusted EBITDA are not recognized terms under accounting principles generally accepted in the United Stated (“GAAP”). For a discussion of the use of these measures and directly comparable GAAP measures, see pages 17-18 under “Prospectus Summary—Summary Historical Consolidated Financial Data.”

Our Company

Founded in 1977, we are a diversified, international real estate investment and services firm. We are a vertically-integrated real estate operating company with over 300 professionals in 23 offices throughout the U.S., Europe and Japan. As of September 30, 2011, we had real estate assets with an estimated value of approximately $10 billion under our management totaling over 50 million square feet of properties throughout the U.S., Europe and Japan. This amount includes ownership interests in 12,738 multifamily apartment units, of which 204 units are owned by our consolidated subsidiaries and 12,534 are held in joint ventures.

Our operations are comprised of two core business units: KW Investments and KW Services.

We have an integrated business model in which our services and investments segments complement each other and drive business across the platform. Our clients consist of a broad range of financial institutions (including banks and insurance companies) and real estate owners who require a full complement of real estate services. We have developed a network of established industry relationships through our services platform, which we believe provides us access to off-market investments, which we source primarily from financial institutions. Since January 1, 2010, approximately 80% of our deals, many of which originated from distressed situations at the seller, have been sourced directly from banks as opposed to competitive auction processes. For the fiscal year ended December 31, 2010 and the nine month period ended September 30, 2011, we generated Adjusted EBITDA of $58.4 million and $41.6 million, respectively.

Our Business Segments

KW Investments invests our capital and our equity partners’ capital in multifamily, residential and office properties as well as loans secured by real estate. KW Services provides a full array of real estate-related services to investors and lenders, with a focus on financial institution clients.

KW Investments

We invest our capital and our equity partners’ capital in real estate assets through joint ventures, separate accounts and commingled funds. We are an investment manager that typically acts as the general partner in these investment vehicles with ownership interests ranging from approximately 5% to 50% of the total equity investment in such vehicles. Our equity partners are not affiliated with us and include financial institutions, foundations, endowments, high net worth individuals and other institutional investors. We often get promoted interests in the profits of our investments beyond our ownership percentage.

Our investment philosophy is based on three core fundamentals:

•	significant proprietary deal flow from an established network of industry relationships, particularly with financial institutions;

•	focus on a systematic research process with a disciplined approach to investing; and

•	superior in-house operating execution.

Our target investment markets include California, Washington, Hawaii, Japan and certain markets in Europe, which we have identified as areas with dense populations, high barriers to entry, scarcity of land and supply constraints. We typically focus on the following opportunities:

•	real estate owners or lenders seeking liquidity;

•	under-managed or under-leased assets; and

•	repositioning opportunities.

Since 1999, we and our equity partners have invested in 213 transactions, deploying approximately $9.7 billion of capital, including over $4.2 billion of equity. We have liquidated our interests in 95 of these transactions, which have generated an internal rate of return, or IRR, of 42% and an equity multiple (excluding our promoted interest) of 1.64x. Since January 1, 2010, we and our equity partners have acquired over $4.5 billion of real estate assets, with approximately $2.1 billion of equity. Of these acquisitions, 54% were in loans secured by real estate, 38% were in multifamily assets, and 8% were in other real estate assets. As of September 30, 2011, our portfolio consisted of 115 investments totaling over $3.8 billion of capital, including over $1.5 billion of equity provided by our equity partners and us.

Recently, we established Kennedy Wilson Europe, or KWE, by acquiring the Bank of Ireland’s Real Estate Investment Management division, or BOI REIM, which resulted in the addition of real estate investments with an estimated value of $2.3 billion to the real estate assets under our management. KWE, with offices in Dublin and London, is currently staffed with 16 real estate professionals who were previously at BOI REIM and is led by Peter Collins, who has extensive real estate experience in Europe. Between 2004 and 2009, while at BOI REIM, our KWE professionals collectively acquired approximately $4 billion of real estate assets, primarily in Western Europe, including $1.5 billion in the United Kingdom.

Our expansion into Europe is based on the same strategy we used to establish operations in Japan nearly two decades ago. Following the global recession of the early 1990s, we began doing business in Japan in 1993 by purchasing loans and real estate assets primarily from Japanese financial institutions, which culminated in the initial public offering of Kennedy Wilson Japan (our Japanese asset management division) in 2002. We subsequently sold our ownership interest in Kennedy Wilson Japan and formed KW Residential, a private company that currently owns 50 multifamily assets in Japan comprising 2,410 units. Today, we own 41.5% of KW Residential with the balance held by subsidiaries of Fairfax Financial Holdings Limited.

The following chart breaks down our equity investment account information by year of origination, as of September 30, 2011:

The following table breaks down our equity investment account information derived from our consolidated balance sheet by investment type and geographic location as of September 30, 2011:

	($ in millions)
	Multifamily	Loans Secured by Real Estate	Residential (1)	Office	Other	Total
California	$101.0	$96.9	$1.5	$47.9	$—	$247.3

Japan	117.9	—	—	9.5	—	127.4

Hawaii	—	10.9	63.2	—	—	74.1

Washington	26.9	3.9	1.8	1.5	—	34.1

Europe	—	—	—	—	5.6	5.6

Other	3.2	0.5	0.2	0.4	4.1	8.4

Total	$249.0	$112.2	$66.7	$59.3	$9.7	$496.9

(1)	Includes for-sale residential, properties, condominiums and residential land.

As of December 15, 2011, our investment account had increased to approximately $664.4 million, primarily as a result of our participation in the acquisition of a loan portfolio in the United Kingdom, our purchase of 180.2 million units of ordinary stock of the Bank of Ireland and our participation in the acquisition of four office buildings in Los Angeles.

KW Services

KW Services offers a comprehensive line of real estate services for the full lifecycle of real estate ownership and investment to clients that include financial institutions, developers, builders and government agencies. KW Services has three business lines: real estate auction and conventional sales, property management services and real estate investment management. These three business lines generate revenue for us through commissions and fees.

Since our inception, we have sold more than $10 billion of real estate through our auction platform and are considered one of the leaders in real estate auction marketing, conducting live and online auctions. Our auction group executes accelerated marketing programs for all types of residential and commercial real estate. From January 1, 2010 through September 30, 2011, we auctioned and conventionally sold approximately $200 million of properties in California, Oregon, Washington, Florida, Texas, South Carolina, Utah, and North Carolina.

We manage over 50 million square feet of properties for institutional clients and individual investors in the U.S., Japan and Europe, including 12,738 multifamily apartment units, of which 204 units are owned by our consolidated subsidiaries and 12,534 are held in joint ventures. With 23 offices throughout the U.S., Europe, and Japan, including five regional hubs, we have the capabilities and resources to provide property management services to real estate owners globally. In addition, through our investment management business, we provide acquisition, asset management and disposition services to our equity partners and to third parties. As of September 30, 2011, we had real estate assets with an estimated value of approximately $10 billion under our management, including approximately $2.3 billion in Europe. As of December 15, 2011, the estimated value of our real estate assets under management had increased to approximately $12 billion, primarily as a result of our participation in the acquisition of a loan portfolio in the United Kingdom.

Additionally, KW Services plays a critical role in supporting our investment strategy by providing local market intelligence and real-time data for evaluating and valuing investments, generating proprietary transaction flow and creating value through efficient implementation of asset management or repositioning strategies.

Market Opportunity

We operate our business in three real estate markets, the United States, Japan and Europe. We believe that these three markets provide us and our capital partners compelling investment opportunities to execute and realize substantial returns.

United States

We believe that the recent economic, capital and credit markets events have and will continue to create substantial buying opportunities as properties or loans secured by real estate may be purchased at significant discounts to historical cost. Many asset and loan dispositions will result from: (i) highly leveraged property owners who will have loans coming due in 2011 and 2012 but will be unable to refinance; (ii) assets and loan sales directly from financial institutions; and (iii) companies reducing real estate portfolios to raise cash and shore up their balance sheets.

Following the economic crisis of 2008 and 2009, financial institutions continue to face significant pressure on their balance sheets. We believe that, as financial institutions remain under pressure to move assets off of their balance sheets, our strong sourcing relationships will position us to acquire properties at discounts often prior to public auction processes. We believe these institutions will look to firms with whom they have long-standing relationships and that can execute acquisitions quickly and discreetly. Additionally, we have long-standing relationships with regional and international lenders who have demonstrated an ability and willingness to offer financing for investments.

Over the past several years, many U.S. real estate markets have experienced a downturn in occupancy and property values. Unlike the last cycle, this recent downturn was driven by a lack of liquidity and a tightening of credit markets rather than by an oversupply of newly developed real estate. We believe that underlying real estate fundamentals have remained strong, particularly in major metropolitan and downtown areas where supply constraints exist.

Europe

Given the significant deleveraging that is currently taking place across the European Union, we believe that Europe presents significant opportunities for both our KW Investments and KW Services segments. Before the economic crisis of 2008 and 2009, European banks were significant lenders in both the European and U.S. real estate markets. Now that these institutions are facing similar pressure on their balance sheets as U.S. financial institutions, we believe it is likely that they will seek to sell some of their real estate assets, which will lead to increased transaction flow and opportunities for acquisition and investment.

Japan

Japan’s current demographic trends include an influx of migration to major cities, creating strong demand for housing. Our research shows that real estate fundamentals have remained strong in greater Tokyo’s residential market and, in particular, in Tokyo’s three major wards: Minato-ku, Shibuy-ku, and Setagaya-ku. With diminishing supply of new inventory due to stricter building regulations imposed in 2007, rents for quality assets are expected to remain strong while vacancy rates remain stable. We expect that properties in the greater Tokyo area that are newer and of higher quality will remain acquisition targets for many institutional investors.

Our Competitive Strengths

We believe that we have a unique platform from which to execute our investment and services strategy. We believe the combination of a service business and an investment platform provides us with significant competitive advantages and allows us to generate superior risk adjusted returns. We use our service platform to facilitate the origination of investment opportunities, enhance the investment process and ensure the alignment of interest with our investors. Our competitive strengths include:

•

Experienced Senior Management Team with Strong Alignment of Interests. Our senior management team has over 125 years of combined real estate experience and has been working together on average for over 15 years. Specifically, our Chief Executive Officer, William McMorrow, has over 30 years of real estate experience, including 22 years at the company, as well as substantial experience as a credit officer for various banking institutions prior to the acquisition of Kennedy-Wilson, Inc. in 1988. Additionally, Mary Ricks, our Executive Vice Chairman and Chief Executive Officer of the commercial investment group has over 23 years of real estate investment and management experience, including 20 years at the company. Members of the executive committee have collectively acquired, developed and managed in excess of $15 billion of real estate investments in the United States and Japan through multiple economic cycles. Our management team, which owns approximately 37% of our outstanding shares, is fully aligned with all of our stakeholders. Furthermore, our Chief Executive Officer and other members of the senior management team also typically contribute personal funds to investments.

•

Extensive Network of Deep Industry Relationships. We have an established network of long-standing relationships with financial institutions, developers, builders and government agencies that drives significant proprietary deal flow. We have developed these relationships over many years as a result of our long operating history, the significant experience of our senior management team and our local presence and reputation in nearly every major metropolitan market on the West Coast of the United States, as well as in Japan. Also, we recently established operations in Europe through the acquisition of BOI REIM and the establishment of KWE. We believe that our relationship with the Bank of Ireland and our local presence in Europe will facilitate further relationships and deal flow. Additionally, we have typically developed these relationships through our services platform, where we have conducted business with various divisions of our clients, providing us with significant insight and multiple points of contact. In particular, we have developed strong relationships with a network of financial institutions from which we have directly sourced approximately 80% of our acquisition activity since January 1, 2010.

•

Proven Track Record. Since 1999, we have successfully liquidated our interests in 95 investments generating a gross IRR of 42% and an equity multiple (excluding our promoted interest) of 1.64x. In addition, we have typically generated a higher return and equity multiple on our invested equity given the structure of our investments, which often entitles us to earn asset, property and/or acquisition fees, together with a promoted interest beyond our ownership percentage upon a sale of the investment.

•

Investment Discipline and Risk Protection. We maintain a strong culture of investment discipline and risk management. We have engaged in increased investment activity during real estate downturns, when we believe the best opportunities are available. For example, since January 1, 2010, we and our equity partners purchased or are under contract to purchase approximately $5.1 billion of real estate and loans secured by real estate resulting in an increase of our investment account from $212 million as of December 31, 2009 to approximately $664.4 million as of December 15, 2011. We also diversify our portfolio by generally investing in smaller transactions. Since January 1, 2010, the more than $4.5 billion of purchases by our equity partners and us were spread over 196 investments (including each individual loan purchased through loan pools), representing an average transaction size of approximately $23 million. Additionally, we implement a rigorous underwriting process on all of our investments that leverages the full capabilities of our combined services and investment platform. We undertake a thorough examination of property economics and ensure that we possess a critical understanding of market dynamics and risk management strategies in order to mitigate risk and enhance our chances for success.

•

Conservative Balance Sheet. We seek to maintain a conservative balance sheet with significant liquidity and limited near-term maturities. Our experience through multiple real estate cycles drives our strategy of maintaining a flexible balance sheet, which we believe provides us with a competitive advantage under adverse market conditions by allowing us to quickly capitalize on investment opportunities as they arise. As of September 30, 2011, we had a debt-to-capitalization ratio of 26.5%, net of cash, and a net debt to LTM Adjusted EBITDA ratio of 3.2x. In addition, our equity investment account is substantial relative to our debt obligations. As of September 30, 2011, our equity investment account plus cash was $644.3 million while our total debt was $327.6 million.

Our Business Strategy

Our primary business objectives are to increase operating cash flows, maximize the value of our investments and provide best-in-class services to our clients. Specifically, we intend to pursue the following strategies to achieve these objectives:

•

Leverage the Full Capabilities of our Platform. The combination of a service business (including auctions) and an investment platform provides significant competitive advantages over other real estate buyers operating stand-alone service or investment-focused firms, which we believe allows us to generate superior risk-adjusted returns. The KW Services and KW Investments segments leverage their respective expertise to originate unique investment opportunities, implement a thorough underwriting process and risk mitigation procedures, and create value through intensive, hands-on management. Specifically, we consistently leverage our property management services business and other locally focused services businesses to gain discreet market information on potential investment opportunities. For example, in February 2010, we acquired a loan pool from a regional bank in an off-market transaction as a result of our long-standing relationship as the regional bank’s leasing and property manager for its entire branch banking network. Also, in 2010, we acquired a multifamily community in the San Francisco Bay area in an off-market transaction as a result of our ongoing role as the manager of the asset.

•

Maintain Disciplined Acquisition Strategy. We target undervalued investment opportunities where (i) real estate owners or lenders are seeking liquidity, (ii) assets are under-managed or under-leased or (iii) assets can be repositioned. We successfully executed this strategy during the recent downturn by positioning ourselves to be acquisitive when we believed real estate and real estate loans were most undervalued.

•

Cultivate and Maintain Relationships Throughout Client Organizations. Both our services and investments businesses maintain relationships at all levels of our clients’ organizations. We believe that these relationships provide us with additional insight into opportunities for investment and offer us access to proprietary deal flow. We have been able to access off-market proprietary deals through our long-standing relationships, many of which are with financial institutions. Since January 1, 2010, approximately 80% of our deals have been sourced directly from these relationships with financial institutions.

•

Invest through Joint Ventures. We typically invest our capital through joint ventures, separate accounts and commingled funds where we are the general partner with ownership interests ranging from 5% to 50%. As discussed above, our equity partners include financial institutions, foundations, endowments, high net worth individuals and other institutional investors. As a general partner we generally oversee the day-to-day operations of our investments and earn asset management and/or property management fees and often earn a promoted interest upon disposition of the investment. Additionally, we typically obtain mortgage debt on our properties with loan-to-cost ratios ranging from 50% to 65% that is generally non-recourse to us and our equity partners. For example, in 2010 we formed a new joint venture platform, which provides for a capital commitment from a joint venture partner in the amount of $250 million, together with our commitment of $28 million. The commitment from the partner includes a three-year investment period and we have the right to earn asset management, property management and acquisition fees, in addition to our pro rata share of cash flow from operations, sales proceeds and a promoted interest above a specified return threshold. As of September 30, 2011, the partner had contributed $218 million of capital into five joint ventures.

•

Apply Property Management Expertise to Improve Portfolio Operations. We consistently work to increase our portfolio’s operating efficiencies by applying our property management expertise, which we believe enhances the value of our properties and produces more compelling returns for us and our equity partners. Upon acquiring a property we typically assess the need for improvements and will invest between 5% and 50% of the property value, allowing for further asset appreciation. Additionally, our service capabilities provide us with significant insight into market conditions and trends, which allows us to evaluate and implement the optimal asset management strategy.

•

Maintain a Flexible Balance Sheet. We intend to maintain moderate leverage at all times given the cyclical nature of the real estate industry and our desire to be nimble and liquid during downturns. We believe such flexibility will allow us to capitalize on attractive investment opportunities. Although our debt-to-book equity increased to 0.93x at September 30, 2011 from 0.41x at December 31, 2010, we remain focused on prudently investing our cash to generate returns that will reduce that multiple.

Our principal executive offices are located at 9701 Wilshire Boulevard, Suite 700, Los Angeles, California 90212, and our telephone number is (310) 887-6400.

The Exchange Offer

In this prospectus, the term “outstanding notes” refers to our 8.750% Senior Notes due 2019 and the related guarantees issued in two private placements on April 5, 2011 and April 12, 2011, for a total aggregate principal amount of $250,000,000. See “Description of the Notes.” The term “exchange notes” refers to our 8.750% Senior Notes due 2019 and the related guarantees, as registered under the Securities Act, offered by this prospectus. The term “notes” refers, collectively, to the outstanding notes and the exchange notes.

The summary below describes the principal terms of the exchange offer. See also the section of this prospectus titled “The Exchange Offer,” which contains a more detailed description of the terms and conditions of the exchange offer.

General	In connection with the two private placements, we entered into two registration rights agreements with the purchasers in which we agreed, among other things, to deliver this prospectus to you and to obtain the effectiveness of the registration statement on Form S-4 of which this prospectus is a part within 270 days after the date of original issuance of the outstanding notes. The terms of these Registration Rights Agreements were substantially similar. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

•	the exchange notes will have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the registration rights agreement; and

•	the provisions of the registration rights agreements that provide for payment of additional amounts upon a registration default are no longer applicable.

The Exchange Offer	We are offering to exchange up to $250,000,000 aggregate principal amount of our 8.750% Senior Notes due 2019 and the related guarantees, which have been registered under the Securities Act, for any and all of our outstanding 8.750% Senior Notes due 2019 and the related guarantees.

Outstanding notes may be exchanged only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Resale

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer expires at 5:00 p.m., New York City time, on , , unless extended by us. We do not currently intend to extend the expiration date.

Withdrawal	You may withdraw any tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes	Each exchange note bears interest at the rate of 8.750% per annum from the original issuance date of the outstanding notes or from the most recent date on which interest has been paid on the notes. The interest on the notes is payable on April 1 and October 1 of each year. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the procedures under DTC’s Automated Tender Offer Program by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the registration rights agreements. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreements. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture under which the outstanding notes were issued, except we will not have any further obligation to you to provide for the exchange and registration of the outstanding notes and related guarantees under the applicable registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture under which the outstanding notes were issued. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the outstanding notes under the Securities Act.

U.S. Federal Income Tax Consequences of the Exchange Offer	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wilmington Trust, National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreements.

Issuer	Kennedy-Wilson, Inc.

Securities Offered	$250,000,000 in aggregate principal amount of 8.750 % Senior Notes due 2019 and the related guarantees.

Maturity	April 1, 2019

Interest Rate	The exchange notes bear interest at a rate of 8.750% per annum.

Interest Payment Dates	The interest on the exchange notes is payable on April 1 and October 1 of each year. Interest accrues from the original issuance date of the outstanding notes or from the most recent date on which interest has been paid on the notes.

Guarantees	The exchange notes will be guaranteed by Kennedy-Wilson Holdings, Inc. and, subject to certain exceptions, each material existing and future domestic subsidiary of Kennedy-Wilson, Inc. The guarantees by the guarantors of the notes will rank equal in right of payment to all existing and future senior indebtedness of the guarantors and senior in right of payment to any of the guarantor’s existing and future subordinated indebtedness.

Ranking	The exchange notes will be our senior unsecured obligations and will:

•	rank senior in right of payment to all of our future subordinated indebtedness;

•	rank equally in right of payment with all our future senior indebtedness;

•	be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such debt; and

•	be structurally subordinated in right of payment to all existing and future indebtedness of any of our subsidiaries (other than indebtedness and liabilities owed to us or one of our subsidiaries).

As of September 30, 2011, we and our subsidiaries that are guarantors, had approximately $259.5 million of total senior indebtedness outstanding, of which:

•	$9.5 million consisted of secured non-recourse mortgage indebtedness;

•	$250 million consisted of the outstanding notes; and

•	we had no indebtedness outstanding under our unsecured revolving credit facility, and would have $75 million of availability thereunder.

As of September 30, 2011, we had $40 million of subordinated indebtedness consisting entirely of our junior subordinated debentures due 2037 (the “2037 debentures”).

In addition, as of such date, we had $21.4 million aggregate principal amount of guarantees that we provided in connection with loans secured by assets held in various joint ventures which are recourse to us.

For the nine months ended September 30, 2011, revenues of our non-guarantor subsidiaries constituted approximately 18.8% of our consolidated revenues and the operating income of such non-guarantor subsidiaries was approximately $0.6 million. As of September 30, 2011, the total assets of such subsidiaries constituted approximately 9.2% of our consolidated total assets, and such subsidiaries had $28.7 million of secured non-recourse mortgage indebtedness, of which none is recourse to us.

Optional Redemption	At any time prior to April 1, 2015, we may redeem the exchange notes, in whole or in part, at a price equal to 100% of the principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date, as described under the caption “Description of the Notes—Optional Redemption.”

At any time and from time to time on or after April 1, 2015, we may redeem the exchange notes, in whole or in part, at the redemption prices specified under the caption “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

Until April 1, 2015, we can choose to redeem the exchange notes in an amount not to exceed in aggregate 35% of the original principal amount of the exchange notes together with any additional notes issued under the indenture with money we or Kennedy-Wilson Holdings, Inc. raise in certain equity offerings as described under the caption “Description of the Notes—Optional Redemption.”

Fundamental Change	Upon a fundamental change (as defined under “Description of the Notes”), we will be required to make an offer to purchase the exchange notes. The purchase price will equal 101% of the principal amount of the exchange notes on the date of purchase plus accrued and unpaid interest. We may not have sufficient funds available at the time of any fundamental change to make any required debt repayment (including repurchases of the notes). See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to finance a fundamental change offer.”

Certain Covenants	The indenture governing the exchange notes contains covenants that limit our ability and the ability of certain of our subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends or distributions on capital stock or redeem or repurchase capital stock;

•	make investments;

•	create restrictions on the payment of dividends or other amounts to us;

•	sell stock of our subsidiaries;

•	transfer or sell assets;

•	create liens;

•	enter into sale/leaseback transactions;

•	enter into transactions with affiliates; and

•	enter into mergers or consolidations.

However, these limitations are subject to a number of important qualifications and exceptions. See “Description of the Notes – Certain Covenants.”

Book-Entry	The exchange notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the exchange notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of the Notes—Book-Entry, Delivery and Form” and “Description of the Notes—Exchange of Global Notes for Certificated Notes.”

No Listing	The exchange notes will not be listed on any securities exchange or market.

Risk Factors

You should carefully consider all of the information included and incorporated by reference in this prospectus. See “Risk Factors” included in this prospectus beginning on page 19. In addition, you should review the information set forth under “Forward-Looking Statements” before deciding to tender your outstanding notes in the exchange offer.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

The following summary historical consolidated financial data for the years ended December 31, 2010, 2009 and 2008 have been derived from our audited consolidated financial statements incorporated by reference herein. The same information for the nine-month periods ended September 30, 2011 and 2010 has been derived from our unaudited consolidated financial statements incorporated by reference herein.

The financial data set forth in this table are not necessarily indicative of the results of future operations and should be read in conjunction with our SEC filings and our audited consolidated financial statements and accompanying notes thereto incorporated by reference herein.

Some of the financial data set forth below reflects the effects of, and may not total due to, rounding.

Statements of Operations:	Nine Months Ended September 30,		Year Ended December 31,
	2011	2010	2010	2009	2008
Revenue
Management and leasing fees	$9,657,000	$6,513,000	$8,913,000	$9,026,000	$10,671,000
Management and leasing fees–related party	8,151,000	9,589,000	12,417,000	10,138,000	8,380,000
Commissions	4,842,000	4,353,000	6,359,000	4,204,000	5,906,000
Commissions–related party	3,587,000	4,319,000	5,375,000	727,000	4,295,000
Sale of real estate	417,000	3,937,000	3,937,000	52,699,000	—
Sale of real estate–related party	—	—	9,535,000	6,698,000	—
Rental and other income	3,359,000	2,934,000	4,000,000	2,743,000	2,973,000

Total revenue	$30,013,000	$31,645,000	$50,536,000	$86,235,000	$32,225,000

Operating expenses
Commission and marketing expenses	3,015,000	2,032,000	3,186,000	3,411,000	2,827,000
Compensation and related expenses	24,562,000	29,400,000	38,155,000	24,789,000	21,292,000
Merger-related compensation and related expenses	—	—	2,225,000	12,468,000	—
Cost of real estate sold	397,000	2,714,000	2,714,000	36,179,000	—
Cost of real estate sold–related party	—	—	8,812,000	5,752,000	—
General and administrative	9,183,000	8,263,000	11,314,000	6,351,000	6,074,000
Merger-related general and administrative	—	—	—	3,652,000	—
Depreciation and amortization	1,828,000	1,197,000	1,618,000	1,122,000	920,000
Rental operating expense	2,248,000	1,421,000	1,913,000	1,148,000	1,458,000

Total operating expenses	$41,233,000	$45,027,000	$69,937,000	$94,872,000	$32,571,000
Equity in joint venture income	7,229,000	5,162,000	10,548,000	8,019,000	10,097,000
Interest income from loan pool participations and notes receivable	5,835,000	7,950,000	11,855,000	—	—

Operating income (loss)	$1,844,000	$(270,000)	$3,002,000	($618,000)	$9,751,000

Statements of Operations:	Nine Months Ended September 30,		Year Ended December 31,
	2011	2010	2010	2009	2008
Non-operating income (expense)
Interest income	264,000	168,000	192,000	102,000	221,000
Interest income–related party	970,000	477,000	662,000	400,000	341,000
Remeasurement gain	6,348,000	2,108,000	2,108,000	—	—
Gain on early extinguishment of mortgage debt	—	16,670,000	16,670,000	—	—
Loss on early extinguishment of corporate debt	—	(4,788,000)	(4,788,000)	—	—
Interest expense	(13,874,000)	(6,492,000)	(7,634,000)	(13,174,000)	(8,596,000)
Other than temporary impairment	—	—	—	(328,000)	(445,000)

(Loss) income before benefit from (provision for) Income Taxes	$(4,448,000)	$7,873,000	$10,212,000	($13,618,000)	$1,272,000
Benefit from (provision for) income taxes	2,162,000	(4,335,000)	(3,727,000)	3,961,000	(605,000)

Net (loss) income	$(2,286,000)	$3,538,000	$6,485,000	($9,657,000)	$667,000
Net (loss) income attributable to the noncontrolling interests	(1,295,000)	(2,374,000)	(2,979,000)	(5,679,000)	(54,000)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	$(3,581,000)	$1,164,000	$3,506,000	($15,336,000)	$613,000

Statements of Cash Flow Data:	Nine Months Ended September 30,		Year Ended December 31,
	2011	2010	2010	2009	2008
Cash flow (used in) provided by:
Operating activities	$(14,469,000)	$(967,000)	$2,157,000	$(25,226,000)	$(14,669,000)
Investing activities	(112,322,000)	(109,297,000)	(114,836,000)	69,007,000	(96,773,000)
Financing activities	218,872,000	94,736,000	91,160,000	(15,707,000)	112,625,000

Other Selected Data:
EBITDA(1)	$37,793,000	$35,934,000	$48,108,000	$18,620,000	$25,953,000
Adjusted EBITDA(2)	41,554,000	44,135,000	58,427,000	37,054,000	26,968,000

			As of December 31,
	As of September 30, 2011		2010	2009	2008
Balance Sheet Data:
Cash and cash equivalents	$147,414,000		$46,968,000	$57,784,000	$25,831,000
Total assets	740,009,000		487,848,000	336,257,000	256,837,000
Total debt	327,589,000		127,782,000	127,573,000	131,423,000
Total Kennedy-Wilson Holdings, Inc. stockholders’ equity	338,013,000		300,192,000	177,314,000	105,551,000

Other Selected Data:
Investment Account(3)	496,926,000		363,700,000	211,522,000	165,165,000

Certain Pro Forma Financial Ratios(4):	Pro Forma
Ratio of Adjusted EBITDA less our share of joint venture interest expense / corporate interest expense(5)	1.4x		1.4x

(1)	EBITDA represents net income (loss) before interest expense, our share of interest expense included in income from investments in joint ventures and loan pool participations, depreciation and amortization, our share of depreciation and amortization included in income from investments in joint ventures, loss on early extinguishment of corporate debt and income taxes. We do not adjust EBITDA for gains or losses on the extinguishment of mortgage debt as we are in the business of purchasing discounted notes secured by real estate and, in connection with these note purchases, we may resolve these loans through discounted payoffs with the borrowers. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net income, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity. Our management believes EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations.

(2)	Adjusted EBITDA represents EBITDA, as defined above, adjusted to exclude merger related expenses and stock based compensation expense. Our management uses Adjusted EBITDA to analyze our business because it adjusts EBITDA for items we believe do not have an accurate reflection of the nature of our business going forward. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations.

(3)	Investment Account is defined as investments in joint ventures plus real estate plus notes receivable plus loan pool participations less mortgage debt.

(4)	These financial ratios are presented on a pro forma basis for the nine months ended September 30, 2011 and for the year ended December 31, 2010 as if the incurrence of $250 million of indebtedness from the issuance of our 8.750% senior notes ($200 million of which we incurred on April 5, 2011 and $50 million of which we incurred on April 12, 2011) and the related use of proceeds to pay down other indebtedness had occurred on January 1, 2011 and January 1, 2010, respectively.

(5)	Corporate interest expense is defined as total interest expense less our share of joint venture interest expense.

The following table sets forth a reconciliation of EBITDA and Adjusted EBITDA to “Net income (loss),” the most directly comparable GAAP financial measure, for each of the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2011	2010	2010	2009	2008
Net income (loss)	($2,286,000)	$3,538,000	$6,485,000	($9,657,000)	$667,000
Add back:
Interest expense	13,874,000	6,492,000	7,634,000	13,174,000	8,596,000
Kennedy-Wilson’s share of interest expense included in investment in joint ventures and loan pool participations	14,981,000	8,381,000	13,802,000	10,468,000	10,095,000
Depreciation and amortization	1,828,000	1,197,000	1,618,000	1,122,000	920,000
Kennedy-Wilson’s share of depreciation and amortization included in investment in joint ventures	11,558,000	7,203,000	10,054,000	7,474,000	5,070,000
Write-off of unamortized beneficial conversion on extinguishment of corporate debt	—	4,788,000	4,788,000	—	—
Income taxes	(2,162,000)	4,335,000	3,727,000	(3,961,000)	605,000

EBITDA	$37,793,000	$35,934,000	$48,108,000	$18,620,000	$25,953,000
Add back:
Merger related and other deal expenses(1)	—	$2,225,000	$2,225,000	$16,120,000	—
Non-cash stock compensation expense(2)	3,761,000	5,976,000	8,094,000	2,314,000	1,015,000

Adjusted EBITDA	$41,554,000	$44,135,000	$58,427,000	$37,054,000	$26,968,000

(1)	Expenses incurred in connection with the merger of one of our subsidiaries with and into Kennedy-Wilson, Inc. in 2009.
(2)	Expenses related to stock based compensation pursuant to our equity participation plan and the award of restricted stock to certain of our executive officers.

RISK FACTORS

Before deciding to tender your outstanding notes in the exchange offer, you should consider the risks described below and the other information included or incorporated by reference in this prospectus. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In any such case, the market price of our exchange notes could decline and you could lose all or part of your investment. In addition, we may not be able to make payments of interest and principal on the exchange notes.

Risks Relating to the Exchange Offer

If you do not exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memoranda distributed in connection with the private offerings of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered, or exempt from registration, under the Securities Act (including pursuant to Rule 144 under the Securities Act, as and when available) and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information on how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the aggregate principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to reduction in liquidity. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to exchange your outstanding notes for exchange notes registered under the Securities Act and you will no longer be entitled to have your outstanding notes registered for resale under the Securities Act.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We do not intend to apply for listing of the exchange notes on a securities exchange or market. The exchange notes are a new issue of securities for which there is no established public market. The initial purchasers in the private offering of the outstanding notes have advised us that they intend to make a market in the exchange notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the exchange notes, and they may discontinue their market-making activities at any time without notice. In addition, such market-making activity may be limited during the pendency of the exchange offer. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Risks Relating to the Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

As of September 30, 2011, we and our subsidiaries had $328.2 million of outstanding indebtedness, of which $38.2 million was secured non-recourse mortgage indebtedness, $250 million was senior indebtedness, consisting of the outstanding notes, and $40.0 million was subordinated in right of payment to the notes. In addition, as of such date, we had $21.4 million aggregate principal amount of guarantees that we provided in connection with loans secured by assets held in various joint ventures which are recourse to us. Our substantial indebtedness could have important consequences for you including:

•	it may limit our ability to borrow money or sell stock to fund our working capital, capital expenditures and debt service requirements;

•	it may limit our flexibility in planning for, or reacting to, changes in our business;

•	we may be more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	it may make us more vulnerable to a downturn in our business or the economy;

•	the debt service requirements of our other indebtedness could make it more difficult for us to make payments on the notes;

•	a substantial portion of our cash flow from operations could be dedicated to the repayment of our indebtedness and would not be available for other purposes; and

•	there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed.

In addition, the indenture governing the notes, the indenture governing our 2037 debentures and our unsecured revolving credit facility contain financial and restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

Despite our substantial indebtedness, we may still incur significantly more debt. This could exacerbate the risks described above.

The terms of the indenture governing the notes and our unsecured revolving credit facility permit us and our subsidiaries to incur significant additional indebtedness in the future. As of September 30, 2011, we had approximately $75.0 million available for additional borrowing under our unsecured revolving credit facility, subject to certain conditions.

We may not have the ability to raise the funds necessary to finance a fundamental change offer.

Upon the occurrence of a fundamental change (as defined in the indenture), which includes a change of control event or a delisting of our common stock, we will be required to offer to repurchase all the notes. We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the notes upon a change of control. In addition, our unsecured revolving credit facility provides that the occurrence of a change of control constitutes a default. Our failure to purchase tendered notes would constitute a default under the indenture governing the notes,which, in turn, would constitute a default under the credit facility. See “Description of the Notes—Fundamental Change.”

In the event of a change of control or termination of trading of our common stock, our Series A and Series B preferred stock is redeemable at the option of the stockholders thereof.

Under the indenture governing the notes, upon the occurrence of a fundamental change (as defined in the indenture), which includes a change of control event or a delisting of our common stock, each noteholder will have the right to require us to purchase such noteholder’s notes at a purchase price equal to 101% of the principal amount on the date of purchase plus accrued and unpaid interest, if any. The occurrence of a fundamental change will also trigger a redemption right held by the holders of our series A and series B preferred stock under the applicable certificate of designation. Under the terms of the indenture governing the notes, we may not make any restricted payment to redeem the series A and series B preferred stock, unless we have restricted payment capacity or we have previously made an offer to noteholders to purchase their notes. If the noteholders, however, fail for any reason to tender their notes under our offer to purchase them and our preferred stockholders accept our offer to purchase the series A and series B preferred stock, we will be required to use cash to fund the purchase of our series A and series B preferred stock. In the event this occurs, it may make it more difficult for us to make scheduled payments on the untendered notes. See “Description of the Notes—Fundamental Change.” In addition, we may not redeem the series A and series B preferred stock without the consent of the lenders under our unsecured revolving credit facility. Our failure to purchase Series A and B preferred stock could give the holders thereof a legal claim against us.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee can be voided, or claims under the subsidiary guarantee may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee or, in some states, when payments become due under the subsidiary guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the subsidiary guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A subsidiary guarantee may also be voided, without regard to the above factors, if a court finds that the subsidiary guarantor entered into the subsidiary guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its subsidiary guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

Each subsidiary guarantee will contain a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

The notes will not be guaranteed by all of our subsidiaries.

The notes will not be guaranteed by a number of our subsidiaries. To the extent that any of our subsidiaries do not guarantee the notes, the notes will be structurally subordinated to all existing and future obligations, including indebtedness, of such non-guarantor subsidiaries. The claims of creditors of the non-guarantor subsidiaries, including trade creditors, will have priority as to the assets of those subsidiaries. As a result, if we default on our obligations under the notes, you will not have any claims against any of our subsidiaries that do not provide guarantees of the notes. For the nine months ended September 30, 2011, revenues of our non-guarantor subsidiaries constituted approximately 18.8% of our consolidated revenues, and the operating income of such non-guarantor subsidiaries was approximately $0.6 million. As of September 30, 2011, the total assets of such subsidiaries constituted approximately 9.2% of our consolidated total assets, and such subsidiaries had $28.7 million of secured non-recourse mortgage indebtedness, of which none is recourse to us.

We may not have access to the cash flow and other assets of our subsidiaries and our joint ventures that may be needed to make payment on the notes.

Although our operations are conducted through our subsidiaries and joint ventures, our subsidiaries and joint ventures are not obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payments on the notes is dependent on the earnings and the distribution of funds from our subsidiaries and joint ventures. Furthermore, our subsidiaries will be permitted under the terms of the indenture governing the notes, our unsecured revolving credit facility and other indebtedness to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund scheduled interest and principal payments on these notes when due.

To service our indebtedness, including the notes, we will require a significant amount of cash. The ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you, however, that our business will generate sufficient cash flow from operations, that current capital spending projects will not require significant additional funds to complete or be successful, or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. If we consummate an acquisition, our debt service requirements could increase. We may need to refinance all or a portion of our indebtedness, including the notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our unsecured revolving credit facility and the notes, on commercially reasonable terms or at all.

We cannot assure you that an active trading market will be maintained for the notes.

The liquidity of the trading market in the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry generally. As a result, we cannot assure you that an active trading market will be maintained for the notes. If an active market is not maintained, the market price of the notes may decline and the liquidity of the notes may be limited.

Ratings of the notes may affect the market price and marketability of the notes.

The notes are rated B1 by Moody’s Investors Service, Inc. and BB- Standard & Poor’s Ratings Services. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

The indenture governing the notes and our unsecured revolving credit facility contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and our restricted subsidiaries’ ability to, among other things:

•	incur additional debt;

•	pay dividends or make other distributions;

•	redeem stock;

•	issue stock of subsidiaries;

•	make certain investments;

•	create liens;

•	enter into transactions with affiliates; and

•	merge, consolidate or transfer all or substantially all of our assets.

Additionally, the agreement governing our unsecured revolving credit facility requires us to maintain certain financial ratios. A breach of any of these covenants could result in a default under the indenture governing the notes and the agreement governing our unsecured revolving credit facility. We may also be unable to take advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants under our indebtedness.

Risks Relating to Our Business

The success of our business is significantly related to general economic conditions and the real estate industry and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values, property sales and leasing activities.

Our business is closely tied to general economic conditions in the real estate industry. As a result, our economic performance, the value of our real estate and real estate secured notes, and our ability to implement our business strategies may be affected by changes in national and local economic conditions. The condition of the real estate markets in which we operate tends to be cyclical and related to the condition of the economy in the U.S., Europe and Japan as a whole and to the perceptions of investors of the overall economic outlook. Rising interest rates, declining employment levels, declining demand for real estate, declining real estate values or periods of general economic slowdown or recession or the perception that any of these events may occur have negatively impacted the real estate market in the past and may in the future negatively affect our performance. In addition, the economic condition of each local market where we operate may be dependent on one or more industries. Our ability to change our portfolio promptly in response to economic or other conditions is limited. Certain significant expenditures, such as debt service costs, real estate taxes, and operating and maintenance costs are generally not reduced when market conditions are poor. These factors would impede us from responding quickly to changes in the performance of our investments and could adversely impact our business, financial condition and results of operations. We have experienced in past years, and expect in the future to be negatively impacted by, periods of economic slowdown or recession, and corresponding declines in the demand for real estate and related services, within the markets in which we operate. The previous recession and the downturn in the real estate market have resulted in and/or may result in:

•	a general decline in rents due to defaulting tenants or less favorable terms for renewed or new leases;

•	fewer purchases and sales of properties by clients, resulting in a decrease in property management fees and brokerage commissions;

•	a decline in actual and projected sale prices of our properties resulting in lower returns on the properties in which we have invested;

•

higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans and mezzanine financing, all of which could increase costs and could limit our ability to acquire additional real estate assets; and

•	a decrease in the availability of lines of credit and other sources of capital used to purchase real estate investments and distressed notes.

If the economic and market conditions that prevailed in 2008 and 2009 were to return, our business performance and profitability could deteriorate. If this were to occur, we could fail to comply with certain financial covenants in our unsecured revolving loan agreement which would force us to seek an amendment with our lenders. No assurance can be given that we would be able to obtain any necessary waivers or amendments on satisfactory terms, if at all. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years.

Adverse developments in the credit markets may harm our business, results of operations and financial condition.

Disruptions in the credit markets may adversely affect our business of providing advisory services to owners, investors and occupiers of real estate in connection with the leasing, disposition and acquisition of property. If our clients are unable to procure credit on favorable terms, there may be fewer completed leasing transactions, dispositions and acquisitions of property. In addition, if purchasers of real estate are not able to procure favorable financing resulting in the lack of disposition opportunities for our funds and projects, our services businesses will generate lower incentive fees and we may also experience losses of co-invested equity capital if the disruption causes a permanent decline in the value of investments made.

In 2008 and 2009, the credit markets experienced a disruption of unprecedented magnitude. This disruption reduced the availability and significantly increased the cost of most sources of funding. In some cases, these sources were eliminated. While the credit market has shown signs of improving since the second half of 2009, liquidity remains constrained and it is impossible to predict when the market will return to normalcy. This uncertainty may lead market participants to continue to act more conservatively, which may amplify decreases in demand and pricing in the markets we serve.

We could lose part or all of our investment in the real estate assets we have interests in, which could have a material adverse effect on our financial condition and results of operations.

There is the inherent possibility in all of our real estate investments that we could lose all or part of our investment. Real estate investments are generally illiquid, which may affect our ability to change our portfolio in response to changes in economic and other conditions. Moreover, regarding our investment in real estate, we may not be able to unilaterally decide the timing of the disposition of an investment, and as a result, we may not control when and whether any gain will be realized or loss avoided. The value of our investments can also be diminished by:

•	civil unrest, acts of war and terrorism and acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured or underinsured losses);

•

the impact of present or future legislation in the U.S., Europe and Japan (including environmental regulation, changes in laws concerning foreign ownership of property, changes in real estate tax rates, changes in zoning laws and laws requiring upgrades for disabled persons) and the cost of compliance with these types of legislation; and

•	liabilities relating to claims to the extent insurance is not available or is inadequate.

The March 2011 earthquake and tsunami in Japan may adversely affect our business in Japan, which may negatively affect our operating results.

In March 2011, a 9.0 magnitude earthquake hit the Tohoku region in northern Honshu, Japan, which also triggered multiple tsunamis along the Pacific coast of Japan, North America and South America, causing thousands of casualties and injuries as well as severe damage to roads, buildings and infrastructure. Moreover, nuclear reactors in Fukushima, Japan melted down resulting in hydrogen explosions and radiation leakage.

As of September 30, 2011, we held ownership interests in 51 properties in Japan, and our Adjusted EBITDA in Japan accounted for approximately 22% of our total Adjusted EBITDA for the nine months ended September 30, 2011.

We cannot assure you that we will not suffer from the long-term impact of the earthquake and the tsunami. The catastrophic loss of lives, businesses and infrastructure may have an indirect impact on us by affecting our employees, customers, and the overall economy in Japan, and may reduce the demand for our products and services. Japan historically has been vulnerable to natural disaster risks, including tsunamis and earthquakes. Further earthquakes, aftershocks therefrom or other disasters in Japan may cause a decline in our revenues. Any of the above events or developments may have a material adverse effect on our business, results of operations and financial condition.

We may be unsuccessful in renovating the properties we acquire resulting in investment losses.

Part of our investment strategy is to locate and acquire real estate assets that we believe are undervalued and to improve them to increase their resale value. We face risks arising from the acquisition of properties not yet fully developed or in need of substantial renovation or redevelopment, particularly the risk that we overestimate the value of the property and the risk that the cost or time to complete the renovation or redevelopment will exceed the budgeted amount. Such delays or cost overruns may arise from:

•	shortages of materials or skilled labor;

•	a change in the scope of the original project;

•	the difficulty in obtaining necessary zoning, land-use, environmental, building, occupancy and other governmental permits and authorization;

•	the discovery of structural or other latent defects in the property once construction has commenced; and

•	delays in obtaining tenants.

Any failure to complete a redevelopment project in a timely manner and within budget or to sell or lease the project after completion could have a material adverse effect upon our business, results of operation and financial condition.

We may not recover all or any of our investment in the mezzanine loans we make or acquire due to a number of factors including the fact that such loans are subordinate to the interests of senior lenders.

We have made and expect to continue to make or acquire mezzanine loans, which are loans that are secured by real property, but are subject to the interests of lenders who are senior to us. These mezzanine loans are considered to involve a high degree of risk compared to other types of loans secured by real property. This is due to a variety of factors, including that a foreclosure by the holder of the senior loan could result in its mezzanine loan becoming uncollectible. Accordingly, we may not recover the full amount, or any, of our investment in mezzanine loans. In addition, mezzanine loans may have higher loan to value ratios than conventional term loans.

The expansion of our business into Europe may expose us to risks related to conducting our business in a new international market.

We may have difficulty managing our expansion into Europe where, in comparison with the U.S. and Japan, our knowledge and understanding of the local economies is not as robust, we have fewer business relationships and less familiarity with the local real estate, zoning and development regulations and other governmental procedures and regulations.

In addition, there are risks inherent in conducting business internationally, which include:

•	restrictions and problems relating to the repatriation of profits;

•	difficulties and costs of staffing and managing international operations;

•	the burden of complying with multiple and potentially conflicting laws;

•	laws restricting foreign companies from conducting business and unexpected changes in regulatory requirements;

•	the impact of different business cycles and economic instability;

•	political instability and civil unrest;

•

greater difficulty in perfecting our security interests, collecting accounts receivable, foreclosing on security and protecting our interests as a creditor in bankruptcies in certain geographic regions;

•	potentially adverse tax consequences;

•	share ownership restrictions on foreign operations;

•	the tax and tariff regimes of the countries in which we do business; and

•	geographic, time zone, language and cultural differences between personnel in different areas of the world.

Our operations in Japan subject us to social, political and economic risks associated with conducting business in foreign countries, which may materially adversely effect our business and results of operations.

One of our strategies for the future is to continue our operations in Japan. The scope of our international operations may lead to more volatile financial results and difficulties in managing our businesses. This volatility and difficulty could be caused by many of the same risks described above in the risk factor “The expansion of our business into Europe may expose us to risks related to conducting our business in a new international market.”

Our joint venture activities subject us to unique third-party risks, including risks that other participants may become bankrupt or take action contrary to our best interests.

We have utilized joint ventures for large commercial investments and real estate developments. We plan to continue to acquire interests in additional limited and general partnerships, joint ventures and other enterprises, collectively referred to herein as “joint ventures,” formed to own or develop real property or interests in real property or note pools. It is our strategy in Japan to invest primarily through joint ventures. We have acquired and may acquire minority interests in joint ventures and we may also acquire interests as a passive investor without rights to actively participate in management of the joint ventures. Investments in joint ventures involve additional risks, including the possibility that the other participants may become bankrupt or have economic or other business interests or goals which are inconsistent with ours, that we will not have the right or power to direct the management and policies of the joint ventures and that other participants may take action contrary to our instructions or requests and against our policies and objectives. Should a participant in a material joint venture act contrary to our interest, it could have a material adverse effect upon our business, results of operations and financial condition. Moreover, we cannot be certain that we will continue these investments, or that we can identify suitable joint venture partners and form new joint ventures in the future.

We purchase distressed loans and loan portfolios that have a higher risk of default and delinquencies than newly originated loans and as a result, we may lose part or all of our investment in such loans and loan portfolios.

We may purchase loans and loan portfolios that are unsecured or secured by real or personal property. These loans and loan portfolios are generally non-performing or sub-performing, and often are in default at the time of purchase. In general, the distressed loans and loan portfolios we acquire are highly speculative investments and have a greater than normal risk of future defaults and delinquencies as compared to newly originated loans. Returns on loan investments depend on the borrower’s ability to make required payments or, in the event of default, our security interests, if any, and our ability to foreclose and liquidate whatever property that secure the loans and loan portfolios. We cannot be sure that we will be able to collect on a defaulted loan or foreclose on security successfully or in a timely fashion. There may also be instances when we are able to acquire title to an underlying property and sell it, but not make a profit on its investment.

We may not be successful in competing with companies in the real estate services and investment industry, some of which may have substantially greater resources than we do.

Real estate investment and services businesses are highly competitive. Our principal competitors include both large multinational companies and national and regional firms, such as Jones Lang LaSalle, Inc. and CBRE Group, Inc. Many of our competitors have greater financial resources and a broader global presence than we do. We compete with companies in the U.S., and to a limited extent, in Europe and Japan, with respect to:

•	selling commercial and residential properties on behalf of customers through brokerage and auction services;

•	leasing and property management, including construction and engineering services;

•	purchasing commercial and residential properties, as well as undeveloped land for our own account; and

•	acquiring secured and unsecured loans.

Our services operations must compete with a growing number of national firms seeking to expand market share. There can be no assurance that we will be able to continue to compete effectively, maintain current fee levels or arrangements, continue to purchase investment properties profitably or avoid increased competition.

If we are unable to maintain or develop new client relationships, our service business and financial condition could be substantially impaired.

We are highly dependent on long-term client relationships and on revenues received for services with third-party owners and related parties. A considerable amount of our revenues are derived from fees related to our service business. The majority of our property management agreements are cancelable prior to their expiration by the client for any reason on as little as 30 to 60 days’ notice. These contracts also may not be renewed when their respective terms expire. If we fail to maintain existing relationships, fail to develop and maintain new client relationships or otherwise lose a substantial number of management agreements, we could experience a material adverse change in our business, financial condition and results of operations.

Decreases in the performance of the properties we manage are likely to result in a decline in the amount of property management fees and leasing commissions we generate.

Our property management fees are generally structured as a percentage of the revenues generated by the properties that we manage. Similarly, our leasing commissions typically are based on the value of the lease commitments. As a result, our revenues are adversely affected by decreases in the performance of the properties we manage and declines in rental value. Property performance will depend upon, among other things, our ability to control operating expenses (some of which are beyond our control), and financial conditions generally and in the specific areas where properties are located and the condition of the real estate market generally. If the performance or rental values of the properties we manage decline, the management fees and leasing commissions we derive from such properties could be materially adversely affected.

Our leasing activities are contingent upon various factors, including tenant occupancy and rental rates, which if adversely affected, could cause our operating results to suffer.

A significant portion of our property management business involves facilitating the leasing of commercial space. In certain areas of operation, there may be inadequate commercial space to meet demand and there is a potential for a decline in the number of overall lease and brokerage transactions. In areas where the supply of commercial space exceeds demand, we may not be able to renew leases or obtain new tenants for our owned and managed rental properties as leases expire. Moreover, the terms of new leases and renewals (including renovation costs or costs of concessions to tenants) may be less favorable than current leases. Our revenues may be adversely affected by the failure to promptly find tenants for substantial amounts of vacant space, if rental rates on new or renewal leases are significantly lower than expected, or if reserves for costs of re-leasing prove inadequate. We cannot be sure that we can continue to lease properties for our clients and for our own account in a profitable manner.

Our ability to lease properties also depends on:

•	the attractiveness of the properties to tenants;

•	competition from other available space;

•	our ability to provide adequate maintenance and obtain insurance and to pay increased operating expenses which may not be passed through to tenants;

•	the availability of capital to periodically renovate, repair and maintain the properties, as well as for other operating expenses; and

•	the existence of potential tenants desiring to lease the properties.

If we are unable to identify, acquire and integrate suitable acquisition targets, our future growth will be impeded.

Acquisitions and expansion have been, and will continue to be, a significant component of our growth strategy for the future. While maintaining our existing business lines, we intend to continue to pursue a sustained growth strategy by increasing revenues from existing clients, expanding the breadth of our service offerings, seeking selective co-investment opportunities and pursuing strategic acquisitions. Our ability to manage our growth will require us to effectively integrate new acquisitions into our existing operations while managing development of principal properties. We expect that significant growth in several business lines occurring simultaneously will place substantial demands on our managerial, administrative, operational and financial resources. We cannot be sure that we will be able to successfully manage all factors necessary for a successful expansion of our business. Moreover, our strategy of growth depends on the existence of and our ability to identify attractive and synergistic acquisition targets. The unavailability of suitable acquisition targets, or our inability to find them, may result in a decline in business, financial condition and results of operations.

Our business is highly dependent upon the economy and real estate market in California, which have recently experienced a significant downturn and are vulnerable to future decline.

We have a high concentration of our business activities in California. Consequently, our business, results of operations and financial condition are dependent upon general trends in California’s economy and real estate market. California’s economy has experienced a significant downturn in the recent recession and a sustained decline in the value of California real estate. Real estate market declines in California have become so severe that the market value of a number of properties securing loans has become significantly less than the outstanding balances of those loans. Real estate market declines may negatively affect our ability to sell property at a profit. In addition, California historically has been vulnerable to certain natural disaster risks, such as earthquakes, floods, wild fires and erosion-caused mudslides. The existence of adverse economic conditions or the occurrence of natural disasters in California could have a material adverse effect on our business, financial condition and results of operations.

We own real estate properties located in Hawaii, which subjects us to unique risks relating to, among other things, the current recession in Hawaii, Hawaii’s economic dependence on fluctuating tourism, the isolated location of Hawaii and the potential for natural disasters.

We conduct operations and own properties in Hawaii. Consequently, our business, results of operations and financial condition are dependent upon and affected by general trends in Hawaii’s economy and real estate market. Hawaii’s economy has experienced a significant downturn in the current recession and a sustained decline in the value of Hawaiian real estate. Real estate market declines may negatively affect our ability to sell property at a profit. In addition, Hawaii’s economy is largely dependent upon tourism, which is subject to fluctuation and has recently experienced a significant drop. Hawaii historically has also been vulnerable to certain natural disaster risks, such as tsunamis, hurricanes and earthquakes, which could cause damage to properties owned by us or property values to decline in general. Hawaii’s remote and isolated location also may create additional operational costs and expenses, which could have a material adverse impact on our financial results.

Our auction services business has historically been countercyclical and, as a result, our operating results may be adversely affected when general economic conditions are improving.

Our results of operations are dependent on the performance of our auction services group, which historically has been countercyclical. Our auction services group has recently experienced an increase in revenues due to, among other things, the substantial increase in the number of foreclosures stemming from the current economic crisis. Improvements in general economic conditions may cause auction service revenues to decrease, which could cause a material adverse impact on our results of operations.

If we fail to comply with laws and regulations applicable to us in our role as a real estate broker, property/facility manager or developer, we may incur significant financial penalties.

We are subject to numerous federal, state, local and non-U.S. laws and regulations specific to the services we perform in our business, as well as laws of broader applicability, such as tax, securities and employment laws. Brokerage of real estate sales and leasing transactions and the provision of property management and valuation services require us to maintain applicable licenses in each U.S. state and certain non-U.S. jurisdictions in which we perform these services. If we fail to maintain our licenses or conduct these activities without a license, or violate any of the regulations covering our licenses, we may be required to pay fines (including treble damages in certain states) or return commissions received or have our licenses suspended or revoked.

We have certain obligations in connection with our real estate brokerage services which could subject us to liability in the event litigation is initiated against us for an alleged breach of any such obligation.

As a licensed real estate broker, we and our licensed employees are subject to certain statutory due diligence, disclosure and standard-of-care obligations. Failure to fulfill these obligations could subject us or our employees to litigation from parties who purchased, sold or leased properties they brokered or managed. In addition, we may become subject to claims by participants in real estate sales claiming that we did not fulfill our statutory obligations as a broker.

We may become subject to claims for construction defects or other similar actions in connection with the performance of our property management services.

In our property management capacity, we hire and supervise third-party contractors to provide construction and engineering services for our properties. While our role is limited to that of a supervisor, we cannot be sure that we will not be subjected to claims for construction defects or other similar actions. Adverse outcomes of property management litigation could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to potential environmental liability.

Under various foreign, federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cleanup of hazardous or toxic substances and may be liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by governmental entities or third parties in connection with the contamination. Such laws typically impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances, even when the contaminants were associated with previous owners or operators. The costs of investigation, remediation or removal of hazardous or toxic substances may be substantial, and the presence of those substances, or the failure to properly remediate those substances, may adversely affect the owner’s or operator’s ability to sell or rent the affected property or to borrow using the property as collateral. The presence of contamination at a property can impair the value of the property even if the contamination is migrating onto the property from an adjoining property. Additionally, the owner of a site may be subject to claims by parties who have no relation to the property based on damages and costs resulting from environmental contamination emanating from the site.

In connection with the direct or indirect ownership, operation, management and development of real properties, we may be considered an owner or operator of those properties or as having arranged for the disposal or treatment of hazardous or toxic substances. Therefore, we may be potentially liable for removal or remediation costs.

Certain foreign, federal, state and local laws, regulations and ordinances also govern the removal, encapsulation or disturbance of asbestos-containing materials during construction, remodeling, renovation or demolition of a building. Such laws may impose liability for release of asbestos-containing materials, and third parties may seek recovery from owners or operators of real properties for personal injuries associated with asbestos-containing materials. We may be potentially liable for those costs for properties that we own. In the past, we have been required to remove asbestos from certain buildings that we own or manage. There can be no assurance that in the future we will not be required to remove asbestos from our buildings or incur other substantial costs of environmental remediation.

Before consummating the acquisition of a particular piece of real property, it is our policy to retain independent environmental consultants to conduct an environmental review of the real property, including performing a Phase I environmental review. These assessments have included, among other things, a visual inspection of the real properties and the surrounding area and a review of relevant federal, state and historical documents. It is possible that the assessments we commissioned do not reveal all environmental liabilities or that there are material environmental liabilities of which we are currently unaware. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability or that the current environmental condition of our properties will not be affected by tenants, by the condition of land or operations in the vicinity of those properties, or by unrelated third parties. There can be no assurance that federal, state and local agencies or private plaintiffs will not bring any actions in the future, or that those actions, if adversely resolved, would not have a material adverse effect on our business, financial condition and results of operations.

We may incur unanticipated expenses relating to laws benefiting disabled persons.

The Americans with Disabilities Act, or the ADA, generally requires that public accommodations such as hotels and office buildings be accessible to disabled people. If our properties are not in compliance with the ADA, the U.S. federal government could fine us or private litigants could sue us for money damages. If we are required to make substantial alterations to one or more of our properties, our results of operations could be materially adversely affected.

We may incur significant costs complying with laws, regulations and covenants that are applicable to our properties and operations.

The properties in our portfolio and our operations are subject to various covenants and federal, state and local laws and regulatory requirements, including permitting and licensing requirements. Such laws and regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. There can be no assurance that existing laws and regulations will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that increase such delays or result in additional costs. Our failure to obtain required permits, licenses and zoning relief or to comply with applicable laws could have a material adverse effect on our business, financial condition and results of operations.

Our property insurance coverages are limited and any uninsured losses could cause us to lose part or all of our investment in our insured properties.

We carry comprehensive general liability coverage and umbrella coverage on all of our properties with limits of liability which we deem adequate and appropriate under the circumstances (subject to deductibles) to insure against liability claims and provide for the cost of legal defense. There are, however, certain types of extraordinary losses that may be either uninsurable, or that are not generally insured because it is not economically feasible to insure against those losses. Should any uninsured loss occur, we could lose our investment in, and anticipated revenues from, a property, which loss or losses could have a material adverse effect on our operations. Currently, we also insure some of our properties for loss caused by earthquake in levels we deem appropriate and, where we believe necessary, for loss caused by flood. We cannot be sure that the occurrence of an earthquake, flood or other natural disaster will not have a materially adverse effect on our business, financial condition and results of operations.

Risks Related to Our Company

If we are unable to raise additional debt and equity capital, our results of operations could suffer.

We depend upon third-party equity and debt financings to acquire properties through our investment business, which is a key driver of future growth. We estimate that in the next 12 to 18 months our acquisition plan will require between approximately $800 million and $1.3 billion in third-party equity and between approximately $2.0 billion and $2.5 billion in third-party debt. We expect to obtain debt financing from seller financing, the assumption of existing loans, government agencies and financial institutions. We expect to obtain equity financing from equity partners, which include pension funds, family offices, financial institutions, endowments and money managers. Our access to capital funding is uncertain. Our inability to raise additional capital on terms reasonably acceptable to us could jeopardize the future success of our business.

The loss of one or more key personnel could have a material adverse effect on our operations.

Our continued success is dependent to a significant degree upon the efforts of our senior executives, who have each been essential to our business. The departure of all or any of our executives for whatever reason or the inability of all or any of them to continue to serve in their present capacities or our inability to attract and retain other qualified personnel could have a material adverse effect upon our business, financial condition and results of operations. Our executives have built highly regarded reputations in the real estate industry. Our executives attract business opportunities and assist both in negotiations with lenders and potential joint venture partners and in the representation of large and institutional clients. If we lost their services, our relationships with lenders, joint ventures and clients would diminish significantly.

In addition, certain of our officers have strong regional reputations and they aid in attracting and identifying opportunities and negotiating for us and on behalf of our clients. In particular, we view the establishment and maintenance of strong relationships through certain officers as critical to our success in the Japanese market. As we continue to grow, our success will be largely dependent upon our ability to attract and retain qualified personnel in all areas of business. We cannot be sure that we will be able to continue to hire and retain a sufficient number of qualified personnel to support or keep pace with our planned growth.

The loss of our chief executive officer, or CEO, could have a material adverse effect on our operations.

Our continued success is dependent to a significant degree upon the efforts of our CEO, who is essential to our business. The departure of our CEO for whatever reason or the inability of our CEO to continue to serve in his present capacity could have a material adverse effect upon our business, financial condition and results of operations. Our CEO has built a highly regarded reputation in the real estate industry. Our CEO attracts business opportunities and assists both in negotiations with lenders and potential joint venture partners and in the representation of large and institutional clients. If we lost his services, our relationships with lenders, joint ventures and clients would diminish significantly. Furthermore, the departure of our CEO for whatever reason or the inability of our CEO to continue to serve as our Chairman and CEO would be an event of default under our unsecured revolving loan agreement.

Our revenues and earnings may be materially and adversely affected by fluctuations in foreign currency exchange rates due to our international operations.

Our revenues from non-U.S. operations have been primarily denominated in the local currency where the associated revenues were earned. Thus, we may experience significant fluctuations in revenues and earnings because of corresponding fluctuations in foreign currency exchange rates. To date, our foreign currency exposure has been limited to the Japanese Yen, the Euro and the Pound Sterling. Due to the constantly changing currency exposures to which we will be subject and the volatility of currency exchange rates, there can be no assurance that we will not experience currency losses in the future, nor can we predict the effect of exchange rate fluctuations upon future operating results. Our management may decide to use currency hedging instruments from time to time including foreign currency forward contracts, purchased currency options (where applicable) and foreign currency borrowings. The economic risks associated with these hedging instruments include unexpected fluctuations in inflation rates, which could impact cash flow relative to paying down debt, and unexpected changes in our underlying net asset position. There can be no assurance that any hedging will be effective.

Our operating results are subject to significant volatility from quarter to quarter as a result of the varied timing and magnitude of our strategic acquisitions and dispositions.

We have experienced a fluctuation in our financial performance from quarter to quarter due in part to the significance of revenues from the sales of real estate on overall performance. The timing of purchases and sales of our real estate investments has varied, and will continue to vary, widely from quarter to quarter due to variability in market opportunities, changes in interest rates, and the overall demand for residential and commercial real estate, among other things. While these factors have contributed to our increased operating income and earnings in the fourth quarter in past years, there can be no assurance that we will continue to perform well in the fourth quarter. In addition, the timing and magnitude of brokerage commissions paid to us may vary widely from quarter to quarter depending upon overall activity in the general real estate market and the nature of our brokerage assignments, among other things.

We have in the past incurred and may continue in the future to incur significant amounts of debt to finance acquisitions, which could negatively affect our cash flows and subject our properties or other assets to the risk of foreclosure.

We have historically financed new acquisitions and property purchases with cash derived from secured and unsecured loans and lines of credit. For instance, we typically purchase real property with loans secured by a mortgage on the property acquired. We anticipate the continuation of this trend. We do not have a policy limiting the amount of debt that we may incur. Accordingly, our management and board of directors have discretion to increase the amount of our outstanding debt at any time. We could become more highly leveraged, resulting in an increase in debt service costs that could adversely affect results of operations and increase the risk of default on debt. We may incur additional debt from time to time to finance strategic acquisitions, investments, joint ventures or for other purposes, subject to the restrictions contained in the documents governing our indebtedness. If we incur additional debt, the risks associated with our leverage, including our ability to service our debt, would increase. If we are required to seek an amendment to our credit agreement, our debt service obligations may be substantially increased.

Some of our debt bears interest at variable rates. As a result, we are subject to fluctuating interest rates that may impact, adversely or otherwise, results of operations and cash flows. We may be subject to risks normally associated with debt financing, including that cash flow will be insufficient to make required payments of principal and interest; that existing indebtedness on our properties will not be able to be refinanced or our leverage could increase our vulnerability to general economic downturns and adverse competitive and industry conditions, placing us at a disadvantage compared to those of our competitors that are less leveraged; that our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and in the commercial real estate services industry; that our failure to comply with the financial and other restrictive covenants in the documents governing our indebtedness could result in an event of default that, if not cured or waived, results in foreclosure on substantially all of our assets; and that the terms of available new financing will not be as favorable as the terms of existing indebtedness. If we are unable to satisfy the obligations owed to any lender with a lien on one of our properties, the lender could foreclose on the real property or other assets securing the loan and we would lose that property or asset. The loss of any property or asset to foreclosure could have a material adverse effect on our business, financial condition and results of operations. From time to time, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., rate our significant outstanding debt. These ratings and any downgrades thereof may impact our ability to borrow under any new agreements in the future, as well as the interest rates and other terms of any future borrowings, and could also cause a decline in the market price of our common stock. We cannot be certain that our earnings will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If we do not have sufficient earnings, we may be required to seek to refinance all or part of our existing debt, sell assets, borrow more money or sell more securities, none of which we can guarantee that we will be able to do and which, if accomplished, may adversely impact our stock price.

Our debt obligations impose significant operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions.

Our existing debt obligations impose, and future debt obligations may impose, significant operating and financial restrictions on us. These restrictions limit or prohibit, among other things, our ability to:

•	incur additional indebtedness;

•	repay indebtedness (including our senior notes due 2019 and our 2037 debentures) prior to stated maturities;

•	pay dividends on, redeem or repurchase our stock or make other distributions;

•	make acquisitions or investments;

•	create or incur liens;

•	transfer or sell certain assets or merge or consolidate with or into other companies;

•	enter into certain transactions with affiliates;

•	sell stock in our subsidiaries;

•	restrict dividends, distributions or other payments from our subsidiaries; and

•	otherwise conduct necessary corporate activities.

In addition, our unsecured revolving credit facility and the indenture governing our 2037 debentures require us to maintain compliance with specified financial covenants, including maximum balance sheet leverage and fixed charge coverage ratios. As of September 30, 2011, we were in compliance with these covenants. These covenants could adversely affect our ability to finance our future operations or capital needs and pursue available business opportunities. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

We have guaranteed a number of loans in connection with various equity partnerships which may result in us being obligated to make substantial payments.

We have provided guarantees associated with loans secured by assets held in various joint venture partnerships. The maximum potential amount of future payments (undiscounted) we could be required to make under the guarantees was approximately $21.4 million at September 30, 2011. The guarantees expire through 2015 and our performance under the guarantees would be required to the extent there is a shortfall upon liquidation between the principal amount of the loan and the net sales proceeds of the property. If we were to become obligated to perform on these guarantees, it could have an adverse effect on our financial condition.

We have a number of equity partnerships that are subject to obligations under certain “non-recourse carve out” guarantees that may be triggered in the future.

Most of our real estate properties within our equity partnerships are encumbered by traditional non-recourse debt obligations. In connection with most of these loans, however, we entered into certain “nonrecourse carve out” guarantees, which provide for the loans to become partially or fully recourse against us if certain triggering events occur. Although these events are different for each guarantee, some of the common events include:

•	The special purpose property-owning subsidiary’s filing a voluntary petition for bankruptcy;

•	The special purpose property-owning subsidiary’s failure to maintain its status as a special purpose entity; and

•

Subject to certain conditions, the special purpose property-owning subsidiary’s failure to obtain lender’s written consent prior to any subordinate financing or other voluntary lien encumbering the associated property.

In the event that any of these triggering events occur and the loans become partially or fully recourse against us, our business, financial condition, results of operations and common stock price could be materially adversely affected.

The deteriorating financial condition and/or results of operations of certain of our clients could adversely affect our business.

We could be adversely affected by the actions and deteriorating financial condition and results of operations of certain of our clients if that led to losses or defaults by one or more of them, which in turn, could have a material adverse effect on our results of operations and financial condition. Any of our clients may experience a downturn in its business that may weaken its results of operations and financial condition. As a result, a client may fail to make payments when due, become insolvent or declare bankruptcy. Any client bankruptcy or insolvency, or the failure of any client to make payments when due, could result in material losses to our company. A client bankruptcy would delay or preclude full collection of amounts owed to us. Additionally, certain corporate services and property management client agreements require that we advance payroll and other vendor costs on behalf of clients. If such a client were to file bankruptcy or otherwise fail, we may not be able to obtain reimbursement for those costs or for the severance obligations we would incur as a result of the loss of the client.

We may incur expenses associated with defending lawsuits filed by former holders of Kennedy-Wilson, Inc.’s stock.

On November 13, 2009, our wholly owned subsidiary, KW Merger Sub Corp., merged with and into Kennedy-Wilson, Inc. Prior to the merger, a small percentage of Kennedy-Wilson, Inc. outstanding common stock was owned by holders who were not known to our management. If one or more of these holders were to bring a claim alleging that members of Kennedy-Wilson, Inc.’s board of directors breached their fiduciary duties in connection with approving the merger, we would incur costs defending and/or settling such claim.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

As of September 30, 2011, we had $36.2 million of federal and $41.8 million of state net operating loss carryforwards available to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three year period), the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. We have not performed a detailed analysis to determine whether an ownership change under Section 382 of the Code has previously occurred or will occur as a result of this offering. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability to us.

FORWARD LOOKING STATEMENTS

Statements made by us in this prospectus and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21 of the Securities Exchange Act. These forward-looking statements are necessary estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. For a discussion of factors that could impact our future results, performance or transactions, please carefully read the section entitled “Risk Factors” above. Such factors include:

•	disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated;

•

the continued volatility and disruption of the capital and credit markets, higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans and mezzanine financing, all of which could increase costs and could limit our ability to acquire additional real estate assets;

•	continued high levels of, or increases in, unemployment and general slowdowns in commercial activity;

•	our leverage and ability to refinance existing indebtedness or incur additional indebtedness;

•	an increase in our debt service obligations;

•	our ability to generate a sufficient amount of cash from operations to satisfy working capital requirements and to service our existing and future indebtedness;

•	our ability to achieve improvements in operating efficiency;

•	impacts of natural disasters, such as earthquakes or tsunamis, that are beyond our control;

•	foreign currency fluctuations;

•	adverse changes in the securities markets;

•	our ability to retain our senior management and attract and retain qualified and experienced employees;

•	our ability to attract new clients in our KW Services and KW Investments segments;

•	our ability to retain major clients and renew related contracts;

•	trends in use of large, full-service commercial real estate providers;

•	changes in tax laws in the United States, Japan or Europe that reduce or eliminate deductions or other tax benefits we receive;

•	availability of future acquisitions at favorable prices or upon advantageous terms and conditions; and

•	higher than anticipated costs relating to the acquisition of assets we may acquire.

Any such forward-looking statements, whether made in this prospectus or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed above. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth the consolidated capitalization of Kennedy-Wilson Holdings, Inc. as of September 30, 2011:

As of September 30, 2011
Actual
Cash and cash equivalents(1)	$147,414,000

Debt:
Secured Mortgage Loans	38,217,000
Unsecured Revolving Credit Facility(2)	—
Unsecured Loans	—
Senior Unsecured Notes(3)	249,372,000
Junior Subordinated Debentures	40,000,000

Total Debt	327,589,000
Total Shareholders’ Equity(4)	338,013,000
Non-Controlling Interest	15,572,000

Total Capitalization	$681,174,000

(1)	Subsequent to September 30, 2011, in connection with our participation in the acquisition of a loan portfolio in the United Kingdom and our equity investment in the Bank of Ireland, we expended approximately $138 million in cash. In addition, we raised net proceeds, before expenses to us, of $72 million in a public equity offering.
(2)	Total availability of $75 million for general corporate purposes and seasonal borrowings, subject to certain conditions. The average amount of revolver borrowings fluctuates during the year. As of September 30, 2011, we had no borrowings under our unsecured revolving credit facility and we had no letters of credit outstanding thereunder. Subsequent to September 20, 2011, we borrowed $55 million under our unsecured revolving credit facility and repaid this outstanding amount using the proceeds raised from our public equity offering.
(3)	Represents the outstanding balance of the outstanding notes as of September 30, 2011. The terms of the exchange notes to be issued in the exchange offer are identical in all material respects to the outstanding notes, except that the exchange notes will be freely tradable, except in the limited circumstances described below under “The Exchange Offer.”
(4)	Includes $100 million of Series A mandatory convertible preferred with a mandatory conversion date of May 19, 2015 and a conversion rate of $12.41 per share and $32.5 million of Series B mandatory convertible preferred with a mandatory conversion date of November 3, 2018 and a conversion rate of $10.70 per share.

THE EXCHANGE OFFER

General

We are offering to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your outstanding notes pursuant to the exchange offer.

As of the date of this prospectus, $250,000,000 aggregate principal amount of 8.750% Senior Notes due 2019 is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all registered holders of outstanding notes known to us on or about             ,             . Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to the satisfaction or waiver of certain conditions set forth under “—Conditions to the Exchange Offer” below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

We issued $200 million in aggregate principal amount of the outstanding notes on April 5, 2011 (the “original issue date”) and an additional $50 million in aggregate principal amount on April 12, 2011. In connection with the two separate private offerings and sales of the outstanding notes, we and the guarantors of the notes entered into two registration rights agreements, each with substantially the same terms, with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. The following description of the registration rights agreements is only a brief summary of the agreements. It does not purport to be complete and is qualified in its entirety by reference to all of the terms, conditions and provisions of the registration rights agreements. For further information, please refer to the registration rights agreements attached as exhibits to our Current Reports on Form 8-K filed with the SEC on April 7, 2011 and April 13, 2011 and listed in the exhibit index in the registration statement of which this prospectus forms a part. We also agreed to use our reasonable best efforts to cause a registration statement relating to the exchange notes to be declared effective within 270 days after the original issue date and to cause the exchange offer to be consummated within 310 days after the original issue date. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act, and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement.

Pursuant to the registration rights agreements and under the circumstances set forth below, we and the guarantors of the notes agreed to use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•	if we determine that this exchange offer is not permitted because it would violate any applicable law or applicable interpretations of the staff of the SEC;

•	if for any other reason the exchange offer is not consummated within 310 days after the original issue date;

•	any holder is prohibited by law or SEC policy from participating in the exchange offer and the holder requests that a shelf registration statement be filed;

•

any holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and that this prospectus is not appropriate or available for such resales by such holder; or

•	any holder is a broker-dealer and holds outstanding notes acquired directly from us or one of our affiliates.

If we fail to comply with specified obligations under the registration rights agreements, we will be required to pay additional interest to holders of the outstanding notes. These obligations include:

•

the obligation to cause the exchange offer registration statement or a shelf registration statement, if required, to be filed within the applicable timeframes required by the registration rights agreements;

•

the obligation to cause the exchange offer registration statement or a shelf registration statement, if required, to be declared effective within the applicable timeframes required by the registration rights agreements;

•	the obligation to consummate the exchange offer within 40 days after the SEC declares the registration statement effective; and

•

the obligation to keep the exchange offer registration statement or the shelf registration statement, as the case may be, effective and usable during the periods specified in the registration rights agreements.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you will acquire the exchange notes in the ordinary course of your business;

•

at the time of the commencement of the exchange offer, you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•

you are not our “affiliate” or an “affiliate” of any guarantor of the notes, as defined by Rule 405 of the Securities Act, or if you are an “affiliate,” you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	you are not engaged in, and do not intend to engage in, a distribution of exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are our “affiliate,” or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, or for the resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer. In exchange for each outstanding note surrendered in the exchange offer, we will issue exchange notes with a like principal amount.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $250,000,000 aggregate principal amount of the 8.750% Senior Notes due 2019 is outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture relating to such holders’ series of outstanding notes and the applicable registration rights agreement, except we will not have any further obligations to provide for the registration of the outstanding notes under the applicable registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreements, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept outstanding notes for exchange upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                     ,                 . However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied by giving written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreements, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend an exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer, or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” and

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

•	In addition, you will comply with either of the following conditions:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly instruct the registered holder to tender outstanding notes on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

Any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Our interpretation of the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and our resolution of all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will we or any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes, but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. Wilmington Trust, National Association, (as successor by merger to Wilmington Trust FSB) also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:

Wilmington Trust, National Association c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Sam Hamed	Wilmington Trust, National Association c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Sam Hamed	Wilmington Trust, National Association c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Sam Hamed

(if by mail, registered or certified recommended)

By Facsimile:	To Confirm by Telephone:

(302) 636-4139 Attention: Sam Hamed	(302) 636-6181

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreements provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of the notes.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES

The outstanding notes were issued in two separate private placements. $200 million aggregate principal amount of outstanding notes were issued on April 5, 2011 (the “Original Issue Date”) and $50 million aggregate principal amount of outstanding notes were issued on April 12, 2011. The outstanding notes were issued, and the exchange notes will be issued, under the Indenture (the “Indenture”) among Kennedy-Wilson, Inc. (the “Issuer”), the Guarantors party thereto and Wilmington Trust, National Association, (as successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”). We refer to the outstanding notes and the exchange notes, collectively, as the “Notes” in this section. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Holders of Notes are referred to the Indenture and the Trust Indenture Act for all of the terms of the Notes.

The following description of the Notes summarizes the material provisions of the Indenture. It is not complete and is qualified in its entirety by reference to the Indenture. We urge you to read the Indenture because that agreement, and not this description, defines your rights as a holder of the Notes. A copy of the Indenture is attached as an exhibit to Kennedy-Wilson Holding, Inc.’s Current Report on Form 8-K filed with the SEC on April 7, 2011. You may request a copy of the Indenture at our address shown under the heading “Incorporation of Certain Documents by Reference.”

The definitions of certain terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this summary, references to “the Issuer,” “we,” “our” and “us” and other similar references are to Kennedy-Wilson, Inc. and not to any of its subsidiaries.

Brief Description of the Notes

These Notes:

•	are unsecured senior obligations of the Issuer;

•	are senior in right of payment to all existing and any future Subordinated Obligations of the Issuer; and

•	are guaranteed by Kennedy-Wilson Holdings, Inc. (“Parent”) and each Subsidiary Guarantor on a senior basis.

Principal, Maturity and Interest

The Issuer issued the Notes initially with a maximum aggregate principal amount of $250 million. The Notes are issued in denominations of $2,000 and any greater integral multiple of $1,000. The Notes will mature on April 1, 2019. Subject to our compliance with the covenant described under the subheading “—Certain Covenants—Limitation on Indebtedness,” we are permitted to issue more notes under the Indenture in an unlimited aggregate principal amount (the “Additional Notes”), provided that if the Additional Notes are not fungible with the Notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number. The Notes offered and any Additional Notes subsequently issued under the Indenture will be treated as a single series of Notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Holders of the Notes and any Additional Notes subsequently issued under the Indenture will vote as one class under the Indenture. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes actually issued.

Interest on these Notes accrues at the rate of 8.750% per annum and will be payable semiannually in arrears on April 1 and October 1, commencing on October 1, 2011. We will make each interest payment to the holders of record of these Notes on the immediately preceding March 15 and September 15.

Interest on these Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreements.

Optional Redemption

Except as set forth below, we will not be entitled to redeem the Notes at our option.

On and after April 1, 2015, we will be entitled at our option to redeem all or a portion of these Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2015	104.375%
2016	102.188%
2017 and thereafter	100.000%

In addition, before April 1, 2014, we will be entitled at our option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount ) of 108.750%, plus accrued and unpaid interest, if any, to the redemption date, with an amount not to exceed the net cash proceeds from one or more Equity Offerings (provided that if the Equity Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Issuer); provided that

(1)	at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Issuer or its Affiliates); and

(2)	each such redemption occurs within 90 days after the date of the related Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice, may, at the Issuer’s discretion, be subject to the completion of the related Equity Offering.

Prior to April 1, 2015, we will be entitled, at our option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means with respect to a Note at any redemption date, as provided by the Issuer, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on April 1, 2015 (such redemption price being described in the second paragraph in this “—Optional Redemption” section exclusive of any accrued and unpaid interest) plus (ii) all required remaining scheduled interest payments due on such Note through April 1, 2015 (but excluding accrued and unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date and as provided by the Issuer, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after April 1, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the date that the applicable redemption notice is first mailed, in each case, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to April 1, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to April 1, 2015.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Issuer, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and assigns and Morgan Stanley & Co., Incorporated and its successors and assigns.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding date that the applicable redemption notice is first mailed.

Selection and Notice of Redemption

If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method in accordance with the procedures of DTC.

We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

No Sinking Fund; Open Market Purchases

We are not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions “—Fundamental

Change” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Guaranties

Parent and each Subsidiary Guarantor of the Issuer jointly and severally guarantee, on a senior unsecured basis, our obligations under the Indenture and the Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty are designed to be limited as necessary to prevent such Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law and, therefore, is expressly limited to the maximum amount that such Subsidiary Guaranty could guarantee without such Subsidiary Guaranty constituting a fraudulent conveyance. This limitation, however, may not be effective to prevent such Subsidiary Guaranty from constituting a fraudulent conveyance. See “Risk Factors—Risks Relating to the Notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the Notes from relying on that subsidiary to satisfy claims.”

If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guaranty could be reduced to zero. See “Risk Factors—Risks Relating to the Notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the Notes from relying on that subsidiary to satisfy claims.”

The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

(1)	upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

(2)	upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

(3)	upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of the Indenture;

(4)	upon the defeasance of the Notes, as provided under “—Defeasance;” or

(5)	as described under “—Amendments and Waivers,”

in the case of clause (1) or (2), other than to the Issuer or a Restricted Subsidiary and as permitted by the Indenture.

Not all of our Subsidiaries guarantee the Notes. Also, the joint venture and fund entities in which we have investments and their respective Subsidiaries (which are not Subsidiaries of the Issuer as of the date of the Indenture) are not guarantors and are not subject to any of the obligations and covenants described hereunder. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As of September 30, 2011, revenues of our non-guarantor Subsidiaries constituted approximately 18.8% of our consolidated revenues and the operating income of such non-guarantor Subsidiaries was approximately $0.6 million. As of September 30, 2011, the total assets of such non-guarantor Subsidiaries constituted approximately 9.2% of our consolidated total assets and such Subsidiaries had $28.7 million of secured non-recourse mortgage indebtedness, of which none is recourse to us.

Ranking

The indebtedness evidenced by the Notes and the Guaranties is senior unsecured obligations and ranks pari passu in right of payment with all other unsecured Senior Indebtedness of the Issuer or the applicable Guarantor, as the case may be.

As of September 30, 2011:

(a)	the Issuer’s and the Guarantors’ Senior Indebtedness was approximately $260 million, of which:

(1)	$9.5 million was secured Non-Recourse Indebtedness under mortgage loans;

(2)	$250.0 million was unsecured Senior Indebtedness, consisting of the Notes; and

(3)	the Issuer had no Indebtedness outstanding under the Credit Agreement, and had $75.0 million of availability thereunder; and

(b) the Issuer’s subordinated Indebtedness was $40.0 million, consisting entirely of its Subordinated Debentures.

In addition, as of such date, the Issuer had $21.4 million aggregate principal amount of Guarantees that it provided in connection with loans secured by assets held in various joint ventures and that are recourse to it.

The Notes and the Guaranties are unsecured obligations of the Issuer and the Guarantors, as the case may be. Secured debt and other secured obligations of the Issuer and the Guarantors will be effectively senior to the Notes and the Guaranties to the extent of the value of the assets securing such debt or other obligations. In addition, all Indebtedness and trade payables of non-guarantor Subsidiaries will be effectively senior to the Notes and the Guaranties. As of September 30, 2011, our non-guarantor Subsidiaries had $28.7 million of secured Non-Recourse Indebtedness under mortgage loans.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, subject to the limitations set forth in the covenants described under “—Certain Covenants— Limitation on Liens,” such Indebtedness may be secured Indebtedness. See “—Certain Covenants—Limitation on Indebtedness” and “—Limitation on Liens.”

Fundamental Change

Upon the occurrence of a Fundamental Change, each noteholder shall have the right to require that the Issuer purchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Fundamental Change, unless we have exercised our option to redeem all the Notes as described under “—Optional Redemption,” we will mail a notice to each noteholder with a copy to the Trustee (the “Fundamental Change Offer”) stating:

(1)	that a Fundamental Change has occurred and that such noteholder has the right to require us to purchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of noteholders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts regarding such Fundamental Change (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Fundamental Change);

(3)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions, as determined by us, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.

We will not be required to make a Fundamental Change Offer following a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Fundamental Change Offer made by us and purchases all Notes validly tendered and not withdrawn under such Fundamental Change Offer or if we have exercised our option to redeem all the Notes pursuant to the provisions described under “—Optional Redemption.”

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes as a result of a Fundamental Change. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Fundamental Change purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. The Fundamental Change purchase feature is a result of negotiations between the Issuer and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control and we don’t foresee the occurrence of a Termination of Trading, although it is possible that, in the future, we could decide to engage in a transaction involving a Change of Control or a Termination of Trading occurs. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture or result in a Termination of Trading, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness,” and “—Limitation on Liens.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

Holders may not be entitled to require us to purchase their Notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not approve a dissident slate of directors but approves them as continuing directors, even if our Board of Directors initially opposed the directors.

The Credit Agreement provides that the occurrence of certain change of control events with respect to the Issuer would constitute a default thereunder. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Fundamental Change or require the purchase of such indebtedness upon a Fundamental Change. Moreover, the exercise by the holders of their right to require us to purchase the Notes could cause a default under such indebtedness, even if the Fundamental Change itself does not, due to the financial effect of such purchase on us. Our ability to pay cash to the holders of Notes following the occurrence of a Fundamental Change may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. See “Risk Factors—Risks Relating to the Notes—We may not have the ability to raise the funds necessary to finance a fundamental change offer.”

The occurrence of a Fundamental Change will also trigger a redemption right held by the holders of Parent’s Series A Preferred Stock and Series B Preferred Stock under their respective certificates of designation. Pursuant to paragraph (a) and clause (11) of paragraph (b) under the covenant described under “—Certain Covenants—

Restricted Payments”, we may not make any Restricted Payment to redeem or repurchase Parent’s Series A Preferred Stock and Series B Preferred Stock, unless we have sufficient restricted payment capacity or we have previously made an offer to noteholders to repurchase the Notes. If the noteholders, however, reject our Fundamental Change Offer or fail for any reason to tender their Notes, and the stockholders of Parent’s Series A Preferred Stock and Series B Preferred Stock accept Parent’s offer to repurchase such shares of Series A Preferred Stock and Series B Preferred Stock, we may have to pay dividends or make other payments to Parent so that it can use cash to fund the repurchase or redemption of its Series A Preferred Stock and Series B Preferred Stock. In the event this occurs, it may be it more difficult for us to make scheduled payments on the untendered Notes. See “Risk Factors—Risks Relating to the Notes—In the event of a change of control or termination of trading of our common stock, our Series A and Series B preferred stock is redeemable at the option of the stockholders thereof.”

Notwithstanding anything to the contrary herein, a Fundamental Change Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Fundamental Change Offer.

The phrase “all or substantially all,” as used with respect to the assets of the Issuer in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of the Issuer has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

The provisions under the Indenture relative to our obligation to make an offer to purchase the Notes as a result of a Fundamental Change may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

For purposes of this discussion of a repurchase of the Notes following a Fundamental Change “Change of Control” means the occurrence of any of the following:

(1)	any “person” or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% (or, in the case of any Permitted Holder, 50%) of the total voting power of the Voting Stock of the Parent;

(2)	individuals who on the Original Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors of the Parent then still in office who were either directors on the Original Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then in office;

(3)	the adoption of a plan relating to the liquidation or dissolution of the Parent;

(4)	the merger or consolidation of the Parent with or into another Person or the merger of another Person with or into the Parent, or the sale of all or substantially all the consolidated assets of Parent (but in any event, upon the sale of more than 35% of the consolidated assets of the Parent), to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets; or

(5)	the Parent ceases to own, directly, 100% of the Capital Stock of the Issuer.

For the avoidance of doubt, for purposes of determining beneficial ownership under clause (1) above, no Permitted Holder shall be deemed to be a “person” or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) with Fairfax.

“Fundamental Change” shall mean the occurrence of a Change of Control or a Termination of Trading.

“Termination of Trading” shall mean the termination (but not the temporary suspension) of trading of the Common Stock of Parent, which will be deemed to have occurred if the Common Stock or other securities into which the Parent’s Series A Preferred Stock and Series B Preferred Stock are convertible are not, or are not permitted to be, listed for trading on the New York Stock Exchange or any other U.S. national securities exchange.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Indebtedness

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Issuer and the Restricted Subsidiaries will be entitled to Incur Indebtedness (including revolving credit Indebtedness) if, on the date of such Incurrence and after giving effect thereto, no Default has occurred and is continuing and the Maximum Balance Sheet Leverage Ratio is no greater than 1.5 to 1.0.

(b) Notwithstanding the foregoing paragraph (a), the Issuer and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

(1)	Indebtedness Incurred by the Issuer pursuant to any Credit Facility (including the Credit Agreement); provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $100.0 million;

(2)	Indebtedness owed to and held by the Issuer or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(3)	the Notes and the Exchange Notes (other than any Additional Notes);

(4)	Indebtedness of the Issuer and its Subsidiaries outstanding on the Original Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

(5)	Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Issuer (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Issuer); provided, however, at the time of such acquisition and after giving effect thereto, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (5) and then outstanding does not exceed $15.0 million;

(6)	Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4), (5), or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(7)	Hedging Obligations of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business and not for the purpose of speculation;

(8)	obligations in respect of letters of credit, performance, bid and surety bonds, completion guarantees, budget guarantees, payment obligations in connection with self-insurance or similar requirements provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(9)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10)	Indebtedness with respect to workers’ compensation claims in the ordinary course of business;

(11)	any Guarantee (including the Subsidiary Guaranties) by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture;

(12)	Indebtedness arising from agreements providing for indemnification, deposits, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) in the case of a disposition, the maximum liability in respect of such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being determined at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer or such Restricted Subsidiary in connection with such disposition;

(13)	Non-Recourse Indebtedness, Permitted Non-Recourse Carve-Out Guarantees and Permitted Co-investments;

(14)	Indebtedness constituting Subordinated Obligations, the net cash proceeds of which are used to purchase, repurchase, redeem, defease or otherwise acquire or retire for value the Subordinated Debentures and with a Stated Maturity that is no earlier than 180 days after the Stated Maturity of the Notes; and

(15)	Indebtedness of the Issuer or any Restricted Subsidiary (together with any refinancing thereof) in an aggregate principal amount which, when taken together with all other Indebtedness of the Issuer and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) above or paragraph (a)), does not exceed $25.0 million.

(c) Notwithstanding the foregoing (except to the extent provided in the foregoing clause (14)), none of the Issuer or any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Issuer or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this covenant: (1) any Indebtedness outstanding under the Credit Agreement on the Original Issue Date will be treated as having been incurred on the Original Issue Date under clause (1) of paragraph (b) above; (2) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will be permitted to classify all or a portion of such item of Indebtedness at the time of Incurrence, or later reclassify all or a portion of such item of Indebtedness, in one of the above clauses in any manner that complies with the covenant; and (3) the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above. Notwithstanding the foregoing, Indebtedness incurred under the Credit Agreement will be deemed to have been incurred under clause (1) of paragraph (b) above and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

(e) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

Limitation on Restricted Payments

(a) The Issuer will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(1)	a Default shall have occurred and be continuing (or would result therefrom);

(2)	the Issuer is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness;” or

(3)	the aggregate amount of such Restricted Payment and all other Restricted Payments made on or after the Original Issue Date would exceed the sum of (without duplication):

(A)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 2011 to the end of the most recent fiscal quarter ended for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)	100% of the aggregate Net Cash Proceeds received by the Issuer from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Original Issue Date (other than an issuance or sale to a Subsidiary of the Issuer and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Issuer from its shareholders subsequent to the Original Issue Date; plus

(C)	the amount by which Indebtedness of the Issuer is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Original Issue Date of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by the Issuer upon such conversion or exchange).

(b) The preceding provisions will not prohibit:

(1)	(A) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees) subsequent to the Original Issue Date or (B) any Restricted Payment made out of a substantially concurrent cash capital contribution received by the Issuer from its shareholders subsequent to the Original Issue Date; provided, however, that (i) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations which is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness;” provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3)	dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(4)	(A) payments or distributions to employees of Parent, the Issuer or any Restricted Subsidiary pursuant to incentive plans designed to pay employees amounts reflecting incentive compensation in recognition of performance thresholds achieved by such employees or (B) payments or distributions to employees of Parent, the Issuer or any Restricted Subsidiary of “co-investment return,” “carried interest” or other form of incentive compensation or performance fees or any distribution of an equity interest in respect thereof, or any other incentive distributions from Investment Subsidiaries or Co-investment Vehicles; provided, however, that such payments or distributions shall be excluded in the calculation of the amount of Restricted Payments;

(5)	so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Parent or the Issuer or any of the Issuer’s Subsidiaries from employees (including substantially full-time independent contractors), former employees, directors, former directors or consultants of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors, former directors or consultants), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent or its Subsidiaries under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock (including pursuant to any net exercise or net settlement provisions); provided, however, that the aggregate amount of such repurchases and other acquisitions for cash shall not exceed the sum of (A) $5.0 million, (B) the Net Cash Proceeds from the sale of Capital Stock to members of management, consultants or directors of the Issuer and its Subsidiaries that occurs after the Original Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of paragraph (a) above) and

(C) the cash proceeds of any “key man” life insurance policies that are used to make such repurchases; provided further, however, that (x) such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(6)	dividends to Parent to be used by Parent solely to pay its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries, insurance and other compensation of the employees) incurred by Parent in the ordinary course of its business; provided, however, that such dividends shall not exceed $1.5 million in any calendar year, provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(7)	so long as no Event of Default has occurred and is continuing, dividends or other payments to Parent to be used by Parent to pay dividends to the holders of the Parent’s Series A Preferred Stock and Series B Preferred Stock issued and outstanding as of the Original Issue Date, provided, however, that the aggregate amount of such dividends or other payments shall not exceed $8.5 million per year (provided that any unused amounts in any year continue to carry forward and increase such limit in each subsequent year); provided further, however, that such dividends or other payments shall be excluded in the calculation of the amount of Restricted Payments;

(8)	payments to Parent in respect of Federal, state and local taxes directly attributable to (or arising as a result of) the operations of the Issuer and its consolidated Subsidiaries; provided, however, that the amount of such payments in any fiscal year do not exceed the amount that the Issuer and its consolidated Subsidiaries would be required to pay in respect of Federal, state and local taxes for such fiscal year were the Issuer to pay such taxes as a stand-alone taxpayer (whether or not all such amounts are actually used by Parent for such purposes); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(9)	Investments made pursuant to commitments to Invest if at the date such commitment was made, such Investment would have complied with this covenant; provided, however, that such Investment shall be excluded in the calculation of the amount of Restricted Payments;

(10)	upon the occurrence of a Change of Control (or similarly defined term in other Indebtedness) and within 90 days after completion of the Fundamental Change Offer (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuer or the Subsidiary Guarantors that is contractually subordinated to the Notes or to any Subsidiary Guaranty that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control (or similarly defined term in other Indebtedness), at a purchase price not greater than 101% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);

(11)	upon the occurrence of a Fundamental Change (or similarly defined term in the certificates of designation of Parent’s Series A Preferred Stock and Series B Preferred Stock) and within 90 days after completion of the Fundamental Change Offer (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of Parent’s Series A Preferred Stock and Series B Preferred Stock (or any dividend or other payment to Parent for such purpose) that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Fundamental Change (or similarly defined term in the certificates of designation of Parent’s Series A Preferred Stock and Series B Preferred Stock), at a purchase price not greater than the respective purchase prices specified in the certificates of designation of Parent’s Series A Preferred Stock and Series B Preferred Stock as in effect on the Original Issue Date;

(12)	within 90 days after completion of any offer to repurchase Notes pursuant to “Limitations on Sales of Assets and Subsidiary Stock” (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuer or the Subsidiary Guarantors that is contractually subordinated to the Notes or to any Subsidiary Guaranty that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Disposition (or similarly defined term in other Indebtedness), at a purchase price not greater than 100% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);

(13)	the payment of any amounts in respect of Capital Stock by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity: (a) to the extent of capital contributions made to such Restricted Subsidiary (other than capital contributions made to such Restricted Subsidiary by the Issuer or any Restricted Subsidiary), or (b) to the extent necessary for holders thereof to pay taxes with respect to the net income of such Restricted Subsidiary; provided, however, that except in the case of clause (b), no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom; provided, further, however, such amounts shall be excluded in the calculation of the amount of Restricted Payments;

(14)	the payment of any dividend or distributions by a Restricted Subsidiary of the Company to the holders of its Capital Stock pursuant to the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the Restricted Subsidiary; provided, further, however, such amounts shall be excluded in the calculation of the amount of Restricted Payments; and

(15)	Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (15) which have not been repaid, does not exceed $25.0 million; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Issuer or a Restricted Subsidiary or pay any Indebtedness owed to the Issuer, (b) make any loans or advances to the Issuer or (c) transfer any of its property or assets to the Issuer, except:

(1)	with respect to clauses (a), (b) and (c),

(A)	any encumbrance or restriction pursuant to an agreement of the Issuer or any of its Subsidiaries in effect at or entered into on the Original Issue Date;

(B)	any encumbrance or restriction contained in the terms of any agreement pursuant to which such Indebtedness was issued if (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (ii) the Issuer determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes and (y) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings or agreements (as determined by the Board of Directors in good faith);

(C)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer) and outstanding on such date;

(D)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A), (B) or (C) of clause (1) of this covenant or this clause (D) or contained in any amendment to an agreement referred to in clause (A), (B) or (C) of clause (1) of this covenant or this clause (D); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(E)	any encumbrance or restriction pursuant to customary restrictions on, or customary conditions to the payment of dividends or other distributions on, equity interests owned by the Issuer or any Subsidiary in any joint venture or similar enterprise contained in the constitutive documents, including shareholders’ or similar agreements, of such joint venture or enterprise, to the extent encumbrances or restrictions apply solely to the income of such joint venture or similar enterprise;

(F)	any encumbrance or restriction pursuant to customary restrictions contained in (i) agreements governing any Non-Recourse Indebtedness or Permitted Co-investments, or (ii) the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the entity that is the borrower under any Non-Recourse Indebtedness or of any Co-investment Vehicle;

(G)	any encumbrance or restriction contained in the terms of any agreement governing Indebtedness directly or indirectly secured by real property or other related assets that are customary for real property financing transactions, such as cash collateral accounts or impounds or reserves required for payment of taxes, insurance, security deposits, capital expenditures and repairs, interest and tenant improvements and leasing commissions; and

(H)	any encumbrance or restriction pursuant to applicable law; and

(2)	with respect to clause (c) only,

(A)	any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests or licenses of intellectual property to the extent such provisions restrict the transfer of the lease or the property leased or licensed thereunder;

(B)	restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(C)	restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(D)	any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

(E)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Issuer or any Restricted Subsidiary in a manner material to the Issuer and its Restricted Subsidiaries, taken as a whole.

Limitation on Sales of Assets and Subsidiary Stock

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)	the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all noncash consideration), as determined in good faith by members of the Issuer’s senior management, of the shares and assets subject to such Asset Disposition;

(2)	at least 75% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash or cash equivalents, Temporary Cash Investments or Replacement Assets or a combination of cash and cash equivalents, Temporary Cash Investments, and Replacement Assets; provided, however, that with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of Indebtedness of the purchase of such real estate properties so long as such Indebtedness is secured by a first or second priority Lien on the real estate property or properties sold;

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be)

(A)	first, to the extent the Issuer elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase secured Indebtedness of the Issuer or any Restricted Subsidiary or Indebtedness (other than Disqualified Stock) of any other Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B)	second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Issuer elects, to make a capital expenditure or to acquire Replacement Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C)	third, to the extent of the Excess Proceeds (as defined below), to make an offer to the holders of the Notes (and to holders of other Senior Indebtedness of the Issuer designated by the Issuer) to purchase Notes (and such other Senior Indebtedness of the Issuer) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further, however, the Issuer will be deemed to have complied with clause (B) above if and to the extent that, within 365 days after the later of the Asset Disposition or the receipt of Net Available Cash, the Issuer or any of its Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to make a capital expenditure or to acquire Replacement Assets, and that such capital expenditure or acquisition is thereafter completed within 180 days after the end of such 365 day period.

The Net Available Cash of an Asset Disposition not applied pursuant to clauses (3)(A) and (B) above constitute “Excess Proceeds.” Excess Proceeds of less than $5.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equal or exceed such amount, the Issuer must, within 30 days, make an offer to purchase the Notes, in accordance with clause (3)(C) above. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

(1)	the assumption of Indebtedness of the Issuer or any Restricted Subsidiary and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

(2)	securities received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of receipt.

(b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Issuer) pursuant to clause (a)(3)(C) above, the Issuer will purchase Notes tendered pursuant to an offer by the Issuer for the Notes (and such other Senior Indebtedness of the Issuer) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Issuer was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest, if any, (or, in respect of such other Senior Indebtedness of the Issuer, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness of the Issuer) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Issuer will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or multiples of $1,000 greater thereof. The Issuer shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness of the Issuer) pursuant to this covenant if the Excess Proceeds are less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(c) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer (an “Affiliate Transaction”) unless:

(1)	the terms of the Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2)	if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Issuer disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3)	if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries or is not less favorable to the Issuer and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1)	any Investment or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments;”

(2)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3)	loans or advances to employees or consultants in the ordinary course of business of the Issuer or its Restricted Subsidiaries;

(4)	the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers, employees and consultants of the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(5)	any transaction between or among the Issuer, any Restricted Subsidiary, any Co-investment Vehicle or joint venture or similar entity (including any separate account or investment program managed, operated or sponsored by an Investment Subsidiary) which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, Co-investment Vehicle, joint venture or similar entity (including any separate account or investment program managed, operated or sponsored by an Investment Subsidiary);

(6)	the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Issuer or Parent;

(7)	the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) or warrant agreement to which it is a party as of the Original Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Original Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the noteholders in any material respect;

(8)	any agreement as in effect on the Original Issue Date and described in the Offering Memorandum or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable to the Issuer or the Restricted Subsidiaries) and the transactions evidenced thereby;

(9)	transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of the applicable Indenture which are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(10)	the repurchase or other acquisition of the Parent’s warrants outstanding as of the Original Issue Date, pursuant to the terms of a plan (or amendment thereto) approved by the Board of Directors of Parent.

Limitation on Liens

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Original Issue Date or thereafter acquired, securing any

Obligations, other than Permitted Liens, without effectively providing that the Notes (or a Subsidiary Guaranty in the case of an Initial Lien of a Subsidiary Guarantor) shall be secured equally and ratably with (or, in the event the Lien related to Subordinated Obligations, prior to) the Obligations so secured for so long as such Obligations are so secured. Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Sale/Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1)	the Issuer or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under “—Limitation on Liens;”

(2)	the net proceeds received by the Issuer or any Restricted Subsidiary in connection with such Sale/ Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors of the Issuer) of such property; and

(3)	the Issuer applies the proceeds of such transaction in compliance with the covenant described under “—Limitation on Sale of Assets and Subsidiary Stock.”

Merger and Consolidation

The Issuer will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes and the Indenture;

(2)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)	immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness;” and

(4)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Issuer or (B) the Issuer merging with an Affiliate of the Issuer solely for the purpose and with the sole effect of reincorporating the Issuer in another jurisdiction.

The Successor Company will be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, and the predecessor Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

The Issuer will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)	except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Issuer or an Affiliate of the Issuer), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Issuer provides an Officer’s Certificate to the Trustee to the effect that the Issuer will comply with its obligations under the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

(2)	immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)	the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Parent will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)	the resulting, surviving or transferee Person (if not Parent) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of Parent, if any, under its Guaranty;

(2)	immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)	the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Future Guarantors

On the Original Issue Date, Parent and each of the Subsidiary Guarantors executed and delivered to the Trustee a Guaranty Agreement pursuant to which Parent and each such Subsidiary Guarantor fully and unconditionally Guaranteed the Notes, including the Additional Notes offered hereby, on an unsecured, senior basis. After the Original Issue Date, the Issuer will cause each domestic Restricted Subsidiary, other than Non-Material Subsidiaries and other than any Restricted Subsidiary prohibited from providing a Guarantee by any agreement governing Non-Recourse Indebtedness (or the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the entity that is the borrower under any Non-Recourse Indebtedness), any joint venture agreement or the terms of any Co-investment Vehicle or any separate account or investment program managed, operated or sponsored by an Investment Subsidiary, to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such domestic Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

SEC Reports

Notwithstanding that the Issuer may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Issuer will file with the SEC and make available to the Trustee and noteholders within 15 days after it files them with the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed with the SEC at the times specified for the filings of such information, documents and reports under such Sections; provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to the Trustee and noteholders within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Sections 13 or 15(d) of the Exchange Act; provided further, however, that (a) so long as Parent is the Guarantor of the Notes, the reports, information and other documents required to be filed and provided as described hereunder may, at the Issuer’s option, be filed by and be those of Parent rather than the Issuer and (b) in the event that Parent conducts any business or holds any significant assets other than the capital stock of the Issuer at the time of filing and providing any such report, information or other document containing financial statements of Parent, Parent shall include in such report, information or other document summarized financial information (as defined in Rule 1-02(bb) of Regulation S-X promulgated by the SEC) with respect to the Issuer.

In addition, the Issuer will furnish to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Defaults

Each of the following is an Event of Default:

(1)	a default in the payment of interest on the Notes when due, continued for 30 days;

(2)	a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)	the failure by the Issuer, Parent or any Subsidiary Guarantor to comply with its obligations under “—Certain Covenants—Merger and Consolidation;”

(4)	the failure by the Issuer, Parent or any Subsidiary Guarantor, as the case may be, to comply for 60 days after receipt of written notice with any of its agreements contained in the Indenture, including its obligations in the covenants described above under “Fundamental Change” (other than a failure to purchase Notes) or under “—Certain Covenants” under “—Limitation on Indebtedness,” “—Limitation on Restricted Payments,”“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”“—Limitation on Sales of Assets and Subsidiary Stock” (other than a failure to purchase Notes), “—Limitation on Affiliate Transactions,”“—Limitation on Liens,” “—Limitation on Sale/Leaseback Transactions” or “—Future Guarantors;”

(5)	the failure by the Issuer or Parent, as the case may be, to comply for 180 days after receipt of written notice with any of its obligations in the covenant described above under “—SEC Reports” (provided that, if applicable, failure by the Issuer or Parent to comply with the provisions of Section 314(a) of the Trust Indenture Act will not in itself be deemed a Default or an Event of Default under the Indenture);

(6)	Indebtedness of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million (the “cross acceleration provision”);

(7)	certain events of bankruptcy, insolvency or reorganization of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary (the “bankruptcy provisions”);

(8)	any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $10.0 million is entered against the Issuer, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not discharged, waived or stayed within 10 days after notice (the “judgment default provision”); or

(9)	the Parent Guaranty or a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Guaranty) or a Guarantor denies or disaffirms its obligations under its Guaranty.

However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default in writing and the Issuer does not cure such default within the time specified after receipt of such notice. In the event of any Event of Default specified under clause (6), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if within 30 days after such Event of Default arose: (a) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (b) the default that is the basis for such Event of Default has been cured.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest, if any, on all the Notes to be due and payable. Upon such declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties and rights of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

As to the waiver of defaults, see “—Amendments and Waivers.”

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

(1)	reduce the amount of Notes whose holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;

(4)	reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption;”

(5)	make any Note payable in money other than that stated in the Note;

(6)	impair the right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8)	make any change in the ranking or priority of any Note or Guaranty that would adversely affect the noteholders; or

(9)	voluntarily release a Subsidiary Guarantor other than in accordance with the Indenture.

Notwithstanding the preceding, without the consent of any holder of the Notes, the Issuer, Parent, the Subsidiary Guarantors and Trustee may amend the Indenture:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for the assumption by a successor corporation of the obligations of the Issuer, Parent or any Subsidiary Guarantor under the Indenture;

(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)	to add guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

(5)	to add to the covenants of the Issuer, Parent or any Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer, Parent or any Subsidiary Guarantor;

(6)	to make any change that does not materially adversely affect the rights of any holder of the Notes;

(7)	to comply with any requirement of the SEC in connection with any required qualification of the Indenture under the Trust Indenture Act;

(8)	to conform the text of the Indenture, Guaranties or the Notes to any provision of this “Description of the Notes” to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Guaranties or the Notes as certified in an Officer’s Certificate delivered to the Trustee; or

(9)	to amend the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer Notes.

Notwithstanding the foregoing, the lenders under the Credit Agreement have the right to consent to any amendment, supplement or other modification of the Indenture or any other change relating to the Notes that occurs after the Original Issue Date if such amendments, supplements or changes would have a material adverse effect on the Issuer’s ability to repay its obligations under the Credit Agreement.

The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all holders and is paid to all holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

At any time, we may terminate all our and each Guarantor’s obligations under the Notes, the Guaranties and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

In addition, at any time we may terminate our obligations under “—Fundamental Change” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Merger and Consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “—Defaults” above and the limitations contained in clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above and our Guarantor’s obligations under the Guaranties and the Indenture (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (7), (8) (with respect only to Significant Subsidiaries) or (9) under “—Defaults” above or because of the failure of the Issuer to comply with clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above. If we exercise our legal defeasance option or our covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guaranty.

In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

Concerning the Trustee

Wilmington Trust, National Association, (as successor by merger to Wilmington Trust FSB) is the Trustee under the Indenture. We have appointed Wilmington Trust National Association as Registrar and Paying Agent with regard to the Notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member or stockholder or control person of the Issuer or any Subsidiary Guarantor has any liability for any obligations of the Issuer or any Subsidiary Guarantor under the

Notes, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “—Certain Covenants—Limitation on Restricted Payments,” “—Certain Covenants—Limitation on Affiliate Transactions” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Solely for purposes of the covenant described under “—Certain Covenants—Limitation on Affiliate Transactions” the term “Affiliate” shall be deemed to exclude Fairfax Financial Holdings Limited, a corporation organized under the laws of Canada, or any subsidiary or affiliate thereof (collectively, “Fairfax”); provided however that Fairfax will be deemed to be an “Affiliate” of the Issuer for purposes of clause (1) under paragraph (a) of “—Certain Covenants—Limitation on Affiliate Transactions” and shall comply with the requirements set forth under such clause; provided further, however, that such requirements shall be deemed to have been satisfied in respect of any agreement as in effect on the Original Issue Date or any renewals, extension or amendments of any such agreements (so long as such renewals, extensions or amendments are not less favorable to the Issuer and its Restricted Subsidiaries) and the transactions evidenced thereby.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

(3)	any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary.

(other than, in the case of clauses (1), (2) and (3) above,

(A)	a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(B)	for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, a disposition that constitutes a Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(C)	any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(D)	a disposition of Temporary Cash Investments in the ordinary course of business;

(E)	the disposition of property or assets that are obsolete, damaged or worn out;

(F)	the lease or sublease of office space in the ordinary course of business;

(G)	the sale of interests or investments in real estate or related assets and related personal property by an Investment Subsidiary or Co-investment Vehicle; and

(H)	a disposition of assets with a fair market value of less than $2.5 million (a “de minimis disposition”);

provided, however, that a disposition of all or substantially all the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Fundamental Change” and/or the provisions described above under the caption “—Merger and Consolidation” and not by the provisions described above under the caption “—Limitation on Sales of Assets and Subsidiary Stock” covenant.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)	the sum of all such payments.

“Bank Indebtedness” means all Obligations pursuant to the Credit Agreement.

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased. For the avoidance of doubt, Capital Lease Obligations will not include ground leases of real property entered into in the ordinary course of business of the Issuer or its Restricted Subsidiaries.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, whether outstanding at the Original Issue Date or issued thereafter, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-investment Vehicle” shall mean an entity (other than a Restricted Subsidiary) formed for the purpose of investing principally, directly or indirectly, in (i) real estate related assets (including Indebtedness secured by real estate or equity interests in entities, directly or indirectly, owning real estate or related assets) or (ii) unsecured loans that are part of a loan pool, more than 90% of the aggregate principal balance of which falls within the preceding clause (i).

“Common Stock” shall mean the Class A common stock of Parent.

“Consolidated Net Income” means, for any period, the net income or loss of the Issuer and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP after net income or loss attributable to the noncontrolling interests and before preferred stock dividends and accretion of issuance costs, plus depreciation and amortization of any real property (including furniture and equipment and other real estate assets); provided, however, that there shall be excluded

(a) the income of any such consolidated subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such consolidated subsidiary,

(b) the net income or net loss of any Person, other than the Issuer or a Restricted Subsidiary, except that, subject to the exclusion contained in clause (h) below, the aggregate amount of cash actually distributed by such Person to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in clause

(a) above) shall be included in determining Consolidated Net Income,

(c) the income or loss of any person accrued prior to the date it becomes a consolidated subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its consolidated subsidiaries or the date that such person’s assets are acquired by the Issuer or any of its consolidated subsidiaries,

(d) any reduction for charges made in accordance with Financial Accounting Standard No. 141, 141R, 142 or 144 or any amendments or successors thereto,

(e) all extraordinary gains and extraordinary losses and any gains or losses attributable to sales of assets out of the ordinary course of business (for the avoidance of doubt, the sale of real estate and real estate related assets shall always be deemed to be in the ordinary course of business),

(f) any noncash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of Parent, the Issuer or any of its consolidated Subsidiaries,

(g) any net noncash gain or loss resulting in such period from Hedging Obligations incurred in the ordinary course of business and made in accordance with Financial Accounting Standard No. 815, and

(h) all gain or loss realized as a result of the cumulative effect of changes in accounting principles.

provided further, however, that Consolidated Net Income for any period shall be increased (i) by cash received during such period by the Issuer or any of its consolidated subsidiaries in respect of commissions receivable (net of related commissions payable to brokers) on transactions that were completed by any acquired business prior to the acquisition of such business and which purchase accounting rules under GAAP would require to be recognized as an intangible asset purchased, (ii) increased, to the extent otherwise deducted in determining Consolidated Net Income for such period, by the amortization of intangibles relating to purchase accounting in connection with any acquisition permitted by the Indenture and (iii) increased (or decreased, as the case may be), in connection with the sale of real estate during such period, to eliminate the effect of purchase price allocations to such real estate resulting from the consummation of any acquisition permitted by the Indenture.

“Credit Agreement” means the Revolving Loan Agreement among the Issuer, as borrower, Parent and certain Subsidiaries of the Issuer, as guarantors, U.S. Bank National Association as the administrative agent and the lenders from time to time party thereto, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness, including an indenture, incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Revolving Loan Agreement or a successor Credit Agreement.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, securities purchase agreement, indenture or similar agreement, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of securities, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)	matures (excluding any maturities as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy obligations as a result of such employee’s death or disability; provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale,” “change of control” or “termination of trading” occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1)	the “asset sale,” “change of control” or “termination of trading” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Fundamental Change;” and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

For the avoidance of doubt, the following shall not constitute Disqualified Stock:

(x) the Series A Preferred Stock and the Series B Preferred Stock outstanding on the Original Issue Date and

(y) future issuances of Capital Stock having terms substantially similar to those of the Series A Preferred Stock and the Series B Preferred Stock, provided that, the “change of control” or “termination of trading” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under “—Fundamental Change;” and any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Effective Tangible Net Worth” means as of any date of determination, stockholders’ equity of the Issuer and its Restricted Subsidiaries (excluding any amounts attributable to Disqualified Stock), less Intangible Assets.

“Equity Offering” means any primary offering of Capital Stock of Parent or the Issuer (other than Disqualified Stock) to Persons who are not Affiliates of Parent or the Issuer other than (1) public offerings with respect to the Parent’s Common Stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Parent or any of its Restricted Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, provided, however, that GAAP shall mean the generally accepted accounting principles in the United States of America as in effect as of the Original Issue Date in the event of a change in GAAP after the Original Issue Date that would have a material adverse or positive effect on the Issuer, including those set forth in:

(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)	statements and pronouncements of the Financial Accounting Standards Board;

(3)	such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4)	the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership or other ownership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) customary environmental indemnities and non-recourse carve-out guarantees requested by lenders in financing transactions secured by real property or (iii) completion and budget guarantees. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Parent and/or a Subsidiary Guarantor.

“Guaranty” means the Parent Guaranty and/or a Subsidiary Guaranty.

“Guaranty Agreement” means the Indenture as of the Original Issue Date or any supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Guarantor guarantees the Issuer’s obligations with respect to the Notes on the terms provided for in the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, commodity price protection or hedging agreement or other similar agreements.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with “—Certain Covenants—Limitation on Indebtedness,” (1) amortization of debt discount or the accretion of principal with respect to a noninterest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 20th Business Day following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends) provided that, provisions relating to waterfall priority returns, carried interest and tax allocations included in partnership agreements, shareholder agreements, limited liability company operating agreements or other constitutive documents entered into in the ordinary course of business shall not constitute Preferred Stock of any Subsidiary of such Person;

(6)	all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)	all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

(8)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Issuer or any Restricted Subsidiary of any business or real property, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or post-closing prorations or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. Indebtedness of any Person shall include all Indebtedness of any partnership or other entity in which such Person is a general partner or other equity holder with unlimited liability other than (x) Indebtedness which is non-recourse to such Person and its assets (other than pursuant to Permitted Non-Recourse Carve-Out Guarantees) and (y) if such Person is an Investment Subsidiary, the indebtedness of a related Co-investment Vehicle.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the principal amount of any noninterest bearing or other discount security at any date will be the principal amount thereof that would be shown on a balance sheet of such Person dated such date prepared in accordance with GAAP.

For purposes of calculating the Maximum Balance Sheet Leverage Ratio under paragraph (a) of the covenant described under “—Certain Covenants—Limitations on Indebtedness,” the term Indebtedness shall exclude Hedging Obligations of the Issuer and its Restricted Subsidiaries.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Issuer.

“Initial Purchasers” means collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.

“Intangible Assets” means as of any date of determination, intangible assets of Issuer and its Restricted Subsidiaries under GAAP.

“Interest Rate Agreement” means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value. For the avoidance of doubt, leases to tenants in the ordinary course of business of the Issuer or any Restricted Subsidiary shall not be deemed to constitute “Investments”.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investment” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Subsidiary” shall mean (1) any Subsidiary engaged principally in the business of directly or indirectly buying, holding, transferring or selling real estate related assets, including securities of companies engaged principally in such business and Indebtedness secured by real estate or equity interests in entities directly or indirectly owning real estate or related assets, and (2) any Subsidiary engaged principally in the business of investment management, including investing in and/or managing Co-investment Vehicles.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). For the avoidance of doubt, the grant by any Person of a non-exclusive license to use intellectual property owned by, licensed to, or developed by such Person and such license activity shall not constitute a grant by such Person of a Lien on such intellectual property.

“Maximum Balance Sheet Leverage Ratio” means as of any date of determination with respect to the Issuer and its Restricted Subsidiaries, the ratio of total Indebtedness (excluding Non-Recourse Indebtedness) to Effective Tangible Net Worth, in each case as of the previous quarter end; provided, however, that:

(1)

if the Issuer or any Restricted Subsidiary has issued any Indebtedness (including if the proceeds of such Indebtedness have been deposited in an escrow account (as described in the definition of “Refinancing

Indebtedness”)) since the previous quarter end that remains outstanding or if the transaction giving rise to the need to calculate the Maximum Balance Sheet Leverage Ratio is an issuance of Indebtedness, or both, the Maximum Balance Sheet Leverage Ratio shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the last day of the previous quarter, and

(2)	if the Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness (including any discharge of Indebtedness to occur upon release of such funds from any escrow account as referenced above) since the previous quarter end or if the transaction giving rise to the need to calculate Maximum Balance Sheet Leverage Ratio will include the repayment, repurchase, defeasance or discharge of Indebtedness, or both, the Maximum Balance Sheet Leverage Ratio shall be calculated after giving effect on a pro forma basis to the discharge of such Indebtedness, as if such discharge had occurred on the last day of the previous quarter,

For purposes of this definition, whenever pro forma effect is to be given to an issuance of Indebtedness or the discharge of Indebtedness, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC.

Solely for purposes of calculating the Maximum Balance Sheet Leverage Ratio under paragraph (a) of the covenant described under “–Certain Covenants–Limitations on Indebtedness,” the term Indebtedness shall exclude Guarantees of Indebtedness of a Co-investment Vehicle or separate account or investment program managed, operated or sponsored by an Investment Subsidiary in an amount not to exceed $50.0 million in the aggregate at any time outstanding and Permitted Non-Recourse Carve-Out Guarantees.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1)	all legal, accounting, investment banking and brokerage fees, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Material Subsidiaries” means all domestic Restricted Subsidiaries designated as Non-Material Subsidiaries by the Issuer; provided, that all such domestic Restricted Subsidiaries may not, in the aggregate at any time have assets (attributable to the Issuer and its domestic Restricted Subsidiaries equity interest in such entities) constituting more than 5% of the Issuer’s total assets on a consolidated basis based on the Issuer’s most recent internal financial statements.

“Non-Recourse Indebtedness” means Indebtedness (including any and all refinancings thereof that would meet the criteria set forth below) of an Investment Subsidiary; provided, however, that (1) such Indebtedness is incurred solely in relation to the permitted investment activities (including investments in Permitted Mortgage Investments) or real estate related activities of such Investment Subsidiary or a Co-investment Vehicle or a separate account or investment program managed, operated or sponsored by an Investment Subsidiary, and (2) such Indebtedness is not Guaranteed by, or otherwise recourse to the Issuer or any Restricted Subsidiary (other than pursuant to a Permitted Non-Recourse Carve-Out Guarantee) other than the Investment Subsidiary that is the borrower; provided, further that, if any such Indebtedness is partially Guaranteed by or otherwise recourse to the Issuer or any Restricted Subsidiary (other than pursuant to a Permitted Non-Recourse Carve-Out Guarantee and other than with respect to the Investment Subsidiary that is the borrower) and therefore does not meet the criteria set forth above, the portion of such Indebtedness that does meet the criteria set forth above shall be “Non-Recourse Indebtedness” hereunder.

“Obligations” means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the confidential Offering Memorandum dated April 7, 2011, pursuant to which the Notes were offered to investors.

“Officer” means the chairman of the board of directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary of Parent or the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of Parent or the Issuer, as the case may be, by an Officer of Parent or the Issuer, respectively.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to Parent or the Issuer, satisfactory to the Trustee.

“Original Issue Date” means April 5, 2011.

“Parent” means Kennedy-Wilson Holdings, Inc., a Delaware corporation, and its successors.

“Parent Guaranty” means the Guarantee by Parent of the Issuer’s obligations with respect to the Notes contained in the Indenture.

“Permitted Co-investment” means any Investment by the Issuer or any of its Restricted Subsidiaries in, or any Guarantee by the Issuer or any of its Restricted Subsidiaries of the Indebtedness of, a Co-investment Vehicle or separate account or investment program managed, operated or sponsored by an Investment Subsidiary; provided, however, that if, and only if such Investment or Guarantee (other than a Permitted Non-Recourse Carve-Out Guarantee), as applicable, is in an amount greater than $10.0 million, then (i) such Investment shall not be greater than 25% of the aggregate commitment (including both committed equity and Indebtedness) of such Co-investment Vehicle or separate account or investment program and (ii) such Guarantee (other than a Permitted Non-Recourse Carve-Out Guarantee) shall not be greater than 25% of the aggregate committed Indebtedness of such Co-investment Vehicle or separate account or investment program; provided further, however, that the total amount of such Guarantees (other than Permitted Non-Recourse Carve-Out Guarantees) shall not exceed $50.0 million in the aggregate at any time outstanding.

“Permitted Holders” means (1) William J. McMorrow, (2) any per Person both the Capital Stock and Voting Stock of which (or in the case of a trust, the beneficial interests of which) are majority owned by William J. McMorrow or a family member of William J. McMorrow, and (3) any family member of William J. McMorrow, or the estate or heirs of William J. McMorrow or any of his family members.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1)	the Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that (A) the primary business of such Restricted Subsidiary is a Related Business and (B) such Restricted Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise, other than restrictions on dividends or distributions permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries;”

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)	Investments made by Parent or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Disposition made in compliance with the covenant described above under “—Certain Covenants—Limitations on Sales of Assets and Subsidiary Stock” or from any other disposition or transfer of assets not constituting an Asset Disposition;

(4)	Investments represented by guarantees that are otherwise permitted by the Indenture;

(5)	cash and Temporary Cash Investments;

(6)	receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)	payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(8)	loans or advances to employees or independent contractors made in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(9)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(10)	any Person where such Investment was acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11)	Hedging Obligations entered into in the ordinary course of the Issuer’s or any Restricted Subsidiary’s business and not for the purpose of speculation;

(12)	any Person to the extent such Investment exists on the Original Issue Date or replaces or refinances an Investment in such Person existing on the Original Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the new Investment is on terms and conditions no less favorable than the Investment being renewed or replaced;

(13)	Investments in insurance on the life of any participant in any deferred compensation plan of the Issuer made in the ordinary course of business;

(14)	Permitted Co-investments; Permitted Non-Recourse Carve-Out Guarantees; Permitted Mortgage Investments and Capital Stock of any Qualified REIT; and

(15)	so long as no Default shall have occurred and be continuing (or result therefrom), any Person in an aggregate amount which, when added together with the amount of all the Investments made pursuant to this clause (15) which at such time have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed $20.0 million at any time outstanding (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts, including deposits under agreements that provide that such deposit constitutes liquidated damages upon breach of such agreement (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s and repairmen’s Liens and other similar Liens, in each case for sums not yet due and payable or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;

(3)	Liens for taxes, fees, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)	Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)	Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations and Attributable Debt), statutory obligations, appeal bonds, performance bonds, mechanic’s lien release bonds and other obligations of a like nature, in each case in the ordinary course of business;

(6)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or conditions, covenants and restrictions, deed restrictions, zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)

Liens securing Indebtedness (including Capital Lease Obligations and Attributable Debt) Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property (real or personal, tangible or intangible), plant or equipment of such Person; provided, however, that the

Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8)	Liens arising out of judgments or awards in respect of which the Issuer or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $10.0 million at any time outstanding;

(9)	Liens existing on the Original Issue Date (other than the Liens securing Indebtedness pursuant to any Credit Facility);

(10)	Liens on property (real or personal, tangible or intangible) or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11)	Liens on property at the time such Person or any of its Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(12)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person;

(13)	Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same properly securing such Hedging Obligations;

(14)	(A) Liens securing Senior Indebtedness Incurred in compliance with the covenant described under “—Certain Covenants—Limitations on Indebtedness” in an aggregate amount not to exceed the amount of Indebtedness Incurred under clause (b)(1) of such covenant and then outstanding, and (B) Liens on Senior Indebtedness securing any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by Liens permitted by this clause (14);

(15)	Liens on specific items of inventory or other goods of such Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person solely to facilitate the purchase, shipment or storage of such inventory or other goods;

(16)	Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution: provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer or any Subsidiary of the Issuer in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United Slates and (B) such deposit account is not intended by the Issuer or any Subsidiary to provide collateral to such depository institution;

(17)	Liens securing Non-Recourse Indebtedness or guarantees thereof (and Refinancings of any of the foregoing) on assets or Capital Stock of Restricted Subsidiaries formed solely for the purpose of, and which engage in no business other than the business of, making Permitted Co-investments;

(18)	Liens encumbering the assets of or secured by Permitted Mortgage Investments or Co-investment Vehicles;

(19)	Liens securing Indebtedness which, taken together with all other Indebtedness secured by Liens (excluding Liens permitted by clauses (1) through (18) above or clause (20) below) at the time of determination, does not exceed $25.0 million; and

(20)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (7), (9), (10) or (11); provided, however, that:

(A)	such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such properly or proceeds or distributions thereof); and

(B)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (9), (10) or (11) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Permitted Mortgage Investment” means any Investment in secured notes, mortgages, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivatives or other secured debt instruments, so long as such Investment does not individually exceed $10.0 million and relates directly or indirectly to real property that constitutes or is used as land, office, multifamily, residential, industrial, retail, hotel or mixed-use property.

“Permitted Non-Recourse Carve-Out Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business and consistent with past practice by the Issuer or a Restricted Subsidiary in financing transactions that are directly or indirectly secured by real property or other related assets (including Capital Stock) of a Restricted Subsidiary (including an Investment Subsidiary), Co-Investment Vehicle, joint venture, Unrestricted Subsidiary or a separate account or investment program managed, operated or sponsored by an Investment Subsidiary and that may be full or partial recourse or non-recourse to the Restricted Subsidiary (including an Investment Subsidiary), Co-Investment Vehicle, joint venture, Unrestricted Subsidiary or separate account or investment program managed, operated or sponsored by an Investment Subsidiary, in each case that is the borrower in such financing, but is non-recourse to Issuer or any other Restricted Subsidiary except for such customary completion or budget guarantees, indemnities or other customary guarantees (including by means of separate indemnification agreements or carve-out guarantees).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Qualified REIT” means a REIT or its operating partnership subsidiary into which Parent, the Issuer or its Restricted Subsidiaries contribute direct or indirect interests in real estate and related assets in exchange for the Capital Stock of the REIT or its operating partnership subsidiary.

“Rating Agencies” means each of S&P and Moody’s or any successor to the respective rating agency business thereof; provided that if either of S&P or Moody’s ceases to provide rating services to issuers or investors, the Issuer may select (as certified by a resolution of the Board of Directors) a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act as a replacement agency for either S&P or Moody’s, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Original Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)	such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2)	such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4)	if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Issuer or (B) Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary; and provided further, however, that to the extent any new Indebtedness to be applied to Refinance any Indebtedness of the Issuer or its Restricted Subsidiaries

•	(x) is incurred in compliance with clauses (1), (2), (3) and (4) above and with the covenant described under “—Certain Covenants—Limitations on Indebtedness,”

•

(y) the net proceeds of which are deposited into an escrow account at a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) to be held in escrow for a period of not more than 90 days from the date of receipt of such net proceeds, and

•

(z) are to be held in such escrow account (together with any additional necessary funds) for the satisfaction and discharge, defeasance or other extinguishment of the Indebtedness to be Refinanced in connection with its Stated Maturity or in connection with an irrevocable notice of redemption, then such new Indebtedness shall be deemed to be “Refinancing Indebtedness” for the purposes of this definition, notwithstanding that such old Indebtedness remains outstanding pending release of such funds from escrow.

“Registration Rights Agreements” means (i) the Registration Rights Agreement dated April 5, 2011, among the Issuer, Parent, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated; and (ii) the Registration Rights Agreement dated April 12, 2011, among the Issuer, Parent, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Related Business” means any business in which the Issuer was engaged on the Original Issue Date and any business related, ancillary or complementary to any business of the Issuer in which the Issuer was engaged on the Original Issue Date.

“Replacement Assets” means (1) any property or other assets (other than Indebtedness and Capital Stock) used or useful in a Related Business, (2) substantially all the assets of a Related Business or a majority of the Voting Stock of any Person engaged in a Related Business that will become on the date of acquisition thereof a Restricted Subsidiary, (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary that is engaged in a Related Business, (4) any Permitted Co-investment, or (5) Capital Stock of any Qualified REIT.

“Restricted Payment” with respect to any Person means:

(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Issuer or a Restricted Subsidiary, and other than dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary in accordance with its organizational documents to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Issuer (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Issuer that is not Disqualified Stock);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person, if such Person is the Issuer or a Subsidiary Guarantor (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Issuer or a Restricted Subsidiary on the Original Issue Date or thereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer of a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Original Issue Date or thereafter Incurred; and

(2)

accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable.

Unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes or the Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)	any obligation of such Person to any Subsidiary;

(2)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(4)	any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person;

(5)	any Capital Stock; or

(6)	that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause (6) if (x) the holders of such Indebtedness or their representative or the Issuer shall have furnished to the Trustee an opinion of recognized independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officer’s Certificate) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (y) such Indebtedness consists of Bank Indebtedness, and the holders of such Indebtedness or their agent or representative (1) had no actual knowledge at the time of the Incurrence that the Incurrence of such Indebtedness violated the Indenture and (2) shall have received an Officer’s Certificate to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture.

“Series A Preferred Stock” means the Parent’s 6.00% Series A Preferred Stock.

“Series B Preferred Stock” means the Parent’s 6.452% Series B Preferred Stock.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Debentures” means the Issuer’s junior subordinated debentures due 2037, outstanding on the Original Issue Date.

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Original Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person,

and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantor” means each Subsidiary of the Issuer that executed the Indenture as a guarantor on the Original Issue Date and each other Subsidiary of the Issuer that thereafter guarantees the Notes pursuant to the terms of the Indenture. The following Subsidiaries of the Issuer will execute the Indenture as Guarantors on the Original Issue Date: Kennedy-Wilson Holdings, Inc., a Delaware corporation; Kennedy-Wilson Properties, Ltd., a Delaware corporation; Kennedy-Wilson Property Services, Inc., a Delaware corporation; Kennedy-Wilson Property Services II, Inc., a Delaware corporation; Kennedy Wilson Property Services III, L.P., a Delaware limited partnership; Kennedy-Wilson Property Equity, Inc., a Delaware corporation; Kennedy-Wilson Property Equity II, Inc., a Delaware corporation; Kennedy-Wilson Property Special Equity, Inc., a Delaware corporation; Kennedy-Wilson Property Special Equity II, Inc., a Delaware corporation; Kennedy Wilson Property Special Equity III, LLC, a Delaware limited liability company; K-W Properties, a California corporation; Kennedy Wilson Property Services III GP, LLC, a Delaware limited liability company; KW BASGF II Manager, LLC, a Delaware limited liability company; KWF Investors I, LLC, a Delaware limited liability company; KWF Investors II, LLC, a Delaware limited liability company; KWF Investors III, LLC, a Delaware limited liability company; KWF Manager I, LLC, a Delaware limited liability company; KWF Manager II, LLC, a Delaware limited liability company; KWF Manager III, LLC, a Delaware limited liability company; Kennedy Wilson Overseas Investments, Inc., a Delaware corporation; Fairways 340 Corp., a Delaware corporation; KW ¬Richmond, LLC, a Delaware limited liability company; Pacifica West Coast Partners, LLC, a California limited liability company; SG KW Venture I Manager LLC, a Delaware limited liability company; KW Loan Partners I LLC, a Delaware limited liability company; KW Loan Partners II LLC, a California limited liability company; KW Sunrise Carlsbad, LLC, a Delaware limited liability company; Sunrise Property Associates, LLC, a Delaware limited liability company; KW Summer House Manager, LLC, a Delaware limited liability company; KW Mill Creek Property Manager, LLC, a California limited liability company; KW Montclair, LLC, a Delaware limited liability company; KW Blossom Hill Manager, LLC, a Delaware limited liability company; KW Serenade Manager, LLC, a Delaware limited liability company; K-W Santiago Inc., a California corporation; KW Anaheim Land Partners LLC, a Delaware limited liability company; KW Redmond Manager, LLC, a Delaware limited liability company; Dillingham Ranch Aina LLC, a Delaware limited liability company; 68-540 Farrington, LLC, a Delaware limited liability company; KW Dillingham Aina LLC, a Delaware limited liability company; Kennedy Wilson Fund Management Group, LLC, a California limited liability company; Kennedy-Wilson International, a California corporation; Kennedy-Wilson Tech, Ltd., a California corporation; KW Multi-Family Management Group, LLC, a California limited liability company; KWP Financial I, a California corporation; Kennedy-Wilson Properties, LTD., an Illinois corporation; and Kennedy Wilson Auction Group Inc., a California corporation.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Issuer’s obligations with respect to the Notes.

“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)	investments in time deposit accounts, bankers’ acceptances, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above and clauses (4) and (5) below entered into with a bank meeting the qualifications described in clause (2) above;

(4)	investments in commercial paper, maturing not more than one year from the date of creation thereof, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; and

(5)	investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain Covenants— Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Issuer could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” (irrespective of whether that covenant remains in effect) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described under “—Certain Covenants—Limitation on Indebtedness,” whenever it is necessary to determine whether the Issuer has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer or one or more Wholly Owned Subsidiaries.

Book-Entry, Delivery and Form

The exchange notes will be issued in registered, global form (the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A. /N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)	the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes under prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture).

Same Day Settlement and Payment

The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuer will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material United States federal income tax considerations relevant to the exchange of the outstanding notes for exchange notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Code, United States Treasury regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:

•	banks, insurance companies and other financial institutions;

•	United States expatriates and certain former citizens or long-term residents of the United States;

•	holders subject to the alternative minimum tax;

•	dealers in securities;

•	traders in securities;

•	partnerships, S corporations or other pass-through entities;

•	real estate investment trusts or regulated investment companies;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	tax-exempt organizations;

•	persons holding the notes as part of a “straddle,” “conversion transaction” or other risk reduction transaction; and

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

Holders of notes should consult their tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws, and any tax treaties.

Exchange Pursuant to the Exchange Offer

The exchange of the outstanding notes for the exchange notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the outstanding notes exchanged therefor and the same tax consequences to holders as the exchange notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days after the day the registered exchange offer expires, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may request in the letter of transmittal.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain matters will be passed on for us by Kulik, Gottesman & Siegel LLP, Los Angeles, California. The validity of the exchange notes and the related guarantees offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Kennedy-Wilson Holdings, Inc. and the related financial statement schedule as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and, with respect to the 2009 financial statements of KW Residential LLC, Grant Thornton Taiyo ASG, independent registered accounting firm, whose reports appear in our Annual Report on Form 10-K for the year ended December 31, 2010, and are included herein and incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

The consolidated balance sheet of KW Residential LLC and subsidiaries, as of December 31, 2010, and the related consolidated statements of operations and comprehensive income, members’ equity and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG AZSA LLC, independent registered public accounting firm, whose report appears in our Annual Report on Form 10-K for the period ended December 31, 2010, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of KW Residential LLC and subsidiaries, as of December 31, 2009, and the related consolidated statements of operations and comprehensive income, members’ equity and cash flows for each of the two years in the period ended December 31, 2009, have been incorporated by reference herein in reliance upon the report of Grant Thornton Taiyo ASG, independent registered public accounting firm, whose report appears in our Annual Report on Form 10-K for the period ended December 31, 2010, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statements of financial condition of KW Property Fund III, L.P. and KW Property Fund III (QP-A), L.P. including the combined schedules of investments as of December 31, 2010 and 2009, and the related combined statements of operations, partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, whose reports appear in our Annual Report on Form 10-K for the year ended December 31, 2010, and are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined balance sheet of KW/WDC Portfolio Member LLC and subsidiaries and One Carlsbad as of December 31, 2010, and the related combined statements of operations, equity, and cash flows for the year ended December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, whose reports appear in our Annual Report on Form 10-K for the year ended December 31, 2010, and are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The historical summaries of gross income and direct operating expenses of 303-333 Hegenberger for the years ended December 31, 2010, 2009, and 2008 and the historical summary of gross income and direct operating expenses of 9320 Telstar Avenue for the year ended December 31, 2010 have been included herein in reliance upon the report of KPMG LLP, independent auditors, whose reports are included herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s reports refer to the fact that the historical summaries of gross income and direct operating expenses of 303-333 Hegenberger and the historical summary of gross income and direct operating expenses of 9320 Telstar Avenue were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of gross income and direct operating expenses.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES, FINANCIAL STATEMENTS OF REAL ESTATE ACQUIRED AND PRO FORMA FINANCIAL INFORMATION

KENNEDY-WILSON HOLDINGS, INC. CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets as of September 30, 2011 (unaudited) and December 31, 2010	F-2

Consolidated Statements of Operations and Comprehensive (Loss) Income for the three and nine months ended September 30, 2011 (unaudited) and 2010 (unaudited)	F-3

Consolidated Statement of Equity as of September 30, 2011 (unaudited)	F-4

Consolidated Statements of Cash Flows for the nine months ended September 30, 2011 (unaudited) and 2010 (unaudited)	F-5

Notes to Consolidated Financial Statements (unaudited)	F-7

KENNEDY-WILSON HOLDINGS, INC. CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-29

Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting	F-30

Consolidated Balance Sheets as of December 31, 2010 and 2009	F-31

Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2010, 2009 and 2008	F-32

Consolidated Statement of Equity as of December 31, 2008, 2009 and 2010	F-33

Consolidated Statements of Cash Flows for the years ended December 31, 2010, 2009 and 2008	F-35

Notes to Consolidated Financial Statements	F-38

Schedule III – Real Estate and Accumulated Depreciation	F-76

KENNEDY-WILSON HOLDINGS, INC. FINANCIAL STATEMENTS OF REAL ESTATE ACQUIRED

303-333 Hegenberger:

Independent Auditors’ Report	F-78

Historical Summaries of Gross Income and Direct Operating Expenses for the Nine Months Ended September 30, 2011 (Unaudited) and the Years Ended December 31, 2010, 2009 and 2008	F-79

Notes to Historical Summaries of Gross Income and Direct Operating Expenses for the Nine Months Ended September 30, 2011 (Unaudited) and the Years Ended December 31, 2010, 2009 and 2008	F-80

9320 Telstar Avenue:

Independent Auditors’ Report	F-82

Historical Summary of Gross Income and Direct Operating Expenses for the Nine Months Ended September 30, 2011 (Unaudited) and the Year Ended December 31, 2010	F-83

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the Nine Months Ended September 30, 2011 (Unaudited) and the Year Ended December 31, 2010	F-84

KENNEDY-WILSON HOLDINGS, INC. PRO FORMA FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc. and Subsidiaries Pro Forma Financial Information	F-86

Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive (Loss) Income for the Nine Months Ended September 30, 2011	F-87

Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive (Loss) Income for the Year Ended December 31, 2010	F-89

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Cash and cash equivalents	$147,414,000	$46,968,000
Accounts receivable	1,951,000	2,097,000
Accounts receivable—related parties	10,596,000	7,062,000
Notes receivable	16,946,000	20,264,000
Notes receivable—related parties	22,292,000	3,837,000
Real estate, net	113,619,000	82,701,000
Investments in joint ventures ($45,127,000 and $34,654,000 carried at fair value as of September 30, 2011 and December 31, 2010)	345,038,000	266,853,000
Loan pool participations	31,590,000	25,218,000
Marketable securities	5,658,000	33,000
Other assets	20,940,000	8,850,000
Goodwill	23,965,000	23,965,000

Total assets	$740,009,000	$487,848,000

Liabilities and equity
Liabilities
Accounts payable	$353,000	$1,504,000
Accrued expenses and other liabilities	30,896,000	9,064,000
Accrued salaries and benefits	5,014,000	10,721,000
Accrued and deferred tax liability	22,572,000	25,871,000
Senior notes payable	249,372,000	—
Notes payable	—	24,783,000
Borrowings under line of credit	—	27,750,000
Mortgage loans payable	38,217,000	35,249,000
Junior subordinated debentures	40,000,000	40,000,000

Total liabilities	386,424,000	174,942,000

Equity
Cumulative preferred stock, $0.0001 par value: 1,000,000 shares authorized $1,000 per share liquidation preference,
6.00% Series A, 100,000 shares issued as of September 30, 2011 and December 31, 2010, mandatorily convertible on May 19, 2015	—	—
6.46% Series B, 32,550 shares issued as of September 30, 2011 and December 31, 2010, mandatorily convertible on November 3, 2018	—	—
Common stock, $0.0001 par value: 125,000,000 shares authorized, 46,089,646 and 41,291,596 shares issued and 44,974,706 and 40,179,906 shares outstanding as of September 30, 2011 and December 31, 2010, respectively	5,000	4,000
Additional paid-in capital	337,988,000	284,669,000
Retained earnings	3,890,000	17,777,000
Accumulated other comprehensive income	7,467,000	9,043,000
Common stock held in treasury, at cost, $0.0001 par value, 1,114,940 and 1,111,690 held at September 30, 2011 and December 31, 2010, respectively	(11,337,000)	(11,301,000)

Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	338,013,000	300,192,000
Noncontrolling interests	15,572,000	12,714,000

Total equity	353,585,000	312,906,000

Total liabilities and equity	$740,009,000	$487,848,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive (Loss) Income

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenue
Management and leasing fees	$4,862,000	$2,300,000	$9,657,000	$6,513,000
Management and leasing fees—related party	2,989,000	3,829,000	8,151,000	9,589,000
Commissions	1,329,000	1,973,000	4,842,000	4,353,000
Commissions—related party	1,930,000	2,034,000	3,587,000	4,319,000
Sale of real estate	—	—	417,000	3,937,000
Rental and other income	1,666,000	1,637,000	3,359,000	2,934,000

Total revenue	12,776,000	11,773,000	30,013,000	31,645,000
Operating expenses
Commission and marketing expenses	1,641,000	263,000	3,015,000	2,032,000
Compensation and related expenses	8,473,000	12,414,000	24,562,000	29,400,000
Cost of real estate sold	—	—	397,000	2,714,000
General and administrative	3,329,000	3,457,000	9,183,000	8,263,000
Depreciation and amortization	931,000	616,000	1,828,000	1,197,000
Rental operating expenses	1,195,000	897,000	2,248,000	1,421,000

Total operating expenses	15,569,000	17,647,000	41,233,000	45,027,000
Equity in joint venture (loss) income	(646,000)	5,191,000	7,229,000	5,162,000
Interest income from loan pool participations and notes receivable	1,048,000	4,209,000	5,835,000	7,950,000

Operating (loss) income	(2,391,000)	3,526,000	1,844,000	(270,000)
Non-operating income (expense)
Interest income	74,000	53,000	264,000	168,000
Interest income—related party	561,000	91,000	970,000	477,000
Remeasurement gain	—	—	6,348,000	2,108,000
Gain on extinguishment of debt	—	—	—	16,670,000
Loss on extinguishment of debt	—	(4,788,000)	—	(4,788,000)
Interest expense	(6,117,000)	(2,198,000)	(13,874,000)	(6,492,000)

(Loss) income before benefit from (provision for) income taxes	(7,873,000)	(3,316,000)	(4,448,000)	7,873,000
Benefit from (provision for) income taxes	2,997,000	(383,000)	2,162,000	(4,335,000)

Net (loss) income	(4,876,000)	(3,699,000)	(2,286,000)	3,538,000
Net loss (income) attributable to the noncontrolling interests	42,000	(1,215,000)	(1,295,000)	(2,374,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	(4,834,000)	(4,914,000)	(3,581,000)	1,164,000
Preferred dividends and accretion of preferred stock issuance costs	(2,036,000)	(1,804,000)	(6,708,000)	(2,524,000)

Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	(6,870,000)	(6,718,000)	(10,289,000)	(1,360,000)
Other comprehensive (loss) income, net of tax	(1,783,000)	2,912,000	(1,576,000)	5,098,000

Total comprehensive (loss) income	$(8,653,000)	$(3,806,000)	$(11,865,000)	$3,738,000

Basic and diluted loss per share
Basic and diluted loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(0.16)	$(0.17)	$(0.25)	$(0.03)

Weighted average number of common shares outstanding	44,016,880	38,961,822	40,712,496	39,062,570

Dividends declared per common share	$0.04	$—	$0.08	$—

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statement of Equity

(unaudited)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Noncontrolling Interests
	Shares	Amount	Shares	Amount						Total
Balance at December 31, 2010	132,550	$—	40,179,906	$4,000	$284,669,000	$17,777,000	$9,043,000	$(11,301,000)	$12,714,000	$312,906,000
Issuance of 4,800,000 shares of common stock	—	—	4,800,000	1,000	51,959,000	—	—	—	—	51,960,000
Repurchase of 3,250 common shares	—	—	(3,250)	—	—	—	—	(36,000)	—	(36,000)
Repurchase of 1,400,000 warrants	—	—	—	—	(2,434,000)	—	—	—	—	(2,434,000)
Stock-based compensation	—	—	—	—	3,761,000	—	—	—	—	3,761,000
Shares forfeited net of 3,000 common stock issued under 2009 Equity Participation Plan	—	—	(1,950)	—	—	—	—	—	—	—
Other comprehensive income:
Unrealized holding losses on available for sale securities, net of tax of $3,063,000	—	—	—	—	—	—	(4,592,000)	—	—	(4,592,000)
Foreign currency translation gain, net of tax of $3,311,000	—	—	—	—	—	—	5,058,000	—	—	5,058,000
Forward foreign currency loss, net of tax of $1,347,000	—	—	—	—	—	—	(2,042,000)	—	—	(2,042,000)
Preferred stock dividends	—	—	—	—	—	(6,675,000)	—	—	—	(6,675,000)
Common stock dividends	—	—	—	—	—	(3,598,000)	—	—	—	(3,598,000)
Accretion of preferred stock issuance costs	—	—	—	—	33,000	(33,000)	—	—	—	—
Net (loss) income	—	—	—	—	—	(3,581,000)	—	—	1,295,000	(2,286,000)
Contributions from noncontrolling interests	—	—	—	—	—	—	—	—	2,259,000	2,259,000
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(696,000)	(696,000)

Balance at September 30, 2011	132,550	$—	44,974,706	$5,000	$337,988,000	$3,890,000	$7,467,000	$(11,337,000)	$15,572,000	$353,585,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	Nine months ended September 30,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$(2,286,000)	$3,538,000
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Gain from sale of real estate	(20,000)	(1,223,000)
Gain on extinguishment of debt	—	(16,670,000)
Loss on extinguishment of debt	—	4,788,000
Remeasurement gain	(6,348,000)	(2,108,000)
Depreciation and amortization	1,828,000	1,197,000
Provision for deferred income taxes	(2,200,000)	6,752,000
Amortization of deferred loan costs	549,000	190,000
Amortization of beneficial conversion of convertible subordinated debt	—	168,000
Amortization of discount and accretion of premium on issuance of the senior notes payable	28,000	—
Equity in joint venture income	(7,229,000)	(5,162,000)
Accretion of interest income on loan pool participations and notes receivable	(5,762,000)	(6,353,000)
Stock based compensation	3,761,000	5,976,000
Change in assets and liabilities:
Accounts receivable	190,000	(1,318,000)
Accounts receivable—related parties	(3,534,000)	(2,954,000)
Income tax receivable	—	6,848,000
Operating distributions from joint ventures	2,640,000	4,242,000
Operating distributions from loan pool participation	1,198,000	—
Other assets	(3,487,000)	(730,000)
Accounts payable	(1,238,000)	(260,000)
Accrued expenses and other liabilities	13,148,000	(365,000)
Accrued salaries and benefits	(5,707,000)	2,477,000

Net cash used in operating activities	(14,469,000)	(967,000)
Cash flows from investing activities:
Additions to notes receivable	(5,644,000)	(27,190,000)
Settlements of notes receivable	559,000	70,000
Additions to notes receivable—related parties	(23,322,000)	(3,975,000)
Settlements of notes receivable—related parties	4,867,000	8,721,000
Net proceeds from sale of real estate	416,000	3,639,000
Purchases of and additions to real estate	(1,930,000)	(18,578,000)
Investment in marketable securities	(7,382,000)	—
Distributions from joint ventures	18,507,000	4,461,000
Contributions to joint ventures	(95,492,000)	(66,833,000)
Contributions to loan pool participations	(2,901,000)	(9,612,000)

Net cash used in investing activities	(112,322,000)	(109,297,000)

Cash flow from financing activities:
Issuance of senior notes payable	249,344,000	—
Borrowings under notes payable	—	4,250,000
Repayment of notes payable	(24,783,000)	(4,200,000)
Borrowings under lines of credit	19,000,000	37,250,000
Repayment of lines of credit	(46,750,000)	(25,500,000)
Borrowings under mortgage loans payable	17,077,000	20,016,000
Repayment of mortgage loans payable	(30,109,000)	(19,763,000)
Repayment of convertible subordinated debt	—	(32,550,000)
Debt issue costs	(7,486,000)	(645,000)
Issuance of preferred stock	—	132,294,000
Issuance of common stock	51,360,000	—
Repurchase of common stock	(36,000)	(10,180,000)
Repurchase of warrants	(2,434,000)	(8,584,000)
Dividends paid	(7,874,000)	(2,508,000)
Contributions from noncontrolling interests	2,259,000	6,952,000
Distributions to noncontrolling interests	(696,000)	(2,096,000)

Net cash provided by financing activities	218,872,000	94,736,000
Effect of currency exchange rate changes on cash and cash equivalents	8,365,000	8,457,000

Net change in cash and cash equivalents	100,446,000	(7,071,000)
Cash and cash equivalents, beginning of period	46,968,000	57,784,000

Cash and cash equivalents, end of period	$147,414,000	$50,713,000

See accompanying notes to consolidated financial statements.

	Nine months ended September 30,
	2011	2010
Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities, net of tax of $3,063,000 and $8,000	$(4,590,000)	$(14,000)
Accretion of preferred stock issuance costs	33,000	—
During the nine months ended September 30, 2011, as a result of the acquisition of a 100% interest in an approximate 200,000 square foot office portfolio, real estate increased by $17,680,000, accounts receivable increased by $44,000, other assets increased by $50,000, accounts payable increased by $87,000, accrued expenses and other liabilities increased by $991,000 and mortgage loans payable increased by $16,000,000	(696,000)	—
During the nine months ended September 30, 2011, as a result of the sale of a controlling interest in a piece of land in Kent, Washington, real estate decreased $696,000	696,000	—
During the nine months ended September 30, 2010, as a result of the consolidation of two of Kennedy-Wilson’s joint ventures, accounts receivable increased by $171,000, real estate increased by $71,862,000, investment in joint venture decreased by $6,256,000, other assets increased by $3,174,000, accrued expenses and other liabilities increased by $323,000 and mortgage loans payable increased by $66,501,000	—	(2,127,000)

During the nine months ended September 30, 2011, as a result of Kennedy-Wilson’s foreclosure of four assets in its consolidated loan portfolio, notes receivable decreased by $9,496,000 and real estate increased by $9,496,000.

During the nine months ended September 30, 2011, Kennedy-Wilson issued 4,400,000 shares of its common stock to an institutional investor for $10.70 per share when the market value was $12.20. In addition, as a result of its contractual rights, the preferred shareholder also acquired 400,000 shares for $10.70 per share, representing a $600,000 discount. Because the discount was the result of the preferred shareholder’s contractual rights, it is reflected as a non-cash preferred dividend.

On September 12, 2011, Kennedy-Wilson declared dividends on its common stock totaling $1.8 million. The dividends were paid subsequent to September 30, 2011.

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2011

(Unaudited)

NOTE 1—BASIS OF PRESENTATION

Kennedy-Wilson Holdings, Inc.’s (together with its wholly owned and controlled subsidiaries, “we,” “us,” “our,” “the Company” or “Kennedy-Wilson”) unaudited interim consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles used in the preparation of the Kennedy-Wilson’s annual financial statements. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of Kennedy-Wilson, all adjustments, consisting of only normal and recurring items, necessary for a fair presentation of the results of operations for the three and nine months ended September 30, 2011 and 2010 have been included. The results of operations for these periods are not necessarily indicative of results that might be expected for the full year ending December 31, 2011. For further information, your attention is directed to the footnote disclosures found in Kennedy-Wilson’s Annual Report on Form 10-K for the year ended December 31, 2010.

The consolidated financial statements include the accounts of Kennedy-Wilson and its wholly owned and controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In addition, Kennedy-Wilson evaluates its relationships with other entities to identify whether they are variable interest entities (VIEs) as defined in the FASB Accounting Standards Codification (ASC) Subtopic 810-10 and to assess whether it is the primary beneficiary of such entities. If the determination is made that Kennedy-Wilson is the primary beneficiary, then that entity is included in the consolidated financial statements in accordance with the ASC Subtopic 810-10.

The ownership of the other interest holders in consolidated subsidiaries is reflected as noncontrolling interests. The preparation of the accompanying consolidated financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosure about contingent assets and liabilities, and reported amounts of revenues and expenses. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

Certain amounts previously reported in our December 31, 2010 financial statements have been reclassified to conform to the September 30, 2011 presentation on the consolidated balance sheet.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ADOPTION OF NEW ACCOUNTING PRONOUNCEMENTS

REVENUE RECOGNITION—Performance fees or carried interest are allocated to the general partner, special limited partner or asset manager of Kennedy-Wilson’s real estate funds and loan pool participations based on cumulative performance of the fund and loan pools and are subject to preferred return thresholds of the limited partners and participants. At the end of each reporting period, Kennedy-Wilson calculates the performance fee that would be due to the general partner, special limited partner or asset manager’s interests for a fund or loan pool, pursuant to the fund agreement or participation agreements, as if the fair value of the underlying investments were realized as of such date, irrespective of whether such amounts have been realized. As the fair value of underlying investments varies between reporting periods, it is necessary to make adjustments to amounts recorded as performance fees to reflect either (a) positive performance resulting in an increase in the performance fee allocated to the general partner or asset manager or (b) negative performance that would cause the amount due to Kennedy-Wilson to be less than the amount previously recognized as revenue, resulting in a negative adjustment to performance fees allocated to the general partner or asset manager. Substantially all of the carried interest is recognized in equity in joint venture income and substantially all of the performance fees are recognized in management and leasing fees in our consolidated statement of operations and comprehensive (loss) income. Total performances fees recognized through September 30, 2011 that may be reversed in future periods if there is negative fund performance were $2.6 million. $1.1 million of the performance fees were recognized during the nine months ended September 30, 2011. None of the performance fees were recognized during the nine months ended September 30, 2010.

INVESTMENTS IN LOAN POOL PARTICIPATIONS AND NOTES RECEIVABLE—Interest income from investments in loan pool participations and notes receivable are recognized on a level yield basis under the provisions of Loans and Debt Securities Acquired with Deteriorated Credit Quality ASC Subtopic 310-30, where a level yield model is utilized to determine a yield rate which, based upon projected future cash flows, accretes interest income over the estimated holding period. In the event that the present value of those future cash flows is less than net book value, a loss would be immediately recorded. When the future cash flows of a note cannot be reasonably estimated, cash payments are applied to the cost basis of the note until it is fully recovered before any interest income is recognized.

ACCOUNTS RECEIVABLE—Accounts receivable are recorded at the contractual amount as determined by the underlying agreements and do not bear interest. An allowance for doubtful accounts is provided when the Company determines there are probable credit losses in the Company’s existing accounts receivable and is determined based on historical experience. The Company reviews its accounts receivable for probable credit losses on a quarterly basis. As of September 30, 2011, the Company had no allowance for doubtful accounts and during the three and nine months ended September 30, 2011 and September 30, 2010 had recorded no provision for doubtful accounts.

INVESTMENTS IN MARKETABLE SECURITIES—Investments in marketable equity securities are categorized as available-for-sale in accordance with the provision of Investments—Debt and Equity Securities ASC Subtopic 320-10. Available for-sale securities are carried at fair value with period unrealized gains and losses included in other comprehensive income. Realized gains and losses and declines in value judged to be other-than-temporary are included in net income. Interest and dividends on securities classified as available-for-sale are included in interest and other income.

RECENT ACCOUNTING PRONOUNCEMENTS—In June 2011, the FASB issued Accounting Standards Codification (ASC) Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. Update No. 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Update 2011-05 requires an entity to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The adoption of this update is not expected to have a material impact to our financial statements.

In May 2011, the FASB issued Accounting Standards Codification (ASC) Update No. 2011-04, Fair Value Measurement—Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in US GAAP and IRFS. Update No. 2011-04 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Update 2011-04 is intended to result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRS. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. The adoption of this update is not expected to have a material impact to our financial statements.

In September 2011, the FASB issued Accounting Standards Codification (ASC) Update No. 2011-08, Intangibles-Goodwill and Other (Topic 350): Testing Goodwill for Impairment intended to simplify goodwill impairment testing. Entities will be permitted to perform a qualitative assessment on goodwill impairment to determine whether it is more likely than not (defined as having a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. This guidance is effective for goodwill impairment tests performed in interim and annual periods for fiscal years beginning after December 15, 2011. The adoption of this update is not expected to have a material impact on our financial statements.

NOTE 3—BUSINESS COMBINATION

On June 28, 2011, Kennedy-Wilson acquired a 100% interest in an approximate 200,000 square foot office portfolio in Oakland, California (the “Portfolio”) from a related party fund (the “Seller”) in which Kennedy-Wilson has a 5% ownership interest. The assets and liabilities of the Portfolio since the date of acquisition have been consolidated at fair value in accordance with Business Combinations ASC Subtopic 805-10. The results of the operations of the Portfolio from the acquisition date to September 30, 2011 were immaterial. The amounts of $15.0 million in building, $2.5 million in acquired intangibles, $6.2 million in land, $0.6 million in cash and cash equivalents, $0.1 million in accounts receivables and other assets, $16.0 million in mortgage loans payable, and $1.1 million in other liabilities were recorded as a result of the combination. Direct costs of the business combination have been charged to operations in the period that such costs were incurred. Additionally, Kennedy-Wilson will pay the Seller 15% of all profits realized by Kennedy-Wilson in excess of a 10% internal rate of return. Accordingly, Kennedy-Wilson has recorded a liability of $0.7 million, at fair value, for the 15% contingent interest. This interest will be re-evaluated on an on-going basis.

As a result of remeasuring its basis at fair value (utilizing an income approach), Kennedy-Wilson recorded a remeasurement gain in the amount of $6.3 million in the accompanying consolidated statement of operations and comprehensive (loss) income. The gain recognized represented the fair value in excess of the price paid.

The Portfolio revenue and earnings included in the accompanying consolidated statement of operations and comprehensive (loss) income for the three months ended September 30, 2011, and the revenue and earnings on a pro forma basis, assuming the acquisition of the Portfolio occurred on January 1, 2011 and January 1, 2010, were as follows:

Unaudited, dollars in thousands, except for per share data	Revenue	Net Income Attributable to Kennedy-Wilson common shareholders	Basic loss per share
Actual Portfolio from June 28, 2011—September 30, 2011	$709	$(66)	$—
Supplemental pro forma from January 1, 2011—September 30, 2011	31,342	(10,899)	(0.27)
Supplemental pro forma from January 1, 2010—September 30, 2010	33,639	(2,270)	(0.06)

This unaudited pro forma information is not intended to represent or be indicative of what would have occurred if the transaction had taken place on the dates presented and is not indicative of what Kennedy-Wilson’s actual results of operations would have been had the acquisition been completed at the beginning of the periods indicated above.

NOTE 4—NOTES RECEIVABLE

In September 2011, Kennedy-Wilson issued and advanced, through a promissory note, $10.0 million to One Baxter Way, L.P., an equity method investment and related party. The note bears interest at a rate of 12%, is interest only, and is due on November 20, 2011. The interest recognized on the note is included in interest income—related party in the accompanying consolidated statement of operations and comprehensive (loss) income.

In May 2011, Kennedy-Wilson collected the $2.0 million outstanding balance on its note receivable due from the Bay Area Smart Growth Fund II, LLC.

During the nine months ended September 30, 2011, Kennedy-Wilson issued and advanced additional monies on an unsecured note receivable to KW Property Fund II, LP, an equity method investment and related party. The note had an outstanding balance of $8.4 million as of September 30, 2011. The note bears interest at a rate of 20%, is interest only, and is due on October 31, 2011. The interest recognized on the note is included in interest income—related party in the accompanying consolidated statement of operations and comprehensive (loss) income.

During the nine months ended September 30, 2011, Kennedy-Wilson increased its unsecured note receivable with 5th and Madison, LLC, an equity method investment and related party, by $1.0 million to $3.9 million. The note bears interest at a rate of 15%, is interest only, and is due on December 31, 2011. The interest recognized on the note is included in interest income—related party in the accompanying consolidated statement of operations and comprehensive (loss) income.

In September 2011, Kennedy-Wilson issued and advanced, through a promissory note, $5.6 million (with a maximum amount of $6.7 million) to an unrelated party, secured by a 16-unit condominium property in Los Angeles, California. The note bears interest at a rate of 12%, with principal repayments due upon the sale of each condominium unit, and is due on September 30, 2012. The interest recognized on the note is included in interest income in the accompanying consolidated statement of operations and comprehensive (loss) income.

In April 2010, Kennedy-Wilson purchased a pool of loans or notes receivable with deteriorated credit quality from a bank for $25.3 million. As of September 30, 2011, the assets and debt related to the pool of loans are $9.5 million and $5.2 million, respectively. The amount contractually due under the terms of the notes as of September 30, 2011 is $14.7 million. Contractual payments of principal and interest of $0.2 million are due monthly as of September 30, 2011. Kennedy-Wilson expects to accrete $3.5 million in interest on notes receivable over the total estimated collection period. During the three and nine month periods ended September 30, 2011 and 2010, Kennedy-Wilson accreted $0.2 million and $1.1 million, and $1.0 million and $1.6 million, respectively, as interest on notes receivable in the accompanying consolidated statements of operations and comprehensive (loss) income. From acquisition through September 30, 2011, Kennedy-Wilson has accreted $3.5 million of interest on notes receivable in the accompanying consolidated balance sheet.

Additionally, during the nine months ended September 30, 2011, Kennedy-Wilson foreclosed on three assets in Las Vegas, Nevada and one asset in Palm Springs, California in the pool of loans discussed above that had been collateral for loans within the loan pool. As a result of these foreclosures, the real estate was removed from the pool and recorded on Kennedy-Wilson’s consolidated balance sheet at a fair value of $9.5 million. Kennedy-Wilson determined the fair value based on the income approach. The fair value was consistent with the carrying amount within the loan pool and, as such, no gain or loss was recorded.

NOTE 5—REAL ESTATE

See note 3 for discussion of the acquisition of the approximate 200,000 square foot office portfolio in Oakland, California.

See note 4 for discussion of the additions to real estate related to the foreclosure of the real estate assets in our consolidated loan pool.

NOTE 6—INVESTMENTS IN JOINT VENTURES

Kennedy-Wilson has a number of joint venture interests, generally ranging from 5% to approximately 50%, which were formed to acquire, manage and/or sell real estate. Kennedy-Wilson has significant influence over these entities, but not control, and accordingly, these investments are accounted for under the equity method.

During the nine months ended September 30, 2011, Kennedy-Wilson invested in nine new joint ventures totaling $50.7 million and invested $2.7 million to buy out ownership interests from joint venture partners.

During the same period, Kennedy-Wilson made $35.3 million in contributions to existing joint venture investments. Of this amount, $14.2 million, including $0.5 million of noncontrolling interests, was contributed by Kennedy-Wilson to its joint venture in Japan for the purposes of refinancing a large portion of the Japanese multifamily portfolio, $4.5 million was contributed by Kennedy-Wilson to refinance two multifamily projects in Kent, Washington, $3.6 million was contributed to pay down a loan on an existing residential investment in Walnut Creek, California, and $7.0 million was contributed to increase its interest in a project in Northern California.

Additionally, during the nine months ended September 30, 2011, Kennedy-Wilson received $21.1 million in distributions from its joint ventures.

As of September 30, 2011, Kennedy-Wilson has unfulfilled capital commitments totaling $15.6 million to its joint ventures. As we identify investment opportunities in the future, we may be called upon to contribute additional capital to joint ventures in satisfaction of our capital commitment obligations.

Kennedy-Wilson has certain guarantees associated with loans secured by assets held in various joint venture partnerships. The maximum potential amount of future payments (undiscounted) Kennedy-Wilson could be required to make under the guarantees was approximately $21.4 million and $28.4 million as of September 30, 2011 and December 31, 2010, respectively. The guarantees expire through 2015 and Kennedy-Wilson’s performance under the guarantees would be required to the extent there is a shortfall upon liquidation between the principal amount of the loan and the net sales proceeds of the property. Based upon Kennedy-Wilson’s evaluation of guarantees under Estimated Fair Value of Guarantees ASC Subtopic 460-10, the estimated fair value of guarantees made as of September 30, 2011 and December 31, 2010 is immaterial.

NOTE 7—INVESTMENT IN LOAN POOL PARTICIPATION

In August 2011, Kennedy-Wilson, in partnership with a bank, acquired a loan portfolio with deteriorated credit quality totaling $43.7 million in unpaid principal balance. The loan portfolio is comprised of nine nonperforming loans secured by eight retail properties located in Southern California. The amount contractually due under the terms of the notes as of September 30, 2011 is $43.7 million.

In 2010, Kennedy-Wilson, in partnership with a bank, acquired two loan portfolios with deteriorated credit quality. The loan portfolios, which were acquired from a regional bank, are comprised of loans secured by residential, hotel, retail, office, land, multifamily and other assets predominantly located in Southern California. The amount contractually due under the terms of the notes as of September 30, 2011 is $228.7 million.

Contractual payments of principal and interest of $0.8 million are due monthly from the loan pool participations. As of September 30, 2011, Kennedy-Wilson expects to accrete $18.2 million, including $2.1 million of noncontrolling interest, in interest income from loan pool participations over the total estimated collection period. During the three and nine months ended September 30, 2011, Kennedy-Wilson recognized $0.8 million, including an immaterial amount in noncontrolling interests, and $4.7 million, including $0.5 million in noncontrolling interest, respectively, of interest income from loan pool participations in the accompanying consolidated statement of operations and comprehensive (loss) income. During the three and nine months ended September 30, 2010, Kennedy-Wilson recognized $3.2 million, including $0.5 million in noncontrolling interests, and $6.3 million, including $1.0 million in noncontrolling interest, respectively, of interest income from loan pool participations in the accompanying consolidated statement of operations and comprehensive (loss) income. From acquisition through September 30, 2011, Kennedy-Wilson has accreted $14.0 million, including $1.9 million of noncontrolling interests, of interest on notes receivable included in the accompanying consolidated balance sheet.

NOTE 8—MARKETABLE SECURITIES

On August 2, 2011, a subsidiary of Kennedy-Wilson completed the purchase of 53.7 million units of ordinary stock, including 4.7 million noncontrolling interest units, of the Bank of Ireland for a purchase price of

$7.7 million, including noncontrolling interest of approximately $0.7 million, with a commitment, subject to receipt of regulatory and other approvals, to purchase up to an additional 180.2 million units of ordinary stock of the Bank of Ireland at a fixed price of €0.10. Kennedy-Wilson classifies its marketable securities which consist of common equity as available-for-sale and records them at fair value with any unrealized gains or losses reported as a component of other comprehensive income. The fair value was determined based on quoted prices in active markets.

At September 30, 2011, Kennedy Wilson’s marketable securities had a cost basis of $7.7 million and a fair value of $5.6 million. The difference included unrealized losses of $2.1 million which has been accounted for within other comprehensive income in the accompanying consolidated statement of equity.

Kennedy-Wilson accounts for its commitment to purchase the additional 180.2 million units of the Bank of Ireland ordinary stock as available for sale securities consistent with ASC Subtopic 320-10, Investments—Debt and Equity Securities. As of September 30, 2011, the Company recorded a liability and an unrealized loss associated with the committed shares of $5.6 million, which are included in accrued expenses and other liabilities in the accompanying consolidated balance sheet and within other comprehensive income in the accompanying consolidated statement of equity.

The Company has evaluated the unrealized losses as of September 30, 2011 and has concluded that the unrealized losses are temporary in nature. The factors considered included current quoted prices in the active market and the severity and duration of the loss.

NOTE 9—FAIR VALUE MEASUREMENTS AND THE FAIR VALUE OPTION

FAIR VALUE MEASUREMENTS—The following table presents fair value measurements (including items that are required to be measured at fair value and items for which the fair value option has been elected) as of September 30, 2011:

	Level 1	Level 2	Level 3	Total
Marketable securities	$5,658,000	$—	$—	$5,658,000
Investment in joint ventures	—	—	45,127,000	45,127,000

	$5,658,000	$—	$45,127,000	$50,785,000

The following table presents fair value measurements (including items that are required to be measured at fair value and items for which the fair value option has been elected) as of December 31, 2010:

	Level 1	Level 2	Level 3	Total
Marketable securities	$33,000	$—	$—	$33,000
Investment in joint ventures	—	—	34,654,000	34,654,000

	$33,000	$—	$34,654,000	$34,687,000

Kennedy-Wilson’s investment in the ordinary stock units of the Bank of Ireland are classified as available-for-sale and are stated at fair value based upon observed market prices (Level 1 in the fair value hierarchy). Unrealized holding losses on these securities are included in accumulated other comprehensive income.

The following table presents changes in Level 3 investments for the three and nine months ended September 30, 2011 and 2010, respectively:

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Beginning balance	$44,388,000	$20,257,000	$34,654,000	$19,590,000
Unrealized and realized gains	—	(39,000)	3,377,000	775,000
Unrealized and realized losses	—	—	(2,275,000)	—
Purchases	858,000	5,028,000	10,140,000	5,079,000
Sales	(119,000)	(1,568,000)	(769,000)	(1,766,000)

Ending balance	$45,127,000	$23,678,000	$45,127,000	$23,678,000

The change in unrealized and realized gains and losses are included in equity in joint venture (loss) income in the accompanying statements of operations and comprehensive (loss) income.

The change in unrealized gains and losses on Level 3 investments during the three and nine months ended September 30, 2011 for investments still held as of September 30, 2011 was a gain of $0.1 million and $0.2 million respectively.

Kennedy-Wilson records its investment in KW Property Fund III, L.P., Kennedy Wilson Real Estate Fund IV, L.P., and SG KW Venture I, LLC (the “Funds”) based upon the net assets that would be allocated to its interests in the Funds assuming the Funds were to liquidate their investments at fair value as of the reporting date. The Funds report their investments at fair value based on valuations of the underlying real estate and real estate related assets and their related indebtedness secured by real estate. The valuations of real estate, real estate related assets, and indebtedness are based on management estimates of the assets and liabilities using a combination of the income and market approach. There was no material change in the fair value of these investments for the three months ended September 30, 2011. During the nine months ended September 30, 2011, Kennedy-Wilson recorded a decrease in fair value of $0.9 million in equity in joint venture income in the consolidated statements of operations and comprehensive (loss) income. During the three months ended September 30, 2010, there was no material change in the fair value of these investments. During the nine months ended September 30, 2010, Kennedy-Wilson recorded an increase in fair value of $0.8 million in equity in joint venture income in the consolidated statements of operations and comprehensive (loss) income. Kennedy-Wilson’s investment balance in the Funds was $22.0 million and $20.5 million at September 30, 2011 and December 31, 2010, respectively, which are included in investments in joint ventures in the accompanying consolidated balance sheets. As of September 30, 2011 and December 31, 2010, Kennedy-Wilson has unfunded capital commitments to the Funds in the amounts of $11.5 million and $9.2 million, respectively.

FAIR VALUE OPTION—Additionally, Kennedy-Wilson elected the fair value option for two investments in joint venture entities that were acquired during 2008. Kennedy-Wilson elected to record these investments at fair value to more accurately reflect the timing of the value created in the underlying investments and report those results in current operations. In May 2011, Kennedy-Wilson purchased an additional 24% (increasing its interest from 24% to 48%) interest in one of its fair value option investments for $7.0 million from a related party fund. Since this amount was less than the fair value of this interest at the time of purchase, this transaction resulted in Kennedy-Wilson recording an increase in fair value of $3.4 million in equity in joint venture income in the consolidated statements of operations and comprehensive (loss) income for the nine months ended September 30, 2011. There was no material change in the fair value of these investments during the three months ended September 30, 2011. During the nine months ended September 30, 2011, Kennedy-Wilson recorded an increase in fair value of $2.0 million in equity in joint venture income in the consolidated statements of operations and comprehensive (loss) income. There was no material change in fair value of these investments during three and nine months ended September 30, 2010, respectively. Kennedy-Wilson determines the fair value of these investments based upon the income approach, utilizing estimates of future cash flows, discount rates and liquidity risks. As of September 30, 2011 and December 31, 2010, these two investments had fair values of $23.1 million and $14.1 million, respectively.

In estimating fair value of real estate held by the Funds and two fair value option investments, Kennedy-Wilson considers significant inputs such as capitalization and discount rates. The table below describes the range of inputs for real estate assets:

	Estimated rates used for
	Capitalization rates	Discount Rates
Multifamily	5% — 6%	7.5% — 8.25%
Office	6.5%	7.5% — 9.0%
Land and condominium	n/a	8.0% — 15.0%
Retail	7.5%	8.25%
Loan	n/a	9.5%

In valuing real estate related assets and indebtedness, Kennedy-Wilson considers significant inputs such as the term of the debt, value of collateral, market loan-to-value ratios, market interest rates and spreads, and credit quality of investment entities. The credit spreads used by Kennedy-Wilson for these types of investments range from 4.5% to 9.5%.

The accuracy of estimating fair value for investments utilizing unobservable inputs cannot be determined with precision, cannot be substantiated by comparison to quoted prices in active markets, and may not be realized in a current sale or immediate settlement of the asset or liability. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including cap rates, discount rates, liquidity risks, and estimates of future cash flows, could significantly affect the fair value measurement amounts.

FAIR VALUE OF FINANCIAL INSTRUMENTS—The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities, accrued salaries and benefits, deferred and accrued income taxes approximate fair value due to their short-term maturities. The carrying value of notes receivable (excluding related party notes receivable as they are presumed not to be an arm’s length transaction) approximates fair value as notes receivable are negotiated based upon the fair value of loans with similar characteristics. Mortgage loans and senior notes approximate fair value as the terms are comparable to the terms currently being offered to Kennedy-Wilson.

NOTE 10—SENIOR NOTES

In April 2011, Kennedy-Wilson, Inc., a wholly-owned subsidiary of Kennedy-Wilson, issued $200 million in aggregate principal amount of its 8.750% senior notes due April 1, 2019 with an effective yield of 8.875% and an additional $50 million in aggregate principal amount of its 8.750% senior notes due April 1, 2019 with an effective yield of 8.486%. Interest on the notes is payable on April 1 and October 1 of each year. If the Notes are redeemed prior to April 1, 2017 a premium must be paid on the redeemed amount. The terms of the notes are governed by an indenture by and among the Issuer, Kennedy-Wilson, as parent guarantor, certain subsidiaries of the Issuer, as subsidiary guarantors and Wilmington Trust FSB, as trustee.

The indenture governing the notes contains various restrictive covenants, including, among others, limitations on our ability and the ability of certain of our subsidiaries to incur or guarantee additional indebtedness, to make restricted payments, pay dividends or make any other distributions from restricted subsidiaries, redeem or repurchase capital stock, sell assets or subsidiary stocks, engage in transactions with affiliates, create or permit liens on assets, enter into sale /leaseback transactions, and enter into consolidations or mergers.

The indenture governing the 8.750% senior Notes limits Kennedy-Wilson’s ability to incur additional indebtedness if, on the date of such incurrence and after giving effect to the new indebtedness, Kennedy-Wilson’s maximum balance sheet leverage ratio (as defined in the indenture) is greater than 1.50 to 1.00. This ratio is measured at the time of incurrence of additional indebtedness.

NOTE 11—LINE OF CREDIT

During the nine months ended September 30, 2011, Kennedy-Wilson borrowed an additional $19.0 million on its line of credit and repaid $46.8 million on its line of credit bringing the outstanding balance at September 30, 2011 to zero.

The unsecured credit facility requires Kennedy-Wilson to maintain (i) a minimum rent adjusted fixed charge coverage ratio (as defined in the unsecured credit facility) of not less than 1.75 to 1.00, measured on a four quarter rolling average basis and (ii) a maximum balance sheet leverage (as defined in the unsecured credit facility) of not greater than 1.50 to 1.00, measured at the end of each calendar quarter. As of the most recent quarter end, Kennedy-Wilson’s adjusted fixed charge coverage ratio was 2.34 to 1.00 and its maximum balance sheet leverage was 0.92 to 1.00.

NOTE 12—NOTES PAYABLE AND JUNIOR SUBORDINATED DEBENTURES

During the nine months ended September 30, 2011, Kennedy-Wilson repaid in full the outstanding balance on it notes payable which were incurred primarily in connection with the acquisition of joint venture investments.

The junior subordinated debentures require Kennedy-Wilson to maintain (i) a fixed charge coverage ratio (as defined in the indenture governing our junior subordinated debentures) of not less than 1.75 to 1.00, measured on a four quarter rolling basis, and (ii) a ratio of total debt to net worth (as defined in the indenture governing the junior subordinated debentures) of not greater than 3.00 to 1.00 at any time. As of the most recent quarter end, Kennedy-Wilson’s fixed charge coverage ratio was 3.59 to 1.00 and its ratio of total debt to net worth was 0.97 to 1.00.

NOTE 13—MORTGAGE LOANS PAYABLE

In March 2011, Kennedy-Wilson entered into a mortgage loan payable for $5.0 million secured by its 2,700-acre ranch in Hawaii. The note bears interest at the First Hawaiian Bank Prime Rate plus 2.50%, is interest only, and matures in April 2014. The loan was repaid in full in April 2011.

In April 2011, Kennedy-Wilson paid off a $2.8 million mortgage loan secured by an office building in Japan. The retired debt had a variable interest rate of the long-term prime lending rate plus 3.50%.

In April 2011, Kennedy-Wilson paid down $5.4 million on its mortgage loan related to its pool of loans or notes receivable.

In June 2011, as a result of the acquisition of the 100% interest in the office portfolio in Oakland, California, Kennedy-Wilson assumed a mortgage loan with an unpaid principal balance of $22.6 million at a fair value of $17.0 million. Subsequent to the acquisition, the loan was repaid in full through a $12.0 million refinancing and additional funding from Kennedy-Wilson. As of September 30, 2011, the mortgage loan had a carrying value of $12.0 million, bears interest at a fixed rate of 6.75%, is interest only, matures in June 2016, and is secured by the office portfolio.

NOTE 14—RELATED PARTY TRANSACTIONS

In addition to the related party transactions discussed above in Note 3 and 4 and below in note 15, Kennedy-Wilson engaged in the following related party transactions during the three and nine months ended September 30, 2011:

In May 2011, Kennedy-Wilson purchased an additional 24% (increasing its interest from 24% to 48%) interest in a condominium project in Northern California for $7.0 million from a related party fund.

During the nine months ended September 30, 2011, a noncontrolling entity comprised of Kennedy-Wilson executives co-invested $1.7 million with Kennedy-Wilson for the acquisition of new joint venture investments.

During the nine months ended September 30, 2011, a noncontrolling entity comprised of Kennedy-Wilson executives co-invested $0.7 million with Kennedy-Wilson to invest in the ordinary stock of the Bank of Ireland.

During the three and nine months ended September 30, 2011, the firm of Kulik, Gottesman & Mouton Ltd. was paid $27,000 and $203,000, respectively, for legal services provided by the firm and $7,000 and $24,000, respectively, for director’s fees for Kent Mouton, a partner in the firm and a member of Kennedy-Wilson’s board of directors. During the three and nine months ended September 30, 2010, Kulik, Gottesman & Mouton Ltd. was paid $58,000 and $178,000, respectively, for legal services provided by the firm and $9,000 and $36,000, respectively, for director’s fees for Kent Mouton.

During the three and nine months ended September 30, 2011, the firm of Solomon, Winnett & Rosenfield was paid $52,000 and $144,000, respectively, for income tax services provided by the firm. Jerry Solomon, a partner in the firm and a member of Kennedy-Wilson’s board of directors, was paid $7,000 and $24,000, respectively, for director’s fees for the same period. During the three and nine months ended September 30, 2010, Solomon, Winnett & Rosenfield was paid $62,000 and $147,000, respectively, for income tax services provided by the firm. Jerry Solomon was paid $9,000 and $33,000, respectively, for director’s fees for the same periods.

NOTE 15—EARNINGS PER SHARE

For the three and nine months ended September 30, 2011, a total of 20,826,402 and 21,571,852 potentially dilutive securities have not been included in the diluted weighted average shares as Kennedy-Wilson has a net loss attributable to common shareholders.

The impact of 19,868,582 shares underlying the warrants and convertible preferred stock has been excluded from diluted weighted average shares for the three months ended September 30, 2010 as it is antidilutive. For the nine months ended September 30, 2010, the impact of 24,104,453 shares underlying the warrants, convertible debt and convertible preferred stock has been excluded from diluted weighted average shares as it is antidilutive.

NOTE 16—CAPITAL STOCK

On June 30, 2011, Kennedy-Wilson issued 4,400,000 shares of the its common stock to an institutional investor for $10.70 per share when the market value was $12.20. In addition, as a result of its contractual rights, the preferred shareholder also acquired 400,000 shares for $10.70 per share, representing a $0.6 million discount. Because the discount was the result of the preferred shareholder’s contractual rights, it is reflected as additional preferred dividend in the accompanying consolidated statements of operations and comprehensive (loss) income.

In April 2010, the Board of Directors authorized a warrant repurchase program enabling Kennedy-Wilson to repurchase up to 12.5 million of its outstanding warrants. During the nine months ended September 30, 2011, Kennedy-Wilson repurchased a total of 1.4 million of its outstanding warrants for total consideration of $2.4 million.

NOTE 17—SEGMENT INFORMATION

Kennedy-Wilson’s business activities currently consist of services and various types of real estate and loan portfolio investments. Kennedy-Wilson’s segment disclosure with respect to the determination of segment profit or loss and segment assets is based on these services and its various investments.

SERVICES—Kennedy-Wilson provides a full range of commercial and residential real estate services. These services include property management, leasing, brokerage, asset management, auction and various other specialized commercial and residential real estate services.

INVESTMENTS—With joint venture partners and independently, Kennedy-Wilson invests in commercial and residential real estate where Kennedy-Wilson believes value can be added through company expertise or opportunistic investing. Kennedy-Wilson’s current real estate portfolio focuses on commercial buildings and multifamily projects. Kennedy-Wilson also invests in loan portfolios collateralized by various classifications of real estate.

Substantially all of the revenue—related party was generated via inter-segment activity for the three and nine months ended September 30, 2011 and 2010. Generally, this revenue consists of fees earned on investments in which Kennedy-Wilson also has an ownership interest. The amounts representing investments with related parties and non-affiliates are included in the investment segment. No single third party client accounted for 10% or more of Kennedy-Wilson’s revenue during any period presented in these financial statements.

There have been no changes in the basis of segmentation or in the basis of measurement of segment profit or loss since the December 31, 2010 financial statements.

The following tables summarize Kennedy-Wilson’s income activity by segment for the three and nine months ended September 30, 2011 and 2010 and balance sheet data as of September 30, 2011 and December 31, 2010:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Services
Management fees and commissions	$6,191,000	$4,273,000	$14,499,000	$10,866,000
Management fees and commissions—related party	4,919,000	5,863,000	11,738,000	13,908,000

Total revenue	11,110,000	10,136,000	26,237,000	24,774,000
Operating expenses	7,950,000	7,145,000	19,743,000	18,423,000
Depreciation and amortization	33,000	332,000	98,000	373,000

Total operating expenses	7,983,000	7,477,000	19,841,000	18,796,000
Total operating income	3,127,000	2,659,000	6,396,000	5,978,000

Income before provision for income taxes	$3,127,000	$2,659,000	$6,396,000	$5,978,000

Total assets			$44,540,000	$38,780,000

Investments
Sale of real estate	$—	$—	$417,000	$3,937,000
Rental and other revenue	1,666,000	1,637,000	3,359,000	2,934,000

Total revenue	1,666,000	1,637,000	3,776,000	6,871,000
Operating expenses	4,548,000	8,005,000	13,134,000	16,402,000
Depreciation and amortization	830,000	243,000	1,569,000	708,000

Total operating expenses	5,378,000	8,248,000	14,703,000	17,110,000
Equity in joint venture income	(646,000)	5,191,000	7,229,000	5,162,000
Income from loan pool participations and notes receivable	1,048,000	4,209,000	5,835,000	7,950,000

Total operating income (loss)	(3,310,000)	2,789,000	2,137,000	2,873,000
Remeasurement gain	—	—	6,348,000	2,108,000
Gain on early extinguishment of debt	—	—	—	16,670,000
Interest expense	(73,000)	(283,000)	(225,000)	(528,000)

(Loss) income before provision for income taxes	$(3,383,000)	$2,506,000	$8,260,000	$21,123,000

Total assets			$525,712,000	$400,519,000

Corporate
Operating expenses	$2,140,000	$1,881,000	$6,528,000	$9,005,000
Depreciation and amortization	68,000	41,000	161,000	116,000

Total operating expenses	2,208,000	1,922,000	6,689,000	9,121,000

Total operating loss	(2,208,000)	(1,922,000)	(6,689,000)	(9,121,000)
Interest income	74,000	53,000	264,000	168,000
Interest income—related party	561,000	91,000	970,000	477,000
Loss on early extinguishment of corporate debt	—	(4,788,000)	—	(4,788,000)
Interest expense	(6,044,000)	(1,915,000)	(13,649,000)	(5,964,000)

Loss before provision for income taxes	(7,617,000)	(8,481,000)	(19,104,000)	(19,228,000)
Benefit from (provision) for income taxes	2,997,000	(383,000)	2,162,000	(4,335,000)

Net loss	$(4,620,000)	$(8,864,000)	$(16,942,000)	$(23,563,000)

Total assets			$169,757,000	$48,549,000

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Consolidated
Management fees and commissions	$6,191,000	$4,273,000	$14,499,000	$10,866,000
Management fees and commissions—related party	4,919,000	5,863,000	11,738,000	13,908,000
Sale of real estate	—	—	417,000	3,937,000
Rental and other revenue	1,666,000	1,637,000	3,359,000	2,934,000

Total revenue	12,776,000	11,773,000	30,013,000	31,645,000
Operating expenses	14,638,000	17,031,000	39,405,000	43,830,000
Depreciation and amortization	931,000	616,000	1,828,000	1,197,000

Total operating expenses	15,569,000	17,647,000	41,233,000	45,027,000
Equity in joint venture income	(646,000)	5,191,000	7,229,000	5,162,000
Income from loan pool participations and notes receivable	1,048,000	4,209,000	5,835,000	7,950,000

Total operating income (loss)	(2,391,000)	3,526,000	1,844,000	(270,000)
Interest income	74,000	53,000	264,000	168,000
Interest income—related party	561,000	91,000	970,000	477,000
Remeasurement gain	—	—	6,348,000	2,108,000
Gain on early extinguishment of debt	—	—	—	16,670,000
Loss on early extinguishment of debt	—	(4,788,000)	—	(4,788,000)
Interest expense	(6,117,000)	(2,198,000)	(13,874,000)	(6,492,000)

(Loss) income before provision for income taxes	(7,873,000)	(3,316,000)	(4,448,000)	7,873,000
Benefit from (provision) for income taxes	2,997,000	(383,000)	2,162,000	(4,335,000)

Net (loss) income	$(4,876,000)	$(3,699,000)	$(2,286,000)	$3,538,000

Total assets			$740,009,000	$487,848,000

NOTE 18—INCOME TAXES

In determining quarterly provisions for income taxes, Kennedy-Wilson uses an effective tax rate based on actual year-to-date income and statutory tax rates. The effective tax rate also reflects Kennedy-Wilson’s assessment of the ultimate outcome of tax audits.

Kennedy Wilson’s effective tax rates for the three month periods ended September 30, 2011 and 2010 were 38.1% and 11.4%, respectively. Kennedy-Wilson’s effective tax rates for the nine months ended September 30, 2011 and 2010 were 48.6% and 55.1%, respectively. The fluctuations between periods in the Company’s effective tax rate are mainly due to varying levels of income and amounts attributable to non-controlling interests. Permanent items that impact the Company’s effective rates as compared to the U.S. federal statutory rate of 34% were not materially different in amounts for all periods. The difference between the U.S. federal statutory rate of 34% and the Company’s effective tax rate are state taxes and income attributable to non-controlling interests.

NOTE 19—SUBSEQUENT EVENTS

In August 2011, Kennedy-Wilson, along with its institutional partners, agreed to acquire a portfolio consisting of 27 performing loans with an unpaid principal balance (“UPB”) of approximately $2.3 billion ($1.8 billion purchase price) secured by real estate located in the United Kingdom. The parties closed the first of two tranches in the transaction on October 21, 2011 for $1.4 billion in equity. The closing of the second tranche of loans is expected to occur on or around November 29, 2011 for $400 million. The 27 loans are secured by more than 170 properties comprising the following product types: 38% office, 25% multifamily, 25% retail, 9% industrial, 2% hotel and 1% land. 60% of the UPB is located in London, England. The loans have a 26-month weighted average maturity and a 5.5% weighted average current interest yield (based on purchase price). Kennedy-Wilson has a 50% ownership interest (representing an investment by Kennedy-Wilson of $47.8 million) in a joint venture that contributed $351.6 million, which was partially funded with a $256.0 million loan that is non-recourse to Kennedy-Wilson currently bearing interest at a rate of 6% and secured by the joint venture’s interest, for a 25.0% ownership interest in the first tranche. Additionally, Kennedy-Wilson contributed $67.6 million for a 4.8% direct ownership interest in the first tranche. The aforementioned joint venture, in which Kennedy-Wilson owns a 50% interest, is expected to take a 25% interest in the closing of the second tranche. Kennedy-Wilson charged a 1% acquisition fee (based on purchase price) on the transaction and expects to earn approximately $6 million in asset management fees over the 3-year estimated holding period. Additionally, Kennedy-Wilson is entitled to promoted interests above certain return thresholds with respect to its investment in the aforementioned joint venture. If these promoted interest are attained, they will allow the Company to earn a larger share of the profits than it would otherwise attain solely through its ownership interest in the joint venture.

On October 6, 2011, a subsidiary of Kennedy-Wilson purchased the remaining commitment of 180.2 million units of ordinary stock, including 15.8 million noncontrolling interest units, of the Bank of Ireland for a purchase price of approximately $24.5 million, including noncontrolling interests of approximately $2.2 million. Kennedy-Wilson earned a $6.4 million transaction fee in connection with their and other parties’ purchase of the ordinary stock.

In connection with the transactions above, Kennedy-Wilson borrowed $55 million on its line of credit subsequent to September 30, 2011.

NOTE 20—GUARANTOR AND NON-GUARANTOR FINANCIAL STATEMENTS

The following consolidating financial information and condensed consolidating financial information includes:

(1) Condensed consolidating balance sheets as of September 30, 2011 and December 31, 2010; consolidating statements of operations and comprehensive (loss) income for the three- and nine months ended September 30, 2011 and 2010; and condensed consolidating statements of cash flows for the nine months ended September 30, 2011 and 2010 of (a) Kennedy-Wilson Holdings, Inc., as the parent, (b) Kennedy-Wilson, Inc., as the subsidiary issuer, (c) the guarantor subsidiaries, (d) the non-guarantor subsidiaries and (e) Kennedy-Wilson Holdings, Inc. on a consolidated basis; and

(2) Elimination entries necessary to consolidate Kennedy-Wilson Holdings, Inc., as the parent, with Kennedy-Wilson, Inc. and its guarantor and non-guarantor subsidiaries.

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10 (d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF SEPTEMBER 30, 2011

	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Assets
Cash and cash equivalents	$—	$140,646,000	$6,101,000	$667,000	$—	$147,414,000
Accounts receivable	—	488,000	1,164,000	299,000	—	1,951,000
Accounts receivable — related parties	—	3,709,000	6,623,000	264,000	—	10,596,000
Notes receivable	—	3,586,000	12,360,000	1,000,000	—	16,946,000
Notes receivable — related parties	—	22,292,000	—	—	—	22,292,000
Real estate, net	—	—	66,359,000	47,260,000	—	113,619,000
Investments in joint ventures	—	7,116,000	330,249,000	7,673,000	—	345,038,000
Investment in and advances to consolidated subsidiaries	339,864,000	477,567,000	37,320,000	—	(854,751,000)	—
Marketable securities	—	—	5,658,000	—	—	5,658,000
Loan pool participations	—	—	31,590,000	—	—	31,590,000
Other assets	—	13,346,000	3,640,000	3,954,000	—	20,940,000
Goodwill	—	—	17,216,000	6,749,000	—	23,965,000

Total assets	$339,864,000	$668,750,000	$518,280,000	$67,866,000	$(854,751,000)	$740,009,000

Liabilities and equity
Liabilities
Accounts payable	$52,000	$70,000	$212,000	$19,000	$—	$353,000
Accrued expenses and other liabilities	1,799,000	13,427,000	14,139,000	1,531,000	—	30,896,000
Accrued salaries and benefits	—	3,445,000	1,330,000	239,000	—	5,014,000
Accrued and deferred tax liability	—	22,572,000	—	—	—	22,572,000
Senior notes payable	—	249,372,000	—	—	—	249,372,000
Mortgage loans payable	—	—	9,548,000	28,669,000	—	38,217,000
Junior subordinated debentures	—	40,000,000	—	—	—	40,000,000

Total liabilities	1,851,000	328,886,000	25,229,000	30,458,000	—	386,424,000

Equity
Kennedy-Wilson Holdings, Inc. shareholders’ equity	338,013,000	339,864,000	477,567,000	37,320,000	(854,751,000)	338,013,000
Noncontrolling interests	—	—	15,484,000	88,000	—	15,572,000

Total equity	338,013,000	339,864,000	493,051,000	37,408,000	(854,751,000)	353,585,000

Total liabilities and equity	$339,864,000	$668,750,000	$518,280,000	$67,866,000	$(854,751,000)	$740,009,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned as of September 30, 2011 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2010

	Parent	Kennedy- Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Assets
Cash and cash equivalents	$—	$42,793,000	$3,350,000	$825,000	$—	$46,968,000
Accounts receivable	—	348,000	1,551,000	198,000	—	2,097,000
Accounts receivable — related parties	—	1,652,000	5,268,000	142,000	—	7,062,000
Notes receivable	—	862,000	18,402,000	1,000,000	—	20,264,000
Notes receivable — related parties	—	3,837,000	—	—	—	3,837,000
Real estate, net	—	—	56,207,000	26,494,000	—	82,701,000
Investments in joint ventures	—	2,501,000	257,521,000	6,864,000	—	266,886,000
Investment in and advances to consolidated subsidiaries	300,244,000	368,820,000	20,251,000	—	(689,315,000)	—
Loan pool participations	—	—	25,218,000	—	—	25,218,000
Other assets	—	4,945,000	3,417,000	488,000	—	8,850,000
Goodwill	—	—	17,216,000	6,749,000	—	23,965,000

Total assets	$300,244,000	$425,758,000	$408,401,000	$42,760,000	$(689,315,000)	$487,848,000

Liabilities and equity
Liabilities
Accounts payable	$52,000	$673,000	$725,000	$54,000	$—	$1,504,000
Accrued expenses and other liabilities	—	1,830,000	6,914,000	320,000	—	9,064,000
Accrued salaries and benefits	—	8,857,000	1,553,000	311,000	—	10,721,000
Accrued and deferred tax liability	—	25,871,000	—	—	—	25,871,000
Notes payable	—	20,533,000	—	4,250,000	—	24,783,000
Borrowings under line of credit	—	27,750,000	—	—	—	27,750,000
Mortgage loans payable	—	—	17,752,000	17,497,000	—	35,249,000
Junior subordinated debentures	—	40,000,000	—	—	—	40,000,000

Total liabilities	52,000	125,514,000	26,944,000	22,432,000	—	174,942,000

Equity
Kennedy-Wilson Holdings, Inc. shareholders’ equity	300,192,000	300,244,000	368,820,000	20,251,000	(689,315,000)	300,192,000
Noncontrolling interests	—	—	12,637,000	77,000	—	12,714,000

Total equity	300,192,000	300,244,000	381,457,000	20,328,000	(689,315,000)	312,906,000

Total liabilities and equity	$300,244,000	$425,758,000	$408,401,000	$42,760,000	$(689,315,000)	$487,848,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned as of December 31, 2010 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor Subsidiaries.

CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011

	Parent	Kennedy- Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Revenue
Management and leasing fees	$—	$30,000	$4,034,000	$798,000	$—	$4,862,000
Management and leasing fees — related party	—	—	2,607,000	382,000	—	2,989,000
Commissions	—	—	1,262,000	67,000	—	1,329,000
Commissions — related party	—	—	1,930,000	—	—	1,930,000
Rental and other income	—	—	446,000	1,220,000	—	1,666,000

Total revenue	—	30,000	10,279,000	2,467,000	—	12,776,000
Operating expenses
Commission and marketing expenses	—	500,000	1,019,000	122,000	—	1,641,000
Compensation and related expenses	1,296,000	2,389,000	4,041,000	747,000	—	8,473,000
General and administrative	—	1,736,000	1,416,000	177,000	—	3,329,000
Depreciation and amortization	—	68,000	193,000	670,000	—	931,000
Rental operating expenses	—	—	542,000	653,000	—	1,195,000

Total operating expenses	1,296,000	4,693,000	7,211,000	2,369,000	—	15,569,000

Equity in joint venture income (loss)	—	54,000	(651,000)	(49,000)	—	(646,000)
(Loss) income from consolidated subsidiaries	(3,580,000)	3,417,000	(227,000)	—	390,000	—
Interest income from loan pool participations and notes receivable	—	—	1,028,000	20,000	—	1,048,000

Operating (loss) income	(4,876,000)	(1,192,000)	3,218,000	69,000	390,000	(2,391,000)
Non-operating income (expense)
Interest income	—	74,000	—	—	—	74,000
Interest income — related party	—	561,000	—	—	—	561,000
Interest expense	—	(6,020,000)	199,000	(296,000)	—	(6,117,000)

(Loss) income before benefit for income taxes	(4,876,000)	(6,577,000)	3,417,000	(227,000)	390,000	(7,873,000)
Benefit from income taxes	—	2,997,000	—	—	—	2,997,000

Net (loss) income	(4,876,000)	(3,580,000)	3,417,000	(227,000)	390,000	(4,876,000)
Net loss (income) attributable to the noncontrolling interests	—	—	45,000	(3,000)	—	42,000

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	(4,876,000)	(3,580,000)	3,462,000	(230,000)	390,000	(4,834,000)
Preferred dividends and accretion of preferred stock issuance costs	(2,036,000)	—	—	—	—	(2,036,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	(6,912,000)	(3,580,000)	3,462,000	(230,000)	390,000	(6,870,000)
Other comprehensive income, net of tax	(1,783,000)	(1,783,000)	(1,783,000)	—	3,566,000	(1,783,000)

Total comprehensive (loss) income	$(8,695,000)	$(5,363,000)	$1,679,000	$(230,000)	$3,956,000	$(8,653,000)

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the three months ended September 30, 2011 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor Subsidiaries.

CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010

	Parent	Kennedy- Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Revenue
Management and leasing fees	$—	$26,000	$1,619,000	$655,000	$—	$2,300,000
Management and leasing fees — related party	—	—	3,576,000	253,000	—	3,829,000
Commissions	—	443,000	1,325,000	205,000	—	1,973,000
Commissions — related party	—	—	2,014,000	20,000	—	2,034,000
Rental and other income	—	—	1,129,000	508,000	—	1,637,000

Total revenue	—	469,000	9,663,000	1,641,000	—	11,773,000
Operating expenses
Commission and marketing expenses	—	—	201,000	62,000	—	263,000
Compensation and related expenses	2,055,000	6,409,000	3,257,000	693,000	—	12,414,000
General and administrative	—	2,621,000	635,000	201,000	—	3,457,000
Depreciation and amortization	—	40,000	358,000	218,000	—	616,000
Rental and operating	—	—	729,000	168,000	—	897,000

Total operating expenses	2,055,000	9,070,000	5,180,000	1,342,000	—	17,647,000

Equity in joint venture (loss) income	—	(3,000)	5,162,000	32,000	—	5,191,000
(Loss) income from consolidated subsidiaries	(1,644,000)	13,590,000	149,000	—	(12,095,000)	—
Interest income from loan pool participations and notes receivable	—	5,000	4,185,000	19,000	—	4,209,000

Operating (loss) income	(3,699,000)	4,991,000	13,979,000	350,000	(12,095,000)	3,526,000
Non-operating income (expense)
Interest income	—	53,000	—	—	—	53,000
Interest income — related party	—	91,000	—	—	—	91,000
Loss on extinguishment of debt	—	(4,788,000)	—	—	—	(4,788,000)
Interest expense	—	(1,608,000)	(389,000)	(201,000)	—	(2,198,000)

(Loss) income before provision for income taxes	(3,699,000)	(1,261,000)	13,590,000	149,000	(12,095,000)	(3,316,000)
Provision for income taxes	—	(383,000)	—	—	—	(383,000)

Net (loss) income	(3,699,000)	(1,644,000)	13,590,000	149,000	(12,095,000)	(3,699,000)
Net income attributable to the noncontrolling interests	—	—	(1,212,000)	(3,000)	—	(1,215,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	(3,699,000)	(1,644,000)	12,378,000	146,000	(12,095,000)	(4,914,000)
Preferred dividends and accretion of preferred stock issuance costs	(1,804,000)	—	—	—	—	(1,804,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	(5,503,000)	(1,644,000)	12,378,000	146,000	(12,095,000)	(6,718,000)
Other comprehensive income, net of tax	2,912,000	2,912,000	2,912,000	—	(5,824,000)	2,912,000

Total comprehensive (loss) income	$(2,591,000)	$1,268,000	$15,290,000	$146,000	$(17,919,000)	$(3,806,000)

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the three months ended September 30, 2010 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Revenue
Management and leasing fees	$—	$95,000	$7,252,000	$2,310,000	$—	$9,657,000
Management and leasing fees — related party	—	—	7,236,000	915,000	—	8,151,000
Commissions	—	397,000	4,279,000	166,000	—	4,842,000
Commissions — related party	—	—	3,577,000	10,000	—	3,587,000
Sale of real estate	—	—	417,000	—	—	417,000
Rental and other income	—	—	1,134,000	2,225,000	—	3,359,000

Total revenue	—	492,000	23,895,000	5,626,000	—	30,013,000
Operating expenses
Commission and marketing expenses	—	500,000	2,239,000	276,000	—	3,015,000
Compensation and related expenses	3,761,000	7,874,000	10,717,000	2,210,000	—	24,562,000
Cost of real estate sold	—	—	397,000	—	—	397,000
General and administrative	—	5,156,000	3,367,000	660,000	—	9,183,000
Depreciation and amortization	—	161,000	640,000	1,027,000	—	1,828,000
Rental operating expenses	—	—	1,267,000	981,000	—	2,248,000

Total operating expenses	3,761,000	13,691,000	18,627,000	5,154,000	—	41,233,000
Equity in joint venture income	—	122,000	7,017,000	90,000	—	7,229,000
Income from consolidated subsidiaries	1,475,000	24,345,000	6,465,000	—	(32,285,000)	—
Interest income from loan pool participations and notes receivable	—	12,000	5,763,000	60,000	—	5,835,000

Operating (loss) income	(2,286,000)	11,280,000	24,513,000	622,000	(32,285,000)	1,844,000
Non-operating income (expense)
Interest income	—	264,000	—	—	—	264,000
Interest income — related party	—	970,000	—	—	—	970,000
Remeasurement gain	—	—	—	6,348,000	—	6,348,000
Interest expense	—	(13,201,000)	(168,000)	(505,000)	—	(13,874,000)

(Loss) income before benefit from income taxes	(2,286,000)	(687,000)	24,345,000	6,465,000	(32,285,000)	(4,448,000)
Benefit from income taxes	—	2,162,000	—	—	—	2,162,000

Net (loss) income	(2,286,000)	1,475,000	24,345,000	6,465,000	(32,285,000)	(2,286,000)
Net income attributable to the noncontrolling interests	—	—	(1,284,000)	(11,000)	—	(1,295,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	(2,286,000)	1,475,000	23,061,000	6,454,000	(32,285,000)	(3,581,000)
Preferred dividends and accretion of preferred stock issuance costs	(6,708,000)	—	—	—	—	(6,708,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	(8,994,000)	1,475,000	23,061,000	6,454,000	(32,285,000)	(10,289,000)
Other comprehensive income, net of tax	(1,576,000)	(1,576,000)	(1,576,000)	—	3,152,000	(1,576,000)

Total comprehensive (loss) income	$(10,570,000)	$(101,000)	$21,485,000	$6,454,000	$(29,133,000)	$(11,865,000)

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the nine months ended September 30, 2011 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

	Parent	Kennedy- Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Revenue
Management and leasing fees	$—	$60,000	$4,271,000	$2,182,000	$—	$6,513,000
Management and leasing fees — related party	—	—	8,764,000	825,000	—	9,589,000
Commissions	—	467,000	3,624,000	262,000	—	4,353,000
Commissions — related party	—	—	4,299,000	20,000	—	4,319,000
Sale of real estate	—	—	3,937,000	—	—	3,937,000
Rental and other income	—	—	1,373,000	1,561,000	—	2,934,000

Total revenue	—	527,000	26,268,000	4,850,000	—	31,645,000
Operating expenses
Commission and marketing expenses	—	—	1,822,000	210,000	—	2,032,000
Compensation and related expenses	8,201,000	9,654,000	9,374,000	2,171,000	—	29,400,000
Cost of real estate sold	—	—	2,714,000	—	—	2,714,000
General and administrative	—	5,017,000	2,586,000	660,000	—	8,263,000
Depreciation and amortization	—	116,000	561,000	520,000	—	1,197,000
Rental operating expenses	—	—	903,000	518,000	—	1,421,000

Total operating expenses	8,201,000	14,787,000	17,960,000	4,079,000	—	45,027,000

Equity in joint venture (loss) income	—	(3,000)	5,326,000	(161,000)	—	5,162,000
Income from consolidated subsidiaries	11,739,000	39,868,000	240,000	—	(51,847,000)	—
Interest income from loan pool participations and notes receivable	—	30,000	7,893,000	27,000	—	7,950,000

Operating income (loss)	3,538,000	25,635,000	21,767,000	637,000	(51,847,000)	(270,000)
Non-operating income (expense)
Interest income	—	168,000	—	—	—	168,000
Interest income — related party	—	477,000	—	—	—	477,000
Remeasurement gain	—	—	2,108,000	—	—	2,108,000
Gain on extinguishment of debt	—	—	16,670,000	—	—	16,670,000
Interest expense	—	(5,418,000)	(677,000)	(397,000)	—	(6,492,000)
Loss on extinguishment of debt	—	(4,788,000)	—	—	—	(4,788,000)

Income before provision for income taxes	3,538,000	16,074,000	39,868,000	240,000	(51,847,000)	7,873,000
Provision for income taxes	—	(4,335,000)	—	—	—	(4,335,000)

Net income	3,538,000	11,739,000	39,868,000	240,000	(51,847,000)	3,538,000
Net income attributable to the noncontrolling interests	—	—	(2,364,000)	(10,000)	—	(2,374,000)

Net income attributable to Kennedy-Wilson Holdings, Inc.	3,538,000	11,739,000	37,504,000	230,000	(51,847,000)	1,164,000
Preferred dividends and accretion of preferred stock issuance costs	(2,524,000)	—	—	—	—	(2,524,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	1,014,000	11,739,000	37,504,000	230,000	(51,847,000)	(1,360,000)
Other comprehensive income, net of tax	5,098,000	5,098,000	5,098,000	—	(10,196,000)	5,098,000

Total comprehensive income	$6,112,000	$16,837,000	$42,602,000	$230,000	$(62,043,000)	$3,738,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the nine months ended September 30, 2010 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

	Parent	Kennedy- Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Consolidated Total
Cash flows provided by (used in) provided by operating activities:	$—	$(22,096,000)	$8,778,000	$(1,151,000)	$(14,469,000)
Cash flows from investing activities:
Additions of notes receivable	—	(2,724,000)	(2,920,000)	—	(5,644,000)
Settlement of notes receivable	—	—	559,000	—	559,000
Additions to notes receivable — related party	—	(23,322,000)	—	—	(23,322,000)
Settlement of notes receivable — related party	—	4,867,000	—	—	4,867,000
Net proceeds from sale of real estate	—	—	416,000	—	416,000
Purchases of and additions to real estate	—	—	(2,220,000)	290,000	(1,930,000)
Investment in Marketable Securities	—	—	(7,382,000)	—	(7,382,000)
Distributions from joint ventures	—	—	16,827,000	1,680,000	18,507,000
Contributions to joint ventures	—	(4,614,000)	(88,366,000)	(2,512,000)	(95,492,000)
Contributions to loan pool participations	—	—	(2,901,000)	—	(2,901,000)
(Investments in) distributions from consolidated subsidiaries, net	(39,440,000)	(46,257,000)	75,084,000	10,613,000	—

Net cash used in investing activities	(39,440,000)	(72,050,000)	(10,903,000)	10,071,000	(112,322,000)
Cash flow from financing activities:
Issuance of senior notes payable	—	249,344,000	—	—	249,344,000
Repayment of notes payable	—	(20,533,000)	—	(4,250,000)	(24,783,000)
Borrowings under lines of credit	—	19,000,000	—	—	19,000,000
Repayment of lines of credit	—	(46,750,000)	—	—	(46,750,000)
Borrowings under mortgage loans payable	—	—	5,077,000	12,000,000	17,077,000
Repayment of mortgage loans payable	—	—	(13,281,000)	(16,828,000)	(30,109,000)
Debt issue costs	—	(7,486,000)	—	—	(7,486,000)
Issuance of common stock	51,360,000	—	—	—	51,360,000
Repurchase of common stock	(36,000)	—	—	—	(36,000)
Repurchase of warrants	(2,434,000)	—	—	—	(2,434,000)
Dividends paid	(7,874,000)	—	—	—	(7,874,000)
Contributions from noncontrolling interests	—	—	2,259,000	—	2,259,000
Distributions from noncontrolling interests	—	—	(696,000)	—	(696,000)

Net cash provided by (used in) financing activities	41,016,000	193,575,000	(6,641,000)	(9,078,000)	218,872,000
Effect of currency exchange rate changes on cash and cash equivalents	(1,576,000)	(1,576,000)	11,517,000	—	8,365,000

Net change in cash and cash equivalents	—	97,853,000	2,751,000	(158,000)	100,446,000
Cash and cash equivalents, beginning of period	—	42,793,000	3,350,000	825,000	46,968,000

Cash and cash equivalents, end of period	$—	$140,646,000	$6,101,000	$667,000	$147,414,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the nine months ended September 30, 2011 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

	Parent	Kennedy- Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Consolidated Total
Cash flows (used in) provided by operating activities:	$(2,547,000)	$(8,251,000)	$8,830,000	$1,001,000	$(967,000)
Cash flows from investing activities:
Additions to notes receivable	—	—	(26,190,000)	(1,000,000)	(27,190,000)
Settlements of notes receivable	—	15,000	55,000	—	70,000
Additions to notes receivable — related party	—	(3,975,000)	—	—	(3,975,000)
Settlements of notes receivable — related party	—	8,721,000	—	—	8,721,000
Net proceeds from sale of real estate	—	—	3,639,000	—	3,639,000
Purchases of and additions to real estate	—	—	(14,430,000)	(4,148,000)	(18,578,000)
Distribution from joint ventures	—	—	4,424,000	38,000	4,462,000
Contributions to joint ventures	—	(1,070,000)	(60,305,000)	(5,458,000)	(66,833,000)
Contributions to loan pool participations	—	—	(9,612,000)	—	(9,612,000)
(Investments in) distributions from consolidated subsidiaries, net	(113,451,000)	17,770,000	86,837,000	8,844,000	—

Net cash (used in) provided by investing activities	(113,451,000)	21,461,000	(15,582,000)	(1,724,000)	(109,296,000)
Cash flow from financing activities:
Borrowings under notes payable	—	—	—	4,250,000	4,250,000
Repayment of notes payable	—	(4,200,000)	—	—	(4,200,000)
Borrowings under lines of credit	—	37,250,000	—	—	37,250,000
Repayment of lines of credit	—	(25,500,000)	—	—	(25,500,000)
Borrowings under mortgage loans payable	—	—	20,016,000	—	20,016,000
Repayment of mortgage loans payable	—	—	(16,521,000)	(3,242,000)	(19,763,000)
Repayment of convertible subordinated debt	—	(32,550,000)	—	—	(32,550,000)
Debt issue costs	—	—	(645,000)	—	(645,000)
Issuance of preferred stock	132,294,000	—	—	—	132,294,000
Repurchase of common stock	(10,180,000)	—	—	—	(10,180,000)
Repurchase of warrants	(8,584,000)	—	—	—	(8,584,000)
Dividends paid	(2,508,000)	—	—	—	(2,508,000)
Contributions from noncontrolling interests	—	—	6,952,000	—	6,952,000
Distributions from noncontrolling interests	—	—	(2,096,000)	—	(2,096,000)

Net cash provided by (used in) financing activities	111,022,000	(25,000,000)	7,706,000	1,008,000	94,736,000
Effect of currency exchange rate changes on cash and cash equivalents	4,976,000	3,481,000	—	—	8,457,000

Net change in cash and cash equivalents	—	(8,309,000)	954,000	285,000	(7,070,000)
Cash and cash equivalents, beginning of period	—	54,777,000	2,648,000	359,000	57,784,000

Cash and cash equivalents, end of period	$—	$46,468,000	$3,602,000	$644,000	$50,714,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the nine months ended September 30, 2010 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10 (d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Kennedy-Wilson Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations and comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2010. In connection with our audits of the consolidated financial statements, we also have audited financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits. We did not audit the December 31, 2009 financial statements of KW Residential, LLC a 35% owned investee company. Kennedy-Wilson Holdings, Inc.’s investment in KW Residential, LLC as of December 31, 2009 was $91,276,000 and its equity in joint venture income was $5,949,000 for the year ended December 31, 2009. The December 31, 2009 financial statements of KW Residential, LLC were audited by other auditors whose reports has been furnished to us, and our opinion, insofar as it relates to the December 31, 2009 amounts included for KW Residential, LLC, is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditor on the 2009 financial statements of KW Residential, LLC, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Kennedy-Wilson Holdings, Inc.’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 11, 2011 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

Los Angeles, California

March 11, 2011, except Note 25, as to which the date is December 27, 2011.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Kennedy-Wilson Holdings, Inc.:

We have audited Kennedy-Wilson Holdings Inc.’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Kennedy-Wilson Holdings Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Kennedy-Wilson Holdings Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations and comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and our report dated March 10, 2011 expressed an unqualified opinion on those consolidated financial statements. Our report indicates that the December 31, 2009 financial statements of KW Residential, LLC were audited by other auditors and our opinion, insofar as it relates to the amounts included in the December 31, 2009 consolidated financial statements of Kennedy-Wilson Holdings, Inc. for KW Residential, LLC is based solely on the report of the other auditors.

/s/ KPMG LLP

Los Angeles, California

March 11, 2011

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2010	2009
Assets
Cash and cash equivalents	$46,968,000	$57,784,000
Accounts receivable	2,097,000	887,000
Accounts receivable—related parties	7,062,000	4,278,000
Income tax receivable	—	6,848,000
Notes receivable	20,264,000	541,000
Notes receivable—related parties	3,837,000	6,644,000
Real estate, net of accumulated depreciation	82,701,000	40,581,000
Real estate available for sale	—	2,472,000
Investments in joint ventures ($34,687,000 and $19,612,000 carried at fair value as of December 31, 2010 and 2009, respectively)	266,886,000	185,252,000
Investment in loan pool participations	25,218,000	—
Other assets	8,850,000	7,005,000
Goodwill	23,965,000	23,965,000

Total assets	$487,848,000	$336,257,000

Liabilities and equity
Liabilities
Accounts payable	$1,504,000	$860,000
Accrued expenses and other liabilities	9,064,000	8,648,000
Accrued salaries and benefits	10,721,000	4,401,000
Deferred tax liability	25,871,000	15,439,000
Notes payable	24,783,000	26,133,000
Borrowings under line of credit	27,750,000	10,000,000
Mortgage loans payable	35,249,000	23,968,000
Convertible subordinated debt	—	27,472,000
Junior subordinated debentures	40,000,000	40,000,000

Total liabilities	174,942,000	156,921,000

Equity
Cumulative Preferred stock, $0.0001 par value, 1,000,000 shares authorized, $1,000 per share liquidation preference:
6.00% Series A, 100,000 and 0 shares issued and outstanding as of December 31, 2010 and 2009, respectively, mandatorily convertible on May 19, 2015	—	—
6.452% Series B, 32,550 and 0 shares issued and outstanding as of December 31, 2010 and 2009, respectively, mandatorily convertible on November 18, 2018	—	—
Common stock, $0.0001 par value, 125,000,000 and 80,000,000 shares authorized, 41,291,596 and 41,177,658 shares issued and 40,179,906 and 41,177,658 shares outstanding as of December 31, 2010 and 2009, respectively	4,000	4,000
Additional paid-in capital	284,669,000	155,878,000
Retained earnings	17,777,000	18,829,000
Accumulated other comprehensive income	9,043,000	2,603,000
Shares held in treasury at cost, $0.0001 par value, 1,111,690 and 0 held as of December 31, 2010 and 2009, respectively	(11,301,000)	—

Total Kennedy-Wilson Holdings, Inc. stockholders’ equity	300,192,000	177,314,000
Noncontrolling interests	12,714,000	2,022,000

Total equity	312,906,000	179,336,000

Total liabilities and equity	$487,848,000	$336,257,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Year ended December 31,
	2010	2009	2008
Revenue
Management and leasing fees	$8,913,000	$9,026,000	$10,671,000
Management and leasing fees—related party	12,417,000	10,138,000	8,380,000
Commissions	6,359,000	4,204,000	5,906,000
Commissions—related party	5,375,000	727,000	4,295,000
Sale of real estate	3,937,000	52,699,000	—
Sale of real estate—related party	9,535,000	6,698,000	—
Rental and other income	4,000,000	2,743,000	2,973,000

Total revenue	50,536,000	86,235,000	32,225,000

Operating expenses
Commission and marketing expenses	3,186,000	3,411,000	2,827,000
Compensation and related expenses	38,155,000	24,789,000	21,292,000
Merger-related compensation and related expenses	2,225,000	12,468,000	—
Cost of real estate sold	2,714,000	36,179,000	—
Cost of real estate sold—related party	8,812,000	5,752,000	—
General and administrative	11,314,000	6,351,000	6,074,000
Merger-related general and administrative	—	3,652,000	—
Depreciation and amortization	1,618,000	1,122,000	920,000
Rental operating expense	1,913,000	1,148,000	1,458,000

Total operating expenses	69,937,000	94,872,000	32,571,000
Equity in joint venture income	10,548,000	8,019,000	10,097,000
Interest income from loan pool participations and notes receivable	11,855,000	—	—

Operating income (loss)	3,002,000	(618,000)	9,751,000
Non-operating income (expense)
Interest income	192,000	102,000	221,000
Interest income—related party	662,000	400,000	341,000
Remeasurement gain	2,108,000	—	—
Gain on early extinguishment of mortgage debt	16,670,000	—	—
Loss on early extinguishment of corporate debt	(4,788,000)	—	—
Interest expense	(7,634,000)	(13,174,000)	(8,596,000)
Other than temporary impairment	—	(328,000)	(445,000)

Income (loss) before (provision for) benefit from income taxes	10,212,000	(13,618,000)	1,272,000
(Provision for) benefit from income taxes	(3,727,000)	3,961,000	(605,000)

Net income (loss)	6,485,000	(9,657,000)	667,000
Net income attributable to the noncontrolling interests	(2,979,000)	(5,679,000)	(54,000)

Net income (loss) attributable to Kennedy-Wilson Holdings, Inc.	3,506,000	(15,336,000)	613,000
Preferred stock dividends and accretion of issuance costs	(4,558,000)	—	—

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	(1,052,000)	(15,336,000)	613,000
Other comprehensive income, net of tax	6,440,000	2,601,000	240,000

Total comprehensive income (loss)	$5,388,000	$(12,735,000)	$853,000

Basic income (loss) per share attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(0.03)	$(0.57)	$0.03

Weighted average shares outstanding for basic (loss) income per share	38,978,272	26,891,304	22,892,498

Diluted income (loss) per share attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(0.03)	$(0.57)	$0.03

Weighted average shares outstanding for diluted (loss) income per share	38,978,272	26,891,304	24,310,299

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statement of Equity

	Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Noncontrolling Interests	Total
	Shares	Amount	Shares	Amount
Balance, January 1, 2008	—	$—	21,370,370	$2,000	$9,975,000	$47,118,000	$(238,000)	$—	$219,000	$57,076,000
Issuance of common stock	—	—	5,598,982	1,000	52,353,000	—	—	—	—	52,354,000
Issuance of common stock—exercise of stock options	—	—	42,785	—	93,000	—	—	—	—	93,000
Repurchase of common stock	—	—	(624,938)	—	(6,170,000)	—	—	—	—	(6,170,000)
Amortization of equity compensation	—	—	—	—	1,015,000	—	—	—	—	1,015,000
Discount on convertible subordinated debt	—	—	—	—	2,813,000	—	—	—	—	2,813,000
Other comprehensive loss:
Foreign currency translation, net of tax of $160,000	—	—	—	—	—	—	240,000	—	—	240,000
Dividends paid	—	—	—	—	—	(2,264,000)	—	—	—	(2,264,000)
Net income	—	—	—	—	—	613,000	—	—	54,000	667,000
Contributions from noncontrolling interests	—	—	—	—	—	—	—	—	482,000	482,000
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(504,000)	(504,000)

Balance, December 31, 2008	—	—	26,387,199	3,000	60,079,000	45,467,000	2,000	—	251,000	105,802,000
Effect of Merger on common stock	—	—	12,820,215	1,000	89,006,000	—	—	—	—	89,007,000
Issuance of common stock—exercise of stock options	—	—	55,449	—	59,000	—	—	—	—	59,000
Repurchase of common stock	—	—	(442,648)	—	(3,690,000)	—	—	—	—	(3,690,000)
Stock compensation expense	—	—	—	—	3,857,000	—	—	—	—	3,857,000
Common stock issued under 2009 Equity Participation Plan	—	—	2,357,443	—	—	—	—	—	—	—
2009 Equity Participation Plan replacement payment	—	—	—	—	(1,500,000)	—	—	—	—	(1,500,000)
Other comprehensive loss:
Foreign currency translation, net of tax of $1,472,000	—	—	—	—	—	—	2,407,000	—	—	2,407,000
Unrealized loss on marketable security, net of tax of $129,000	—	—	—	—	—	—	194,000	—	—	194,000
Dividends paid	—	—	—	—	—	(3,235,000)	—	—	—	(3,235,000)
Additional shares to pre-Merger preferred shareholders	—	—	—	—	7,879,000	(7,879,000)	—	—	—	—
Accretion of common stock beneficial conversion	—	—	—	—	188,000	(188,000)	—	—	—	—
Net (loss) income	—	—	—	—	—	(15,336,000)	—	—	5,679,000	(9,657,000)
Contributions from noncontrolling interests	—	—	—	—	—	—	—	—	6,804,000	6,804,000
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(10,712,000)	(10,712,000)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Noncontrolling Interests	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2009	—	—	41,177,658	4,000	155,878,000	18,829,000	2,603,000	—	2,022,000	179,336,000
Issuance of preferred stock, net of issuance costs of $256,000	132,550	—	—	—	132,294,000	—	—	—	—	132,294,000
Repurchase of 1,111,690 common shares	—	—	(1,111,690)	—	—	—	—	(11,301,000)	—	(11,301,000)
Repurchase and retirement of warrants	—	—	—	—	(11,500,000)	—	—	—	—	(11,500,000)
Stock compensation expense	—	—	—	—	7,666,000	—	—	—	—	7,666,000
Common stock issued under 2009 Equity Participation Plan	—	—	113,938	—	428,000	—	—	—	—	428,000
Other comprehensive income:
Foreign currency translation, net of tax of $4,269,000	—	—	—	—	—	—	6,434,000	—	—	6,434,000
Unrealized gain on marketable security, net of tax of $5,000	—	—	—	—	—	—	6,000	—	—	6,000
Preferred stock dividends paid	—	—	—	—	—	(4,533,000)	—	—	—	(4,533,000)
Accretion of preferred stock issuance costs	—	—	—	—	25,000	(25,000)	—	—	—	—
Extinguished beneficial conversion feature on convertible debt	—	—	—	—	(122,000)	—	—	—	—	(122,000)
Net income	—	—	—	—	—	3,506,000	—	—	2,979,000	6,485,000
Contributions from noncontrolling interests	—	—	—	—	—	—	—	—	10,955,000	10,955,000
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(3,242,000)	(3,242,000)

Balance, December 31, 2010	132,550	$—	40,179,906	$4,000	$284,669,000	$17,777,000	$9,043,000	$(11,301,000)	$12,714,000	$312,906,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income (loss)	$6,485,000	$(9,657,000)	$667,000
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain from sale of real estate	(1,223,000)	(16,520,000)	—
Gain from sale of real estate—related party	(723,000)	(946,000)	—
Gain on early extinguishment of debt	(16,670,000)	—	—
Loss on early extinguishment of debt	4,788,000	—	—
Remeasurement gain	(2,108,000)	—	—
Note receivable and accrued interest forgiven in Merger	—	4,281,000	—
Depreciation and amortization	1,618,000	1,122,000	920,000
Provision for deferred income taxes	6,158,000	4,497,000	3,372,000
Amortization of deferred loan costs	262,000	917,000	658,000
Amortization of beneficial conversion of convertible subordinated debt	168,000	285,000	—
Equity in joint venture income	(10,548,000)	(8,019,000)	(10,097,000)
Accretion of interest income on loan pool participations and notes receivable	(11,855,000)	—	—
Amortization of deferred compensation	—	1,543,000	1,015,000
Stock compensation expense	8,094,000	2,314,000	—
2009 Equity Participation Plan replacement payment	—	(1,500,000)	—
Other than temporary impairment on available-for-sale security, net of tax	—	194,000	—
Change in assets and liabilities:
Accounts receivable	(1,039,000)	204,000	3,144,000
Accounts receivable—related party	(2,784,000)	381,000	(3,521,000)
Income tax receivable	6,848,000	(4,480,000)	(2,368,000)
Operating distributions from joint ventures	5,931,000	514,000	294,000
Operating distributions from loan pool participation	266,000	—	—
Other assets	1,432,000	(2,893,000)	(1,339,000)
Accounts payable	644,000	501,000	(374,000)
Accrued expenses and other liabilities	93,000	410,000	1,816,000
Accrued salaries and benefits	6,320,000	1,626,000	(4,450,000)
Income taxes payable	—	—	(4,406,000)

Net cash provided by (used in) operating activities	2,157,000	(25,226,000)	(14,669,000)

	Year ended December 31,
	2010	2009	2008
Cash flows from investing activities:
Additions to notes receivable	(25,636,000)	(500,000)	—
Settlements of notes receivable	8,438,000	302,000	26,000
Additions to notes receivable—related party	(5,914,000)	(8,774,000)	(300,000)
Settlements of notes receivable—related party	8,721,000	2,935,000	6,000
Additions to notes receivable from sale of real estate	—	(2,663,000)	—
Settlements of notes receivable from sale of real estate	—	1,858,000
Net proceeds from sale of real estate held for sale	3,639,000	58,027,000	5,181,000
Net proceeds from sale of real estate—related party	9,548,000	—	—
Purchases of and additions to real estate	(23,764,000)	(35,800,000)	(41,460,000)
Assets acquired in merger	—	89,181,000	—
Distributions from joint ventures	10,177,000	2,374,000	12,903,000
Contributions to joint ventures	(83,891,000)	(37,933,000)	(73,129,000)
Contributions to loan pool participation	(16,154,000)	—	—

Net cash (used in) provided by investing activities	(114,836,000)	69,007,000	(96,773,000)

Cash flow from financing activities:
Borrowings under notes payable	4,250,000	37,059,000	20,161,000
Repayment of notes payable	(5,600,000)	(32,114,000)	(8,973,000
Borrowings under lines of credit	48,250,000	20,500,000	47,957,000
Repayment of lines of credit	(30,500,000)	(24,000,000)	(39,457,000)
Borrowings under mortgage loans payable	20,016,000	30,286,000	30,316,000
Repayment of mortgage loans payable	(24,735,000)	(35,866,000)	(10,852,000)
Issuance of convertible subordinated debt	—	—	30,000,000
Repayment of convertible subordinated debt	(32,550,000	—	—
Debt issue costs	(644,000)	(798,000)	(518,000)
Issuance of preferred stock	132,294,000	—	—
Issuance of common stock	—	59,000	52,447,000
Repurchase of common stock	(11,301,000)	(3,690,000)	(6,170,000)
Repurchase of warrants	(11,500,000)	—	—
Dividends paid	(4,533,000)	(3,235,000)	(2,264,000)
Contributions from noncontrolling interests	10,955,000	6,804,000	482,000
Distributions to noncontrolling interests	(3,242,000)	(10,712,000)	(504,000)

Net cash provided by (used in) financing activities	91,160,000	(15,707,000)	112,625,000
Effect of currency exchange rate changes on cash and cash equivalents	10,703,000	3,879,000	400,000

Net change in cash and cash equivalents	(10,816,000	31,953,000	1,583,000
Cash and cash equivalents, beginning of year	57,784,000	25,831,000	24,248,000

Cash and cash equivalents, end of year	$46,968,000	$57,784,000	$25,831,000

Supplemental disclosure of non-cash investing activities:
Unrealized loss on marketable security, net of tax of $5,000 and $129,000, respectively	$11,000	$194,000	$—
Acretion of preferred stock issuance costs	25,000	—	—

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows—(continued)

During 2010, as a result of the consolidation of two joint venture investments and a subsequent deconsolidation of one of those entities, accounts receivable increased by $171,000, real estate increased by $28,464,000, investment in joint ventures increased by $3,292,000, other assets increased by $3,174,000, accrued expenses and other liabilities increased by $323,000 and mortgage loan payable increased by $32,670,000.

In 2009, the debt on a piece of land that was sold was assumed by the buyer resulting in a decrease of proceeds from the sale of real estate of $2,025,000 and reduction of repayment of mortgage loans payable of $2,025,000.

In 2008, the Company converted notes receivable from various executives and directors of the Company related to a joint venture investment in Japan into equity in the Japanese joint venture resulting in an increase in investments in joint ventures of $4,397,000 and a decrease in notes receivable of $4,397,000.

Supplemental cash flow information:

	Year ended December 31,
	2010	2009	2008
Cash paid (received) during the year for:
Interest	$8,400,000	$11,618,000	$6,945,000
Interest capitalized	$790,000	$—	$999,000
Income taxes	$25,000	$(4,130,000)	$4,000,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2010, 2009 and 2008

NOTE 1—ORGANIZATION

Kennedy-Wilson Holdings, Inc., a Delaware corporation, and its subsidiaries (“Kennedy-Wilson” or “KWH”), provide various commercial and residential real estate services including property management, asset management, brokerage and marketing in the U.S. and Japan primarily to institutional investors, financial institutions, pension funds, and developers. Kennedy-Wilson, principally through joint venture investments, also acquires, renovates and resells commercial and residential real estate, and invests in discounted loan portfolios.

On November 13, 2009, the stockholders of Prospect Acquisition Company (“Prospect”) approved a merger with Kennedy-Wilson, Inc. (“KWI”), whereby KWI became a wholly-owned subsidiary of Prospect, which was renamed Kennedy-Wilson Holdings, Inc. (the “Merger”). The directors and officers of KWI immediately before the Merger became the directors and officers of Kennedy-Wilson, except that one of the KWI directors immediately before the Merger resigned and was replaced by a director from Prospect (see note 3).

Kennedy-Wilson has evaluated all subsequent events through the date that the financial statements are available for issuance.

NOTE 2—BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION—The consolidated financial statements include the accounts of Kennedy-Wilson and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In addition, Kennedy-Wilson evaluates its relationships with other entities to identify whether they are variable interest entities as defined by FASB Accounting Standards Codification (ASC) Subtopic 810 – Consolidation and to assess whether it is the primary beneficiary of such entities. If the determination is made that Kennedy-Wilson is the primary beneficiary, then that entity is consolidated into the consolidated financial statements in accordance with Consolidations ASC Subtopic 810-10. The ownership of the other interest holders of consolidated subsidiaries is reflected as noncontrolling interests.

USE OF ESTIMATES—The preparation of the accompanying consolidated financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosure about contingent assets and liabilities, and reported amounts of revenues and expenses. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. Illiquid credit markets, volatile energy markets, and declines in consumer spending have combined to increase the uncertainty inherent in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

REVENUE RECOGNITION—Revenue primarily consists of management fees, performance fees, commission revenue and sales of real estate.

Management fees are primarily comprised of property management fees, base asset management fees, and acquisition fees. Property management fees are earned for managing the operations of real estate assets and are based on a fixed percentage of the revenues generated from the respective real estate assets. Base asset management fees are earned from limited partners of funds Kennedy-Wilson sponsors and are generally based on a fixed percentage of committed capital or net asset value. These fees are recognized as revenue ratably over the period that the respective services are performed. Acquisition fees are earned for identifying and closing investments on behalf of investors and are based on a fixed percentage of the acquisition price. Acquisition fees are recognized upon the successful completion of an acquisition after all required services have been performed.

Performance fees or carried interest are allocated to the general partner or special limited partner of Kennedy-Wilson’s real estate funds based on the cumulative fund performance to date that are subject to preferred return to the limited partners. At the end of each reporting period, Kennedy-Wilson calculates the performance fee that would be due to the general partner and special limited partner interests for a fund, pursuant to the fund agreement, as if the fair value of the underlying investments were realized as of such date, irrespective of whether such amounts have been realized. As the fair value of underlying investments varies between reporting periods, it is necessary to make adjustments to amounts recorded as Performance Fee to reflect either (a) positive performance resulting in an increase in the performance fee allocated to the general partner or (b) negative performance that would cause the amount due to the Kennedy-Wilson to be less than the amount previously recognized as revenue, resulting in a negative adjustment to performance fees allocated to the general partner. Substantially all of the carried interest is recognized in equity in joint venture income and in certain instances the performance fees are recognized in management and leasing fees in our consolidated statement of operations and comprehensive income (loss).

Commissions primarily consist of auction and real estate sales commissions and leasing commissions. In the case of auction and real estate sales commissions, the revenue is generally recognized when escrow closes. In accordance with the guidelines established for Reporting Revenue Gross as a Principal versus Net as an Agent in the ASC Subtopic 605-45, Kennedy-Wilson records commission revenues and expenses on a gross basis. Of the criteria listed in the Subtopic 605-45, Kennedy-Wilson is the primary obligor in the transaction, does not have inventory risk, performs all or part of the service, has credit risk, and has wide latitude in establishing the price of services rendered and discretion in selection of agents and determination of service specifications. Leasing fees that are payable upon tenant occupancy, payment of rent or other events beyond Kennedy-Wilson’s control are recognized upon the occurrence of such events.

Sales of real estate are recognized at the close of escrow when title to the real property passes to the buyer and there is no continuing involvement in the real property. Kennedy-Wilson follows the requirements for profit recognition as set forth by the Sale of Real Estate ASC Subtopic 360-20.

INVESTMENTS IN JOINT VENTURES—Kennedy-Wilson has a number of joint venture interests, generally ranging from 5% to approximately 50%, that were formed to acquire, manage, and/or sell real estate. Investments in joint ventures which Kennedy-Wilson does not control are accounted for under the equity method of accounting as Kennedy-Wilson can exercise significant influence, but does not have the ability to control the joint venture. An investment in a joint venture is recorded at its initial investment and is increased or decreased by Kennedy-Wilson’s share of undistributed income or loss and less distributions. A decline in the value of an investments in a joint venture that is other than temporary is recognized when evidence indicates that such a decline has occurred in accordance with Equity Method Investments ASC Subtopic 323-10.

Profits on the sale of real estate held by joint ventures in which Kennedy-Wilson has continuing involvement are deferred until such time that the continuing involvement has been resolved and all the risks and rewards of ownership have passed to the buyer. Profit on sales to joint ventures in which Kennedy-Wilson retains an equity ownership interest results in partial sales treatment in accordance with Sale of Real Estate ASC Subtopic 360-20, thus deferring a portion of the gain as a result of Kennedy-Wilson’s continuing ownership percentage in the joint ventures.

Kennedy-Wilson has two investments in joint ventures, KW Property Fund III, L.P. (KW Fund III) and SG KW Venture I, LLC (the Funds) that are investment companies under the Investment Companies ASC Subtopic

946-10. Thus, the Funds reflect their investments at fair value, with unrealized gains and losses resulting from changes in fair value reflected in earnings. Kennedy-Wilson has retained the specialized accounting for the Funds pursuant to Retention of Specialized Accounting for Investments in Consolidation ASC Subtopic 810-10 in recording its equity in joint venture income from the Funds.

FAIR VALUE MEASUREMENTS—Kennedy-Wilson accounts for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis under the provisions of Fair Value Measurements ASC Subtopic 820-10. Subtopic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

GOODWILL—Goodwill results from the difference between the purchase price and the fair value of net assets acquired based upon the purchase method of accounting for business combinations. In accordance with Accounting for Goodwill ASC Subtopic 350-20, goodwill is reviewed for impairment on an annual basis. In testing for impairment, goodwill is assigned to the reporting unit based upon the amount of goodwill generated at the time of acquisition of the businesses by the reporting unit. An earnings multiple appropriate to the respective reporting unit is applied to the cash basis net operating income of the reporting unit. This process enables an approximation of the reporting unit’s value, which is then compared to the net book value of the reporting unit. As a result of the evaluation performed as described above, Kennedy-Wilson has determined that there was no impairment of goodwill as of December 31, 2010, 2009 and 2008.

CASH AND CASH EQUIVALENTS—Cash and cash equivalents consist of cash and all highly liquid investments purchased with maturities of three months or less.

LONG-LIVED ASSETS—Kennedy-Wilson reviews its long-lived assets (excluding goodwill) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Impairment of Long-Lived Assets ASC Subtopic 360-10. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are presented separately in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of the assets to be disposed of classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

INVESTMENTS IN LOAN POOL PARTICIPATIONS AND NOTES RECEIVABLE—Interest income from investments in loan pool participations and notes receivable acquired with deteriorated credit quality are recognized on a level yield basis under the provisions of Loans and Debt Securities Acquired with Deteriorated Credit Quality ASC Subtopic 310-30, where a level yield model is utilized to determine a yield rate which, based upon projected future cash flows, accretes interest income over the estimated holding period. When the future cash flows of a note cannot be reasonably estimated, cash payments are applied to the cost basis of the note until it is fully recovered before any interest income is recognized.

FAIR VALUE OF FINANCIAL INSTRUMENTS—The estimated fair value of financial instruments is determined using available market information and appropriate valuation methodologies. Considerable judgment, however, is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions or estimation methodologies may have a material impact on the estimated fair value amounts.

NONCONTROLLING INTERESTS—Noncontrolling interests are reported within equity as a separate component of Kennedy-Wilson’s equity in accordance with Noncontrolling Interests in Consolidated Financial

Statements ASC Subtopic 810-10. Revenues, expenses, gains, losses, net income or loss, and other comprehensive income are reported in the consolidated statement of operations and comprehensive income (loss) at the consolidated amounts and separately stated are amounts attributable to noncontrolling interests.

CAPITALIZED INTEREST—Kennedy-Wilson capitalizes interest in accordance with Capitalization of Interest Cost ASC Subtopic 835-20 for assets that are undergoing development or entitlement activities in preparation for their planned principal operations. For qualifying equity investments, interest is capitalized in accordance with Capitalization of Interest Cost in Financial Statements That Include Investments Accounted for Under the Equity Method ASC Subtopic 835-20. An appropriate interest rate is applied to Kennedy-Wilson’s cash investment in the qualifying asset. The interest is credited against interest expense and added to the basis in the investment. Interest is capitalized when the development or entitlement activity commences and ceases when the investment has begun its planned principal operations.

GUARANTEES—Kennedy-Wilson has certain guarantees associated with loans secured by assets held in various joint venture investments. The maximum potential amount of future payments (undiscounted) Kennedy-Wilson could be required to make under the guarantees was $28 million and $35 million at December 31, 2010 and 2009, respectively. The guarantees expire through 2011 and Kennedy-Wilson’s performance under the guarantees would be required to the extent there is a shortfall in liquidation between the principal amount of the loan and the net sales proceeds of the asset. Based upon Kennedy-Wilson’s evaluation of guarantees under Estimated Fair Value of Guarantees ASC Subtopic 460-10, the estimated fair value of guarantees made as of December 31, 2010 and 2009 is immaterial.

CONCENTRATION OF CREDIT RISK—Financial instruments that subject Kennedy-Wilson to credit risk consist primarily of accounts and notes receivable and cash equivalents. Credit risk is generally diversified due to the large number of entities composing Kennedy-Wilson’s customer base and their geographic dispersion throughout the U.S. Kennedy-Wilson performs ongoing credit evaluations of its customers and debtors. Cash and cash equivalents are invested in institutions insured by government agencies. Certain accounts contain balances in excess of the insured limits.

EARNINGS PER SHARE—Basic earnings per share is computed based upon the weighted average number of shares of common stock outstanding during the periods presented. Diluted earnings per share is computed based upon the weighted average number of shares of common stock and potentially dilutive securities outstanding during the periods presented. The dilutive impact of potentially dilutive securities including unvested shares, convertible securities and warrants which were outstanding during the period calculated by the “treasury stock” method.

REPURCHASE OF EQUITY INSTRUMENTS—Upon the decision to retire repurchased equity instruments, Kennedy-Wilson records the retirement as a reduction to additional paid in capital.

SHARE-BASED PAYMENT ARRANGEMENTS—Kennedy-Wilson accounts for its share-based payment arrangements under the provisions of Share-Based Payments ASC Subtopic 718-10. Compensation cost for employee services received in exchange for an award of equity instruments is based on the grant-date fair value of the share-based award that is ultimately settled in equity of Kennedy-Wilson. The cost of employee services is recognized over the period during which an employee provides service in exchange for the share-based payment award. Share-based payment arrangements that vest ratably over the requisite service period are recognized on the straight-line basis and performance awards that vest ratably are recognized on a tranche by tranche basis over the performance period. Unrecognized compensation costs for share-based payment arrangements that have been modified are recognized over the original service or performance period.

FAIR VALUE OPTION—Kennedy-Wilson accounts for financial assets and financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in earnings in accordance with the provisions of Fair Value Measurements and Disclosures ASC Subtopic 820-10.

INCOME TAXES—Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In accordance with Accounting for Uncertainty in Income Taxes ASC Subtopic 740-10, Kennedy-Wilson recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Kennedy-Wilson records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.

RECENT ACCOUNTING PRONOUNCEMENTS—In December 2010, the FASB issued Accounting Standards Codification (ASC) Update No. 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this Update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Kennedy-Wilson expects that the adoption of ASU 2010-29 will not have a material impact on its consolidated financial statements.

In April 2010, the FASB issued ASC Update No. 2010-18, Receivables (Topic 310): Effect of a Loan Modification When the Loan Is Part of a Pool That Is Accounted for as a Single Asset—a consensus of the FASB Emerging Issues Task Force, to clarify that loan modifications within loan pools accounted for as a single asset do not result in the removal of those loans from the pool even if the modification of those loans would otherwise be considered a troubled debt restructuring. Update No. 2010-18 is effective for interim and annual reporting periods ending after July 15, 2010, with early adoption permitted. This update is consistent with Kennedy-Wilson’s current policy and, as such, Update No. 2010-18 has no material impact on the accompanying condensed consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Codification (ASC) Update No. 2010-06, Fair Value Measurements and Disclosures: Improving Disclosures about Fair Value Measurements, to improve disclosure requirements related to Fair Value Measurements and Disclosures – Subtopic 820. Update No. 2010-06 is effective for interim and annual reporting periods ending after December 15, 2009, except for the disclosures about purchases, sales, issuance, and settlements in the roll forward activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010. Update No. 2010-06 was adopted on January 1, 2010, and there is no material impact to the accompanying consolidated financial statements. Additionally, Kennedy-Wilson has adopted the disclosures requirements about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements.

RECLASSIFICATIONS—Certain balances included in prior years’ financial statements have been reclassified to conform with current year presentation.

NOTE 3—BUSINESS COMBINATIONS

Prospect Acquisition Corp.

On November 13, 2009, KWI merged with Prospect, a blank check company formed for the purpose of acquiring control of, through a merger, capital stock exchange, asset acquisition, reverse capitalization, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets in the financial services industry (the “Merger”). The resulting merged entity is KWH which continues the business operations of KWI, including all of their personnel and management. Consequently, the Merger achieved Prospect’s business combination purpose while providing $89 million in cash for KWH to take immediate actions to acquire real estate and loans secured by real estate in the distressed real estate markets in the United States and abroad.

The Merger was accounted for as a reverse acquisition in accordance with Business Combinations ASC 805-40, because the stockholders of KWI immediately prior to the consummation of the Merger obtained effective control of Prospect, immediately following completion of the Merger, through (1) their stockholder interest comprising the largest single control block of shares in the post-merger company, (2) a majority of the members of the board of directors of the post-merger company being comprised of KWI directors (initially, six directors of KWI and one director of Prospect), and (3) all of the senior executive officers of the post-merger company being comprised of KWI executive officers. Accordingly, the assets, liabilities and results of operations of KWI have become the historical financial statements of Prospect at the closing of the Merger, and Prospect’s assets (primarily cash and cash equivalents), liabilities and results of operations have been consolidated with KWI beginning on the date of the Merger, again becoming the combined entity of Kennedy-Wilson. The components of equity are the retained earnings and other equity balances of KWI immediately before the Merger with the capital share account of KWI adjusted to reflect the par value of the outstanding shares of Prospect. Assets, liabilities, and results of operations of Prospect have been consolidated at fair value in accordance with Business Combinations ASC Subtopic 805-10. All direct costs of the Merger have been charged to operations in the period that such costs were incurred.

Effective with the Merger, common stockholders of KWI received as consideration 20.4 million shares of Prospect’s common stock and preferred stockholders of KWI received as consideration 5.6 million shares of Prospect’s common stock, for an aggregate consideration of 26.0 million shares of Prospect common stock. In addition, 2.5 million shares of Prospect common stock were reserved for issuance to employees, non-employees and management of Kennedy-Wilson pursuant to an equity compensation plan adopted by Prospect’s board of directors and approved by Prospect’s stockholders on November 13, 2009. Upon completion of the Merger, Prospect shareholders were granted 12.8 million shares of KWH, with a fair value of $89 million, resulting in 31% ownership in the combined company Kennedy-Wilson. The net assets received from Prospect were $89 million of cash, no material liabilities were assumed, and no other identifiable intangible assets were acquired. Because the value of the consideration given to Prospect equals the fair value of the net identifiable assets, no goodwill was recorded from the Merger.

Merger related costs (in millions and included in the accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2009:

Compensation and related	$12.5
General and administrative	3.6

Total	$16.1

The amount of Prospect revenue and earnings included in the accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2009 and the revenue and earnings of the combined entity had the acquisition date been January 1, 2009 and January 1, 2008, are as follows:

(Unaudited, numbers in thousands, except for per share amounts)	Revenue	Net Income Attributable to Kennedy-Wilson common shareholders	Earnings Per Share
Actual Prospect from November 13, 2009—December 31, 2009	$20	$16	$—
Supplemental pro forma from January 1, 2009—December 31, 2009	86,295	3,323	0.09
Supplemental pro forma from January 1, 2008—December 31, 2008	36,034	1948	0.05

This unaudited pro forma financial information is not intended to represent or be indicative of what would have occurred if the transaction had taken place on the dates presented and is not indicative of what Kennedy-Wilson’s actual results of operations would have been had the acquisition been completed at the beginning of the periods indicated above.

Fairways 340, LLC

In June 2010, Kennedy-Wilson acquired its partners interest to obtain 100% of the interest in Fairways 340, LLC (“Fairways”) that was previously accounted for under the equity method. The assets, liabilities, and results of the operations of Fairways at the date of acquisition were consolidated at fair value and direct costs of the business combination have been charged to operations in the period that such costs were incurred in accordance with Business Combinations ASC Subtopic 805-10. Kennedy-Wilson had a 49.83% ownership interest and equity with a fair value of $8.9 million before the combination and the combination was considered to be achieved in stages. As a result of remeasuring its basis at fair value (utilizing an income approach) upon the combination, Kennedy-Wilson recorded a remeasurement gain in the amount of $2.1 million in the accompanying consolidated statement of operations and comprehensive income (loss).

Subsequently, in October 2010, Kennedy-Wilson sold a controlling interest in Fairways to KW Fund III (of which KWH owns an 11.62% interest in) retaining a direct 50% ownership interest. The sale, which was considered in substance a sale of real estate, resulted in a gain of $0.7 million, after deferral of $0.1 million for the retained ownership interest, which is included in the accompanying consolidated statements of operations and comprehensive income (loss). During the period in which Fairways was consolidated, Kennedy-Wilson recorded $1.2 million in rental revenue, $0.6 million in rental and other expenses, $0.4 million in depreciation expense, and $0.3 million in interest expense in the accompanying consolidated statement of operations and comprehensive income (loss). At December 31, 2010, Fairways is presented as an equity method investment in joint venture.

NOTE 4—NOTES RECEIVABLE

Notes receivable consists of the following:

	December 31,
	2010	2009
Note receivable, fixed interest rate of 10%, interest only, due December 2011, secured by personal property	$485,000	$500,000
Note pool acquired with deteriorated credit quality consisting of loans secured by collateral located in Southern California, and Las Vegas, Nevada with various interest rates and maturities. (see additional discussion below)	18,402,000	—
Note receivable, fixed interest rate of 8%, interest only, due May 2012, secured by personal guarantees of borrowers	1,000,000	—
Note receivable, fixed interest rate of 12%, interest only, due September 2012	377,000	—
Other	—	41,000

Total notes receivable	20,264,000	541,000
Note receivable from a joint venture investment, fixed interest rate of 10%, principal and accrued interest, secured by deed of trust, repaid in 2010	—	805,000
Note receivable from a joint venture investment, fixed interest rate of 10% payments due from positive NOI, otherwise principal and accrued interest secured by deed of trust, repaid in 2010	—	1,352,000
Note receivable from a joint venture investment, fixed interest rate of 15%, principal and accrued interest due December 2011, secured by deed of trust	2,898,000	4,487,000
Note receivable from a joint venture investment, fixed interest rate of 10%, principal and accrued interest due December 2011	939,000	—

Total notes receivable from related parties	3,837,000	6,644,000

	$24,101,000	$7,185,000

In 2010, Kennedy-Wilson entered into an arrangement to purchase a pool of loans or notes receivable with deteriorated credit quality from a bank for $25.3 million. Kennedy-Wilson expects to accrete $4.3 million in interest income on the notes receivable over the estimated collection period. The amount contractually due under the terms of the notes as of December 31, 2010 is $33.3 million. Contractual payments of principal and interest of $0.1 million are due monthly. During the year ended December 31, 2010, Kennedy-Wilson has accreted $2.4 million as interest income on the notes receivable in the accompanying consolidated statements of operations and comprehensive income (loss). As of December 31, 2010, the assets and debt related to the notes receivable are $18.4 million and $15.0 million (see Note 13), respectively.

NOTE 5—REAL ESTATE

Kennedy-Wilson’s investment in real estate includes the following:

	December 31,
	2010	2009
Office building in Japan	$9,279,000	$8,375,000
House in Kona, Hawaii	8,724,000	8,724,000
204-unit residential apartment complex in Lompoc, California	25,780,000	25,707,000
2,700 acres of ranch land in Oahu, Hawaii	36,726,000	—
Residential land in Kona, Hawaii	4,101,000	—
Other	2,097,000	845,000

	86,707,000	43,651,000
Less: Accumulated depreciation	(4,006,000)	(3,070,000)

Total	$82,701,000	$40,581,000

During 2010, Kennedy-Wilson acquired a controlling interest and assumed the debt of a 2,700 acre ranch in Hawaii. The purchase price of the controlling interest combined with previously capitalized investments made by Kennedy-Wilson and the $16.0 million payoff of debt at a discount resulted in the new basis consolidated in the amount of $36.7 million as of December 31, 2010. The ranch is currently being developed for its intended use. As such, $0.8 million of avoidable interest has been capitalized to the project.

During 2010, Kennedy-Wilson purchased a note from a bank for $5.3 million secured by a house in Kona, Hawaii. The borrower subsequently transferred the deed to Kennedy-Wilson in lieu of a foreclosure. In addition, the borrower paid Kennedy-Wilson $0.2 million and issued an unsecured promissory note in the amount of $1.0 million.

During 2008, Kennedy-Wilson sold its interest in an entity that owned an office building located in Glendora, California for $1,488,000. The sale resulted in a gain of $564,000, which is included in rental and other income in the accompanying consolidated statements of income and comprehensive income (loss). Kennedy-Wilson continues to provide management services to the property and therefore it is not included in discontinued operations.

NOTE 6—REAL ESTATE AVAILABLE FOR SALE

In 2009, Kennedy-Wilson acquired a 149-unit condominium project located in Los Angeles, California. The project was purchased for the purposes of resale and was classified as held for sale at the date of acquisition. During 2009, Kennedy-Wilson sold 138 units with a historical cost basis of $34.4 million for a gain of $16.5 million. During 2010, Kennedy-Wilson sold the 11 remaining units with a historical cost basis of $2.5 million for a gain of $1.2 million.

NOTE 7—INVESTMENTS IN JOINT VENTURES

Kennedy-Wilson has a number of joint venture interests, generally ranging from 5% to approximately 50%, that were formed to acquire, manage, and/or sell real estate. Kennedy-Wilson has significant influence over these entities, but not voting or other control and, accordingly, these investments are accounted for under the equity method.

Summarized financial data of the joint ventures is as follows:

	December 31, 2010
	KW Residential, LLC	Greater than 20% (1)	10% - 20% (2)	Other	Total
Balance sheets for equity method investments:
Assets
Cash and restricted cash	$26,792,000	$25,248,000	$396,000	$25,647,000	$78,083,000
Real estate	609,430,000	215,473,000	119,252,000	1,787,396,000	2,731,551,000
Other	10,571,000	7,056,000	28,583,000	183,125,000	229,335,000

Total assets	$646,793,000	$247,777,000	$148,231,000	$1,996,168,000	$3,038,969,000

Liabilities
Debt	$338,228,000	$81,544,000	$66,198,000	$1,351,208,000	$1,837,178,000
Other	18,457,000	4,219,000	3,273,000	44,454,000	70,403,000
Total liabilities	356,685,000	85,763,000	69,471,000	1,395,662,000	1,907,581,000

Partners’ capital
Kennedy Wilson	108,265,000	35,807,000	36,182,000	76,713,000	256,967,000
Other partners	181,843,000	126,207,000	42,578,000	523,793,000	874,421,000

Total partners’ capital	290,108,000	162,014,000	78,760,000	600,506,000	1,131,388,000

Total liabilities and partners’ capital	$646,793,000	$247,777,000	$148,231,000	$1,996,168,000	$3,038,969,000

	December 31, 2009
	KW Residential, LLC	Other	Total
Balance sheets for equity method investments:
Assets
Cash and restricted cash	$32,343,000	$18,721,000	$51,064,000
Real estate	548,927,000	1,759,495,000	2,308,422,000
Other	12,965,000	169,622,000	182,587,000

Total assets	$594,235,000	$1,947,838,000	$2,542,073,000

Liabilities
Debt	$307,877,000	$1,045,862,000	$1,353,739,000
Other	11,618,000	51,234,000	62,852,000

Total liabilities	319,495,000	1,097,096,000	1,416,591,000

Partners’ capital
Kennedy Wilson	91,276,000	87,766,000	179,042,000
Other partners	183,464,000	762,976,000	946,440,000

Total partners’ capital	274,740,000	850,742,000	1,125,482,000

Total liabilities and partners’ capital	$594,235,000	$1,947,838,000	$2,542,073,000

Total investments are comprised of the following:

	Year ended December 31, 2010
	KW Residential, LLC	Greater than 20% (1)	10% - 20% (2)	Other	Total
Equity method	$108,265,000	$35,807,000	$36,182,000	$76,713,000	$256,967,000
Unrealized gain on fair value option	—	—	7,384,000	—	7,384,000

	108,265,000	35,807,000	43,566,000	76,713,000	264,351,000
Cost method	—	—	—	2,535,000	2,535,000
Total Investments	$108,265,000	$35,807,000	$43,566,000	$79,248,000	$266,886,000

	Year ended December 31, 2009
	KW Residential, LLC	Other	Total
Equity method	$91,276,000	$87,766,000	$179,042,000
Unrealized gain on fair value option		4,907,000	4,907,000

	91,276,000	92,673,000	183,949,000
Cost method	—	1,303,000	1,303,000

Total Investments	$91,276,000	$93,976,000	$185,252,000

	Year ended December 31, 2010
	KW Residential, LLC	Greater than 20% (1)	10% - 20% (2)	Other	Total
Statements of income:
Revenues	$34,784,000	$24,059,000	$11,214,000	$130,884,000	$200,941,000

Depreciation	11,857,000	4,461,000	2,369,000	38,143,000	56,830,000
Interest	12,235,000	6,177,000	3,041,000	45,765,000	67,218,000
Other expenses	15,920,000	18,695,000	5,968,000	71,702,000	112,285,000

Total expenses	40,012,000	29,333,000	11,378,000	155,610,000	236,333,000
Gains on extinguishment of debt	—	9,092,000	—	4,734,000	13,826,000

Net (loss) Income	$(5,228,000)	$3,818,000	$(164,000)	$(19,992,000)	$(21,566,000)

Net income allocation:
Kennedy Wilson	$(1,670,000)	$7,238,000	$2,856,000	$(353,000)	$8,071,000
Other partners	(3,558,000)	(3,420,000)	(3,020,000)	(19,639,000)	(29,637,000)

Net (loss) income	$(5,228,000)	$(3,818,000)	$(164,000)	$(19,992,000)	$(21,566,000)

	Year ended December 31, 2009			Year ended December 31, 2008
	KW Residential, LLC	Other	Total	KW Residential, LLC	Other	Total
Statements of income:
Revenues	$32,750,000	$140,119,000	$172,869,000	$28,323,000	$173,146,000	$201,469,000

Depreciation	12,021,000	36,221,000	48,242,000	5,413,000	40,155,000	45,568,000
Interest	14,828,000	51,764,000	66,592,000	12,936,000	51,689,000	64,625,000
Other expenses	17,361,000	66,228,000	83,589,000	14,044,000	61,969,000	76,013,000

Total expenses	44,210,000	154,213,000	198,423,000	32,393,000	153,813,000	186,206,000
Gains on extinguishment of debt	28,320,000	—	28,320,000	—	—	—

Net (loss) Income	$16,860,000	$(14,094,000)	$2,766,000	$(4,070,000)	$19,333,000	$15,263,000

Net income allocation:
Kennedy Wilson	5,949,000	3,107,000	9,056,000	(694,000)	4,812,000	4,118,000
Other partners	10,911,000	(17,201,000)	(6,290,000)	(3,376,000)	14,521,000	11,145,000

Net (loss) income	$16,860,000	$(14,094,000)	$2,766,000	$(4,070,000)	$19,333,000	$15,263,000

(1)	Investments in these joint ventures exceeds 20% of the total assets of Kennedy-Wilson as of December 31, 2010 or equity in income from the joint venture for the year ended December 31, 2010 exceeds 20% of Kennedy-Wilson’s income from continuing operations before income taxes for the year ended December 31, 2010.
(2)	Investments in these joint ventures exceeds 10% of the total assets of Kennedy-Wilson at December 31, 2010 or equity in income from the joint venture for the year ended December 31, 2010 exceeds 10% of Kennedy-Wilson’s income from continuing operations before income taxes for the year ended December 31, 2010.

Equity in joint venture income for the years ended December 31:

	2010	2009	2008
Net income allocation	$8,071,000	$9,056,000	$4,118,000
Unrealized gain on fair value option	2,477,000	(1,037,000)	5,979,000

	$10,548,000	$8,019,000	$10,097,000

In 2010, Kennedy-Wilson formed a new joint venture platform which provides for a capital commitment from a joint venture partner in the amount of $250 million with Kennedy-Wilson’s capital commitment totaling $28 million. The commitment from the partner has a three-year investment period and each proposed investment within the platform is at the discretion of the joint venture partner. As of December 31, 2010, the partner has contributed $132.3 million of capital into three joint ventures. Through December 31, 2010, Kennedy-Wilson has contributed capital in the amount of $14.7 million, including $1.7 million of noncontrolling interests, into the three joint ventures. Of this amount, $12.7 million, including $1.3 million of noncontrolling interests, was used to buyout ownership interests from an existing joint venture partner in KW Residential, LLC (“KWR”). The remaining amount of $2.0 million, including $0.4 million of noncontrolling interests, was used to invest in new investments.

Additionally, during 2010, Kennedy-Wilson invested $14.2 million, including $4.4 million of noncontrolling interests, in six new joint ventures and recapitalized five joint ventures with $11.5 million, including $0.3 million of noncontrolling interests, to buyout ownership interests from existing joint venture partners.

Also, during 2010, Kennedy-Wilson made $31.0 million in additional contributions to existing joint venture investments. Of this amount $17.4 million was used by several joint ventures to pay down and/or refinance existing debt, which resulted in $5.3 million of gains from the early extinguishment of debt that is included in equity in joint venture income in the accompanying consolidated statements of operations and comprehensive income (loss).

In 2010, Kennedy-Wilson received $16.1 million in distributions from its joint ventures, of which $5.9 million was from operations and $10.2 million was return of capital.

In 2010, Kennedy-Wilson recognized $10.1 million in gains from foreign currency translation adjustments from its investment in KWR. The foreign currency gain is included in other comprehensive income, net of deferred income taxes of $4.1 million in the accompanying consolidated statements of income and comprehensive income (loss).

Kennedy-Wilson has determined that it has no investments in variable interest entities as of December 31, 2010 and had investments in two variable interest entities as of December 31, 2009 and has concluded that Kennedy-Wilson is not the primary beneficiary. As of December 31, 2009, the variable interest entities had assets totaling $132 million with Kennedy-Wilson’s exposure to loss as a result of its interests in these variable interest entities totaling $7.0 million related to its equity contributions. In addition, as of December 31, 2009, Kennedy-Wilson had $14.2 million in the form of loan guarantees that represented 20% of the mortgage loans of the underlying variable interest entities.

Investments in which Kennedy-Wilson does not have significant influence are accounted for under the cost method of accounting. As of December 31, 2010 and 2009, Kennedy-Wilson had five investments accounted for under the cost method with a carrying value totaling $2.5 million and $1.3 million, respectively.

Distributions in excess of Kennedy-Wilson’s basis in investments in joint ventures totaling $56,000 were deferred for the year ended December 31, 2008 due to continuing involvement in the real estate sold by the joint venture. Total deferred revenues and gains on sale of investments in joint ventures included in accrued expenses and other liabilities were $3,943,000 and $3,664,000 at December 31, 2010 and 2009, respectively.

NOTE 8—INVESTMENTS IN LOAN POOL PARTICIPATIONS

In 2010, Kennedy-Wilson, in partnership with a bank, acquired two loan portfolios totaling approximately $424.5 million in unpaid principal balance. The loan portfolios, which were acquired from a regional bank, are comprised of loans secured by residential, hotel, retail, office, land, multifamily and other assets predominantly located in Southern California. Kennedy-Wilson expects to accrete $21.9 million, including $4.1 million of noncontrolling interest, in interest income from loan pool participations over the estimated collection period. The amount contractually due under the terms of the notes as of December 31, 2010 is $306.7 million. Contractual payments of principal and interest of $1.1 million are due monthly. During 2010, Kennedy-Wilson recognized $9.3 million, including $1.4 million in noncontrolling interests, of interest income from loan pool participations and notes receivable in the accompanying consolidated statement of operations and comprehensive income (loss). Kennedy- Wilson’s investment balance was $25.2 million at December 31, 2010.

NOTE 9—FAIR VALUE MEASUREMENTS AND THE FAIR VALUE OPTION

FAIR VALUE MEASUREMENTS—Fair Value Measurements and Disclosures ASC Subtopic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Valuations based on unadjusted quoted market prices in active markets for identical securities.

Level 2—Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets and quoted prices in markets that are not active.

Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The following table presents fair value measurements (including items that are required to be measured at fair value and items for which the fair value option has been elected) as of December 31, 2010

	Level 1	Level 2	Level 3	Total
Available for sale securities	$33,000	$—	$—	$33,000
Investments in joint ventures	—	—	34,654,000	34,654,000

	$33,000	$—	$34,654,000	$34,687,000

The following table presents fair value measurements (including items that are required to be measured at fair value and items for which the fair value option has been elected) as of December 31, 2009

	Level 1	Level 2	Level 3	Total
Available for sale securities	$22,000	$—	$—	$22,000
Investments in joint ventures	—	—	19,590,000	19,590,000

	$22,000	$—	$19,590,000	$19,612,000

The following table presents changes in Level 3 investments for the years ended December 31:

	2010	2009	2008
Beginning balance	$19,590,000	$15,088,000	$22,000
Unrealized and realized gains	6,199,000	2,725,000	7,047,000
Purchases	10,795,000	1,956,000	8,019,000
Sales	(1,930,000)	(179,000)	—

Ending Balance	$34,654,000	$19,590,000	$15,088,000

The change in unrealized gains on level 3 investments during 2010, 2009 and 2008 for investments still held as of December 31, 2010, 2009 and 2008 was $6.2 million, $2.6 million, $7.0 million, respectively.

INVESTMENT IN INVESTMENT COMPANIES—Kennedy-Wilson records its investment in the Funds based upon the net assets that would be allocated to its interests in the Funds assuming the Funds were to liquidate their investments at fair value as of the reporting date. The Funds report their investments in real estate at fair value based on valuations of the underlying real estate holdings and indebtedness securing the real estate. The valuations of real estate were based on management estimates of the real estate assets using an income approach. Increases in fair value for the Funds of $3.7 million, $3.8 million, and $1.1 million were recorded in equity in joint venture income in the consolidated statement of operations and comprehensive income (loss) for the years ended December 31, 2010, 2009 and 2008, respectively. The indebtedness securing the real estate and the investments in debt securities were valued, in part, based on third party valuations and management estimates also using an income approach. Kennedy-Wilson’s investment balance in the Funds was $20.6 million and $7.9 million at December 31, 2010 and 2009, respectively, which are included in investments in joint ventures in the accompanying consolidated balance sheet. As of December 31, 2010, Kennedy-Wilson has unfunded capital commitments to the Funds in the amounts of $3.3 million and $6.0 million, respectively.

FAIR VALUE OPTION—Kennedy-Wilson has elected the fair value option for two investments in joint venture entities that were acquired during 2009. Kennedy-Wilson elected to record these investments at fair value to more accurately reflect the timing of the value created in the underlying investments and report those results in current operations. The increase, decrease, and increase in fair value for these investments of $2.5 million, $1.0 million, and $6.0 million were recorded in equity in joint venture income in the consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2010, 2009, and 2008, respectively. Kennedy-Wilson determines the fair value of these investments based upon the income approach, utilizing estimates of future cash flows, discount rates and liquidity risks.

FAIR VALUE OF FINANCIAL INSTRUMENTS—The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities, accrued salaries and benefits, deferred and accrued income taxes, and income tax receivable approximate fair value due to their short-term maturities. The carrying value of notes receivable (excluding related party notes receivable as they are presumed not to be an arm’s length transaction) approximate fair value as they are negotiated based upon the fair value of loans with similar characteristics. Bank lines of credit and debt approximate fair value as the terms are comparable to the terms currently being offered to Kennedy-Wilson.

NOTE 10—OTHER ASSETS

Office furniture and equipment and leaseholds improvements are carried at cost. The office furniture and equipment are depreciated over a period of three to ten years and the leasehold improvements are amortized over their estimated useful lives or the lease term, whichever is shorter. Other assets consist of the following:

	December 31,
	2010	2009
Office furniture and equipment	$3,020,000	$1,404,000
Less: Accumulated depreciation	(661,000)	(837,000)

	2,359,000	567,000
Prepaid expenses	3,316,000	4,316,000
Loan fees, net of accumulated amortization of $467,000 and $1,213,000 at December 31, 2010 and 2009, respectively	1,629,000	1,248,000
Deposits and other, net of accumulated amortization of $23,000 and $54,000 at December 31, 2010 and 2009, respectively	1,546,000	874,000

	$8,850,000	$7,005,000

Depreciation and amortization expense related to the above depreciable assets was $279,000, $209,000, and $256,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

NOTE 11—NOTES PAYABLE

Notes payable were incurred primarily in connection with the acquisition of joint venture investments and include the following:

	December 31,
	2010	2009
Note payable, interest payable monthly, $467,000 monthly principal payments,variable interest rate at the lenders base rate, 4% at December 31, 2010, unsecured, due August 2014	$20,533,000	$26,133,000
Note payable, fixed interest rate of 5%, interest payable monthly, unsecured, due November 2011	4,250,000	—
	$24,783,000	$26,133,000

Kennedy-Wilson is required to comply with debt covenants for its borrowings under the $20.5 million outstanding loan amount. The covenants include a tangible net worth, minimum liquidity, debt service coverage ratio, and a requirement to be profitable. At December 31, 2010, Kennedy-Wilson was in compliance with all covenants.

The aggregate maturities of notes payable subsequent to December 31, 2010 are: $9,850,000 in 2011, $5,600,000 in 2012, $5,600,000 in 2013, and $3,733,000 in 2014.

NOTE 12—BORROWINGS UNDER LINES OF CREDIT

In July 2010, Kennedy-Wilson entered into a new unsecured revolving credit facility with US Bank and East West Bank, which effectively increased its existing revolving credit facility from $30 million to $75 million, extended the maturity date to August 2013, and established an interest rate floor of 4% . The facility is available for acquisitions and working capital. The facility bears interest at rates ranging from LIBOR plus 2.50% to LIBOR plus 3.00%, with a floor of 4%. During 2010, the average outstanding borrowings under the facility was $16.3 million with the high and low outstanding balances being $27.8 million and $0, respectively. During 2009, the average outstanding borrowings under the previous facility was $19.1 million with the high and low outstanding balances being $26.0 million and $10.0, respectively. The borrowings under this facility had interest rates ranging from 3.23% to 4.00% and 3.25% to 4.50% during the years ended December 31, 2010 and 2009, respectively. The principal amount outstanding under this facility was $27.8 million as of December 31, 2010 and $10.0 million as of December 31, 2009.

Kennedy-Wilson’s ability to borrow under this facility is subject to compliance with certain financial covenants, including maximum balance sheet leverage and fixed charge coverage ratios. As of December 31, 2010 and 2009, Kennedy-Wilson was in compliance with the covenants.

NOTE 13—MORTGAGE LOANS PAYABLE

	December 31,
	2010	2009
Mortgage loan payable, variable interest rate of 1-month LIBOR plus 1.25% (1.51% at December 31, 2010), interest payable monthly, due January 2012, secured by multi-family property	17,497,000	20,740,000
Mortgage loan payable, variable interest rate of long-term prime lending rate plus 3.50% (4.80% at December 31, 2010), prime rate adjusts in April and August, interest and principal paid monthly, balance due October 2012, secured by office building	2,784,000	2,778,000
Mortgage loan payable, variable interest rate of 1.00% over prime, interest due quarterly, principal due based on release prices for settled loans, unpaid principal due upon maturity on May 2013	14,968,000	—
Mortgage loan payable, variable interest rate of prime, repaid in 2010	—	450,000

	35,249,000	23,968,000

During 2010, Kennedy-Wilson assumed debt secured by a project in Hawaii (see Note 5) of $32.7 million and simultaneously settled the note for $16.0 million, resulting in a gain on early extinguishment of debt in the amount of $16.7 million (net of closing costs).

The aggregate maturities of mortgage loans payable subsequent to December 31, 2010 are: $311,000 in 2011, $19,970,000 in 2012, and $14,968,000 in 2013.

NOTE 14—CONVERTIBLE SUBORDINATED DEBT

In July 2010, Kennedy-Wilson extinguished its convertible subordinated debt with a face value of $30.0 million for $32.5 million. The convertible subordinated debt was originally issued with a beneficial conversion feature and the carrying value of the convertible subordinated debt on the day of extinguishment was $27.7 million, net of the unamortized beneficial conversion of $2.3 million. The intrinsic value of the beneficial conversion feature was measured at $0.1 million on the day of extinguishment and was recorded as a reduction to additional paid in capital. The difference between the extinguishment amount and the carrying value of $4.8 million is included in the accompanying consolidated statement of operations and comprehensive income (loss) as a loss on early extinguishment of debt.

NOTE 15—JUNIOR SUBORDINATED DEBENTURES

In 2007, Kennedy-Wilson issued junior subordinated debentures in the amount of $40 million. The debentures were issued to a trust established by Kennedy-Wilson, which contemporaneously issued $40 million of trust preferred securities to Merrill Lynch International. The interest rate on the debentures is fixed for the first ten years at 9.06%, and variable thereafter at LIBOR plus 3.70%. Interest is payable quarterly with the principal due in 2037.

Prior to April 30, 2012, Kennedy-Wilson may redeem the debentures, upon a Special Event, as defined in the debentures, at a redemption price equal to 107.5% of the outstanding principal amount. After April 30, 2012, Kennedy-Wilson may redeem the debentures, in whole or in part, on any interest payment date at par.

Kennedy-Wilson is required to be in compliance with certain financial covenants, including maximum balance sheet leverage and fixed charge coverage ratios. As of December 31, 2010, Kennedy-Wilson was in compliance with the covenants.

NOTE 16—RELATED PARTY TRANSACTIONS

In 2010, in connection with the acquisition of third-party partners’ ownership interest in various joint venture investments, Kennedy-Wilson acquired the interests of various related party entities consisting of management and directors of Kennedy-Wilson for their net investments totaling $3.0 million.

During 2010, a noncontrolling entity comprised of Kennedy-Wilson executives co-invested $1.3 million with Kennedy-Wilson in the entity that invested in the venture that acquired a partial interest in KWR.

In 2010, Kennedy-Wilson sold a 50% ownership interest in Fairways and its entire 5% interest in another joint venture to KW Fund III in which it also has an ownership interest of 11.62% and is the general partner. The gain recognized on the sale of Fairways in the amount of $0.7 million is included in the accompanying consolidated statements of operations and comprehensive income (loss). The gain recognized on the sale of the 5% joint venture interest in the amount of $0.6 million is included in equity in income of joint ventures in the accompanying consolidated statements of operations and comprehensive income (loss). Gains on the sale of Fairways and the 5% joint venture interest were deferred in the amount of $0.2 million and are included in accrued expenses and other liabilities in the accompanying consolidated balance sheets.

In 2010, the firm of Kulik, Gottesman & Mouton Ltd. was paid $177,000 for legal services provided by the firm and $43,000 for director’s fees for Kent Mouton, a partner in the firm and a member of Kennedy-Wilson’s Board of Directors, respectively. For 2009, the amounts were $366,000 and $25,000, respectively. For 2008, the amounts were $286,000 and $30,000, respectively. For the year ended December 31, 2009, Mr. Mouton received a payment of $10,000 upon the termination of the 2009 Equity Participation Plan. (See Note 19)

The firm of Solomon, Winnett & Rosenfield was paid $234,000, $219,000, and $194,000 for income tax services provided by the firm during the years ended December 31, 2010, 2009, and 2008, respectively. Jerry Solomon is a partner in the firm and a member of Kennedy-Wilson’s Board of Directors. For the years ended December 31, 2010, 2009, and 2008, Mr. Solomon was paid director’s fees in the amounts of $40,000, $22,000, and $29,000, respectively. For the year ended December 31, 2009, Mr. Solomon received a payment of $10,000 upon the termination of the 2009 Equity Participation Plan. (See Note 19)

In 2009, Kennedy-Wilson sold its ownership interest in two consolidated land projects to KW Fund III in which it also had an ownership interest of 7.64%. The gains recognized on the sale of these two ownership interests totaled $946,000 and are included in the accompanying consolidated statements of operations and comprehensive income (loss). Gains on the sale of the joint venture interests were deferred in the amount of $44,000 and are included in accrued expenses and other liabilities in the accompanying consolidated balance sheets.

In 2008, Kennedy-Wilson sold its ownership interest in three joint venture investments to KW Fund III in which it also had an ownership interest of 7.64%. The gains recognized on the sale of these three ownership interests totaled $1,409,000 and are included in equity in income of joint ventures in the accompanying consolidated statements of operations and comprehensive income (loss). Gains on the sale of the joint venture interests were deferred in the amount of $56,000 and are included in accrued expenses and other liabilities in the accompanying consolidated balance sheets.

In 2009, Kennedy-Wilson entered into a seven-year lease with an affiliate of a shareholder for its corporate offices in Beverly Hills, California commencing in January 2010 . In 2010, Kennedy-Wilson amended the lease to provide for the rental of additional square footage. As of December 31, 2010, the future minimum lease payments under this agreement are as follows:

Year
2011	$1,206,000
2012	1,244,000
2013	1,282,000
2014	1,321,000
2015	1,361,000
Thereafter	1,403,000

Total minimum payments	$7,817,000

Rental expense under this arrangement totaled $986,000 for the year ended December 31, 2010.

Kennedy-Wilson received fees and other income from affiliates and entities in which Kennedy-Wilson holds ownership interests in the following amounts:

	Year ended December 31,
	2010	2009	2008
Property management and leasing fees	$12,417,000	$10,138,000	$8,380,000
Commissions	5,375,000	727,000	4,295,000
Sale of real estate	9,535,000	6,698,000	—

Total related party revenue	$27,327,000	$17,563,000	$12,675,000

In 2010, Kennedy-Wilson received reimbursement from KWR for payroll and services in the amount of $222,000 and $599,000, respectively. For 2009 and 2008, Kennedy-Wilson was paid $273,000 and $270,000, respectively, for payroll and $147,000 and $139,000, respectively, for consulting services.

NOTE 17—INCOME TAXES

The (benefit from) provision for income taxes consists of the following:

	Year ended December 31,
	2010	2009	2008
Current
Federal	$(2,450,000)	$(9,461,000)	$(2,416,000)
State	18,000	228,000	(351,000)

	(2,432,000)	(9,233,000)	(2,767,000)

Deferred
Federal	5,583,000	5,987,000	2,905,000
State	576,000	(715,000)	467,000

	6,159,000	5,272,000	3,372,000

Total	$3,727,000	$(3,961,000)	$605,000

A reconciliation of the statutory federal income tax rate of 34% with Kennedy-Wilson’s effective income tax rate is as follows:

	Year ended December 31,
	2010	2009	2008
Tax computed at statutory rate	$3,472,000	$(4,630,000)	$414,000
State income taxes, net of federal benefit	393,000	(681,000)	69,000
Non-vested stock expense	—	525,000	375,000
Capitalized transaction costs	—	528,000	—
Adjustment to investment basis	—	954,000	—
Extinguishment of debt	818,000	—	—
Noncontrolling interest and other	(956,000)	(657,000)	(253,000)

Provision for (benefit from) income taxes	$3,727,000	$(3,961,000)	$605,000

The following summarizes the effect of deferred income tax items and the impact of “temporary differences” between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. Temporary differences and carryforwards which give rise to deferred tax assets and liabilities are as follows:

	Year ended December 31,
	2010	2009
Deferred tax assets:
Accrued reserves	$196,000	$194,000
Stock option expense	1,714,000	309,000
Net operating loss carryforward and credits	9,145,000	1,236,000
Hedging transactions	1,032,000	—
Marketable securities	289,000	294,000
Accrued bonuses	—	456,000

Total deferred tax assets	12,376,000	2,489,000

Deferred tax liabilities:
Depreciation and amortization	6,644,000	6,366,000
Prepaid expenses and other	814,000	1,096,000
Investment basis and reserve differences	21,701,000	3,040,000
Accrued payroll	—	—
Unrealized gain on fair value option	—	3,639,000
Foreign currency translation	6,773,000	1,472,000
Capitalized interest	2,315,000	2,315,000

Total deferred tax liabilities	38,247,000	17,928,000

Net deferred tax liability	$25,871,000	$15,439,000

Based upon the level of historical taxable income and projections for future taxable income over the periods which Kennedy-Wilson’s gross deferred tax assets are deductible, management believes it is more likely than not Kennedy-Wilson will realize the benefits of these deductible differences as of December 31, 2010.

Management has considered the likelihood and significance of possible penalties associated with Kennedy-Wilson’s current and intended filing positions and has determined, based on its assessment, that such penalties, if any, would not be expected to be material.

Kennedy-Wilson’s federal income tax returns remain open to examination for the tax years 2007 through 2010. Kennedy-Wilson is currently under examination for 2008 and 2009.

NOTE 18—COMMITMENTS AND CONTINGENCIES

Future minimum lease payments under scheduled operating leases that have initial or remaining noncancelable terms in excess of one year are as follows:

Year
2011	$1,865,000
2012	1,579,000
2013	1,425,000
2014	1,396,000
2015	1,397,000
Thereafter	1,403,000

Total minimum payments	$9,065,000

Net rental expense amounted to $2.2 million, $2.0 million, and $1.6 million for the years ended December 31, 2010, 2009, and 2008, respectively, and is included in general and administrative expense in the accompanying consolidated statements of operations and comprehensive income (loss).

EMPLOYMENT AGREEMENTS—Kennedy-Wilson has entered into employment agreements with its Chief Executive Officer and its Chief Executive Officer of the Commercial Investment Group, which provide for annual base compensation in the aggregate amounts of $950,000 and $750,000, respectively, and expire in December 2019 and January 2014, respectively. The employment agreements provided for the payment of cash bonuses, in connection with the Merger, in the amounts of $4,850,000 and $2,000,000, respectively, and were paid in November 2009. Additionally, the employment agreements provide for cash bonuses of $2,425,000 and $1,000,000, respectively, based on Kennedy-Wilson’s achievement of certain performance targets as described in the employment agreement and were paid on April 1, 2010 . The employment agreements also provide for the issuance of 556,875 shares of restricted stock to each officer that vest in equal amounts over five years provided certain performance targets are achieved (see Note 19). Also, in connection with the Merger, Kennedy-Wilson forgave a note, including principal and interest, due from its Chief Executive Officer in the total amount of $4,281,000. Additionally, the employment agreements provide for the payment of an annual discretionary bonus in an amount determined in the sole and absolute discretion of the Compensation Committee of the board of directors.

Kennedy-Wilson also has employment agreements with two other non-officer employees which provide for aggregate minimum annual compensation of $995,000 and expire in 2011 and 2014.

LITIGATION—Kennedy-Wilson is currently a defendant in certain routine litigation arising in the ordinary course of business. It is the opinion of management and legal counsel that the outcome of these actions will not have a material effect on the financial position or results of operations of Kennedy-Wilson.

NOTE 19—STOCK COMPENSATION PLANS

In March 2009, KWI adopted the 2009 Equity Participation Plan (“the Equity Plan”) that allowed for the grant of up to 2,852,312 shares of common stock. KWI granted 1,426,156 performance awards and 1,426,156 service awards with an exercise price of $7.89. The performance and service awards were scheduled to vest ratably over a seven year period with settlement in shares of common stock of KWI. The option awards would have expired at the end of ten years. The Equity Plan allowed participants to settle vested awards with cash, a full recourse note, or net share settlement. Kennedy-Wilson determined the compensation expense to be recorded under the Equity Plan using the Black-Scholes-Merton option pricing model. The option pricing model inputs used to determine the grant date fair value of $10.3 million were an expected stock option term of 7 years, expected volatility of 43.4%, expected risk free rate of 2.5%, and no expected dividends. In November 2009, the Equity Plan was canceled and replaced by another 2009 Equity Participation Plan (the “New Equity Plan”). Upon termination of the Equity Plan, the board of directors of KWI approved a cash payment to option holders totaling $1.5 million.

On November 13, 2009, Kennedy-Wilson adopted the the New Equity Plan that allows for the grant of up to approximately 2.5 million shares of common stock. During 2010 and 2009, approximately 0.1 million and 2.4 million restricted share awards were granted to employees, respectively, which vest ratably over a five year period. Vesting of the restricted share awards is contingent upon the expected achievement of a performance target as of the initial vesting date of November 13, 2010 and each of the next four years thereafter. The performance targets were achieved for 2010. From inception of the plan through December 31, 2010, 467,781 shares have vested and been issued to participants and 18,562 shares have been forfeited. These restricted share awards are recognized as expense on a tranche by tranche basis over the five year performance period.

The cancellation and settlement of the Equity Plan along with the granting of new awards under the New Equity Plan was determined to be a plan modification. Therefore the aggregate compensation cost recognized as a result of the modification will be the remaining grant date fair value of the Equity Plan plus the incremental compensation cost resulting from the modification. The incremental compensation costs are measured as the grant date fair value of the restricted stock awards plus the cash paid to settle the Equity Plan awards less the fair value of the Equity Plan on the date of modification. Since, on the date of modification, the cumulative compensation cost recognized under the Equity Plan exceeded the cash paid to settle the award, no additional compensation costs were recorded as a result of the cash payment and it was recorded as a reduction to equity. The fair value of the Equity Plan on the date of modification was determined utilizing the Black-Scholes-Merton option pricing model. The option pricing model inputs used were an expected stock option term of 6.29 years, volatility of 41.9%, risk free interest rate of 2.95%, and no expected dividends.

As of December 31, 2010, there was $7.6 million of unrecognized compensation cost for the New Equity Plan related to unvested restricted shares and $6.2 million of unrecognized compensation cost for the Equity Plan. The cost for the New Equity Plan is expected to be recognized over a weighted average period of 2.0 years and the cost for the Equity Plan is expected to be recognized over a weighted average period of 3.1 years.

Compensation cost recognized for the years ended December 31, 2010 and 2009, was $8.1 million and $2.3 million, respectively, and is included in compensation and related expense in the accompanying statement of operations and comprehensive income (loss).

The following table sets forth activity under the New Equity Plan:

Nonvested at January 1, 2009	—
Granted	2,357,443

Nonvested at December 31, 2009	2,357,443
Granted	132,500
Vested	(467,781)
Forfeited	(18,562)

Nonvested at December 31, 2010	2,003,600

KWI had the 1992 Incentive and Non-statutory Stock Option Plan (“1992 Incentive and Option Plan”), which included a Plan A and Plan B and the 1992 Non-Employee Director Stock Option Plan (“Plan C”). An aggregate of 6,465,239 shares of common stock were reserved for issuance under Plans A and B and 308,050 shares of common stock were reserved for issuance under Plan C.

During the year ended December 31, 2009, the last remaining 55,448 options granted under Plan C of the KWI’s 1992 Incentive and Option Plan were exercised. During the year ended December 31, 2008, the last remaining 42,785 options granted under Plan B of the 1992 Incentive and Option Plan were exercised.

The following table sets forth activity under the option plans:

	Options	Range of Exercise Prices	Weighted Average Exercise Price
Balance, January 1, 2008	98,233	$1.00 - $ 2.32	$1.55
Exercised	(42,785)	$2.17	$2.17

Balance, December 31, 2008	55,448	$1.00 - $2.32	$1.07
Granted	2,852,312	$7.89	$7.89
Exercised	(55,448)	$1.00 -$ 2.32	$1.07
Cancelled	(2,852,312)	$7.89	$7.89

Balance, December 31, 2009	—	—	—

During 2001 and 2002, KWI’s chairman and chief executive officer was granted a total of 6,465,239 shares of non-vested stock that were scheduled to vest over a period of eight to ten years. For the years ended December 31, 2009 and 2008, compensation expense was $1.5 million and $1.0 million, respectively, and is included in compensation and related expenses in the accompanying consolidated statements of operations and comprehensive income (loss). As of December 31, 2009 and 2008, the amount of non-vested shares deducted from additional paid-in capital was $0, and $1.5 million, respectively. During 2009, in connection with the Merger, the vesting of the remaining unvested shares was accelerated and the expense was included in compensation and related expenses in the accompanying consolidated statements of operations and comprehensive income (loss).

NOTE 20—CAPITAL STOCK TRANSACTIONS

During 2010, Kennedy-Wilson repurchased 1,111,690 shares of its common stock at market for total consideration of $11,301,000. These shares are currently held in treasury.

During 2009 and 2008, Kennedy-Wilson acquired approximately 443,000 and 624,000 shares, respectively, of its common stock for total consideration of $3,690,000 and $6,170,000, respectively. These shares were subsequently retired.

During 2010, Kennedy-Wilson repurchased a total of 7,942,555 of its outstanding warrants for total consideration of $11,500,000. 9,807,445 of its warrants remain outstanding as of December 31, 2010. The warrants carry an exercise price of $12.50 with an expiration date of November 14, 2013. Kennedy-Wilson may call for redemption of the warrants in whole and not in part at a price of $0.01 per warrant if the share price of its common stock equals or exceeds $19.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, or upon not less than 30 days’ prior written notice of redemption to each warrant holder.

During 2010, Kennedy-Wilson issued two series of Convertible Cumulative Preferred stock (together “the Preferred Stock”), series A (100,000 shares) and series B (32,550 shares), for total proceeds less issuance costs of $99.8 million and $32.5 million, respectively. The series A Preferred Stock is convertible into common stock at any time at the option of the holder prior to May 19, 2015 at a price of $12.41 per share and is mandatorily convertible into common stock on May 19, 2015. The series B Preferred Stock is convertible into common stock at any time at the option of the holder prior to November 3, 2018 at a price of $10.70 per share and is mandatorily convertible into common stock on November 3, 2018. The series A and series B Preferred Stock have dividend rates of 6.0% and 6.452%, respectively, payable quarterly.

The certificate of designations of the Preferred Stock contain provisions that require Kennedy-Wilson to commence an offer to purchase all shares of the Preferred Stock at a purchase price in cash per share of Preferred Stock equal to $1,150 plus all accumulated and accrued dividends upon the occurrence of a fundamental change, defined as a change of control. The parties have agreed that a change of control is deemed to occur when any person or group other than the purchaser of the Preferred Stock and its affiliates, or any officer or director of Kennedy-Wilson as of the issue date of the Preferred Stock, acquires directly or indirectly voting control or direction over more than 35% of the voting control of Kennedy-Wilson for a period of seven consecutive days following the earlier of the date the company becomes aware of such acquisition and the date such person or group files a Schedule 13D. This change of control provision is within Kennedy-Wilson’s control as the Board of Directors, at its discretion, would be able to issue blank check Preferred Stock at any time for any reason which could dilute the person or group to below the 35% of the voting control threshold. As such, Kennedy-Wilson has concluded that the change of control is within the control of Kennedy-Wilson and therefore has classified the Preferred Stock as permanent equity in the accompanying consolidated balance sheets.

In connection with the issuance of the Preferred Stock, Kennedy-Wilson entered into registration rights agreements that allow for the holders of the Preferred Stock, with at least a 51% vote, to demand registration of the Preferred Stock (or converted common stock) on or after November 13, 2010. If Kennedy-Wilson does not satisfy the demand for registration, the holders of the Preferred Stock (or converted common stock) would be entitled to receive a payment in an amount equal to 1.50% per annum of the liquidation preference of $1,000 per share. There are sufficient shares of unregistered common stock authorized and unissued to accommodate the conversion feature.

In 2008, before preferred shares were converted to common shares and the shares were recast to match the presentation of Prospect in connection with the Merger, KWI issued 53,000 shares of Series A Preferred Stock (the “Initial Preferred Stock”). The proceeds from the issuance of the Initial Preferred Stock were $52,354,000, net of expenses related to the offering totaling $646,000. The holders of the Initial Preferred Stock were entitled to receive dividends at a rate of 7% of the liquidation value of $1,000 per share, payable quarterly. The Initial Preferred Stock had a conversion price of $42 per share. In connection with the Merger the Initial Preferred Stock was converted to common stock and the conversion price was modified to $36 per share. The change in conversion price resulted in the issuance of additional shares to pre-merger preferred shareholders in the amount of $7,879,000. In addition, cash dividend payments to pre-Merger preferred shareholders for the years ended December 31, 2009 and 2008 were $3,235,000 and $2,264,000, respectively.

NOTE 21—EMPLOYEE BENEFIT ARRANGEMENTS

Kennedy-Wilson has a qualified plan under the provisions of Section 401(k) of the Internal Revenue Code. Under this plan, participants are able to make salary deferral contributions of up to 15% of their total compensation, up to a specified maximum. The 401(k) plan also includes provisions which authorize Kennedy-Wilson to make discretionary contributions. During 2010, 2009, and 2008, Kennedy-Wilson made matching contributions of $232,000, $32,000, and $6,000, respectively, to this plan and is included in compensation and related expenses in the accompanying consolidated statements of operations and comprehensive loss.

NOTE 22—EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Year ended December 31,
	2010	2009	2008
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(1,052,000)	$(15,336,000)	$613,000
Basic (loss) income per share attributable to Kennedy-Wilson Holdings, Inc. common shareholders	(0.03)	(0.57)	0.03

Weighted average shares outstanding for basic (loss) income per share	38,978,272	26,891,304	22,892,498

Diluted (loss) income per share attributable to Kennedy-Wilson Holdings, Inc. common shareholders:	$(0.3)	$(0.57)	$0.03

Weighted average shares outstanding for diluted (loss) income per share	38,978,272	26,891,304	24,310,299

Weighted average common shares	38,978,272	26,891,304	22,892,498

Options and warrants	—	—	65,583
Non-vested stock	—	—	1,352,218

Total diluted shares	38,978,272	26,891,304	24,310,299

The dilutive shares from warrants, convertible securities, options and non-vested stock have not been included in the diluted weighted average shares as Kennedy-Wilson has a net loss available to common shareholders. There were a total of 0, 147,857 and 0 potentially dilutive securities as of December 31, 2010, 2009 and 2008, respectively.

NOTE 23—SEGMENT INFORMATION

Kennedy-Wilson’s business is defined by two core segments: KW Services and KW Investments. KW Services provides a full array of real estate-related services to investors and lenders, with a strong focus on financial institution-based clients. KW Investments invests Kennedy-Wilson capital in multifamily, residential and office properties as well as loans secured by real estate. Kennedy-Wilson’s segment disclosure with respect to the determination of segment profit or loss and segment assets is based on these services and investments.

KW SERVICES—Kennedy-Wilson offers a comprehensive line of real estate services for the full life cycle of real estate ownership and investment to clients that include financial institutions, developers, builders and government agencies. Kennedy Wilson provides auction and conventional sales, property management, asset management, leasing, construction management, acquisitions, dispositions and trust services.

KW INVESTMENTS—Kennedy-Wilson, on its own and through joint ventures, is an investor in real estate, including multifamily, residential and office properties as well as loans secured by real estate.

Substantially all of the management fees and commissions – related party revenues were generated via intersegment activity for the years ended December 31, 2010, 2009 and 2008. The amounts representing investments with related parties and non-affiliates are included in the investments segment. No single external customer provided Kennedy-Wilson with 10% or more of its revenues during any period presented in these financial statements.

The following tables summarize the income and expense activity by segment for the year ended December 31, 2010 and total assets as of December 31, 2010.

	Services	Investments	Corporate		Consolidated
Management fees and commissions	$15,272,000	$—	$		$15,272,000
Management fees and commissions—related party	17,792,000	—		—	17,792,000
Sale of real estate	—	3,937,000		—	3,937,000
Sale of real estate—related party	—	9,535,000		—	9,535,000
Rental and other revenue	—	4,000,000		—	4,000,000

Total revenue	33,064,000	17,472,000		—	50,536,000
Operating expenses	23,584,000	26,243,000		18,492,000	68,319,000
Depreciation and amortization	117,000	1,342,000		159,000	1,618,000

Total operating expenses	23,701,000	27,585,000		18,651,000	69,937,000
Equity in joint venture income	—	10,548,000		—	10,548,000
Income from loan pool participations and notes receivable	—	11,855,000		—	11,855,000

Total operating income (loss)	9,363,000	12,290,000		(18,651,000)	3,002,000
Interest income	—	—		192,000	192,000
Interest income—related party	—	—		662,000	662,000
Remeasurement gain	—	2,108,000		—	2,108,000
Gain on early extinguishment of debt	—	16,670,000		—	16,670,000
Loss on early extinguishment of debt	—			(4,788,000)	(4,788,000)
Interest expense	—	(676,000)		(6,958,000)	(7,634,000)

Income (loss) before provision for income taxes	$9,363,000	$30,392,000		(29,543,000)	10,212,000

Provision for income taxes				$(3,727,000)	(3,727,000)

Net income				$(33,270,000)	$6,485,000

Total assets	$38,780,000	$400,519,000		$48,549,000	$487,848,000

Expenditures for long lived assets		$23,764,000			$23,764,000

All of the revenues included in the table above are attributable to the United States, except for $485,000 in rental revenue that is attributable to Japan. This rental revenue was generated from the office building in Japan that had a carrying value of $8,891,000 as of December 31, 2010. The only other activity outside the United States is conducted through Kennedy-Wilson’s equity method investment KWR (See Note 7).

The following tables summarize the income and expense activity by segment for the year ended December 31, 2009 and total assets as of December 31, 2009.

	Services	Investments	Corporate	Consolidated
Management fees and commissions	$13,230,000	$—	$—	$13,230,000
Management fees and commissions—related party	10,865,000	—	—	10,865,000
Sale of real estate	—	52,699,000	—	52,699,000
Sale of real estate—related party	—	6,698,000	—	6,698,000
Rental and other revenue	—	2,717,000	26,000	2,743,000

Total revenue	24,095,000	62,114,000	26,000	86,235,000
Operating expenses	20,499,000	49,458,000	23,793,000	93,750,000
Depreciation and amortization	70,000	919,000	133,000	1,122,000

Total operating expenses	20,569,000	50,377,000	23,926,000	94,872,000
Equity in joint venture income	—	8,019,000	—	8,019,000

Total operating income (loss)	3,526,000	19,756,000	(23,900,000)	(618,000)
Interest income	—	—	102,000	102,000
Interest income—related party	—	—	400,000	400,000
Interest expense	—	(5,106,000)	(8,068,000)	(13,174,000)
Other than temporary impairment on available for sale security	—	(328,000)	—	(328,000)

Income (loss) before provision for income taxes	$3,526,000	$14,322,000	(31,466,000)	(13,618,000)

Benefit from income taxes			3,961,000	3,961,000

Net loss			$(27,505,000)	$(9,657,000)

Total assets	$30,600,000	$236,780,000	$68,877,000	$336,257,000

Expenditures for long lived assets		$35,800,000		$35,800,000

All of the revenues included in the table above are attributable to the United States, except for $483,000 in rental revenue that is attributable to Japan. This rental revenue was generated from the office building in Japan that had a carrying value of $8,145,000 as of December 31, 2009. The only other activity outside the United States is conducted through Kennedy-Wilson’s equity method investment KWR (See Note 7).

The following tables summarize the income and expense activity by segment for the year ended December 31, 2008 and total assets as of December 31, 2008.

	Services	Investments	Corporate	Consolidated
Management fees and commissions	$16,577,000	$—	$—	$16,577,000
Management fees and commissions—related party	12,675,000	—	—	12,675,000
Rental and other revenue	—	2,973,000	—	2,973,000

Total revenue	29,252,000	2,973,000	—	32,225,000
Operating expenses	21,251,000	8,182,000	2,218,000	31,651,000
Depreciation and amortization	83,000	683,000	154,000	920,000

Total operating expenses	21,334,000	8,865,000	2,372,000	32,571,000
Equity in joint venture income	—	10,097,000	—	10,097,000

Total operating income (loss)	7,918,000	4,205,000	(2,372,000)	9,751,000
Interest income	—	—	221,000	221,000
Interest income—related party	—	—	341,000	341,000
Interest expense	—	(1,974,000)	(6,622,000)	(8,596,000)
Other than temporary impairment on available for sale security	—	—	(445,000)	(445,000)

Income (loss) before provision for income taxes	$7,918,000	$2,231,000	(8,877,000)	1,272,000

Provision for income taxes			(605,000)	(605,000)

Net loss			$(9,482,000)	$667,000

Total assets	$39,791,000	$175,368,000	$40,724,000	$255,883,000

Expenditures for long lived assets		$41,460,000		$41,460,000

All of the revenues included in the table above are attributable to the United States, except for $198,000 in rental revenue that is attributable to Japan. This rental revenue was generated from the office building in Japan that had a carrying value of $8,428,000 as of December 31, 2008. The only other activity outside the United States is conducted through Kennedy-Wilson’s equity method investment KWR (See Note 7).

NOTE 24—UNAUDITED QUARTERLY INFORMATION

Year Ended December 31, 2010	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$10,826,000	$9,046,000	$11,773,000	$18,891,000
Operating expenses	14,871,000	12,509,000	17,647,000	24,910,000
Equity in joint venture (loss) income	657,000	(686,000)	5,191,000	5,386,000
Interest income from loan pool participations and notes receivable	651,000	3,090,000	4,209,000	3,905,000

Operating income (loss)	(2,737,000)	(1,059,000)	3,526,000	3,272,000
Non-operating (expenses) income	(1,833,000)	16,818,000	(6,842,000)	(933,000)

Income (loss) before provision for income taxes	(4,570,000)	15,759,000	(3,316,000)	2,339,000
(Provision for) benefit from income taxes	1,998,000	(5,950,000)	(383,000)	608,000

Net income (loss)	(2,572,000)	9,809,000	(3,699,000)	2,947,000
Net income attributable to noncontrolling interests	(568,000)	(591,000)	(1,215,000)	(605,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. shareholders	$(3,140,000)	$9,218,000	$(4,914,000)	$2,342,000
Preferred stock dividends and accretion of issuance costs	—	(720,000)	(1,804,000)	(2,034,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(3,140,000)	$8,498,000	$(6,718,000)	$308,000

Basic (loss) earnings per share	$(0.08)	$0.22	$(0.17)	$0.01
Diluted (loss) earnings per share	(0.08)	0.20	(0.17)	0.01

Year Ended December 31, 2009	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$12,483,000	$6,817,000	$41,021,000	$25,914,000
Operating expenses	11,942,000	8,660,000	32,687,000	41,583,000
Equity in joint venture (loss) income	(192,000)	(269,000)	893,000	7,587,000

Operating income (loss)	349,000	(2,112,000)	9,227,000	(8,082,000)
Non-operating expenses	2,461,000	2,741,000	5,611,000	2,187,000

(Loss) income before provision for income taxes	(2,112,000)	(4,853,000)	3,616,000	(10,269,000)
Benefit from (provision for) income taxes	653,000	1,562,000	(251,000)	1,997,000

Net (loss) income	(1,459,000)	(3,291,000)	3,365,000	(8,272,000)
Net loss (income) attributable to noncontrolling interests	57,000	210,000	(3,325,000)	(2,621,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. shareholders	$(1,402,000)	$(3,081,000)	$40,000	$(10,893,000)

Basic (loss) earnings per share	$(0.06)	$(0.12)	$—	$(0.34)
Diluted (loss) earnings per share	(0.06)	(0.12)	—	(0.34)

NOTE 25—GUARANTOR AND NON-GUARANTOR FINANCIAL STATEMENTS

The following consolidating financial information and condensed consolidating financial information includes:

(1) Condensed consolidating balance sheets as of December 31, 2010 and 2009, respectively; consolidating statements of operations and comprehensive (loss) income for the years ended December 31, 2010, 2009 and 2008, respectively; and condensed consolidating statements of cash flows for the years ended December 31, 2010, 2009 and 2008, respectively, of (a) Kennedy-Wilson Holdings, Inc., as the parent, (b) Kennedy-Wilson, Inc., as the subsidiary issuer, (c) the guarantor subsidiaries, (d) the non-guarantor subsidiaries and (e) Kennedy-Wilson Holdings, Inc. on a consolidated basis; and

(2) Elimination entries necessary to consolidate Kennedy-Wilson Holdings, Inc., as the parent, with Kennedy-Wilson, Inc. and its guarantor and non-guarantor subsidiaries

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2010

	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Assets
Cash and cash equivalents	$—	$42,793,000	$3,350,000	$825,000	$—	$46,968,000
Accounts receivable	—	348,000	1,551,000	198,000	—	2,097,000
Accounts receivable — related parties	—	1,652,000	5,268,000	142,000	—	7,062,000
Notes receivable	—	862,000	18,402,000	1,000,000	—	20,264,000
Notes receivable — related parties	—	3,837,000	—	—	—	3,837,000
Real estate, net	—	—	56,207,000	26,494,000	—	82,701,000
Investments in joint ventures	—	2,501,000	257,521,000	6,864,000	—	266,886,000
Investment in and advances to consolidated subsidiaries	300,244,000	368,820,000	20,251,000	—	(689,315,000)	—
Loan pool participations	—	—	25,218,000	—	—	25,218,000
Other assets	—	4,945,000	3,417,000	488,000	—	8,850,000
Goodwill	—	—	17,216,000	6,749,000	—	23,965,000

Total assets	$300,244,000	$425,758,000	$408,401,000	$42,760,000	$(689,315,000)	$487,848,000

Liabilities and equity
Liabilities
Accounts payable	$52,000	$673,000	$725,000	$54,000	$—	$1,504,000
Accrued expenses and other liabilities	—	1,830,000	6,914,000	320,000	—	9,064,000
Accrued salaries and benefits	—	8,857,000	1,553,000	311,000	—	10,721,000
Accrued and deferred tax liability	—	25,871,000	—	—	—	25,871,000
Notes payable	—	20,533,000	—	4,250,000	—	24,783,000
Borrowings under line of credit	—	27,750,000	—	—	—	27,750,000
Mortgage loans payable	—	—	17,752,000	17,497,000	—	35,249,000
Junior subordinated debentures	—	40,000,000	—	—	—	40,000,000

Total liabilities	52,000	125,514,000	26,944,000	22,432,000	—	174,942,000

Equity
Kennedy-Wilson Holdings, Inc. shareholders’ equity	300,192,000	300,244,000	368,820,000	20,251,000	(689,315,000)	300,192,000
Noncontrolling interests	—	—	12,637,000	77,000	—	12,714,000

Total equity	300,192,000	300,244,000	381,457,000	20,328,000	(689,315,000)	312,906,000

Total liabilities and equity	$300,244,000	$425,758,000	$408,401,000	$42,760,000	$(689,315,000)	$487,848,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned as of December 31, 2010 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2009

	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Assets
Cash and cash equivalents	$—	$54,777,000	$2,648,000	$359,000	$—	$57,784,000
Accounts receivable	—	548,000	100,000	239,000	—	887,000
Accounts receivable — related parties	—	926,000	3,216,000	136,000	—	4,278,000
Income tax receivable	—	6,848,000	—	—	—	6,848,000
Notes receivable	—	500,000	41,000	—	—	541,000
Notes receivable — related parties	—	6,644,000	—	—	—	6,644,000
Real estate, net of accumulated depreciation	—	—	17,596,000	22,985,000	—	40,581,000
Real estate available for sale	—	—	2,472,000	—	—	2,472,000
Investments in joint ventures	—	1,282,000	182,106,000	1,864,000	—	185,252,000
Investment in and advances to consolidated subsidiaries	177,460,000	225,325,000	11,465,000	—	(414,250,000)	—
Other assets	228,000	5,433,000	725,000	619,000	—	7,005,000
Goodwill	—	—	17,216,000	6,749,000	—	23,965,000

Total assets	$177,688,000	$302,283,000	$237,585,000	$32,951,000	$(414,250,000)	$336,257,000

Liabilities and equity
Liabilities
Accounts payable	$374,000	$36,000	$411,000	$39,000	$—	$860,000
Accrued expenses and other liabilities	—	2,542,000	5,822,000	284,000	—	8,648,000
Accrued salaries and benefits	—	3,201,000	839,000	361,000	—	4,401,000
Deferred tax liability	—	15,439,000	—	—	—	15,439,000
Notes payable	—	26,133,000	—	—	—	26,133,000
Borrowings under line of credit	—	10,000,000	—	—	—	10,000,000
Mortgage loans payable	—	—	3,228,000	20,740,000	—	23,968,000
Convertible subordinated debt	—	27,472,000	—	—	—	27,472,000
Junior subordinated debentures	—	40,000,000	—	—	—	40,000,000

Total liabilities	374,000	124,823,000	10,300,000	21,424,000	—	156,921,000

Equity
Kennedy-Wilson Holdings, Inc. shareholders’ equity	177,314,000	177,460,000	225,325,000	11,465,000	(414,250,000)	177,314,000
Noncontrolling interests	—	—	1,960,000	62,000	—	2,022,000

Total equity	177,314,000	177,460,000	227,285,000	11,527,000	(414,250,000)	179,336,000

Total liabilities and equity	$177,688,000	$302,283,000	$237,585,000	$32,951,000	$(414,250,000)	$336,257,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the year ended December 31, 2009 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2010

	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Revenue
Management and leasing fees	$—	$183,000	$5,873,000	$2,857,000	$—	$8,913,000
Management and leasing fees — related party	—	—	11,258,000	1,159,000	—	12,417,000
Commissions	—	684,000	5,338,000	337,000	—	6,359,000
Commissions — related party	—	—	5,355,000	20,000	—	5,375,000
Sale of real estate	—	—	3,937,000	—	—	3,937,000
Sale of real estate—related party	—	—	9,535,000	—	—	9,535,000
Rental and other income	—	—	1,903,000	2,097,000	—	4,000,000

Total revenue	—	867,000	43,199,000	6,470,000	—	50,536,000
Operating expenses
Commission and marketing expenses	—	—	2,841,000	345,000	—	3,186,000
Compensation and related expenses	8,094,000	14,063,000	13,121,000	2,877,000	—	38,155,000
Merger-related compensation and related expense	2,225,000	—	—	—	—	2,225,000
Cost of real estate sold	—	—	2,714,000	—	—	2,714,000
Cost of real estate sold—related party	—	—	8,812,000	—	—	8,812,000
General and administrative	227,000	6,753,000	3,453,000	881,000	—	11,314,000
Depreciation and amortization	—	159,000	764,000	695,000	—	1,618,000
Rental operating expenses	—	—	1,234,000	679,000	—	1,913,000

Total operating expenses	10,546,000	20,975,000	32,939,000	5,477,000	—	69,937,000

Equity in joint venture income (loss)	—	—	10,629,000	(81,000)	—	10,548,000
Income from loan pool participations and notes receivable	—	46,000	11,760,000	49,000	—	11,855,000
Income from consolidated subsidiaries	17,031,000	50,902,000	426,000	—	(68,359,000)	—

Operating income	6,485,000	30,840,000	33,075,000	961,000	(68,359,000)	3,002,000
Non-operating income (expense)
Interest income	—	153,000	39,000	—	—	192,000
Interest income — related party	—	662,000	—	—	—	662,000
Remeasurement gain	—	—	2,108,000	—	—	2,108,000
Gain on early extinguishment of mortgage debt	—	—	16,670,000	—	—	16,670,000
Loss on extinguishment of debt	—	(4,788,000)	—	—	—	(4,788,000)
Interest expense	—	(6,109,000)	(990,000)	(535,000)	—	(7,634,000)

Income before provision for income taxes	6,485,000	20,758,000	50,902,000	426,000	(68,359,000)	10,212,000
Provision for income taxes	—	(3,727,000)	—	—	—	(3,727,000)

Net income	6,485,000	17,031,000	50,902,000	426,000	(68,359,000)	6,485,000
Net income attributable to the noncontrolling interests	—	—	(2,963,000)	(16,000)	—	(2,979,000)

Net income attributable to Kennedy-Wilson Holdings, Inc.	6,485,000	17,031,000	47,939,000	410,000	(68,359,000)	3,506,000
Preferred dividends and accretion of preferred stock issuance costs	(4,558,000)	—	—	—	—	(4,558,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	1,927,000	17,031,000	47,939,000	410,000	(68,359,000)	(1,052,000)
Other comprehensive income, net of tax	6,440,000	6,440,000	6,440,000	—	(12,880,000)	6,440,000

Total comprehensive income	$8,367,000	$23,471,000	$54,379,000	$410,000	$(81,239,000)	$5,388,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the year ended December 31, 2010 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

FOR THE YEAR ENDED DECEMBER 31, 2009

	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Revenue
Management and leasing fees	$—	$49,000	$5,724,000	$3,253,000	$—	$9,026,000
Management and leasing fees — related party	—	—	8,775,000	1,363,000	—	10,138,000
Commissions	—	708,000	3,360,000	136,000	—	4,204,000
Commissions — related party	—	—	727,000	—	—	727,000
Sale of real estate	—	—	52,699,000	—	—	52,699,000
Sale of real estate—related party	—	—	6,698,000	—	—	6,698,000
Rental and other income	—	26,000	575,000	2,142,000	—	2,743,000

Total revenue	—	783,000	78,558,000	6,894,000	—	86,235,000
Operating expenses
Commission and marketing expenses	—	—	2,891,000	520,000	—	3,411,000
Compensation and related expenses	3,857,000	6,199,000	11,744,000	2,989,000	—	24,789,000
Merger-related compensation and related expense	12,468,000	—	—	—	—	12,468,000
Cost of real estate sold	—	—	36,179,000	—	—	36,179,000
Cost of real estate sold—related party	—	—	5,752,000	—	—	5,752,000
General and administrative	3,000	1,466,000	3,960,000	922,000	—	6,351,000
Merger-related general and administrative	3,652,000	—	—	—	—	3,652,000
Depreciation and amortization	—	133,000	309,000	680,000	—	1,122,000
Rental operating expenses	—	—	302,000	846,000	—	1,148,000

Total operating expenses	19,980,000	7,798,000	61,137,000	5,957,000	—	94,872,000

Equity in joint venture income (loss)	—	—	8,137,000	(118,000)	—	8,019,000
Income (loss) from consolidated subsidiaries	10,323,000	21,091,000	(579,000)	—	(30,835,000)	—

Operating (loss) income	(9,657,000)	14,706,000	24,979,000	819,000	(30,835,000)	(618,000)
Non-operating income (expense)
Interest income	—	102,000	—	—	—	102,000
Interest income — related party	—	400,000	—	—	—	400,000
Interest expense	—	(7,894,000)	(3,882,000)	(1,398,000)	—	(13,174,000)
Other than temporary impairment	—	(322,000)	(6,000)	—	—	(328,000)

(Loss) income before benefit from income taxes	(9,657,000)	6,362,000	21,091,000	(579,000)	(30,835,000)	(13,618,000)
Benefit from income taxes	—	3,961,000	—	—	—	3,961,000

Net (loss) income	(9,657,000)	10,323,000	21,091,000	(579,000)	(30,835,000)	(9,657,000)
Net income (loss) attributable to the noncontrolling interests	—	—	(5,704,000)	25,000	—	(5,679,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	(9,657,000)	10,323,000	15,387,000	(554,000)	(30,835,000)	(15,336,000)
Other comprehensive income, net of tax	2,601,000	2,601,000	2,601,000	—	(5,202,000)	2,601,000

Total comprehensive (loss) income	$(7,056,000)	$12,924,000	$17,988,000	$(554,000)	$(36,037,000)	$(12,735,000)

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the year ended December 31, 2009 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10 (d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2008

	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Revenue
Management and leasing fees	$—	$929,000	$6,632,000	$3,110,000	$—	$10,671,000
Management and leasing fees — related party	—	54,000	7,095,000	1,231,000	—	8,380,000
Commissions	—	1,055,000	4,799,000	52,000	—	5,906,000
Commissions — related party	—	23,000	4,257,000	15,000	—	4,295,000
Rental and other income	—	842,000	198,000	1,933,000	—	2,973,000

Total revenue	—	2,903,000	22,981,000	6,341,000	—	32,225,000
Operating expenses
Commission and marketing expenses	—	25,000	2,252,000	550,000	—	2,827,000
Compensation and related expenses	1,015,000	4,974,000	12,208,000	3,095,000	—	21,292,000
General and administrative	—	2,512,000	2,797,000	765,000	—	6,074,000
Depreciation and amortization	—	225,000	156,000	539,000	—	920,000
Rental operating expenses	—	5,000	649,000	804,000	—	1,458,000

Total operating expenses	1,015,000	7,741,000	18,062,000	5,753,000	—	32,571,000

Equity in joint venture income	—	926,000	9,138,000	33,000	—	10,097,000
Income (loss) from consolidated subsidiaries	1,682,000	12,817,000	(1,164,000)	—	(13,335,000)	—

Operating income	667,000	8,905,000	12,893,000	621,000	(13,335,000)	9,751,000
Non-operating income (expense)
Interest income	—	220,000	1,000	—	—	221,000
Interest income — related party	—	341,000	—	—	—	341,000
Interest expense	—	(6,734,000)	(77,000)	(1,785,000)	—	(8,596,000)
Other than temporary impairment	—	(445,000)	—	—	—	(445,000)

Income (loss) before provision for income taxes	667,000	2,287,000	12,817,000	(1,164,000)	(13,335,000)	1,272,000
Provision for income taxes	—	(605,000)	—	—	—	(605,000)

Net income (loss)	667,000	1,682,000	12,817,000	(1,164,000)	(13,335,000)	667,000
Net (income) loss attributable to the noncontrolling interests	—	(3,000)	(81,000)	30,000	—	(54,000)

Net income (loss) attributable to Kennedy-Wilson Holdings, Inc.	667,000	1,679,000	12,736,000	(1,134,000)	(13,335,000)	613,000
Other comprehensive income, net of tax	240,000	240,000	240,000	—	(480,000)	240,000

Total comprehensive income (loss)	$907,000	$1,919,000	$12,976,000	$(1,134,000)	$(13,815,000)	$853,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the year ended December 31, 2008 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10 (d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2010

	Parent	Kennedy- Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Consolidated Total
Cash flows (used in) provided by operating activities:	$(2,670,000)	$(9,635,000)	$13,074,000	$1,388,000	$2,157,000
Cash flows from investing activities:
Additions to notes receivable	—	(377,000)	(24,259,000)	(1,000,000)	(25,636,000)
Settlements of notes receivable	—	15,000	8,423,000	—	8,438,000
Additions to notes receivable - related party	—	(5,914,000)	—	—	(5,914,000)
Settlements of notes receivable - related party	—	8,721,000	—	—	8,721,000
Net proceeds from sale of real estate	—	—	3,639,000	—	3,639,000
Net proceeds from sale of real estate - related party	—	—	9,548,000	—	9,548,000
Purchases of and additions to real estate	—	—	(19,590,000)	(4,174,000)	(23,764,000)
Distributions from joint ventures	—	—	9,790,000	387,000	10,177,000
Contributions to joint ventures	—	(1,220,000)	(77,203,000)	(5,468,000)	(83,891,000)
Contributions to loan pool participations	—	—	(16,154,000)	—	(16,154,000)
(Investments in) distributions from consolidated subsidiaries, net	(108,730,000)	13,161,000	87,197,000	8,372,000	—

Net cash (used in) provided by investing activities	(108,730,000)	14,386,000	(18,609,000)	(1,883,000)	(114,836,000)
Cash flow from financing activities:
Borrowings under notes payable	—	—	—	4,250,000	4,250,000
Repayment of notes payable	—	(5,600,000)	—	—	(5,600,000)
Borrowings under lines of credit	—	48,250,000	—	—	48,250,000
Repayment of lines of credit	—	(30,500,000)	—	—	(30,500,000)
Borrowings under mortgage loans payable	—	—	20,016,000	—	20,016,000
Repayment of mortgage loans payable	—	—	(21,492,000)	(3,243,000)	(24,735,000)
Repayment of convertible subordinated debt	—	(32,550,000)	—	—	(32,550,000)
Debt issue costs	—	(598,000)	—	(46,000)	(644,000)
Issuance of preferred stock	132,294,000	—	—	—	132,294,000
Repurchase of common stock	(11,301,000)	—	—	—	(11,301,000)
Repurchase of warrants	(11,500,000)	—	—	—	(11,500,000)
Dividends paid	(4,533,000)	—	—	—	(4,533,000)
Contributions from noncontrolling interests	—	—	10,955,000	—	10,955,000
Distributions from noncontrolling interests	—	—	(3,242,000)	—	(3,242,000)

Net cash provided by (used in) financing activities	104,960,000	(20,998,000)	6,237,000	961,000	91,160,000
Effect of currency exchange rate changes on cash and cash equivalents	6,440,000	4,263,000	—	—	10,703,000

Net change in cash and cash equivalents	—	(11,984,000)	702,000	466,000	(10,816,000)
Cash and cash equivalents, beginning of year	—	54,777,000	2,648,000	359,000	57,784,000

Cash and cash equivalents, end of year	$—	$42,793,000	$3,350,000	$825,000	$46,968,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the year ended December 31, 2010 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009

	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Consolidated Total
Cash flows (used in) provided by operating activities:	$(17,648,000)	$(6,449,000)	$(1,497,000)	$368,000	$(25,226,000)
Cash flows from investing activities:
Additions to notes receivable	—	(500,000)	—	—	(500,000)
Settlements of notes receivable	—	300,000	2,000	—	302,000
Additions to notes receivable - related party	—	(8,774,000)	—	—	(8,774,000)
Settlements of notes receivable - related party	—	2,935,000	—	—	2,935,000
Additions to notes receivable from sale of real estate	—	(2,663,000)	—	—	(2,663,000)
Settlements of notes receivable from sale of real estate	—	1,858,000	—	—	1,858,000
Net proceeds from sale of real estate held for sale	—	—	58,027,000	—	58,027,000
Purchases of and additions to real estate	—	—	(35,730,000)	(70,000)	(35,800,000)
Assets acquired in merger	89,181,000	—	—	—	89,181,000
Distributions from joint ventures	—	—	2,283,000	91,000	2,374,000
Contributions to joint ventures	—	(1,000,000)	(36,933,000)	—	(37,933,000)
(Investments in) distributions from consolidated subsidiaries, net	(67,267,000)	43,705,000	24,422,000	(860,000)	—

Net cash provided by (used in) investing activities	21,914,000	35,861,000	12,071,000	(839,000)	69,007,000
Cash flow from financing activities:
Borrowings under notes payable	—	37,059,000	—	—	37,059,000
Repayment of notes payable	—	(32,114,000)	—	—	(32,114,000)
Borrowings under lines of credit	—	20,500,000	—	—	20,500,000
Repayment of lines of credit	—	(24,000,000)	—	—	(24,000,000)
Borrowings under mortgage loans payable	—	—	30,286,000	—	30,286,000
Repayment of mortgage loans payable	—	—	(35,866,000)	—	(35,866,000)
Debt issue costs	—	(160,000)	(638,000)	—	(798,000)
Issuance of common stock	59,000	—	—	—	59,000
Repurchase of common stock	(3,690,000)	—	—	—	(3,690,000)
Dividends paid	(3,235,000)	—	—	—	(3,235,000)
Contributions from noncontrolling interests	—	—	6,804,000	—	6,804,000
Distributions from noncontrolling interests	—	—	(10,712,000)	—	(10,712,000)

Net cash (used in) provided by financing activities	(6,866,000)	1,285,000	(10,126,000)	—	(15,707,000)
Effect of currency exchange rate changes on cash and cash equivalents	2,600,000	1,279,000	—	—	3,879,000

Net change in cash and cash equivalents	—	31,976,000	448,000	(471,000)	31,953,000
Cash and cash equivalents, beginning of year	—	22,801,000	2,200,000	830,000	25,831,000

Cash and cash equivalents, end of year	$—	$54,777,000	$2,648,000	$359,000	$57,784,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the year ended December 31, 2009 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10 (d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2008

	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries (1)	Non-guarantor Subsidiaries	Consolidated Total
Cash flows (used in) provided by operating activities:	$(159,000)	$(19,386,000)	$5,866,000	$(990,000)	$(14,669,000)
Cash flows from investing activities:
Settlements of notes receivable	—	7,000	19,000	—	26,000
Settlements of notes receivable - related party	—	—	6,000	—	6,000
Additions to notes receivable - related party	—	(300,000)	—	—	(300,000)
Net proceeds from sale of real estate held for sale	—	5,181,000	—	—	5,181,000
Purchases of and additions to real estate	—	(195,000)	(17,186,000)	(24,079,000)	(41,460,000)
Distributions from joint ventures	—	6,011,000	6,406,000	486,000	12,903,000
Contributions to joint ventures	—	(2,169,000)	(70,173,000)	(787,000)	(73,129,000)
(Investments in) distributions from consolidated subsidiaries, net	(47,067,000)	(30,466,000)	72,212,000	5,321,000	—

Net cash used in investing activities	(47,067,000)	(21,931,000)	(8,716,000)	(19,059,000)	(96,773,000)
Cash flow from financing activities:
Borrowings under notes payable	—	20,161,000	—	—	20,161,000
Repayment of notes payable	—	(8,973,000)	—	—	(8,973,000)
Borrowings under lines of credit	—	47,957,000	—	—	47,957,000
Repayment of lines of credit	—	(39,457,000)	—	—	(39,457,000)
Borrowings under mortgage loans payable	—	120,000	9,420,000	20,776,000	30,316,000
Repayment of mortgage loans payable	—	(4,204,000)	(6,612,000)	(36,000)	(10,852,000)
Issuance of convertible subordinated debt	2,813,000	27,187,000	—	—	30,000,000
Debt issue costs	—	(518,000)	—	—	(518,000)
Issuance of common stock	52,447,000	—	—	—	52,447,000
Repurchase of common stock	(6,170,000)	—	—	—	(6,170,000)
Dividends paid	(2,264,000)	—	—	—	(2,264,000)
Contributions from noncontrolling interests	—	—	482,000	—	482,000
Distributions from noncontrolling interests	—	—	(504,000)	—	(504,000)

Net cash provided by financing activities	46,826,000	42,273,000	2,786,000	20,740,000	112,625,000
Effect of currency exchange rate changes on cash and cash equivalents	400,000	—	—	—	400,000

Net change in cash and cash equivalents	—	956,000	(64,000)	691,000	1,583,000
Cash and cash equivalents, beginning of year	—	21,845,000	2,264,000	139,000	24,248,000

Cash and cash equivalents, end of year	$—	$22,801,000	$2,200,000	$830,000	$25,831,000

(1)

Included in the guarantor subsidiaries column below are data for certain guarantor subsidiaries that were less than 100% owned for the year ended December 31, 2008 by Kennedy-Wilson at the time the notes were originally issued. Such guarantor subsidiaries were restructured prior to the date of this prospectus such that Kennedy-Wilson now owns 100% of all of the guarantor subsidiaries. As a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for such guarantor subsidiaries.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Schedule III—Real Estate and Accumulated Depreciation

December 31, 2010

(Dollars in thousands)

		Initial Cost		Costs Capitalized Subsequent to Acquisition		Gross Balance at December 31, 2010
Description	Encumbrances	Land	Building & Improvements	Improvements	Carrying Costs	Land	Building & Improvements	Total	Accumulated Depreciation	Depreciable Life in Years	Date of Construction	Date Acquired
Commercial
Commercial building, Tokyo, Japan	$2,784,000	$3,970,000	$3,230,000	$2,080,000	$—	$5,065,000	$4,215,000	$9,280,000	$(389,000)	37 yrs	2007	2008
Commercial building, Carlsbad, CA	—	495,000	257,000	—	—	495,000	257,000	752,000	—	37 yrs	1983	2010
Multifamily
204-unit Apartment building, Lompoc, CA	17,497,000	5,329,000	20,150,000	301,000	—	5,329,000	20,451,000	25,780,000	(3,387,000)	39 yrs	1986	2008
Residential
Single family home, Kona, HI	—	4,111,000	4,250,000	363,000	—	4,474,000	4,250,000	8,724,000	(226,000)	39 yrs	2008	2008
Condominium unit, Seattle, WA	—	—	500,000	—		—	500,000	500,000	—	2007	2010
Land
Single family home lot, Kona, HI	4,250,000	4,101,000	—	—	—	4,101,000	—	4,101,000	—	N/A	N/A	2010
2700 acres, Oahu, HI	—	31,741,000	3,753,000	431,000	—	32,060,000	4,665,000	36,725,000	(4,000)	N/A	1912	2010
Land, Kent, WA	—	733,000		112,000	—	845,000		845,000	—	N/A	N/A	2008

	$24,531,000	$50,480,000	$32,140,000	$3,287,000	$—	$52,369,000	$34,338,000	$86,707,000	$(4,006,000)

See accompanying report of independent registered public accounting firm.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Schedule III—Real Estate and Accumulated Depreciation

December 31, 2010, 2009, and 2008

(Dollars in thousands)

Changes in real estate for the years ended December 31 were as follows:

	For the year ended December 31,
	2010	2009
Balance at the beginning of period	$46,123,000	$50,883,000
Additions during the period:
Improvements	—	111,000
Acquisitions	52,228,000	35,689,000
Deductions during the period:
Dispositions	(11,644,000)	(40,560,000)

Balance at close of period	$86,707,000	$46,123,000

Changes in accumulated depreciation for the years ended December 31 were as follows:

	For the year ended December 31,
	2010	2009	2008
Balance at the beginning of period	$3,070,000	$2,156,000	$18,000
Additions during the period:
Depreciation expense	1,339,000	914,000	664,000
Deductions during the period:
Dispositions	(403,000)	—	1,474,000

Balance at close of period	$4,006,000	$3,070,000	$2,156,000

See accompanying report of independent registered public accounting firm.

Independent Auditors’ Report

The Board of Directors

Kennedy-Wilson Holdings, Inc.:

We have audited the accompanying historical summaries of gross income and direct operating expenses (Historical Summaries) of 303-333 Hegenberger (the Property) for each of the years in the three-year period ended December 31, 2010. These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1. The presentation is not intended to be a complete presentation of the Property’s gross income and direct operating expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the gross income and direct operating expenses described in note 1, of 303-333 Hegenberger for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California

October 3, 2011

303-333 HEGENBERGER

Historical Summaries of Gross Income and Direct Operating Expenses

Nine months ended September 30, 2011 (Unaudited) and

years ended December 31, 2010, 2009 and 2008

	Nine months ended September 30, 2011 (Unaudited)	2010	2009	2008
Gross income:
Rent	$1,698,000	$2,150,000	$2,274,000	$2,096,000
Parking and other	261,000	290,000	306,000	261,000
Tenant recoveries	93,000	173,000	187,000	158,000

	2,052,000	2,613,000	2,767,000	2,515,000

Direct operating expenses:
Property operating and maintenance	820,000	1,118,000	1,145,000	1,119,000
Property taxes	381,000	497,000	483,000	460,000
Insurance	66,000	90,000	98,000	132,000
Management fees paid to affiliate	76,000	109,000	113,000	103,000
Other	44,000	62,000	65,000	64,000

	1,387,000	1,876,000	1,904,000	1,878,000

Gross income in excess of direct operating expenses	$665,000	$737,000	$863,000	$637,000

See accompanying notes to historical summaries of gross income and direct operating expenses.

303-333 HEGENBERGER

Notes to Historical Summaries of Gross Income and Direct Operating Expenses

Nine months ended September 30, 2011 (Unaudited) and

years ended December 31, 2010, 2009, and 2008

(1)	Basis of Presentation

The historical summaries of gross income and direct operating expenses relate to the operations of 303-333 Hegenberger (the Property). The Property comprises two suburban office buildings totaling approximately 197,000 rentable square feet with surface parking, located in the airport submarket of Oakland, California. KWI Property Fund I, L. P. formed KWP Fund I – Hegenberger, L.P. (the Partnership), which acquired the Property on May 4, 2006 for $32,400,000, including capitalized acquisition costs of $400,000. A wholly owned subsidiary of Kennedy-Wilson Holdings, Inc. (KWH) owned an equity interest in KWI Property Fund I, L.P. and on June 30, 2011, KWH acquired full ownership of the Partnership by assuming its assets and liabilities and contributing sufficient funds to refinance the Property.

The historical summaries of gross income and direct operating expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the nine months ended September 30, 2011 and the years ended December 31, 2010, 2009, and 2008 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Mortgage interest expense since the Property was refinanced at the time of the change in ownership

•	Federal and state income taxes

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results, except as discussed in note 4.

(2)	Summary of Significant Accounting Policies

(a)	Revenue Recognition

Rental revenue from tenants is recognized on a straight-line basis over the noncancelable lease term when collectibility is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant recoveries related to the reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, since the Partnership is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier, and bears the associated credit risk.

(b)	Use of Estimates
Management has made a number of estimates and assumptions relating to the reporting and disclosure of gross income and direct operating expenses during the reporting period to prepare the historical summaries of gross income and direct operating expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

303-333 HEGENBERGER

Notes to Historical Summaries of Gross Income and Direct Operating Expenses

Nine months ended September 30, 2011 (Unaudited) and

years ended December 31, 2010, 2009, and 2008

(3)	Minimum Future Lease Rentals

There are various lease agreements in place with tenants to lease space at the Property with lease terms ranging from one month to seven years. As of December 31, 2010, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years are as follows:

2011	$1,996,000
2012	1,370,000
2013	1,077,000
2014	920,000
2015	731,000

$6,094,000

Leases generally require reimbursement of the tenant’s proportionate share of common area, real estate taxes, and other operating expenses, which are excluded from the amounts above.

As of September 30, 2011, the Property was leased to a total of 43 tenants, of which four tenants accounted for approximately 53% (unaudited) of base rental revenue for the nine months then ended.

As of December 31, 2010, the Property was leased to a total of 41 tenants, of which four tenants accounted for approximately 55% of base rental revenue for the year then ended.

As of December 31, 2009, the Property was leased to a total of 42 tenants, of which four tenants accounted for approximately 56% of base rental revenue for the year then ended.

As of December 31, 2008, the Property was leased to a total of 48 tenants, of which three tenants accounted for approximately 45% of base rental revenue for the year then ended.

(4)	Future Operating Results

Due to the acquisition of the Property in June 2011, it is anticipated that future property taxes will decrease approximately $84,000 as a result of the Property value reassessment.

(5)	Related Parties

The Partnership has a management agreement with KW Properties, Ltd. (KWP), which is an affiliate of KWH. In accordance with the management agreement, KWP receives 3% of gross rental revenues as compensation for managing the Property plus an accounting fee of $3,000 per month.

For the nine months ended September 30, 2011 and the years ended December 31, 2010, 2009, and 2008, the Partnership incurred $55,000 (unaudited), $109,000, $113,000, and $103,000, respectively, in property management fees and accounting fees. These amounts are reflected as management fees paid to affiliate on the historical summaries of gross income and direct operating expenses.

Independent Auditors’ Report

The Board of Directors

Kennedy-Wilson Holdings, Inc.:

We have audited the accompanying historical summary of gross income and direct operating expenses (Historical Summary) of 9320 Telstar Avenue (the Property) for the year ended December 31, 2010. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1. The presentation is not intended to be a complete presentation of the Property’s gross income and direct operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 1 of 9320 Telstar Avenue for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California

October 3, 2011

9320 TELSTAR AVENUE

Notes to Historical Summary of Gross Income and Direct Operating Expenses

Nine-Months Ended September 30, 2011 (Unaudited) and

Year Ended December 31, 2010

	Nine-Months Ended September 30, 2011 (Unaudited)	Year Ended December 31, 2010
Gross income:
Rent	$3,000,000	$4,034,000
Tenant recoveries	449,000	629,000

	3,449,000	4,663,000

Direct operating expenses:
Property taxes and insurance	440,000	618,000
Utilities	463,000	612,000
Property operating and maintenance	270,000	378,000
Management fees	80,000	121,000
Other	11,000	17,000

	1,264,000	1,746,000

Gross income in excess of direct operating expenses	$2,185,000	$2,917,000

See accompanying notes to the historical summary of gross income and direct operating expenses.

9320 TELSTAR AVENUE

Notes to Historical Summary of Gross Income and Direct Operating Expenses

Nine-Months Ended September 30, 2011 (Unaudited) and

Year Ended December 31, 2010

(1)	Basis of Presentation

The historical summary of gross income and direct operating expenses relate to the operations of 9320 Telstar Avenue (the Property). The Property is an office building totaling approximately 247,000 rentable square feet, located in El Monte, California, in which Kennedy-Wilson Holdings, Inc. owns an equity interest in the entity that owns the Property.

The accompanying historical summary of gross income and direct operating expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of the Property for the nine months ended September 30, 2011 and the year ended December 31, 2010 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization,

•	Mortgage interest expense since the Property was refinanced at the time of the change in ownership, and

•	Federal and state income taxes

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results, except as disclosed in note 4.

(2)	Summary of Significant Accounting Policies

(a)	Revenue recognition

Rental revenue from tenants is recognized on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant recoveries related to the reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, since the Company is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier, and bears the associated credit risk.

(b)	Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare statements of revenue and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

9320 TELSTAR AVENUE

Notes to Historical Summary of Gross Income and Direct Operating Expenses

Nine-Months Ended September 30, 2011 (Unaudited) and

Year Ended December 31, 2010

(3)	Minimum Future Lease Rentals

As of December 31, 2010, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years are as follows:

2011	$3,086,000
2012	300,000
2013	300,000
2014	300,000
2015	293,000

$4,279,000

Leases generally require reimbursement of the tenant’s proportionate share of common area, real estate taxes and other operating expenses, which are excluded from the amounts above.

As of September 30, 2011, the Property was leased to two tenants, of which one tenant accounted for approximately 92.3% (unaudited) of base rental revenue for the nine months then ended.

As of December 31, 2010, the Property was leased to two tenants, of which one tenant accounted for approximately 91.5% of base rental revenue for the year then ended.

(4)	Future Operating Results

Due to the acquisition of the property in June 2011, it is anticipated that future property taxes will decrease approximately $83,000 as a result of the property value reassessment.

(5)	Subsequent Events

Management of the Property has evaluated subsequent events through the date these financial statements are available for issuance.

KENNEDY-WILSON HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL INFORMATION

This pro forma information should be read in conjunction with the consolidated financial statements of Kennedy-Wilson Holdings, Inc. and its subsidiaries (the “Company” or “our”) included in the Company’s Form 10-K for the fiscal year ended December 31, 2010 and the Company’s Form 10-Q for the quarterly period ended September 30, 2011, as filed with the Securities and Exchange Commission.

A pro forma balance sheet is not presented since the acquisitions are already reflected in our historical balance sheet as of September 30, 2011.

The following unaudited pro forma consolidated statement of operations and comprehensive (loss) income of the Company for the year ended December 31, 2010 and the nine months ended September 30, 2011 has been prepared to give effect to the acquisition of (1) 303-333 Hegenberger (“Hegenberger”), consisting of two suburban office properties totaling approximately 197,000 rentable square feet with surface parking, located in the airport submarket of Oakland, California and (2) 9320 Telstar Avenue (“Telstar”), consisting of an office building totaling approximately 247,000 rentable square feet, located in El Monte, California, in which the Company owns an equity interest in the entity that owns the Property. The pro forma consolidated statements of operations and comprehensive (loss) income assume that each acquisition had occurred on January 1, 2010.

These unaudited pro forma consolidated financial statements are presented for informational purposes only and should be read in conjunction with the historical financial statements of Hegenberger and Telstar and their related notes thereto included elsewhere in this prospectus. The adjustments to our pro forma consolidated financial statements are based on available information and assumptions that we consider reasonable. Our pro forma consolidated financial statements do not purport to represent (1) the results of our operations that would have actually occurred had the acquisition of Hegenberger and Telstar occurred on January 1, 2010 or (2) an estimate of the results of our operations as of any future date or for any future period, as applicable.

Kennedy-Wilson Holdings, Inc.

Pro Forma Consolidated Statement of Operations and Comprehensive (Loss) Income

For the Nine Months Ended September 30, 2011

	Kennedy-Wilson Holdings, Inc. (a)	Hegenberger			Telstar			Eliminations			Company Pro Forma
Revenue
Management and leasing fees	$9,657,000	$—			$—			$—			$9,657,000
Management and leasing fees — related party	8,151,000	—			—			—			8,151,000
Commissions	4,842,000	—			—			—			4,842,000
Commissions — related party	3,587,000	—			—			—			3,587,000
Sale of real estate	417,000	—			—			—			417,000
Rental and other income	3,359,000	1,336,000	(b	)	—			—			4,695,000

Total revenue	30,013,000	1,336,000			—			—			31,349,000
Operating expenses
Commission and marketing expenses	3,015,000	—			—			—			3,015,000
Compensation and related expenses	24,562,000	—			—			—			24,562,000
Cost of real estate sold	397,000	—			—			—			397,000
General and administrative	9,183,000	—			—			—			9,183,000
Depreciation and amortization	1,828,000	1,016,000	(c	)	—			—			2,844,000
Rental operating expenses	2,248,000	924,000	(b	)	—			—			3,172,000

Total operating expenses	41,233,000	1,940,000			—			—			43,173,000
Equity in joint venture income (loss)	7,229,000	—			450,000	(f	)	594,000	(g	)	8,273,000
Interest income from loan pool participations and notes receivable	5,835,000	—			—			—			5,835,000

Operating income (loss)	1,844,000	(604,000)			450,000			594,000			2,284,000
Non-operating income (expense)
Interest income	264,000	—			—			—			264,000
Interest income — related party	970,000	—			—			—			970,000
Remeasurement gain	6,348,000	—			—			—			6,348,000
Gain on extinguishment of debt	—	—			—			—			—
Interest expense	(13,874,000)	(437,000)	(d	)	—			—			(14,311,000)

(Loss) income before benefit from (provision for) income taxes	(4,448,000)	(1,041,000)			450,000			594,000			(4,445,000)
Benefit from (provision for) income taxes	2,162,000	414,000	(e	)	(179,000)	(e	)	(236,000)	(e	)	2,161,000

Net (loss) income	(2,286,000)	(627,000)			271,000			358,000			(2,284,000)
Net loss attributable to the noncontrolling interests	(1,295,000)	—			—			—			(1,295,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	(3,581,000)	(627,000)			271,000			358,000			(3,579,000)
Preferred dividends and accretion of preferred stock issuance costs	(6,708,000)	—			—			—			(6,708,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	(10,289,000)	(627,000)			271,000			358,000			(10,287,000)
Other comprehensive loss, net of tax	(1,576,000)	—			—			—			(1,576,000)

Total comprehensive (loss) income	$(11,865,000)	$(627,000)			$271,000			$358,000			$(11,863,000)

Basic and diluted loss per share
Basic and diluted loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(0.25)										$(0.25)

Weighted average number of common shares outstanding	40,712,496										40,712,496

(a)	Reflects our historical consolidated statement of operations and comprehensive income (loss) for the nine month period ended September 30, 2011 which are included in Kennedy-Wilson Holdings, Inc.’s previously filed report on Form 10-Q for the quarter ended September 30, 2011.
(b)	Pro forma results of Hegenberger, assuming the acquisition of Hegenberger had occurred on January 1, 2010. Hegenberger was acquired on June 28, 2011.
(c)	Depreciation and amortization includes $137,000 of monthly amortization related to $2,469,000 of in-place lease value recorded at acquisition.
(d)	Interest expense on Hegenberger mortgage payable of $12,000,000 at a fixed rate of 6.75% per annum plus monthly amortization of deferred financing costs of $5,000.
(e)	Combined U.S. federal statutory and State of California rates of 39.8%.
(f)	Pro forma results of Telstar, which the Company has direct and indirect ownership interests totaling 37.83% and is accounted for under the equity method, assuming the acquisition of Telstar had occurred on January 1, 2010. The equity method investment in Telstar was made on June 15, 2011.
(g)	Elimination of the equity in joint venture loss recorded by the Company related to its previous 5% indirect ownership in Hegenberger. $556,000 of this loss relates to the loss on sale of the entity when it was acquired by the Company.

Kennedy-Wilson Holdings, Inc.

Pro Forma Consolidated Statement of Operations and Comprehensive (Loss) Income

For the Year Ended December 31, 2010

	Kennedy- Wilson Holdings, Inc. (a)	Hegenberger			Telstar			Eliminations			Company Pro Forma
Revenue
Management and leasing fees	$8,913,000	$—			$—			$—			$8,913,000
Management and leasing fees — related party	12,417,000	—			—			—			12,417,000
Commissions	6,359,000	—			—			—			6,359,000
Commissions — related party	5,375,000	—			—			—			5,375,000
Sale of real estate	3,937,000	—			—			—			3,937,000
Sale of real estate — related party	9,535,000	—			—			—			9,535,000
Rental and other income	4,000,000	2,613,000	(b	)	—			—			6,613,000

Total revenue	50,536,000	2,613,000			—			—			53,149,000
Operating expenses
Commission and marketing expenses	3,186,000	—			—			—			3,186,000
Compensation and related expenses	38,155,000	—			—			—			38,155,000
Merger-related compenstation and related expenses	2,225,000	—			—			—			2,225,000
Cost of real estate sold	2,714,000	—			—			—			2,714,000
Cost of real estate sold — related party	8,812,000	—			—			—			8,812,000
General and administrative	11,314,000	—			—			—			11,314,000
Depreciation and amortization	1,618,000	2,032,000	(c	)	—			—			3,650,000
Rental operating expenses	1,913,000	1,876,000	(b	)	—			—			3,789,000

Total operating expenses	69,937,000	3,908,000			—			—			73,845,000
Equity in joint venture income (loss)	10,548,000	—			611,000	(f	)	75,000	(g	)	11,234,000
Interest income from loan pool participations and notes receivable	11,855,000	—			—			—			11,855,000

Operating income (loss)	3,002,000	(1,295,000)			611,000			75,000			2,393,000
Non-operating income (expense)
Interest income	192,000	—			—			—			192,000
Interest income — related party	662,000	—			—			—			662,000
Remeasurement gain	2,108,000	—			—			—			2,108,000
Gain on extinguishment of mortgage debt	16,670,000	—			—			—			16,670,000
Loss on early extinguishment of corporate debt	(4,788,000)	—			—			—			(4,788,000)
Interest expense	(7,634,000)	(869,000)	(d	)	—			—			(8,503,000)

Income before provision for income taxes	10,212,000	(2,164,000)			611,000			75,000			8,734,000
(Provision for) benefit from income taxes	(3,727,000)	861,000	(e	)	(243,000)	(e	)	(30,000)	(e	)	(3,139,000)

Net income	6,485,000	(1,303,000)			368,000			45,000			5,595,000
Net income attributable to the noncontrolling interests	(2,979,000)	—			—			—			(2,979,000)

Net income attributable to Kennedy-Wilson Holdings, Inc.	3,506,000	(1,303,000)			368,000			45,000			2,616,000
Preferred dividends and accretion of preferred stock issuance costs	(4,558,000)	—			—			—			(4,558,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	(1,052,000)	(1,303,000)			368,000			45,000			(1,942,000)
Other comprehensive income, net of tax	6,440,000	—			—			—			6,440,000

Total comprehensive (loss) income	$5,388,000	$(1,303,000)			$368,000			$45,000			$4,498,000

Basic and diluted loss per share
Basic and diluted loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(0.03)										$(0.05)

Weighted average number of common shares outstanding	38,978,272										38,978,272

(a)	Reflects our historical consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2010, which is included in Kennedy-Wilson Holdings, Inc.’s previously filed Annual Report on Form 10-K for the year ended December 31, 2010.
(b)	Pro forma results of Hegenberger, assuming the acquisition of Hegenberger had occurred on January 1, 2010. Hegenberger was acquired on June 28, 2011.
(c)	Depreciation and amortization includes $137,000 of monthly amortization related to $2,469,000 of in-place lease value recorded at acquisition.
(d)	Interest expense on Hegenberger mortgage payable of $12,000,000 at a fixed rate of 6.75% per annum plus monthly amortization of deferred financing costs of $5,000.
(e)	Combined U.S. federal statutory and State of California income tax rates of 39.8%.
(f)	Pro forma results of Telstar, which the Company has direct and indirect ownership interests in totaling 37.83% and is accounted for under the equity method, assuming the acquisition of Telstar had occurred on January 1, 2010. The equity method investment in Telstar was made on June 15, 2011.
(g)	Elimination of the equity in joint venture loss recorded by the Company related to its previous 5% indirect ownership in Hegenberger.

$250,000,000

Kennedy-Wilson, Inc.

Exchange Offer for

8.750% Senior Notes due 2019

PROSPECTUS

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

            ,

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Issuer and Parent Guarantor

Kennedy-Wilson, Inc.’s Amended and Restated Certificate of Incorporation provides as follows:

“SEVENTH.

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation.

The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a action or proceeding, had no reasonable cause to believe his conduct was unlawful. The plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2. Actions of Suits by or in the Right of the Corporation.

The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action of suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware of such other court shall deem proper.

3. Indemnification for Expenses of Successful Party.

Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections I and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim.

As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

5. Advance of Expenses.

Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

6. Procedure for Indemnification.

In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (i) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), even though less than a quorum, (ii) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, (iii) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (iv) the Delaware Court of Chancery.

7. Remedies.

The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Subsequent Amendment.

No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9. Other Rights.

The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time (0 time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10. Partial Indemnification.

If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11. Insurance.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

12. Merger or Consolidation.

If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

13. Savings Clause.

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions.

Terms used herein and defined in Section l45(h) and Section l45(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section l45(h) and Section l45(i).

15. Subsequent Legislation.

If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”

Kennedy-Wilson, Inc.’s Amended and Restated By-Laws provides as follows:

“Article VII.—Indemnification.

7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in §7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

7.2. Right of Indemnitee to Bring Suit. If a claim under §7.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Corporation.

7.3. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

7.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

7.5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.”

Kennedy-Wilson Holdings, Inc.’s second amended and restated certificate of incorporation provides as follows:

“SEVENTH: The following paragraphs shall apply with respect to liability and indemnification of the Corporation’s officers and directors and certain other persons:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph (A) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Kennedy-Wilson Holdings, Inc.’s amended and restated by-laws provides as follows:

“Article VII Indemnification of Directors and Officers

7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under sections 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

7.8 For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

7.9 For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.”

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Subsidiary Guarantors

Delaware Corporate Subsidiary Guarantors

The subsidiary guarantors that are Delaware corporations are subject to the provisions of the DGCL described above with respect to Kennedy-Wilson, Inc. and Kennedy-Wilson Holdings, Inc.

The Certificates of Incorporation of each of Kennedy-Wilson Property Services II, Inc., Kennedy-Wilson Property Equity II, Inc. and Kennedy-Wilson Property Special Equity II, Inc. provide as follows:

“Ninth: A Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.”

The Certificate of Incorporation of Fairways 340 Corp. provides as follows:

“EIGHTH. To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which the General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders and others.”

The By-Laws of each of Kennedy-Wilson Property Services II, Inc., Kennedy-Wilson Property Equity II, Inc. and Kennedy-Wilson Property Special Equity II, Inc. provide as follows:

“ARTICLE VIII—INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Right to Advancement of Expenses.

The right to indemnification conferred in Section 1 of this ARTICLE VIII shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in sections Section 1 and Section 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 3. Right of Indemnitee to Bring Suit.

If a claim under Section 1 and Section 2 of this ARTICLE VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6. Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.”

The Bylaws of Fairways 340 Corp. provides as follows:

“Section 16. Indemnification of Agents of the Corporation; Purchase of Liability Insurance.

(a) For the purpose of this Section, “agent” shall means any person who is or was a director, officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” shall mean any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” shall include, without limitation, attorneys’ fees and all expenses of establishing a right to indemnification under subdivisions (d) or (e) of this Section 16.

(b) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonable incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of this Corporation and its stockholders. No indemnification shall be made under this subdivision for any of the following: (1) In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to this Corporation in the performance of such person’s duty to this Corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of this Corporation has been successful on the merits in defense of any proceeding referred to in subdivisions (b) or (c) of this Section 16, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e) Except as provided in the Certificate of Incorporation or in subdivision (d) of this Section 16, any indemnification under this Section shall be made by this Corporation only if authorized in the specific case, upon a determination that indemnification. of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivisions (b) or ( c) of this Section 16; by any of the following: (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding; (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion; (3) Approval or ratification by the affirmative vote of a majority of the shares of this Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by written consent of holders of a majority of the outstanding shares entitled to vote. For such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or (4) The court in which such proceeding is or was pending, upon application made by this Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or person is opposed by this Corporation.

(f) This Corporation may advance expenses incurred by an agent in defending any proceeding prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section 16.

(g) The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Section 16 shall affect any right to indemnification to which persons other than directors and officers of this Corporation or any subsidiary hereof may be entitled by contract or otherwise.

(h) No indemnification or advance shall be made under this Section 16, except as provided in subdivisions (d) or (e)(3) of this Section 16, in any circumstance where it appears: (1) That it would be inconsistent with the Certificate of Incorporation, a resolution of the stockholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i) Upon and in the event of a determination-by the Board of Directors to purchase such insurance, this Corporation shall purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not this Corporation would have the power to indemnify the agent against such liability under the provisions of this Section 16.”

The Certificates of Incorporation and Bylaws of each of Kennedy-Wilson Properties, Ltd., Kennedy-Wilson Property Services, Inc., Kennedy Wilson Property Services III, L.P., Kennedy-Wilson Property Equity, Inc., Kennedy-Wilson Property Special Equity, Inc. and Kennedy Wilson Overseas Investments, Inc. are silent with respect to indemnification.

Delaware Limited Liability Company Subsidiary Guarantors

The subsidiary guarantors that are Delaware limited liability companies are subject to the provisions of the Delaware Limited Liability Company Act. Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Certificates of Formation of each of KWF Investors I, LLC, KWF Investors II, LLC, KWF Investors III, LLC, KW- Richmond, LLC, SG KW Venture I Manager LLC, KW Loan Partners I LLC, KWF Investor IV, LLC, KWF Investor V, LLC, Dillingham Ranch Aina LLC, KW Ireland, LLC, Kennedy Wilson Property Equity IV, LLC, KWF Fund IV - Kohanaiki, LLC, KW Telstar Partners, LLC, KW BASGF II Manager, LLC, 68-540 Farrington, LLC, KW Summer House Manager, LLC, KWF Manager I, LLC, KWF Manager II, LLC, KWF Manager III, LLC, KWF Manager IV, LLC, KWF Manager V, LLC, Kennedy-Wilson Property Special Equity III, Inc., Kennedy Wilson Property Services III GP, LLC, KW Montclair, LLC, KW Blossom Hill Manager, LLC, KW Serenade Manager, LLC, KW Redmond Manager, LLC and KW Dillingham Aina LLC are silent with respect to indemnification.

The Limited Liability Company Agreements of each of KW—Richmond, LLC, KWF Investors I, LLC, KWF Investors II, LLC, KWF Investors IIII, LLC, SG KW Venture I Manager, LLC, KW Loan Partners I, LLC, KWF Investors V, LLC and KWF Investors IV, LLC provide as follows:

“ARTICLE XI: INDEMNIFICATION

11.l Indemnification. The Company shall indemnify and hold harmless each of the Members and Manager, and each of their respective officers, directors, shareholders, partners, members, trustees, beneficiaries, employees, agents, heirs, assigns, successors-in-interest and Affiliates, (collectively, “Indemnified Persons”) from and against any and all losses, damages, liabilities and expenses, (including costs and reasonable attorneys’ fees), judgments, fines, settlements and other amounts (collectively “Liabilities”) reasonably incurred by any such Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal, administrative or investigative and whether threatened, pending or completed (collectively a “Proceeding”), in which any such Indemnified Person may be involved or with which any such Indemnified Person may be threatened, with respect to or arising out of any act performed by the Indemnified

Person or any omission or failure to act if (a) the performance of the act or the omission or failure was done in good faith and within the scope of the authority conferred upon the Indemnified Person by this Agreement or by the Act, except for acts of willful misconduct, gross negligence or reckless disregard of duty, or acts which constitute a material breach of this Agreement or from which such Indemnified Person derived an improper personal benefit or (b) a court of competent jurisdiction determines upon application that, in view of all of the circumstances, the Indemnified Person is fairly and reasonably entitled to indemnification from the Company for such Liabilities as such court may deem proper. The Company’s indemnification obligations hereunder shall apply not only with respect to any Proceeding brought by the Company or a Member but also with respect to any Proceeding brought by a third party. As a condition to the indemnification and other rights granted to an Indemnified Person pursuant to this Article, however, that Indemnified Person may not settle any action, suit or proceeding without the written consent of the Manager.

11.2 Contract Right: Expenses. The right to indemnification conferred in this ARTICLE XI shall be a contract right and shall include the right to require the Company to advance the expenses incurred by the Indemnified Person in defending any such Proceeding in advance of its final disposition: provided, however, that, if the Act so requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the Company of an undertaking, by or on behalf of the indemnified Person, to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this ARTICLE XI or otherwise.

11.3 Indemnification of Officers and Employees. The Company may, to the extent authorized from time to time by the Manager, grant rights to indemnification and to advancement of expenses to any officer, employee or agent of the Company to the fullest extent of the provisions of this ARTICLE XI with respect to the indemnification and advancement of expenses of Members and Manager of the Company.

11.4 Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against that Person and incurred by that Person in any such capacity or arising out of that Person’s status as an agent, whether or not the Company would have the power to indemnify that Person against liability under the provisions of Section 11.1 or under applicable law.”

The Amended and Restated Limited Liability Company Agreement of Dillingham Ranch Aina, LLC and the Limited Liability Company Agreements of each of KW Telstar Partners, LLC, KW Ireland, LLC, KW Fund IV – Kohanaiki, LLC and Kennedy Wilson Property Equity IV, LLC provide as follows:

“14. Exculpation; Indemnification by the Company. To the maximum extent permitted by law, the Sole Member shall not be liable to the Company or any other Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Sole Member in good faith on behalf of the Company in the conduct of the business or affairs of the Company. Further, to the maximum extent permitted by law, the Company shall defend, indemnify and hold harmless the Sole Member and, if the Sole Member so elects by notice to any such other Person, any of the Sole Member’s Affiliates and members, and any of its or their respective shareholders, members, directors, officers, employees, agents, attorneys or Affiliates, from and against any and all liabilities, losses, claims, judgments, fines, settlements and damages incurred by the Sole Member, or by any such other Person, arising out of any claim based upon any acts performed or omitted to be performed by the Sole Member, or by any such other Person on behalf of the Sole Member, in connection with the organization, management, business or property of the Company, including costs, expenses and attorneys’ fees (which may be paid as incurred) expended in the settlement or defense of any such claims.”

The Limited Liability Company Agreements of each of Kennedy Wilson Property Special Equity III, LLC and Kennedy Wilson Property Services III GP, LLC provide as follows:

“Section 7. Liability: Indemnification.

(a) Any Member, Manager or officer, employee or agent of the Company (including a person having more than one such capacity) shall not be personally liable for any expenses, liabilities, debts or obligations of the Company solely by reason of acting in such capacity, except as otherwise provided by the Act.

(b) To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Member, Manager and officer, employee and agent of the Company from and against any and all losses, claims, damages, liabilities or expenses of whatever nature (each, a “Claim”), as incurred, arising out of or relating to the management or business of the Company; provided that such indemnification shall not apply to any such person if a court of competent jurisdiction has made a formal determination that such person (x) failed to act in good faith or, (y) was either grossly negligent or engaged in willful misconduct.”

The Limited Liability Company Agreements of each of KWF Manager I, LLC, KWF Manager II, LLC, KWF Manager III, LLC, KWF Manager IV, LLC and KWF Manager V, LLC provide as follows:

“14. Exculpation; Indemnification by the Company. To the maximum extent permitted by law, the Sole Member shall not be liable to the Company or any other Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Sole Member in good faith on behalf of the Company in the conduct of the business or affairs of the Company. Further, to the maximum extent permitted by law, the Company shall defend, indemnify and hold harmless the Sole Member and, if the Sole Member so elects by notice to any other Person, any of the Sole Member’s Affiliates and members, and any of its or their respective shareholders, members, directors, officers employees, agents, attorneys or Affiliates, from and against any and all liabilities, losses, claims, judgments, fines, settlements and damages incurred by the Sole Member or by any such other person, arising out of any claim based on any acts performed or omitted to be performed by the Sole Member, or by any such other Person on behalf of the Sole Member, in connection with the organization, management, business or property of the Company, including costs, expense and attorneys’ fees (which may be paid as incurred) expended in the settlement or defense of any such claims.”

The Limited Liability Company Agreement of 68-540 Farrington, LLC provides as follows:

“Section 5.6. Indemnification. Subject to the limitations contained in Article 11 of the Act, the Company, to the fullest extent permitted by law and to the extent of its assets legally available for that purpose, will indemnify and hold harmless the Members and any partner, shareholder, director, officer, agent and Affiliate (collectively, the “Indemnified Persons”), from and against any and a1110s8, damage, expense (including without limitation reasonable fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability by reason of anything any Indemnified Person does or refrains from doing for, or in connection with, the business or affairs of, the Company (including, without limitation, recordkeeping and reporting activities under Sections 6.1 and tax matters under Sections 6.2. 6.5 and 6.6), except to the extent that the loss, damage, expense or liability results primarily from the Indemnified Person’s gross negligence or willful breach of a material provision of this Agreement which in either event causes actual, material damage to the Company.”

The Limited Liability Company Agreement of KW Summer House Manager, LLC provides as follows:

“5.4 Indemnification of Member. The Company, its receiver or trustee, shall indemnify and hold harmless Member and its affiliates, and their respective officers, directors, shareholders, partners, members, employees, agents, subsidiaries and assigns, from and against any liability, loss or damage incurred by them by reason of any act performed or omitted to be performed by them in connection with the Company business, including costs and attorneys’ fees, and any amounts expended in the settlement of any claims of liability, loss or damage, unless the loss, liability or damage was caused by the willful misconduct or fraud of Member or the indemnified person. Indemnification shall be made’ out of the assets or revenues of the Company without requiring additional capital contributions.”

The Operating Agreements of each of KW Montclair, LLC, KW Blossom Hill Manager, LLC, KW Serenade Manager, LLC, KW Redmond Manager, LLC and KW Dillingham Aina LLC provide as follows:

“Indemnification. The Company shall indemnify, defend, and hold harmless the Manager from and against any and all liabilities of every kind, arising from or relating to the Company’s Business, except as to those matters arising from such Manager’s fraud, gross negligence, willful misconduct, or breach of fiduciary duty.”

The Limited Liability Company Agreement of KW BASGF II Manager, LLC provides as follows:

“The Company shall indemnify, defend, protect and hold harmless each officer duly appointed hereunder from any claim, damage, loss or liability which he or she may suffer which arises from or relates to the performance of the duties assigned to him or her by the President and/or Member. Any individual may hold any number of offices. No officer need be a resident of the State of California, Delaware or citizen of the United States. If the Member is a corporation, such corporation’s officers may serve as officers of Company if appointed by the Member.”

California Corporate Subsidiary Guarantors

The subsidiary guarantors that are California corporations are subject to the provisions of the California Corporations Code (the “CCC”). Section 317 of the CCC authorizes a corporation to indemnify a person who is a party or is threatened to be made a party to any suit (other than a suit by or in the right of the corporation) by reason of the fact that such person is or was the corporation’s director or officer, or is or was serving at the corporation’s request as a director or officer of another entity, for expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by such person in connection with any such suit, provided such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Section 317 provides further that a corporation may indemnify a director or officer for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of a suit by or in the right of the corporation, provided such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders. To the extent a corporation’s director or officer is successful on the merits in the defense of any such suit, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CCC, expenses incurred in defending any suit may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to indemnification.

The Articles of Incorporation of each of K-W Properties, K-W Santiago Inc., Kennedy-Wilson Tech Ltd. and KWP Financial I provide as follows:

“FIVE: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.”

The Articles of Incorporation of each of each of Kennedy Wilson Auction Group Inc., Kennedy-Wilson International and KW Residential, Inc. are silent with respect to indemnification.

The Bylaws of each of K-W Properties, K-W Santiago Inc., Kennedy-Wilson Tech Ltd., KWP Financial I, Kennedy Wilson Auction Group Inc. and KW Residential, Inc. provide as follows:

“Article II, Section 5: Indemnification of Directors, Officers, Employees and Agents

The corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.”

The Bylaws of each of Kennedy-Wilson International are silent with respect to indemnification.

California Limited Liability Company Subsidiary Guarantors

The subsidiary guarantors that are California limited liability companies are subject to the provisions of the California Limited Liability Company Act. Under Section 17153 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against on incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The Limited Liability Company Agreements of each of Kennedy Wilson Fund Management Group, LLC and KW Loan Partners II LLC, are silent with respect to indemnification.

The Limited Liability Company Agreement of Kennedy Wilson Fund Management Group, LLC provides as follows:

“4.5 Indemnification of Member.

Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company , and the Member shall not be obligated for any such debt, obligation or liability of the Company by reason of being a member of the Company. The Company shall fully indemnify the Member for any claim against the Member in the Member’s capacity as a member or a manager.”

The Limited Liability Company Agreement of KW Loan Partners II LLC provides as follows:

“The Company shall indemnify, defend, protect and hold harmless each officer from any claim, damage, loss or liability which he or she may suffer which arises from or relates to the performance or nonperformance of the duties assigned to him or her by the Member, as applicable. Any individual may hold any number of offices.”

Illinois Corporate Subsidiary Guarantor

The subsidiary guarantor that is an Illinois corporation is subject to the provisions of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”). Under Section 8.75 of the IBCA, an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 8.75 of the IBCA also provides that, to the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in either of the foregoing paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The Articles of Incorporation and Bylaws of Kennedy-Wilson Properties, Ltd. are silent with respect to indemnification.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

The attached exhibit index is incorporated by reference herein.

(B) FINANCIAL STATEMENT SCHEDULES

See Index to the Consolidated Financial Statements and Schedules on page F-1.

ITEM 22.	UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its or their securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KENNEDY-WILSON, INC.

By:	*
Name:	William J. McMorrow
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* William J. McMorrow	President, Chief Executive Officer (Principal Executive Officer) and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary	December 28, 2011

* Kent Mouton	Director	December 28, 2011

* Jerry R. Solomon	Director	December 28, 2011

* Norm Creighton	Director	December 28, 2011

* Stanley Zax	Director	December 28, 2011

* David A. Minella	Director	December 28, 2011

* Cathy Hendrickson	Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KENNEDY-WILSON HOLDINGS, INC.

By:	*
Name:	William J. McMorrow
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* William J. McMorrow	Chief Executive Officer (Principal Executive Officer) and Chairman	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

* Kent Mouton	Director	December 28, 2011

* Jerry R. Solomon	Director	December 28, 2011

* Norm Creighton	Director	December 28, 2011

* Stanley Zax	Director	December 28, 2011

* David A. Minella	Director	December 28, 2011

* Cathy Hendrickson	Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy-Wilson Property Services, Inc.

By:	*
Name:	Barry S. Schlesinger
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Barry S. Schlesinger	President (Principal Executive Officer) and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	December 28, 2011

* William J. McMorrow	Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the undersigned co-registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy-Wilson Property Equity II, Inc.
Kennedy-Wilson Property Special Equity, Inc.
Kennedy-Wilson Property Special Equity II, Inc.

By:	*
Name:	Barry S. Schlesinger
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Barry S. Schlesinger	President (Principal Executive Officer) and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer), Secretary and Director	December 28, 2011

* William J. McMorrow	Vice President and Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy-Wilson Tech, Ltd.

By:	*
Name:	Barry S. Schlesinger
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Barry S. Schlesinger	President, Chief Executive Officer (Principal Executive Officer) and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer), Secretary and Director	December 28, 2011

* William J. McMorrow	Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy-Wilson Properties, Ltd.

By:	*
Name:	William J. McMorrow
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* William J. McMorrow	Chief Executive Officer (Principal Executive Officer) and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer), Assistant Secretary and Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy-Wilson Property Equity, Inc.

By:	*
Name:	Barry S. Schlesinger
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Barry S. Schlesinger	President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer), Secretary and Director	December 28, 2011

* William J. McMorrow	Vice President and Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Fairways 340 Corp.

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ FREEMAN A. LYLE Freeman A. Lyle	President and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer) and Director	December 28, 2011

* William J. McMorrow	Vice President and Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

K-W Santiago Inc.

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ FREEMAN A. LYLE Freeman A. Lyle	President and Chief Financial Officer (Principal Executive and Principal Financial and Accounting Officer), Secretary and Director	December 28, 2011

* William J. McMorrow	Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KWP Financial I

By:	*
Name:	Mary L. Ricks
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Mary L. Ricks	President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer), Secretary and Director	December 28, 2011

* William J. McMorrow	Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

K-W Properties

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ FREEMAN A. LYLE Freeman A. Lyle	President and Chief Financial Officer (Principal Executive and Principal Financial and Accounting Officer) and Director	December 28, 2011

* William J. McMorrow	Vice President, Assistant Secretary and Director	December 28, 2011

* Mary L. Ricks	Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy Wilson Overseas Investments, Inc.

By:	*
Name:	Mary L. Ricks
Title:	President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Mary L. Ricks	President (Principal Executive Officer), Assistant Secretary and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	December 28, 2011

* William J. McMorrow	Vice President and Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy-Wilson International

By:	*
Name:	William J. McMorrow
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* William J. McMorrow	President, Chief Executive Officer (Principal Executive Officer) and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	December 28, 2011

* Mary L. Ricks	Vice President and Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy Wilson Property Services III GP, LLC

By:	*
Name:	Barry S. Schlesinger
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Barry S. Schlesinger	President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/s/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KW BASGF II Manager, LLC

By:	*
Name:	Barry S. Schlesinger
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Barry S. Schlesinger	President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer) and Assistant Secretary	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the undersigned co-registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KWF Investors I, LLC
KWF Investors II, LLC
KWF Investors III, LLC
KWF Manager I, LLC
KWF Manager II, LLC
KWF Manager III, LLC
KWF Manager IV, LLC
KWF Manager V, LLC

By:	*
Name:	Mary L. Ricks
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Mary L. Ricks	President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/s/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	Each of the co-registrants listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KW-Richmond, LLC

By:	*
Name:	Barry S. Schlesinger
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Barry S. Schlesinger	President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the undersigned co-registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

SG KW Venture I Manager LLC
KW Loan Partners I LLC

By:	*
Name:	Mary L. Ricks
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Mary L. Ricks	President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	Each of the co-registrants listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KW Loan Partners II LLC

By:	*
Name:	Mary L. Ricks
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Mary L. Ricks	President (Principal Executive Officer)	December 28, 2011

* Matt Windisch	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the undersigned co-registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KW Summer House Manager, LLC
KW Montclair, LLC
KW Blossom Hill Manager, LLC
KW Serenade Manager, LLC
KW Redmond Manager, LLC

By:	*
Name:	Robert Hart
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Robert Hart	President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	Each of the co-registrants listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KW Dillingham Aina LLC

By:	*
Name:	Mary L. Ricks
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Mary L. Ricks	Vice President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy Wilson Fund Management Group, LLC

By:	*
Name:	Barry S. Schlesinger
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Barry S. Schlesinger	President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KW Ireland, LLC

By:	*
Name:	Mary L. Ricks
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Mary L. Ricks	President (Principal Executive Officer)	December 28, 2011

* John C. Prabhu	Treasurer (Principal Financial and Accounting Officer)	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy Wilson Property Equity IV, LLC

By:	*
Name:	William J. McMorrow
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* William J. McMorrow	President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KW Telstar Partners, LLC

By:	*
Name:	Mary L. Ricks
Title:	President and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Mary L. Ricks	President (Principal Executive Officer) and Chairman	December 28, 2011

* John C. Prabhu	Treasurer (Principal Financial and Accounting Officer)	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy Wilson Auction Group, Inc.

By:	*
Name:	Rhett Winchell
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Rhett Winchell	President (Principal Executive Officer) and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	December 28, 2011

* Marty Clouser	Vice President and Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy-Wilson Properties LTD.

By:	*
Name:	James Rosten
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* James Rosten	President (Principal Executive Officer) and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer), Secretary and Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy-Wilson Property Services II, Inc.

By:	*
Name:	Barry S. Schlesinger
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Barry S. Schlesinger	President (Principal Executive Officer) and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	December 28, 2011

* William J. McMorrow	Vice President and Director	December 28, 2011

* John C. Prabhu	Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy-Wilson Property Special Equity III, LLC

By:	*
Name:	William J. McMorrow
Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* William J. McMorrow	Chairman (Principal Executive Officer) and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	December 28, 2011

* Barry S. Schlesinger	Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Kennedy Wilson Property Services III, L.P.

By:	*
Name:	Barry S. Schlesinger
Title:	Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Barry S. Schlesinger	Manager (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

Kennedy Wilson Property Services III GP, LLC	General Partner**	December 28, 2011

By:	*
Name:	Barry S. Schlesinger
Title:	President

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

Dillingham Ranch Aina, LLC

By:	*
Name:	Mary L. Ricks
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Mary L. Ricks	Vice President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

68-540 Farrington, LLC	Sole Member**	December 28, 2011

By:	*
Name:	Mary L. Ricks
Title:	Vice President

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

68-540 Farrington, LLC

By:	*
Name:	Mary L. Ricks
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Mary L. Ricks	Vice President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

KW Dillingham Aina, LLC	Sole Member**	December 28, 2011

By:	*
Name:	Mary L. Ricks
Title:	Vice President

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KW Fund IV-Kohanaiki, LLC

By:	*
Name:	William J. McMorrow
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* William J. McMorrow	President (Principal Executive Officer)	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

Kennedy Wilson Property Services IV, LP	General Partner**	December 28, 2011

By:	*
Name:	Barry S. Schlesinger
Title:	President

**	The co-registrant listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KW Residential Group, Inc.

By:	*
Name:	Rhett Winchell
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Rhett Winchell	President (Principal Executive Officer) and Director	December 28, 2011

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2011

* Marty Clouser	Vice President and Director	December 28, 2011

* Light Sayles	Secretary and Director	December 28, 2011

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the undersigned co-registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 2011.

KWF Investors IV, LLC
KWF Investors V, LLC

By:	*
Name:	Mary L. Ricks
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Mary L. Ricks	President (Principal Executive and Principal Financial and Accounting Officer)	December 28, 2011

K-W Properties	Sole or Managing Member**	December 28, 2011

By:	/S/ Freeman A. Lyle
Name:	Freeman A. Lyle
Title:	President and Chief Financial Officer

**	Each of the co-registrants listed above has no directors or managers

*By:	/s/ Freeman A. Lyle
Freeman A. Lyle Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc., dated as of September 8, 2009.(1)

2.2	Amendment No. 1 to the Agreement and Plan of Merger dated October 22, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.(1)

2.3	Amendment No. 2 to the Agreement and Plan of Merger dated October 26, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.(1)

3.1	Second Amended and Restated Certificate of Incorporation of Kennedy-Wilson Holdings, Inc.(2)

3.2	Amended and Restated Bylaws of Kennedy-Wilson Holdings, Inc.(3)

3.3	Amended and Restated Certificate of Incorporation of Kennedy-Wilson, Inc.*

3.4	Amended and Restated By-Laws of Kennedy-Wilson, Inc.*

3.5	Certificate of Incorporation of Kennedy-Wilson Properties, Ltd.*

3.6	Certificate of Incorporation of Kennedy-Wilson Property Services II, Inc.*

3.7	Certificate of Limited Partnership of Kennedy Wilson Property Services III, L.P.*

3.8	Certificate of Formation of Kennedy Wilson Property Special Equity III, LLC.*

3.9	Certificate of Incorporation of Fairways 340 Corp.*

3.10	Certificate of Incorporation of Kennedy Wilson Overseas Investments, Inc.*

3.11	Articles of Incorporation of K-W Properties.*

3.12	Certificate of Formation of KWF Investors I, LLC.*

3.13	Certificate of Formation of SG KW Venture I Manager LLC.*

3.14	Certificate of Formation of KW Summer House Manager, LLC.*

3.15	Articles of Organization of Pacifica West Coast Partners, LLC.*

3.16	Certificate of Formation of KW Loan Partners I LLC.*

3.17	Articles of Organization of Kennedy Wilson Auction Group LLC.*

3.18	Articles of Incorporation of K-W Marengo Inc.*

3.19	Articles of Incorporation of Kennedy-Wilson Properties LTD (IL).*

3.20	Articles of Incorporation of KW Residential Group, Inc.*

3.21	Articles of Incorporation of WRS Enterprises, Inc.*

3.22	Bylaws of Kennedy-Wilson Property Equity, Inc.*

3.23	Bylaws of Kennedy-Wilson Property Services II, Inc.*

3.24	Bylaws of K-W Properties.*

3.25	Bylaws of Fairways 340 Corp.*

3.26	By-Laws of Kennedy-Wilson Properties Ltd.*

3.27	Bylaws of WRS Enterprises, Inc.*

Exhibit No.	Description

3.28	Limited Liability Company Agreement of KWF Manager I, LLC.*

3.29	Limited Liability Company Agreement of KW Loan Partners II LLC.*

3.30	Limited Liability Company Agreement of KW-Richmond, LLC.*

3.31	Limited Liability Company Agreement of 68-540 Farrington, LLC.*

3.32	Limited Liability Company Agreement of KW Sunrise Carlsbad, LLC.*

3.33	Operating Agreement of KW Multi-Family Management Group, LLC.*

3.34	Limited Liability Company Agreement of Sunrise Property Associates, LLC.*

3.35	Limited Liability Company Agreement of KW Summer House Manager, LLC.*

3.36	Amended and Restated Limited Liability Company Agreement for Dillingham Ranch Aina LLC.*

3.37	Limited Liability Company Agreement of Kennedy Wilson Property Equity IV, LLC.*

3.38	Limited Liability Company Agreement of KW BASGF II Manager, LLC.*

3.39	Limited Liability Company Agreement of Kennedy Wilson Special Equity III, LLC.*

3.40	Limited Liability Company Agreement of KWF Investors III, LLC.*

3.41	Agreement of Limited Partnership of Kennedy Wilson Property Services III, LP.*

3.42	Operating Agreement of Kennedy Wilson Fund Management Group, LLC.*

3.43	Operating Agreement of KW Blossom Hill Manager, LLC.*

4.1	Indenture, dated as of April 5, 2011, among Kennedy-Wilson, Inc., as Issuer, Kennedy-Wilson Holdings, Inc., as guarantor, certain subsidiaries of the Issuer signatories thereto, as guarantors, and Wilmington Trust FSB, as trustee, including the form of 8.750% Notes due 2019.(22)

4.2	Registration Rights Agreement, dated April 5, 2011, among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., certain subsidiaries of the Issuer signatories thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.(22)

4.3	Registration Rights Agreement, dated April 12, 2011, among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., certain subsidiaries of the Issuer signatories thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.(23)

4.4	Certificate of Designation of Series A Preferred Stock. (25)

4.5	Certificate of Designation of Series B Preferred Stock. (26)

5.1	Opinion of Latham & Watkins LLP.**

5.2	Opinion of Kulik, Gottesman & Siegel, LLP.**

10.1	Registration Rights Agreement dated November 14, 2007 by and among Prospect Acquisition Corp. and Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Capital Management Systems, Inc., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill and John Merchant.(9)

10.2	Forfeiture Agreement dated September 8, 2009 by and among Prospect Acquisition Corp., De Guardiola Advisors, Inc., De Guardiola Holdings, Inc., Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., CMS Platinum Fund, L.P., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill, John Merchant and Kennedy-Wilson, Inc.(12)

Exhibit No.	Description

10.3	Letter Agreement dated September 17, 2009 by Prospect Acquisition Corp. and Citigroup Global Markets Inc. Ladenburg Thalmann & Co. Inc. and I-Bankers Securities, Inc. (12)

10.4	Letter Agreement dated September 4, 2009 by Prospect Acquisition Corp. and De Guardiola Advisors, Inc.(12)

10.5	Lock-Up Agreement by Prospect Acquisition Corp. and certain stockholders of Prospect.(12)

10.6	Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(13)

10.7	Form of Amended and Restated Consultant Restricted Stock Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(14)

10.8	Form of Amended and Restated Employee Performance Unit Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(14)

10.9	Form of Amended and Restated Employee Restricted Stock Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(14)

10.10	Promissory Note issued by Kennedy-Wilson, Inc. to The Guardian Life Insurance Company of America on November 3, 2008.(12)

10.11†	Fifteenth Amendment to Employment Agreement by Kennedy-Wilson, Inc. and William J. McMorrow.(12)

10.12†	Employment Agreement dated August 14, 1992 between Kennedy-Wilson and William J. McMorrow.(12)

10.13†	Amendment to Employment Agreement dated as of January 1, 1993 between Kennedy-Wilson and William J. McMorrow.(12)

10.14†	Second Amendment to Employment Agreement dated as of between January 1, 1994 Kennedy-Wilson and William J. McMorrow.(12)

10.15	Third Amendment to Employment Agreement dated as of March 31, 1995 between Kennedy-Wilson and William J. McMorrow.(15)

10.16†	Fourth Amendment to Employment Agreement dated as of January 1, 1996 Kennedy-Wilson and William J. McMorrow.(15)

10.17†	Amendment to Employment Agreement dated as of February 28, 1996 between Kennedy-Wilson and William J. McMorrow.(12)

10.18†	Fifth Amendment to Employment Agreement dated as of May 19, 1997 between Kennedy-Wilson and William J. McMorrow.(15)

10.19†	Sixth Amendment to Employment Agreement dated as of August 20, 1998 between Kennedy-Wilson and William J. McMorrow.(12)

10.20†	Seventh Amendment to Employment Agreement dated as of August 9, 1999 between Kennedy-Wilson and William J. McMorrow.(12)

10.21†	Eighth Amendment to Employment Agreement dated as of January 3, 2000 between Kennedy-Wilson and William J. McMorrow.(12)

10.22†	Ninth Amendment to Employment Agreement dated as of October 1, 2000 between Kennedy-Wilson and William J. McMorrow.(12)

10.23†	Tenth Amendment to Employment Agreement dated as of April 22, 2002 between Kennedy-Wilson and William J. McMorrow.(12)

Exhibit No.	Description

10.24†	Eleventh Amendment to Employment Agreement dated as of October 1, 2003 between Kennedy-Wilson and William J. McMorrow.(12)

10.25†	Twelfth Amendment to Employment Agreement dated as of April 21, 2004 between Kennedy-Wilson and William J. McMorrow.(12)

10.26†	Thirteenth Amendment to Employment Agreement dated as of January 1, 2008 between Kennedy-Wilson and William J. McMorrow.(12)

10.27†	Fourteenth Amendment to Employment Agreement dated as of February 1, 2009 between Kennedy-Wilson and William J. McMorrow.(12)

10.28†	Second Amendment to Employment Agreement by Kennedy-Wilson, Inc. and Mary L. Ricks.(12)

10.29†	Employment Agreement dated February 1, 2009 between Kennedy-Wilson and Mary L. Ricks.(12)

10.30†	First Amendment to Employment Agreement dated June 1, 2009 between Kennedy-Wilson and Mary L. Ricks.(12)

10.31†	First Amendment to Employment Agreement by Kennedy-Wilson, Inc. and Donald J. Herrema.(12)

10.32†	Employment Agreement dated June 15, 2009 between Kennedy-Wilson and Donald J. Herrema.(12)

10.33†	Employment Agreement dated April 1, 1996 between Kennedy-Wilson and Freeman Lyle.(12)

10.34†	Amendment to Employment Agreement dated April 1, 1997 between Kennedy-Wilson and Freeman Lyle.(12)

10.35†	Second Amendment to Employment Agreement dated April 1, 1998 between Kennedy-Wilson and Freeman Lyle.(12)

10.36†	Third Amendment to Employment Agreement dated as of August 15, 1998 between Kennedy-Wilson and Freeman Lyle.(12)

10.37†	Fourth Amendment to Employment Agreement dated as of April 1, 1999 between Kennedy-Wilson and Freeman Lyle.(12)

10.38†	Fifth Amendment to Employment Agreement dated as of April 1, 2000 between Kennedy-Wilson and Freeman Lyle.(12)

10.39†	Sixth Amendment to Employment Agreement dated as of January 1, 2001 between Kennedy-Wilson and Freeman Lyle.(12)

10.40†	Seventh Amendment to Employment Agreement dated as of March 28, 2001 between Kennedy-Wilson and Freeman Lyle.(12)

10.41†	Eighth Amendment to Employment Agreement dated as of September 1, 2002 between Kennedy-Wilson and Freeman Lyle.(12)

10.42†	Ninth Amendment to Employment Agreement dated October 1, 2003 between Kennedy-Wilson and Freeman Lyle.(12)

10.43†	Tenth Amendment to Employment Agreement dated January 1, 2004 between Kennedy-Wilson and Freeman Lyle.(12)

10.44†	Eleventh Amendment to Employment Agreement dated January 1, 2005 between Kennedy-Wilson and Freeman Lyle.(12)

10.45†	Twelfth Amendment to Employment Agreement dated January 1, 2006 between Kennedy-Wilson and Freeman Lyle.(12)

Exhibit No.	Description

10.46†	Thirteenth Amendment to Employment Agreement dated January 1, 2007 between Kennedy-Wilson and Freeman Lyle.(12)

10.47†	Fourteenth Amendment to Employment Agreement dated March 1, 2007 between Kennedy-Wilson and Freeman Lyle.(12)

10.48†	Fifteenth Amendment to Employment Agreement dated January 1, 2008 between Kennedy-Wilson and Freeman Lyle.(12)

10.49†	Sixteenth Amendment to Employment Agreement dated June 1, 2008 between Kennedy-Wilson and Freeman Lyle.(12)

10.50†	Seventeenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson and Freeman Lyle.(12)

10.51†	Amendment to Employment Agreement dated as of August 1, 2006 between KW Multi-Family Management Group and Robert Hart.(12)

10.52†	Second Amendment to Employment Agreement dated as of January 1, 2007 between KW Multi-Family Management Group and Robert Hart.(12)

10.53†	Third Amendment to Employment Agreement dated as of January 1, 2008 between KW Multi-Family Management Group and Robert Hart.(12)

10.54†	Fourth Amendment to Employment Agreement dated as of January 1, 2009 between KW Multi-Family Management Group and Robert Hart.(12)

10.55†	Business Loan Agreement dated July 29, 2009 between Kennedy-Wilson, Inc. and Pacific Western Bank.(12)

10.56†	Amended and Restated Loan Agreement dated June 5, 2008 between Kennedy-Wilson, Inc. and U.S. Bank National Association.(16)

10.57†	Junior Subordinated Indenture dated, January 31, 2007 between Kennedy-Wilson, Inc. and The Bank of New York Trust Company, National Association, as trustee.(12)

10.58†	First Amendment to Office Lease dated March 5, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.59	Second Amendment to Lease dated June 2, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.60	First Amendment to Office Lease dated March 5, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.61	Second Amendment to Lease dated June 2, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.62	Third Amendment to Office Lease dated December 20, 2002 between Brighton Enterprises, LLC and Kennedy-Wilson, Inc.(12)

10.63	Fourth Amendment to Office Lease dated September 11, 2003 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.64	Fifth Amendment to Office Lease dated January 7, 2006 between Douglas Emmett 2000, LLC and Kennedy-Wilson, Inc.(12)

10.65	Standard Office Lease dated March 3, 2009 by and among 9701-Hempstead Plaza, LLC, 9701-Carolina Gardens LLC, 9701-West Point Realty LLC, 9701-Dakota Leasing LLC and 9701-Iowa Leasing LLC and Kennedy-Wilson Inc.(12)

Exhibit No.	Description

10.66	Second Amended and Restated Guaranty of Payment dated November 4, 2008 by Arthur S. Levine, as Trustee of the Ray J. Rutter Trust, Arthur S. Levine, as Trustee of the Susan Ray Rutter Trust, and Arthur S. Levine, as Trustee of the Robert Jonathan Rutter Trust, and Kennedy-Wilson Inc., to Bank Midwest N.A.(12)

10.67	Amended and Restated Guaranty dated October 25, 2007 Agreement by Kennedy-Wilson, Inc. in favor of Bank of America, N.A., as agent for lenders.(12)

10.68	Amendment to Irrevocable standby letters of credit dated October 26, 2007 from Bank of America to the beneficiary, City of Walnut Creek on behalf of Fairways 340 LLC.(12)

10.69	Guaranty Agreement made as of August 14, 2007 by Kennedy-Wilson, Inc. in favor of Bank of America, N.A., as agent for lenders.(12)

10.70	Repayment Guaranty made as of September 4, 2007 by Kennedy-Wilson, Inc. in favor of Wachovia Bank, N.A., as agent for lenders.(12)

10.71	Commercial Guaranty made as of September 13, 2007 by Kennedy-Wilson, Inc., to Pacific Western Bank, on behalf of Windscape Village LLC.(12)

10.72	Repayment Guaranty made as of May 9, 2007 by Kennedy-Wilson, Inc. and KW Property Fund I, L.P. for the benefit of Wachovia Bank National Association.(12)

10.73	Commercial Guaranty dated January 16, 2009 to Pacific Western Bank by KWI Property Fund I, L.P.(12)

10.74	Guaranty made as of May 29, 2008 by Kennedy-Wilson, Inc. and KW Property Fund III, L.P. for the benefit of Deutsche Bank, AG.(12)

10.75	Guaranty made as of September 9, 2005, by Kennedy-Wilson, Inc., a Delaware corporation, in favor of Bank of America, N.A.(12)

10.76	Guaranty made as of May 29, 2008 by Kennedy-Wilson, Inc. and KW Property Fund III, L.P. for the benefit of Deutsche Bank, AG.(12)

10.77	Guaranty made as of September 9, 2005, by Kennedy-Wilson, Inc., a Delaware corporation, in favor of Bank of America, N.A.(12)

10.78	Repayment Guaranty made as of September 4, 2007 by KWI Property Fund I, L.P. and KW Property Fund II, L.P., Delaware limited partnerships in favor of Wachovia Bank, N.A., as agent for lenders.(12)

10.79	Fifteenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson Properties and James Rosten.(15)

10.80	Eighteenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson and Freeman Lyle.(15)

10.81	Fifth Amendment to Employment Agreement dated January 1, 2009 between KW Multi-Family Group, Ltd. and Robert Hart.(15)

10.82	First Amendment to Forfeiture Agreement dated October 22, 2009 between Prospect Acquisition Corp., De Guardiola Advisors, Inc., De Guardiola Holdings, Inc., Flat Ridge Investments LLC, LLM Structured Equity Fund L.P, LLM Investors L.P., CMS Platinum Fund, L.P., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill, John Merchant and Kennedy-Wilson, Inc.(15)

10.83†	Waiver and Modification with respect to Employment Agreements dated October 22, 2009 between Kennedy-Wilson, Inc. and William J. McMorrow, Mary L. Ricks and Donald J. Herrema.(15)

Exhibit No.	Description

10.84	Agreement, dated as of November 11, 2009, by and between Prospect Acquisition Corp. and Victory Park Capital Advisors, LLC.(17)

10.85	Stock Purchase Agreement, by and between Prospect Acquisition Corp. and Victory Park Special Situations Master Fund, LTD.(17)

10.86	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Credit Suisse Securities (USA) LLC.(17)

10.87	Stock Purchase Agreement, dated as of November 11, 2009, by and between Prospect Acquisition Corp. and Nisswa Acquisition Master Fund, Ltd.(17)

10.88	Share Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Milton Arbitrage Partners, LLC.(17)

10.89	Stock Purchase Agreement.(18)

10.90	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Arrowgrass Master Fund Ltd.(19)

10.91	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Bulldog Investors.(19)

10.92	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Del Mar Master Fund Ltd.(19)

10.93	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Citigroup Global Markets Inc.(19)

10.94	Share Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and IBS (MF) Ltd. In Respect of Glazer Merger Arbitrage Series.(19)

10.95	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Glazer Offshore Fund Ltd.(19)

10.96	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Glazer Capital Management, LP.(19)

10.97	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and HFR MA Select Opportunity Master Trust.(19)

10.98	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and GSS Offshore SPC-Glazer Segregated Portfolio.(19)

10.99	Waiver and Modification With Respect to Employment Agreement Amendments.(20)

10.100	Securities Purchase Agreement, dated June 28, 2011, by and among Kennedy-Wilson Holdings, Inc., a Delaware corporation and the Purchasers named thereto. (24)

10.101	Schedule of Omitted Documents.*

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.*

21	List of Subsidiaries of Kennedy-Wilson Holdings, Inc.(21)

23.1	Consent of Independent Registered Public Accounting Firm.**

23.2	Consent of Independent Registered Public Accounting Firm.**

23.3	Consent of Independent Registered Public Accounting Firm.**

23.4	Consent of Independent Registered Public Accounting Firm.**

Exhibit No.	Description

23.5	Consent of Independent Registered Public Accounting Firm.**

23.6	Consent of Independent Registered Public Accounting Firm.**

23.7	Consent of Latham & Watkins LLP (included in Exhibit 5.1 above).**

23.8	Consent of Kulik, Gottesman & Siegel, LLP (included in Exhibit 5.2 above).**

24	Powers of Attorney.*

25	Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association (Form T-1).*

99.1	Form of Letter of Transmittal with Respect to the Exchange Offer.*

99.2	Form of Notice of Guaranteed Delivery with Respect to the Exchange Offer.*

99.3	Form of Letter to DTC Participants Regarding the Exchange Offer.*

99.4	Form of Letter to Beneficial Holders Regarding the Exchange Offer.*

101	XBRL data files of Financial Statements contained in this Registration Statement.(27)**

†	Management Contract, Compensation Plan or Agreement.
(1)	Filed as Annex A to Amendment No. 5 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(2)	Filed as Annex D to Amendment No. 5 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(3)	Filed as Exhibit 3.2 to Amendment No. 3 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-145110) filed October 26, 2007 and incorporated by reference herein.
(4)	Filed as Exhibit A to Annex C to Amendment No. 5 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(5)	Filed as Annex C to Amendment No. 5 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(6)	Filed as Exhibit 10.7 to Kennedy-Wilson Holdings, Inc.’s Annual Report on Form 10-K (File No.: 001-33824) filed on March 31, 2008 and incorporated by reference herein.
(7)	Filed as Exhibit 10.9 to Kennedy-Wilson Holdings, Inc.’s Annual Report on Form 10-K (File No.: 001-33824) filed on March 31, 2008 and incorporated by reference herein.
(8)	Filed as Exhibit 10.10 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-145110) filed October 26, 2007 and incorporated by reference herein.
(9)	Filed as Exhibit 10.11 to Kennedy-Wilson Holdings, Inc.’s Annual Report on Form 10-K (File No.: 001-33824) filed on March 31, 2008 and incorporated by reference herein.
(10)	Filed as Exhibit 10.1 to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed January 7, 2009 and incorporated by reference herein.
(11)	Filed as Exhibit 10.2 to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed January 7, 2009 and incorporated by reference herein.
(12)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on September 24, 2009 and incorporated by reference herein.
(13)	Filed as Annex E to Amendment No. 5 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(14)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-8 (File No.: 333-164928) filed on February 16, 2010 and incorporated by reference herein.
(15)	Filed as an Exhibit to Amendment No. 2 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 23, 2009 and incorporated by reference herein.

(16)	Filed as an Exhibit to Amendment No. 1 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 16, 2009 and incorporated by reference herein.
(17)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed November 11, 2009 and incorporated by reference herein.
(18)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed November 12, 2009 and incorporated by reference herein.
(19)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed November 13, 2009 and incorporated by reference herein.
(20)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed November 19, 2009 and incorporated by reference herein.
(21)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Annual Report on Form 10-K (File No.: 001-33824) filed March 14, 2011 and incorporated by reference herein.
(22)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed April 8, 2011 and incorporated by reference herein.
(23)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed April 13, 2011 and incorporated by reference herein.
(24)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed June 29, 2011 and incorporated by reference herein.
(25)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed May 21, 2010 and incorporated by reference herein.
(26)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed August 16, 2010 and incorporated by reference herein.
(27)	In accordance with Regulation S-T, the Interactive Data Files in Exhibit 101 to this Registration Statement shall be deemed “furnished” and not “filed.”
*	Previously filed.
**	Filed herewith.